Exhibit 10.1
[Certain information marked as “[REDACTED]” has been excluded from this Exhibit 10.1 because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.]
FINANCING AGREEMENT

Dated as of June 16, 2026

Among

WESTLANDS GRAPE, LLC
a Delaware limited liability company
as the ProjectCo Borrower and the Project Company
WESTLANDS GRAPE LANDCO, LLC
a Delaware limited liability company
as the LandCo Borrower and the Land Company
WESTLANDS GRAPE OWNER, LLC
a Delaware limited liability company
as HoldCo
WESTLANDS GRAPE HOLDINGS I, LLC
a Delaware limited liability company
as Parent I
WESTLANDS GRAPE HOLDINGS II, LLC
a Delaware limited liability company
as Parent II
[REDACTED]
as Coordinating Lead Arrangers and Joint Bookrunners
[REDACTED]
as Joint Lead Arranger
[REDACTED]
as Mandated Lead Arrangers
[REDACTED]
as Syndication and Structuring Agents
[REDACTED]
as Documentation Agents and as Hedge Coordinators
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WELLS FARGO BANK, N.A.
as Administrative Agent for the Lenders
TRUIST BANK
as Collateral Agent for the Secured Parties
and
THE LENDERS AND ISSUING BANKS PARTY HERETO

TABLE OF CONTENTS
Page
Article 1 CONSTRUCTION LOAN AND BRIDGE LOAN FACILITIES. 1
1.1 Construction Loan and Bridge Loan Facilities. 1
1.2 Total Construction Loan Commitments and Total Bridge Loan Commitments. 8
1.3 Borrowings with Respect to Capitalized Fees and Interest 8
Article 2 TERM LOAN AND LETTERS OF CREDIT; GENERAL PROVISIONS RELATING TO CONSTRUCTION LOAN, BRIDGE LOAN AND TERM LOAN FACILITIES AND LETTERS OF CREDIT AND LC LOANS. 9
2.1 Term Loan Facility; Letters of Credit and LC Loans. 9
2.2 Total Term Loan Commitments. 23
2.3 Fees. 23
2.4 Other Payment Terms; Maintenance of Records. 25
2.5 Pro Rata Treatment 31
2.6 Change of Circumstances. 32
2.7 Funding Losses. 37
2.8 Alternate Office; Minimization of Costs. 37
2.9 Interest Rate Protection. 38
2.10 Security Agreements. 39
2.11 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. 41
2.12 Acknowledgment Regarding Any Supported QFCs. 42
2.13 Defaulting Lenders. 43
Article 3 CONDITIONS PRECEDENT.. 43
3.1 Conditions Precedent to the Closing Date. 43
3.2 Conditions Precedent to Construction Loans and Bridge Loans. 52
3.3 Conditions Precedent to the Term Loan. 57
3.4 Conditions Precedent to Issuance or Amendment of any Letter of Credit 63
3.5 No Approval of Work. 64
Article 4 REPRESENTATIONS AND WARRANTIES. 64
4.1 Representations and Warranties. 64
Article 5 AFFIRMATIVE COVENANTS. 82
5.1 Use of Proceeds. 82
5.2 Project Revenues; Obligations. 82
5.3 Notices. 83
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5.4 Financial Statements; Reporting. 86
5.5 Reports. 87
5.6 Operation of Project; Operating Reports and Annual Operating Budget 88
5.7 Debt Service Coverage Ratio. 89
5.8 Existence, Conduct of Business, Properties, Permits, Etc. 90
5.9 Books, Records, Access. 90
5.10 Energy Regulatory Status. 91
5.11 Preservation of Rights; Further Assurances. 92
5.12 Taxes and Other Government Charges. 93
5.13 Compliance With Laws, Instruments, Etc. 94
5.14 Title. 94
5.15 Indemnification. 94
5.16 Insurance; Loss Proceeds. 96
5.17 Keepwell 99
5.18 Final Completion. 99
5.19 Environmental Matters. 99
5.20 Completion. 99
5.21 Separateness Provisions. 100
5.22 Event of Eminent Domain. 100
5.23 Compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions. 100
5.24 Liquidated Damages. 101
5.25 Applicable Equator Principles. 102
5.26 [Reserved] 103
5.27 Energy Regulation. 103
5.28 Tax Credit Transfer Documentation. 103
5.29 [REDACTED] 105
5.30 Change in Tax Law.. 105
5.31 ITC Election. 106
Article 6 NEGATIVE COVENANTS. 106
6.1 Contingent Liabilities. 106
6.2 Limitations on Liens. 107
6.3 Indebtedness. 107
6.4 Sale or Lease of Assets. 107
6.5 Changes. 107
6.6 Distributions. 107
6.7 Investments. 108
6.8 Transactions with Affiliates. 108
6.9 Regulations. 108
6.10 Partnerships. 109
6.11 Dissolution. 109
6.12 Amendments and Additional Project Documents. 109
6.13 Name and Location; Fiscal Year 110
6.14 Hedging. 110
6.15 Abandonment of the Project 110
6.16 Environmental Matters. 110
6.17 Federal Tax Benefit Matters. 110
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6.18 As-Built Survey. 112
6.19 Use of Proceeds - Sanctions, Anti-Money Laundering, and Anti-Corruption. 112
6.20 Recapture; Loss of ITC Tax Credits. 112
6.21 Regulation of Parties. 113
6.22 Accounts. 113
6.23 Employees. 114
6.24 Tax Documents. 114
6.25 Land Company. 114
Article 7 APPLICATION OF FUNDS. 114
7.1 Establishment of Collateral Accounts. 114
7.2 Disbursement Account 115
7.3 Project Company Revenue Account 116
7.4 Land Company Revenue Account 120
7.5 BESS Augmentation Reserve Account 122
7.6 Debt Service Reserve Account 123
7.7 Liquidated Damages Account 124
7.8 Loss Proceeds Account 124
7.9 Final Completion Account 125
7.10 Distribution Reserve Account 125
7.11 Additional Payment Account 126
7.12 [REDACTED] 126
7.13 Project Company TCT Proceeds Account 127
7.14 Interest in Collateral Accounts. 127
7.15 [REDACTED]. 128
7.16 Event of Default 128
7.17 Disbursement to the Borrowers. 129
Article 8 EVENTS OF DEFAULT; REMEDIES. 129
8.1 Events of Default 129
8.2 Remedies. 134
Article 9 SCOPE OF LIABILITY.. 136
Article 10 AGENTS; SUBSTITUTION.. 136
10.1 Appointment, Powers and Immunities; Force Majeure. 136
10.2 Reliance by Agents. 140
10.3 Non-Reliance. 142
10.4 Defaults. 143
10.5 Indemnification. 143
10.6 Successor Agent 144
10.7 Authorization. 145
10.8 Other Rights and Powers of Administrative Agent 145
10.9 Amendments. 145
10.10 General Provisions as to Payments. 148
10.11 Substitution of Lender 148
10.12 Participations. 149
10.13 Assignments. 150
10.14 Laws. 152
10.15 Assignability to Federal Reserve Bank. 152
10.16 Response to the Borrowers’ Requests. 153
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10.17 Exercise of Discretion. 153
10.18 Erroneous Payments. 154
10.19 Payments Set Aside. 156
10.20 Certain ERISA Matters. 156
Article 11 INDEPENDENT CONSULTANTS. 157
11.1 Removal and Fees. 157
11.2 Duties. 158
11.3 Independent Consultants’ Certificates. 158
11.4 Certification of Dates. 158
Article 12 MISCELLANEOUS. 158
12.1 Addresses. 158
12.2 Additional Security; Right to Set-Off 160
12.3 Delay and Waiver 160
12.4 Costs, Expenses and Attorneys’ Fees. 161
12.5 Attorney-in-Fact 161
12.6 Entire Agreement 162
12.7 Governing Law.. 163
12.8 Severability. 163
12.9 Headings. 163
12.10 Accounting Terms. 163
12.11 Additional Financing. 163
12.12 No Partnership, Etc. 163
12.13 Limitation on Liability. 164
12.14 Waiver of Jury Trial 164
12.15 Consent to Jurisdiction. 164
12.16 Usury. 165
12.17 Successors and Assigns. 165
12.18 Confidentiality. 165
12.19 Counterparts. 167
12.20 Patriot Act Compliance. 167
12.21 Nature of Duties. 167
12.22 Electronic Systems. 167
12.23 Acknowledgments. 168
12.24 Co-Borrower Relationship. 168
12.25 Anti-Boycott Laws.. 172
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LIST OF EXHIBITS, SCHEDULES

Exhibit A	Definitions and Rules of Interpretation

Notes
Exhibit B-1 Exhibit B-2 Exhibit B-3 Exhibit B-4	Form of Construction Loan Note Form of LC Loan Note Form of Term Loan Note Form of Bridge Loan Note
Exhibit C	[Reserved]

Conversion/Prepayment Procedures
Exhibit D-1	Form of Notice of Construction Loan Borrowing
Exhibit D-2 Exhibit D-3 Exhibit D-4	Form of Notice of LC Activity Form of Notice of Bridge Loan Borrowing Form of Notice of Term Loan Borrowing
Security-Related Documents
Exhibit E-1	Form of Borrowers’ Solvency Certificate
Exhibit E-2	Form of Sponsor’s Solvency Certificate
Exhibit F	Form of Distribution Certificate

Certificates
Exhibit G-1	Form of Closing Certificate
Exhibit G-2 Exhibit G-3 Exhibit G-4	Form of Independent Engineer’s Drawdown Certificate Form of Beginning of Construction Certificate Form of Borrowers’ Borrowing Date Certificate
Exhibit G-5 Exhibit G-6	Form of Borrowers’ Term Conversion Certificate Form of Independent Engineer’s Term Conversion Certificate
Letters of Credit
Exhibit H-1 Exhibit H-2	Form of PPA Letter of Credit Form of DSR Letter of Credit
Other Exhibits
Exhibit I	Lenders/Lending Offices and Account Information
Exhibit J	Amortization Schedule
Exhibit K	Schedule of Lender Commitments
Exhibits L-1 – L-4	Forms of U.S. Tax Compliance Certificate
Exhibit M Exhibit N	Form of Construction Report Form of Annual Operating Budget
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Exhibit O Exhibit P	Form of Operating Report Form of Sponsor Security Agreement
Exhibit Q	[REDACTED]

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INDEX OF SCHEDULES

Schedule A	Site Agreements
Schedule B	Other Material Project Documents
Schedule C	BESS Augmentation Reserve Funding Schedule
Schedule 5.16	Insurance Requirements
Schedule 5.21	Separateness Requirements

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FINANCING AGREEMENT
This FINANCING AGREEMENT, dated as of June 16, 2026 (this “Agreement”), is made by and among WESTLANDS GRAPE, LLC, a Delaware limited liability company (the “Project Company” or the “ProjectCo Borrower”), WESTLANDS GRAPE LANDCO, LLC, a Delaware limited liability company (the “Land Company” or the “LandCo Borrower”), WESTLANDS GRAPE OWNER, LLC, a Delaware limited liability company (“HoldCo”), WESTLANDS GRAPE HOLDINGS I, LLC, a Delaware limited liability company (“Parent I”), WESTLANDS GRAPE HOLDINGS II, LLC, a Delaware limited liability company (“Parent II”), the several banks and other financial institutions or entities from time to time parties to this Agreement as Lenders, WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), TRUIST BANK, as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”), [REDACTED], as PPA LC Issuing Banks and DSR LC Issuing Banks.
Each Borrower has requested that (a) the Lenders make (i) certain construction loans and bridge loans subject to the terms and conditions set forth in this Agreement, to fund a portion of the Project Costs as necessary to achieve the Completion of the Project (with the remainder of the Project Costs previously funded by Sponsor or its Affiliates as of the initial Borrowing Date), including approved payments for equipment, construction, engineering, working capital, materials, supplies and other services in connection with the implementation of the Project, along with funding the interest and fees payable to the Lenders and other Secured Parties hereunder and (ii) term loans to repay the Construction Loans (as defined below) on the Term Conversion Date (as defined below) and (b) the Issuing Banks issue and maintain certain Letters of Credit. The Lenders are willing to make such loans and the Issuing Banks are willing to issue and maintain such Letters of Credit, in each case, upon the terms and subject to the conditions of this Agreement.
Each party to this Agreement agrees and acknowledges that, except as otherwise expressly provided herein and therein, capitalized terms used in this Agreement and its exhibits and schedules shall have the respective meanings given in Exhibit A. Except as otherwise expressly provided herein or in another Financing Document, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Financing Documents.
AGREEMENT
In consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:
ARTICLE 1    CONSTRUCTION LOAN AND BRIDGE LOAN FACILITIES
1.1    Construction Loan and Bridge Loan Facilities.
(a)    Construction Loan Facility.
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(i)    Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make to the Borrowers from time to time but not more than twice per calendar month during the Construction Loan Availability Period, such loans as the Borrowers may request under this Section 1.1(a)(i) or are deemed to have requested under Section 1.3 (individually, a “Construction Loan” and, collectively, the “Construction Loans”) up to such Lender’s Proportionate Share of the Total Construction Loan Commitment; provided that, (A) each Construction Loan made by a Lender under this Agreement shall irrevocably reduce such Lender’s Proportionate Share of the Construction Loan Commitments available hereunder and (B) any Construction Loan Commitments outstanding on 11:59 p.m. (New York, New York time) on the last Business Day of the Construction Loan Availability Period shall expire as of such date.
(ii)    Notice of Construction Loan Borrowing. Except as provided in Section 1.3, the Borrowers may, from time to time, request a Construction Loan by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit D-1, appropriately completed and signed by a Responsible Officer of the Borrowers (“Notice of Construction Loan Borrowing”), which specifies, among other things:
(A)    The purpose and principal amount of such requested Construction Loan; provided that, except in connection with a Notice of Construction Loan Borrowing for (x) payment of fees, interest and expenses arising hereunder or (y) the final disbursement of Construction Loans, in each case, during the Construction Loan Availability Period, each Borrowing of Construction Loans shall be in the minimum amount of [REDACTED] (unless used for capitalizing fees and interest);
(B)    The aggregate amount of such requested Construction Loan which is to be comprised of (x) Base Rate Loans and/or (y) SOFR Loans; provided that if no election as to the type of a Construction Loan is specified in the applicable Notice of Construction Loan Borrowing, then such requested Construction Loan shall be a Base Rate Loan;
(C)    The certifications of the Borrowers required by Section 3.2(a);
(D)    The date of the requested Borrowing, which shall be a Business Day, and wire instructions (or check instructions where payment is to be made by check) for disbursement of the Construction Loan proceeds;
(E)    That all applicable conditions precedent to such Borrowing set forth in Article 3 have been satisfied or will be satisfied as of the Borrowing Date for such Borrowing (or such conditions have been waived in accordance with the provisions hereof); and
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(F)    The information required pursuant to Section 1.3, if applicable.
The Borrowers shall give the Notice of Construction Loan Borrowing relating to any requested Construction Loans to the Administrative Agent by no later than 11:00 a.m. (New York, New York time) at least [REDACTED] (or in the case of the initial Borrowing on the Closing Date, [REDACTED] before the requested date of each Borrowing for a SOFR Loan and one (1) Business Day for a Base Rate Loan.
(b)    Bridge Loan Facility.
(i)    Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make to the Borrowers from time to time but [REDACTED] during the Bridge Loan Availability Period, such loans as the Borrowers may request under this Section 1.1(b)(i) or are deemed to have requested under Section 1.3 (individually, a “Bridge Loan” and, collectively, the “Bridge Loans”) up to such Lender’s Proportionate Share of the Total Bridge Loan Commitment; provided that, (A) each Bridge Loan made by a Lender under this Agreement shall irrevocably reduce such Lender’s Proportionate Share of the Bridge Loan Commitments available hereunder and (B) any Bridge Loan Commitments outstanding on 11:59 p.m. (New York, New York time) on the last Business Day of the Bridge Loan Availability Period shall expire as of such date. Notwithstanding anything to the contrary herein, the total outstanding principal amount of Bridge Loans shall not be permitted to exceed the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date.
(ii)    Notice of Bridge Loan Borrowing. Except as provided in Section 1.3, the Borrowers may, from time to time, request a Bridge Loan by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit D-3, appropriately completed and signed by a Responsible Officer of the Borrowers (“Notice of Bridge Loan Borrowing”), which specifies, among other things:
(A)    The purpose and principal amount of each requested Bridge Loan; provided that, except in connection with a Notice of Bridge Loan Borrowing for (x) payment of fees, interest and expenses arising hereunder or (y) the final disbursement of Bridge Loans, in each case, during the Bridge Loan Availability Period, each Borrowing of Bridge Loans shall be in the minimum amount of [REDACTED] (unless used for capitalizing fees and interest);
(B)    The aggregate amount of such requested Bridge Loan which is to be comprised of (x) Base Rate Loans and/or (y) SOFR Loans; provided that if no election as to the type of a Bridge Loan is specified in the applicable Notice of Bridge Loan Borrowing, then such requested Bridge Loan shall be a Base Rate Loan;
(C)    The certifications of the Borrowers required by Section 3.2(a);
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(D)    The date of the requested Borrowing, which shall be a Business Day, and wire instructions (or check instructions where payment is to be made by check) for disbursement of the Bridge Loan proceeds;
(E)    That all applicable conditions precedent to such Borrowing set forth in Article 3 have been satisfied or will be satisfied as of the Borrowing Date for such Borrowing (or such conditions have been waived in accordance with the provisions hereof); and
(F)    The information required pursuant to Section 1.3, if applicable.
The Borrowers shall give the Notice of Bridge Loan Borrowing relating to the Bridge Loans to the Administrative Agent by no later than 11:00 a.m. (New York, New York time) at least three (3) Business Days before the requested date of each Borrowing for a SOFR Loan and one (1) Business Day for a Base Rate Loan.
(c)    Interest Provisions Relating to Construction Loans and Bridge Loans.
(i)    Interest Rate. The Borrowers shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Construction Loan and Bridge Loan from the date of the funding of such Construction Loan or Bridge Loan, as applicable, until the repayment, prepayment or conversion (including Term Conversion in respect of Construction Loans) thereof at the following rates per annum: (A) during such periods as such Construction Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, (B) during such periods as such Construction Loan is a SOFR Loan, Daily Simple SOFR (as in effect from time to time) plus the Applicable Margin, (C) during such periods as such Bridge Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and (D) during such periods as such Bridge Loan is a SOFR Loan, Daily Simple SOFR (as in effect from time to time) plus the Applicable Margin.
(ii)    Interest Payment Dates. Accrued interest on the unpaid principal amount of each Construction Loan and each Bridge Loan shall be payable as set forth below (subject to Section 1.3): (A) on each Quarterly Date; (B) on the Construction Loan Maturity Date and the Bridge Loan Maturity Date, as applicable; (C) upon Conversion of each Base Rate Loan to a SOFR Loan pursuant to Section 1.1(c)(iv) and (D) in all cases, upon prepayment of any Construction Loans and any Bridge Loans as and to the extent provided in Section 2.1(g); provided that, interest payable with respect to a Construction Loan and a Bridge Loan pursuant to Section 2.4(c) shall be payable on demand. Interest payable pursuant to this Section 1.1(c)(ii) may be paid out of the proceeds of the Construction Loans and the Bridge Loans, subject to Article 3 and Section 1.3.
(iii)    Interest Computations. All computations of interest on Construction Loans and Bridge Loans hereunder shall include each immediately
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preceding Quarterly Date but exclude the Quarterly Date on which payment is being made and shall be based upon a year of (A) in the case of Base Rate Loans that bear interest at rates based upon the Prime Rate in accordance with the definition of “Base Rate”, 365 days (or 366 days in a leap year), and (B) in the case of all other Base Rate Loans and all SOFR Loans, 360 days, in each case for the actual days elapsed. All interest hereunder on any Construction Loan and Bridge Loan shall be computed on a daily basis based upon the outstanding principal amount of such Construction Loan and Bridge Loan as of the applicable date of determination. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Financing Parties of each determination of the Daily Simple SOFR. Any change in the interest rate on any Construction Loan and Bridge Loan resulting from a change in the Base Rate or the Daily Simple SOFR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Financing Parties of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall, subject to Section 2.4(f), be conclusive and binding on the Borrowers and the Financing Parties in the absence of manifest error.
(iv)    Conversions and Continuations. The Borrowers shall, from time to time, upon at least [REDACTED] notice to the Administrative Agent (to be received by at least 11:00 a.m. (New York, New York time)), have the right to Convert Construction Loans and Bridge Loans of one Type into Construction Loans and Bridge Loans, as applicable, of another Type, or Continue Construction Loans and Bridge Loans as Construction Loans and Bridge Loans, as applicable, of the same Type, at any time or from time to time; provided that, (A) the Borrowers shall have given the Administrative Agent notice of each such Conversion or Continuation; provided further that, if the Borrowers fail to notify the Administrative Agent of such Continuation, the Borrowers and the Administrative Agent hereby agree that such Construction Loans and Bridge Loans, as applicable, shall automatically continue as SOFR Loans, (B) no SOFR Loan may be Converted into a Base Rate Loan on any date other than the Interest Payment Date of such SOFR Loan and (C) without limiting the rights and remedies of the Administrative Agent and the Collateral Agent under Article 8, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may suspend the right of the Borrowers to borrow any Construction Loan and any Bridge Loan as a SOFR Loan, to Convert any Construction Loan and any Bridge Loan into a SOFR Loan or to Continue any Construction Loan and any Bridge Loan as a SOFR Loan, in which event all SOFR Loans then outstanding shall be automatically and immediately Converted into Base Rate Loans.
(v)    Interest Account and Interest Computations. Each Borrower authorizes the Administrative Agent to record in an account or accounts maintained by the Administrative Agent on its books: (A) the interest rates applicable to all Construction Loans and Bridge Loans and the effective dates of all changes thereto; (B) the date and amount of each principal and interest payment on each Construction Loan and Bridge
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Loan and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrowers hereunder consistent with the terms hereof. Each Borrower agrees that all computations by the Administrative Agent of interest shall be deemed conclusive in the absence of manifest error. The Administrative Agent shall deliver to the Borrowers a statement detailing such computations of interest promptly after request.
(vi)    Default Rate. In the event that an Event of Default shall have occurred and be continuing, the Default Rate shall apply to all Obligations then due and payable pursuant to the terms hereof from and after the date of the occurrence of such Event of Default until such Event of Default is no longer continuing.
(d)    Principal Payments of Construction Loans and Bridge Loans.
(i)    By no later than the Construction Loan Maturity Date, the Borrowers shall repay to the Administrative Agent (acting on behalf of the Lenders) out of the proceeds of the Term Loans made subject to the satisfaction of the conditions precedent under Section 3.3, all unpaid principal in respect of any Construction Loans then outstanding, as the case may be, together with all interest, fees, other amounts and all other Obligations then accrued but unpaid in respect of such Construction Loans.
(ii)    By no later than the Bridge Loan Maturity Date, the Borrowers shall repay to the Administrative Agent (acting on behalf of the Lenders), all unpaid principal in respect of any Bridge Loans then outstanding, together with all interest, fees, other amounts and all other Obligations then accrued but unpaid in respect of such Bridge Loans.
(e)    Use of Construction Loan Proceeds and Bridge Loan Proceeds. The Borrowers shall use the proceeds of each Construction Loan and each Bridge Loan solely for the purposes provided in Section 5.1(a).
(f)    Promissory Notes (Construction Loans and Bridge Loans).
(i)    The obligation of the Borrowers to repay the Construction Loans made by each Lender and to pay interest thereon at the rates provided herein shall be, to the extent requested by such Lender (or its registered assigns), evidenced by promissory notes in the form of Exhibit B-1 (individually, a “Construction Loan Note” and, collectively, the “Construction Loan Notes”), payable to such Lender and in the principal amount of such Lender’s Proportionate Share of the Total Construction Loan Commitment (to the extent advanced hereunder).
(ii)    The obligation of the Borrowers to repay the Bridge Loans made by each Lender and to pay interest thereon at the rates provided herein shall be, to the extent requested by such Lender (or its registered assigns), evidenced by promissory notes in the form of Exhibit B-4 (individually, a “Bridge Loan Note” and, collectively, the “Bridge Loan Notes”), payable to such Lender and in the principal amount of such
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Lender’s Proportionate Share of the Total Bridge Loan Commitment (to the extent advanced hereunder).
(g)    Construction and Bridge Loan Funding.
(i)    Notice. Each Notice of Construction Loan Borrowing and Notice of Bridge Loan Borrowing shall be delivered to the Administrative Agent in accordance with this Article 1 and Section 12.1. The Administrative Agent shall notify each Lender of the contents of each Notice of Construction Loan Borrowing and each Notice of Bridge Loan Borrowing promptly following receipt thereof.
(ii)    Pro Rata Loans; Order of Funding.
(A)    All Construction Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share of the Total Construction Loan Commitment, with the Borrowing of Construction Loans to be comprised of a Construction Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing.
(B)    All Bridge Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share of the Total Bridge Loan Commitment, with the Borrowing of Bridge Loans to be comprised of a Bridge Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing.
(C)    Notwithstanding anything to the contrary contained herein, no Construction Loans shall be made hereunder until the Total Bridge Loan Commitments that remain available at such time (giving effect to the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date) have been fully utilized.
(iii)    Disbursement Account. No later than 1:00 p.m. (New York, New York time) on the date specified in each Notice of Construction Loan Borrowing and each Notice of Bridge Loan Borrowing, as applicable, if the applicable conditions precedent listed in Section 3.2 have been satisfied or waived, each Lender shall make available the Construction Loans and Bridge Loans, as applicable, requested in such Notice of Construction Loan Borrowing and Notice of Bridge Loan Borrowing, as applicable, in Dollars and in immediately available funds to the Administrative Agent and the Administrative Agent shall transfer such funds to the Disbursement Account for application in accordance with Section 7.2. The failure of any Lender to make the Construction Loan and Bridge Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Construction Loan and its Bridge Loan, as applicable, on the date of such Borrowing.
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(h)    Prepayments. The prepayment provisions applicable to Construction Loans and Bridge Loans shall be governed by Section 2.1(g).
1.2    Total Construction Loan Commitments and Total Bridge Loan Commitments.
(a)    The aggregate principal amount of all Construction Loans outstanding at any time shall not exceed Three Hundred Seventy Two Million Two Hundred Forty Six Thousand One Hundred Forty Eight and 11/100 Dollars ($372,246,148.11) (such amount, as so reduced by each Borrowing of Construction Loans from time to time, the “Total Construction Loan Commitment”).
(b)    The aggregate principal amount of all Bridge Loans outstanding at any time shall not exceed One Hundred Sixty Six Million Seven Hundred Twenty Seven Thousand Nine Hundred Forty Eight and 49/100 Dollars ($166,727,948.49) (such amount, as so reduced by each Borrowing of Bridge Loans from time to time, the “Total Bridge Loan Commitment”). The Borrowers may, from time to time, with the prior written consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld or delayed), permanently reduce (without premium or penalty), by an amount of [REDACTED] or integral multiples of [REDACTED] in excess thereof or cancel in its entirety the Total Bridge Loan Commitment; [REDACTED]; provided further that, the Total Bridge Loan Commitment shall be permanently reduced to zero on the Term Conversion Date.
1.3    Borrowings with Respect to Capitalized Fees and Interest.
Provided that the Borrowers have satisfied the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the initial (a) Construction Loan, if the proceeds of a Construction Loan are to be used solely for capitalizing the fees and interest payable to the Lenders with respect to the outstanding Construction Loans or Bridge Loans under this Agreement and the Fee Letters, and (b) Bridge Loan, if the proceeds of a Bridge Loan are to be used solely for capitalizing the fees and interest payable to the Lenders with respect to the outstanding Construction Loans or Bridge Loans under this Agreement and the Fee Letters, in each such case, the obligation of Lenders to make such Construction Loans and Bridge Loans, as applicable, shall be subject solely to the delivery by the Borrowers of a Notice of Construction Loan Borrowing or Notice of Bridge Loan Borrowing, as applicable, to the Administrative Agent in the applicable amounts selecting SOFR Loans, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) any such Construction Loan or Bridge Loan, as applicable, made pursuant to this Section 1.3 shall not exceed the Total Construction Loan Commitment or the Total Bridge Loan Commitment (giving effect to the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date) respectively. Any Notice of Construction Loan Borrowing and Notice of Bridge Loan Borrowing under this Section 1.3 shall be delivered by the Borrowers by at least 11:00 a.m. (New York, New York time) at least [REDACTED] before the requested date of Borrowing; provided that, if (x) the Borrowers have not delivered a Notice of Construction Loan Borrowing or Notice of Bridge Loan Borrowing, as applicable, by at least 11:00 a.m. (New York, New York time) at least [REDACTED] before the date when any payment of interest or fees accrued with respect to the Construction Loans, the Bridge Loans and the Fee Letters is due, (y) no Default or Event of Default has occurred and is continuing and (z) any such Construction
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Loan or Bridge Loan, as applicable, made pursuant to this Section 1.3 would not exceed the Total Construction Loan Commitment or the Total Bridge Loan Commitment (giving effect to the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date) respectively, then a Notice of Construction Loan Borrowing or Notice of Bridge Loan Borrowing, as applicable, shall be deemed to have been made by the Borrowers to all Lenders requesting a Borrowing of Construction Loans or Bridge Loans, as applicable, and selecting SOFR Loans, in order to capitalize the payment of such interest and fees and any such fees and interest amounts shall be capitalized and added to the principal amount of the Construction Loans or the Bridge Loans, as applicable. Such Notice of Construction Loan Borrowing and Notice of Bridge Loan Borrowing shall, for purposes of the Financing Documents, be deemed to have been delivered by the Borrowers. The Borrowers hereby consent to such deemed issuance of one or more Notices of Construction Loan Borrowing and Notices of Bridge Loan Borrowing under this Section 1.3 and agree that the amounts capitalized under this Section 1.3 shall constitute Construction Loans or Bridge Loans, as applicable, under this Agreement.
ARTICLE 2    TERM LOAN AND LETTERS OF CREDIT; GENERAL PROVISIONS RELATING TO CONSTRUCTION LOAN, BRIDGE LOAN AND TERM LOAN FACILITIES AND LETTERS OF CREDIT AND LC LOANS
2.1    Term Loan Facility; Letters of Credit and LC Loans.
(a)    Term Loan Facility.
(i)    Availability. Subject to the terms and conditions set forth in this Agreement (including Section 3.3), each Lender severally agrees to make to the Borrowers on the Term Conversion Date (to the extent such date occurs on or prior to the Construction Loan Maturity Date) such loans as the Borrowers may request under this Section 2.1(a) (individually, a “Term Loan” and collectively, the “Term Loans”), up to such Lender’s Proportionate Share of the Total Term Loan Commitment (a “Term Loan Commitment”) in a single Borrowing, for (A) the repayment of the Construction Loans then outstanding (together with all fees, interest, other amounts and other Obligations accrued with respect thereto), and (B) if applicable in accordance with Section 6.6(d), the Term Conversion Date Distribution and the [REDACTED]. Notwithstanding the foregoing, on the Term Conversion Date, the aggregate amount of Term Loans borrowed (or requested to be borrowed on such date) shall be the lesser of (x) an amount in order to achieve compliance with the Debt Sizing Parameters and which shall be reflected in the Base Case Forecast updated as of the Term Conversion Date and delivered to Administrative Agent and the Lenders pursuant to Section 3.3(m) and (y) the aggregate amount applied to the uses of proceeds under clauses (A) and (B) above in accordance with this Agreement. Subject to Section 2.1(a)(iii), and without limitation to Section 5.1(b), each Lender shall make its Term Loan by converting to a Term Loan the unpaid principal amount of its Construction Loans then outstanding and all interest, fees and other Obligations accrued thereon as of the date of Borrowing of the Term Loan, in an amount not to exceed its Term Loan Commitment. Notwithstanding anything to the contrary set forth herein, the total principal amount of Term Loans outstanding at any
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time shall not, in the aggregate, exceed the Total Term Loan Commitment. Each Term Loan made by a Lender under this Agreement shall irrevocably reduce such Lender’s Proportionate Share of the Total Term Loan Commitment available hereunder and any Term Loan Commitments outstanding on 11:59 p.m. New York, New York time on the earlier to occur of the Term Conversion Date and the Construction Loan Maturity Date shall expire as of such date.
(ii)    Notice of Term Loan Borrowing. The Borrowers shall have the right to request the Term Loan by delivering to the Administrative Agent a written notice in the form of Exhibit D-4, appropriately completed (“Notice of Term Loan Borrowing”), which specifies, among other things:
(A)    The amount and Type of the requested Term Loan Borrowing;
(B)    The amount and sources of repayment of any Construction Loans that are not subject to the Term Conversion;
(C)    The amount of any Bridge Loans to be repaid with the proceeds of Term Loans;
(D)    The amount of the Term Conversion Date Distribution, if any;
(E)    [REDACTED]; and
(F)    The date of the requested conversion into a Term Loan and whether the converted Term Loan shall initially consist of a Base Rate Loan and/or SOFR Loan.
The Borrowers shall provide an irrevocable Notice of Term Loan Borrowing to the Administrative Agent by at least 11:00 a.m. (New York, New York time) at least [REDACTED] before the requested date of the Term Loan Borrowing, unless a shorter period is agreed upon by the Administrative Agent and the Majority Lenders.
(iii)    If the amount of Term Loans determined pursuant to Section 2.1(a)(i) is less than the aggregate unpaid principal amount of the Construction Loans outstanding as of the Term Conversion Date, the Borrowers shall prepay, in accordance with this Agreement, the Construction Loans in an amount equal to the Term Loan Resizing Prepayment Amount.
(b)    Interest Provisions Relating to Term Loans.
(i)    Interest Rate. The Borrowers shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of the Term Loan at the following rates
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per annum: (A) during such periods as such Term Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and (B) during such periods as such Term Loan is a SOFR Loan, Daily Simple SOFR (as in effect from time to time) plus the Applicable Margin.
(ii)    Interest Payment Dates. Accrued interest on the unpaid principal amount of the Term Loan shall be payable as set forth below: (A) (x) with respect to Base Rate Loans, on each Quarterly Date and (y) with respect to SOFR Loans, on each Quarterly Date, (B) on the Term Loan Maturity Date, (C) upon Conversion of each Base Rate Loan to a SOFR Loan pursuant to Section 2.1(b)(iv) and (D) in all cases, upon prepayment of any Term Loan and to the extent provided in Section 2.1(g), provided that, interest payable pursuant to Section 2.4(c) shall be payable on demand.
(iii)    Interest Computations. All computations of interest on the Term Loan hereunder shall include each immediately preceding Quarterly Date but exclude the Quarterly Date on which payment is being made and shall be based upon a year of (A) in the case of Base Rate Loans, 365 days (or 366 days in a leap year), and (B) in the case of SOFR Loans, 360 days, in each case for the actual days elapsed. All interest hereunder on any Term Loan shall be computed on a daily basis based upon the outstanding principal amount of such Term Loan as of the applicable date of determination. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Financing Parties of each determination of the Daily Simple SOFR. Any change in the interest rate on any Term Loan resulting from a change in the Base Rate or the Daily Simple SOFR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Financing Parties of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall, subject to Section 2.4(f), be conclusive and binding on the Borrowers and the Financing Parties in the absence of manifest error.
(iv)    Conversions and Continuations. The Borrowers shall, upon at least [REDACTED] notice to the Administrative Agent (provided by at least 11:00 a.m. (New York, New York time)), have the right to Convert Term Loans of one Type into Term Loans of another Type or Continue Term Loans as Term Loans of the same Type, at any time or from time to time; provided that, (A) the Borrowers shall have given the Administrative Agent notice of each such Conversion or Continuation; provided further that, if the Borrowers fail to notify the Administrative Agent of such Continuation, the Borrowers and the Administrative Agent hereby agree that such Term Loans shall automatically continue as SOFR Loans, (B) no SOFR Loan may be Converted into a Base Rate Loan on any date other than the Interest Payment Date of such SOFR Loan and (C) without limiting the rights and remedies of the Administrative Agent and the Collateral Agent under Article 8, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent (acting at the direction of the Majority Lenders) may suspend the right of the Borrowers to borrow the relevant Term Loan as a SOFR Loan, to Convert any Term Loan into a SOFR Loan or to Continue any
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Term Loan as a SOFR Loan, in which event all SOFR Loans then outstanding shall be automatically and immediately Converted into Base Rate Loans.
(v)    Interest Account and Interest Computations. Each Borrower authorizes the Administrative Agent to record in an account or accounts maintained by the Administrative Agent on its books: (A) the interest rates applicable to the Term Loans and the effective dates of all changes thereto; (B) the date and amount of each principal and interest payment on each Term Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrowers hereunder consistent with the terms hereof. Each Borrower agrees that all computations by the Administrative Agent of interest shall be deemed conclusive in the absence of manifest error. The Administrative Agent shall deliver to the Borrowers a statement detailing such computations of interest promptly after request.
(vi)    Default Rate. In the event that an Event of Default shall have occurred and be continuing, the Default Rate shall apply to the Obligations then due and payable pursuant to the terms hereof from and after the date of the occurrence of such Event of Default until such Event of Default is no longer continuing.
(c)    Principal Payments of Term Loans.
(i)    On each Scheduled Payment Date, the Borrowers shall repay to Administrative Agent (acting on behalf of each Lender) an amount equal to the Scheduled Repayment Amount by application of funds in the Project Company Revenue Account or the Land Company Revenue Account pursuant to Section 7.3(c) or Section 7.4(c), as applicable.
(ii)    Subject to Section 8.2(c), any remaining unpaid principal, interest, fees and costs with respect to any Term Loan then outstanding, if any, shall be due and payable on the Term Loan Maturity Date.
(d)    Use of Term Loan Proceeds. The Borrowers shall convert Construction Loans into Term Loans solely to the extent the proceeds thereof were applied in accordance with Section 5.1.
(e)    Promissory Notes. The obligation of the Borrowers to repay the Term Loans made by each Lender and to pay interest thereon at the rates provided herein shall be, to the extent requested by such Lender, evidenced by promissory notes in the form of Exhibit B-3 (individually, a “Term Loan Note” and, collectively, the “Term Loan Notes”), each payable to such Lender and in the principal amount of the Term Loan made by such Lender.
(f)    Term Loan Conversion.
(i)    Notice. The Notice of Term Loan Borrowing shall be delivered to the Administrative Agent in accordance with this Article 2 and Section 12.1. The
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Administrative Agent shall promptly notify each Lender of the contents of the Notice of Term Loan Borrowing.
(ii)    Pro Rata Conversion. All Term Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share of the Total Term Loan Commitment.
(g)    Prepayments.
(i)    Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment or a mandatory prepayment), the Borrowers shall pay to the Administrative Agent for the account of each Lender owed such Loan, as applicable, (A) all accrued interest to the date of such prepayment on the amount prepaid; (B) all accrued fees, if any, to the date of such prepayment corresponding to the amount being prepaid; (C) if such prepayment is the prepayment of a Loan on a day other than the Interest Payment Date for such Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment; and (D) if such prepayment results in an early termination of any portion of a Hedge Transaction pursuant to Section 2.9(d), the Hedge Fix Fees under the related Interest Rate Agreement, with respect to such prepayment, if applicable. All prepayments made under Section 2.1(g)(ii) shall be applied first to the next installment of Term Loans due and pro rata to all remaining Loans. All prepayments made under Section 2.1(g)(iii) shall be applied pro rata to all Loans then outstanding; provided that, mandatory prepayments made in accordance with Section 2.1(a)(iii) shall prepay only Construction Loans, mandatory prepayments made in accordance with Section 5.1(b)(ii), Section 5.28(e), Section 5.28(g) and Section 7.13(c)(i) shall prepay only Bridge Loans and mandatory prepayments made in accordance with Section 7.3(b)(vi) and Section 7.4(b)(iv) shall prepay only Term Loans. Loans prepaid may not be re-borrowed, other than the stated amount of a Letter of Credit may be reinstated, to the extent that the applicable conditions precedent set forth in Section 3.4 are satisfied.
(ii)    Optional Prepayment of Loans. Each notice pursuant to this Section 2.1(g)(ii) (each a “Prepayment Notice”) shall be delivered by the Borrowers in the form of an irrevocable written notice, completed and signed by a Responsible Officer of the Borrowers and received by the Administrative Agent (A) in the case of prepayment of a SOFR Loan, not later than 11:00 a.m. (New York, New York time) [REDACTED] before the date of prepayment or (B) in the case of prepayment of a Base Rate Loan, not later than 11:00 a.m. (New York, New York time) [REDACTED] before the date of prepayment. Subject to Section 2.1(g)(i), the Borrowers may, at their option, following delivery to the Administrative Agent of a properly completed Prepayment Notice, prepay any Loans in whole or in part in a minimum aggregate amount of [REDACTED] or an integral multiple of [REDACTED] in excess thereof (or such lesser amount as shall be remaining outstanding under the Loans to which such prepayment relates). Amounts prepaid may not be re-borrowed, except that the stated amount of any DSR Letter of Credit may be reinstated, to the extent that the applicable conditions precedent set forth in
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Section 3.4 are satisfied. Each such notice of optional prepayment hereunder shall specify such date, the aggregate principal amount of the Loans to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of the Borrowers as to the estimated Liquidation Costs (if any) and Hedge Fix Fees (if any) due in connection with such optional prepayment (calculated as if the date of such notice were the date of the optional prepayment) and setting forth the details of such computation. Within [REDACTED] after the date of such optional prepayment, the Administrative Agent shall deliver to the Borrowers and each applicable Lender a certificate of the Administrative Agent confirming the calculation of such Liquidation Costs (if any) or Hedge Fix Fees (if any) as of the specified prepayment date and setting forth the details of such computation. The Borrowers may make an optional prepayment with respect to any or all Loans then outstanding at any time, without any premium or penalty, except for Liquidation Costs and Hedge Fix Fees, if any.
(iii)    Mandatory Prepayments.
(A)    Subject to Section 2.1(g)(i), the Borrowers shall prepay the Loans to the extent provided by the terms of this clause (iii), and Sections 2.1(a)(iii), 2.6(b), 5.16, 5.24, 5.28(e), 5.28(g), 7.3(b), 7.3(c), 7.4(b), 7.4(c), 7.10(c) and 7.13(c).
(B)    The Borrowers shall immediately prepay the Loans from the proceeds of a sale or lease of assets to the extent required pursuant to Section 7.11.
(C)    Mandatory prepayments with respect to any or all Loans then outstanding at any time shall be made without any premium or penalty, except for Liquidation Costs and Hedge Fix Fees payable pursuant to Section 2.9(b) in respect of such prepaid Loans.
(h)    Letters of Credit; LC Loans.
(i)    Each Issuing Bank agrees, subject to the terms and conditions set forth in this Agreement, including the satisfaction by the Borrowers, or the waiver by the applicable Issuing Bank, of the conditions precedent set forth in Section 3.4 as applicable, to:
(A)    in respect of each PPA LC Issuing Bank, at the request of the Borrowers, issue on the date upon which the conditions precedent set forth in Section 3.4 are satisfied and maintain until the earlier of (i) the date that is [REDACTED] prior to the Term Loan Maturity Date and (ii) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement, in the applicable form attached hereto as Exhibit H-1, for the account of the Borrowers and for the benefit of the Power Purchaser, and maintain outstanding a
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letter of credit (each, a “PPA Letter of Credit” and collectively, the “PPA Letters of Credit”) with respect to the Project Company’s obligations under (A) with respect to the period from and after the Closing Date but prior to the Term Conversion Date, Section 6.1.1 of the Power Purchase Agreement and (B) with respect to the period from and after the Term Conversion Date, Section 6.1.2 of the Power Purchase Agreement, with a stated amount not to exceed (x) such PPA LC Issuing Bank’s LC Commitment in respect of the PPA Letters of Credit and (y) Forty One Million Six Hundred Twenty Two Thousand Dollars ($41,622,000.00) in the aggregate for all PPA Letters of Credit (the “Maximum PPA LC Commitment”); and
(B)    in respect of each DSR LC Issuing Bank, at the request of the Borrowers, issue on or after the Term Conversion Date and maintain outstanding until the earlier of (i) the date that is [REDACTED] prior to the Term Loan Maturity Date and (ii) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement, in the applicable form attached hereto as Exhibit H-2, for the account of the Borrowers and for the benefit of the Administrative Agent, a letter of credit with respect to the Borrowers’ obligations set forth in Section 7.6 (each, a “DSR Letter of Credit” and collectively, the “DSR Letter of Credit”), with a stated amount not to exceed (x) such DSR LC Issuing Bank’s LC Commitment in respect of the DSR Letters of Credit and (y) the Maximum DSR LC Commitment in the aggregate for all DSR Letters of Credit.
(ii)    The sum of the maximum undrawn stated amount of the Letters of Credit, the aggregate amount of any Unreimbursed Obligations and the aggregate principal of any outstanding LC Loans shall in no event exceed the Maximum LC Commitment at any time.
(iii)    Reimbursement.
(A)    Subject to clause (B) below, immediately after the payment by any Issuing Bank of any drawing under any Letter of Credit and by not later than 12:00 p.m., New York, New York time, on the next Business Day immediately following the date of such drawing, the Borrowers shall to the extent their reimbursement obligation is not converted into an LC Loan pursuant to Section 2.1(h)(iii)(B), make or cause to be made to such Issuing Bank for its own account a payment in an amount equal to the full amount of such drawing, including interest accruing at the rate set forth in Section 2.1(i).
(B)    Solely to the extent that no Event of Default has occurred and is continuing, in the event that any reimbursement payment is not made by the Borrowers on the date specified in clause (A) above (each such unreimbursed drawing or portion thereof, an “Unreimbursed Obligation”), such Unreimbursed
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Obligation shall convert into a loan (an “LC Loan”) bearing interest from the date of such drawing at the amounts set forth in Section 2.1(i) below.
(C)    Upon a drawing under a Letter of Credit, the Borrowers shall be deemed to have elected that such LC Loan or Unreimbursed Obligation bear interest from the date of such drawing at the amounts set forth in Section 2.1(i) below applicable to Base Rate Loans. Thereafter, LC Loans may from time to time be SOFR Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent and the applicable Issuing Bank in accordance with Section 2.1(i)(iv).
(iv)    Replacement of an Issuing Bank.
(A)    An Issuing Bank may be replaced at any time by another Acceptable LC Issuer by written agreement among the Borrowers, the Administrative Agent, the then-existing Issuing Bank and the successor Issuing Bank.
(B)    If at any time an Issuing Bank (I) ceases to have any required credit ratings under the applicable Material Project Document or (II) is a Defaulting Lender, then such Issuing Bank shall promptly, and in any event [REDACTED] after such cessation or determination, notify the Borrowers thereof and the Borrowers may, upon at least two (2) Business Day’s prior written notice to such Issuing Bank and the Administrative Agent, elect to (1) replace such Issuing Bank in its capacity as an Issuing Bank with an Issuing Bank that has the required credit ratings under the applicable Material Project Document, in each case, selected by the Borrowers (and agreed to by the applicable replacement Issuing Bank) or (2) cause such Issuing Bank to assign its Commitment to issue Letters of Credit to an Issuing Bank that has any required credit ratings under the applicable Material Project Document, in each case, selected by the Borrowers (and agreed to by the applicable assignee Issuing Bank).
(C)    The Administrative Agent shall notify any other Issuing Bank (if any) of any replacement of an Issuing Bank pursuant to paragraph (A) or (B) above. At the time any such replacement shall become effective, (I) the replaced Issuing Bank shall have received all unpaid fees accrued for its account pursuant to Section 2.3 and any outstanding Unreimbursed Obligations owed to it, in each case, in its capacity as an Issuing Bank, accrued interest thereon and all other amounts payable to it hereunder in its capacity as an Issuing Bank and (II) the Borrowers shall, in respect of each of such replaced Issuing Bank’s applicable Letters of Credit outstanding at such time, have effected the cancellation and return to such replaced Issuing Bank of such Letter of Credit or shall have cash collateralized such Letter of Credit in an amount equal to [REDACTED] of the stated amount of such Letter of Credit (or such lesser amount approved by such Issuing Bank). From and after the effective date of any such replacement or
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appointment, the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter, and references herein to the term “Issuing Bank” shall be deemed to include such successor Issuing Bank or any previous Issuing Bank, or such successor Issuing Bank and all previous Issuing Banks, as the context shall require.
(D)    If any Issuing Bank is replaced in its capacity as an Issuing Bank in accordance with this Section 2.1(h)(iv), then, concurrently therewith, such Issuing Bank shall assign its LC Loans and Maximum LC Commitment in respect of LC Loans to the replacement Issuing Bank or its relevant Affiliate in accordance with Section 10.13.
(v)    Each Borrower assumes all risks of the acts or omissions of the beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Each Borrower agrees that none of the Issuing Banks, the Agents, nor any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for, and the reimbursement obligations of such Borrower shall be performed strictly in accordance with this Agreement regardless of: (A) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (B) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (C) the validity, sufficiency, enforceability or genuineness of documents (including this Agreement) other than such Letter of Credit or any endorsement(s) thereon, which appear on their face to be valid, sufficient, enforceable or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (D) payment by any Issuing Bank against presentation of documents which do not strictly comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of such Letter of Credit and such Issuing Bank has not acted with gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, or any payment by such Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law; (E) any amendment or waiver of or any consent to departure from all or any terms of any of the Financing Documents agreed to by such Borrower; (F) the existence of any claim, setoff, defense or other right which either Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Agents, the Issuing Banks, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Financing Documents, or in any unrelated transaction; (G) any breach of contract or dispute among or between either Borrower, the Agents, the
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Issuing Banks, any Lender, or any other Person; (H) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (I) any extension of time for or delay, renewal or compromise of or other indulgence or modification to a drawing payment granted or agreed to by the Administrative Agent, any Issuing Bank, or any Lender; (J) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Financing Documents; (K) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.1(h)(v), constitute a legal or equitable discharge of or defense to such Borrower’s obligations hereunder; (L) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (M) the insolvency of any Person issuing any documents in connection with any Letter of Credit; (N) any breach of any agreement between such Borrower and any beneficiary or transferee of any Letter of Credit; (O) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (P) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless, or otherwise, whether or not they are in code; (Q) any other circumstances arising from causes beyond the control of any Issuing Bank; or (R) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, including the non-completion of the Project for any cause whatsoever, the failure of either Borrower to occupy or use the Project in the manner contemplated by the Financing Documents or otherwise, any defect in title, design, operation, merchantability, fitness or condition of the Project or in the suitability of the Project for either Borrower’s purposes or needs, any failure of consideration, destruction of or damage to the Project, any commercial frustration of purpose, the taking by condemnation of title to or the use of all or any part of the Project, any regulatory change, any failure of any Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Financing Documents to which each is a party, except that the applicable Issuing Bank shall be liable to the Borrowers for acts or events described in clauses (A) through (R) above to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by the applicable Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence (1) in determining whether a drawing made under any Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (2) resulting in a failure to pay under any Letter of Credit after a drawing by the beneficiary strictly complying with the terms and conditions of such Letter of Credit, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the foregoing, (i) any Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation and may make payment upon presentation of documents that appear on their
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face to be in substantial compliance with the terms of such Letter of Credit; (ii) any Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to decline to make payment upon presentation of such documents if such documents are not in substantial compliance with the terms of the related Letter of Credit; and (iii) clauses (i) and (ii) of this sentence establish the standard of care to be exercised by any Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing). Each Borrower hereby waives any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any dollar amount specified therein), capitalization, spelling or similar matters of form.
(vi)    The Borrowers may, from time to time, permanently reduce in part or cancel in whole (without premium or penalty) the Maximum PPA LC Commitment; provided that, the Maximum PPA LC Commitment shall not be reduced or cancelled if such reduction or cancellation would result in a breach of the Power Purchase Agreement. The Borrowers may, from time to time, permanently reduce in part or cancel in whole (without premium or penalty) the Maximum DSR LC Commitment; provided that, the Maximum DSR LC Commitment shall not be reduced or cancelled if following such reduction or cancellation, the amount standing to the credit of the Debt Service Reserve Account, together with the stated amount of the DSR Letters of Credit following such reduction or cancellation, would be less than the Minimum Debt Service Reserve Requirement. No cancellation or reduction of the Maximum PPA LC Commitment, or the Maximum DSR LC Commitment shall become effective if, after giving effect thereto and any concurrent prepayments, return of Letters of Credit and/or provision of cash collateral hereunder, the Letter of Credit Exposure in respect of such Maximum PPA LC Commitment, or such Maximum DSR LC Commitment, as applicable, exceeds such Maximum PPA LC Commitment, or such Maximum DSR LC Commitment, as applicable.
(vii)    Each Letter of Credit shall expire at or prior to the close of business on the first anniversary of the issuance date of such Letter of Credit and shall contain an auto renewal provision extending such expiration date to twelve (12) months after the then current expiration date of such Letter of Credit; provided that, to the extent that a Letter of Credit has a final expiration date, in no event shall the final expiration date of such Letter of Credit extend beyond [REDACTED].
(viii)    An Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit
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any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it, or if the proceeds of such Letter of Credit would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(i)    LC Loan Interest.
(i)    The Borrowers shall pay interest (including interest accruing after the commencement of an insolvency proceeding against any Borrower under applicable Bankruptcy Law) on the unpaid principal amount of all Unreimbursed Obligations and each LC Loan from the date of the drawing made under such Letter of Credit until (A) such Unreimbursed Obligation is repaid or (B) the maturity of such LC Loan, as applicable. Each Unreimbursed Obligation and LC Loan shall accrue interest from the date of such drawing at a rate per annum equal to: (1) during such periods as such Unreimbursed Obligation or LC Loan, as applicable, is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and (2) during such periods as such Unreimbursed Obligation or LC Loan, as applicable, is a SOFR Loan, Daily Simple SOFR (as in effect from time to time) plus the Applicable Margin.
(ii)    Accrued interest on the unpaid principal amount of each such Unreimbursed Obligation (for any period during which it has not converted to an LC Loan in accordance with Section 2.1(h)(iii)(B)) and each such LC Loan that is a SOFR Loan shall be payable (A) on each Quarterly Date; (B) on the LC Loan Maturity Date or the date upon which the Unreimbursed Obligation (for any period during which it has not converted to an LC Loan in accordance with Section 2.1(h)(iii)(B)) is repaid, as applicable; and (C) in all cases, upon prepayment of any such SOFR Loan as and to the extent provided in Section 2.1(g) and on the Term Loan Maturity Date. Accrued interest on the unpaid principal amount of each such Unreimbursed Obligation or LC Loan that is a Base Rate Loan shall be payable (1) on the date of the conversion of such Unreimbursed Obligation or LC Loan, as applicable, that is a Base Rate Loan to a SOFR Loan; (2) (x) prior to the Term Conversion Date, on each Quarterly Date and (y) following the Term Conversion Date, on each Semi-Annual Date; (3) on the LC Loan Maturity Date or the date upon which the Unreimbursed Obligation (for any period during which it has not converted to an LC Loan in accordance with Section 2.1(h)(iii)(B)) is repaid, as applicable and (4) in all cases, upon prepayment of any Base Rate Loans as and to the extent provided in Section 2.1(g) and on the Term Loan Maturity Date.
(iii)    [Reserved].
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(iv)    Any LC Loan, whether a Base Rate Loan or a SOFR Loan, shall continue as such until the LC Loan Maturity Date; provided that, the Borrowers shall have the right, at any time from the Term Conversion Date until the LC Loan Maturity Date, to request a Conversion of an LC Loan of one Type to an LC Loan of the other Type by delivering a written notice requesting such Conversion (such notice shall be in the form and substance acceptable to the applicable Issuing Bank) to the Administrative Agent and such Issuing Bank [REDACTED]. Daily Simple SOFR applicable to SOFR LC Loans shall be determined pursuant to the definition of “Daily Simple SOFR” and Section 2.1(i)(i), and the Base Rate for any applicable LC Loan that is a Base Rate Loan shall be equal to the Base Rate in effect on the date when such Base Rate Loan is made or deemed made hereunder. The Administrative Agent, on behalf of each Issuing Bank, shall, as soon as practicable (and, in any case, within three (3) Business Days) after an LC Loan is made, Continued or Converted, notify the Borrowers of each determination of Daily Simple SOFR (in the case of any SOFR LC Loan made hereunder) or the Base Rate (in the case of any LC Loan that is a Base Rate Loan made hereunder).
(v)    Each Borrower authorizes the Issuing Banks to record in an account or accounts maintained by such Issuing Bank on its books (A) the interest rates applicable to all LC Loans and Unreimbursed Obligations and the effective dates of all changes thereto; (B)  the date and amount of each principal and interest payment on each LC Loan and Unreimbursed Obligation; and (C) such other information as such Issuing Bank may determine is necessary for the computation of interest payable by the Borrowers hereunder consistent with the basis hereof. Each Borrower agrees that all computations by each Issuing Bank of interest shall be conclusive in the absence of manifest error. Each Issuing Bank shall, at the request of the Borrowers, deliver to the Borrowers a statement detailing such computations of interest promptly after request. All computations of interest on LC Loans and Unreimbursed Obligations hereunder, as applicable, shall include the first day but exclude the last day of the period for which such interest is payable and shall be based upon a year of (1) in the case of Base Rate LC Loans or Unreimbursed Obligations, 365 days (or 366 days in a leap year), and (2) in the case of SOFR LC Loans or Unreimbursed Obligations, 360 days, in each case for the actual days elapsed. All interest hereunder on any LC Loan or Unreimbursed Obligations shall be computed on a daily basis based upon the outstanding principal amount of such LC Loan or Unreimbursed Obligation, as applicable, as of the applicable date of determination.
(vi)     (A) To the extent any Unreimbursed Obligations or LC Loans are outstanding prior to the Term Conversion Date, on the Construction Loan Maturity Date, the Borrowers shall repay to Administrative Agent on behalf of the applicable Issuing Bank(s), in accordance with Section 7.3(b) and Section 7.4(b), as applicable an amount equal to all Unreimbursed Obligations and LC Loans plus all interest, fees and costs with respect to such Unreimbursed Obligations and such LC Loans; (B) from and after the Term Conversion Date, the Borrowers shall repay to Administrative Agent on behalf of the Issuing Banks, in accordance with Section 7.3(c) and Section 7.4(c), as applicable, the Unreimbursed Obligations and LC Loans plus all interest, fees and costs with respect to
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any such Unreimbursed Obligations and LC Loans; and (C) on the LC Loan Maturity Date the Borrowers shall repay to Administrative Agent on behalf of the applicable Issuing Banks, an amount equal to all Unreimbursed Obligations and LC Loans plus all interest, fees and costs with respect to such Unreimbursed Obligations and LC Loans.
(vii)    Any remaining unpaid principal, interest, fees and costs with respect to any Unreimbursed Obligation or LC Loan then outstanding, if any, shall be due and payable on the LC Loan Maturity Date.
(j)    LC Loan Promissory Notes. The obligation of the Borrowers to repay the LC Loans made by, and any other Unreimbursed Obligations owed to, each Issuing Bank and to pay interest thereon at the rate provided herein shall be, to the extent requested by such Lender, evidenced by a promissory note in the form of Exhibit B-2 (collectively, the “LC Loan Notes”), payable to such Issuing Bank and in the principal amount equal to such Issuing Bank’s applicable portion of the Maximum LC Commitment (or such lesser amount as shall equal the aggregate unpaid principal amount of the LC Loans made by, and the Unreimbursed Obligations owed to, such Issuing Bank by the Borrowers under this Agreement).
(k)    The Borrowers shall (i) cause the original of each Letter of Credit to be returned to the applicable Issuing Bank, (ii) cause each unreturned Letter of Credit to be cash collateralized pursuant to cash collateral arrangements satisfactory to the applicable Issuing Banks at [REDACTED] of the outstanding stated amounts of all unreturned Letters of Credit issued by such Issuing Banks or (iii) arrange for other termination or cancellation of such Letter of Credit acceptable to the applicable Issuing Bank upon the earlier to occur of (A) the scheduled final expiration date of such Letter of Credit and (B) the Term Loan Maturity Date.
(l)    Each LC Commitment shall be structured as a non-fronting letter of credit facility and, accordingly, notwithstanding Section 2.13 or any other provision in this Agreement or any other Financing Document to the contrary (including any reference to potential fronting exposure (if applicable)), (i) no Issuing Bank shall, without its prior written consent, have any fronting exposure to any Issuing Bank that is not the same Person or an Affiliate of such Issuing Bank and (ii) no Issuing Bank shall, without its prior written consent, be bound to purchase or acquire any participation in any Letter of Credit issued by any Issuing Bank under its applicable LC Commitment that is not the same Person or an Affiliate of such Issuing Bank.
2.2    Total Term Loan Commitments. Subject to Section 2.1(a)(i), the aggregate principal amount of all Term Loans outstanding at any time shall not exceed Three Hundred Seventy Two Million Two Hundred Forty Six Thousand One Hundred Forty Eight and 11/100 Dollars ($372,246,148.11), or if such amount is reduced pursuant to the terms of this Agreement, including pursuant to Section 2.1(a)(i), such other amount (such amount, as so reduced from time to time, the “Total Term Loan Commitment”), as determined in accordance with the Debt Sizing Parameters.
2.3    Fees.
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(a)    Fee Letter Fees. Pursuant to the terms hereunder, the Borrowers shall (i) on the date hereof pay to each Lender party hereto on the date hereof, solely for each such Lender’s account, certain facility structuring, arranger, upfront or other fees, (ii) at the times specified in the Administrative Agency Fee Letter, pay to the Administrative Agent the applicable agency fees, (iii) at the times specified in the Collateral Agency and Depositary Fee Letter, pay to the Collateral Agent and the Depositary, the applicable agency and depositary fees set forth therein and (iv) on the date hereof pay to the Issuing Banks, the letter of credit facility upfront and structuring fee, in each case, on the terms and in the amounts as set forth in the respective Fee Letters.
(b)    Commitment Fees.
(i)    On each Quarterly Date after the Closing Date, the Borrowers shall pay to the Administrative Agent (for the further credit to the account of each applicable Lender) commitment fees equal to [REDACTED] per annum on the average daily unutilized portion of the Total Construction Loan Commitment (as it may be reduced from time to time) calculated on an actual 365-day or 366-day, as applicable, year during the period from the immediately preceding Quarterly Date (or from the date hereof in the case of the first Quarterly Date) until the earlier of (A) the date on which the Total Construction Loan Commitment is fully utilized and (B) the date on which the Total Construction Loan Commitment is irrevocably terminated. Such commitment fees will be payable quarterly in arrears and may be capitalized pursuant to Section 1.3.
(ii)    On each Quarterly Date after the Closing Date, the Borrowers shall pay to the Administrative Agent (for the further credit to the account of each applicable Lender) commitment fees equal to [REDACTED] per annum on the average daily unutilized portion of the Total Bridge Loan Commitment (as it may be reduced from time to time) calculated on an actual 365-day or 366-day, as applicable, year during the period from the immediately preceding Quarterly Date (or from the date hereof, in the case of the first Quarterly Date) until the earlier of (i) the date on which the Total Bridge Loan Commitment is fully utilized and (ii) the date on which the Total Bridge Loan Commitment is irrevocably terminated. Such commitment fees will be payable quarterly in arrears and may be capitalized pursuant to Section 1.3.
(iii)    On each Quarterly Date after the Closing Date, the Borrowers shall pay to the Administrative Agent (for the further credit to the account of each applicable PPA LC Issuing Bank) a fee equal to the product of (A) [REDACTED] per annum times (B) (1) the Maximum PPA LC Commitment (as it may be reduced from time to time) less (2) the stated amount of any then-outstanding PPA Letters of Credit and less (3) any LC Loans and Unreimbursed Obligations related to the PPA Letters of Credit, as applicable, times (C) a fraction, the numerator of which is the number of days in such quarterly period (or a portion thereof), including the first day of such period, but excluding the last day of such period, and the denominator of which is 365. Such commitment fees will be payable quarterly in arrears and may be capitalized pursuant to Section 1.3.
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(iv)    On each Quarterly Date after the Closing Date, the Borrowers shall pay to the Administrative Agent (for the further credit to the account of each applicable DSR LC Issuing Bank based on the Maximum DSR LC Commitment) a fee equal to the product of (A) [REDACTED] per annum times (B) (1) the Maximum DSR LC Commitment (as it may be reduced from time to time) less (2) the stated amount of any then-outstanding DSR Letters of Credit and less (3) any LC Loans and Unreimbursed Obligations related to any DSR Letters of Credit, as applicable, times (C) a fraction, the numerator of which is the number of days in such quarterly period (or a portion thereof), including the first day of such period, but excluding the last day of such period, and the denominator of which is 365. Such commitment fees will be payable quarterly in arrears and may be capitalized pursuant to Section 1.3.
(c)    The Borrowers shall pay each Issuing Bank’s standard fees and expenses with respect to the issuance, amendment, renewal or extension of, or the processing of drawing under, any Letters of Credit [REDACTED] after demand by the Administrative Agent on behalf of such Issuing Bank.
(d)    On each Quarterly Date occurring on or after the Closing Date, the Borrowers shall pay to the Administrative Agent for (i) the account of each applicable PPA LC Issuing Bank, a fee equal to the product of, with respect to each then-outstanding PPA Letter of Credit (A) the Issued LC Fee Rate per annum times (B) the daily average outstanding amount of each such PPA Letter of Credit the applicable PPA LC Issuing Bank has issued calculated on an actual 365-day or 366-day, as applicable, year during the period from the immediately preceding Quarterly Date (or from the Closing Date in the case of the first Quarterly Date) for each date each such PPA Letter of Credit is outstanding, Issued LC Fee Rate and (ii) the account of each applicable DSR LC Issuing Bank, a fee equal to the product of, with respect to each then-outstanding DSR Letter of Credit (A) the Issued LC Fee Rate per annum times (B) the daily average outstanding amount of each such DSR Letter of Credit the applicable DSR LC Issuing Bank has issued calculated on an actual 365-day or 366-day, as applicable, year during the period from the immediately preceding Quarterly Date (or from the Closing Date in the case of the first Quarterly Date) for each date each such DSR Letter of Credit is outstanding.
(e)    The provisions of Section 2.3(a) shall survive the termination of this Agreement or any Fee Letter or the earlier of the resignation or removal of any Agent or the Depositary.
2.4    Other Payment Terms; Maintenance of Records.
(a)    Place and Manner. Each Borrower shall make all payments due to the Administrative Agent, the Collateral Agent, the Depositary, each Issuing Bank, each Lender hereunder and each other Secured Party in Dollars, without condition or deduction for any counterclaim, defense, recoupment or setoff, and in immediately available funds not later than 1:00 p.m. (New York, New York time) on the date on which such payment is due (subject to the provisions of this Agreement) to the Administrative Agent for the account of each Secured Party, as applicable. All payments to be made to the Administrative Agent (for its own account
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or the account of any other Secured Party) shall be made to the Administrative Agent’s account in the United States identified in Exhibit I from time to time. Any payment received after such time on any day shall be deemed received on the next Business Day after such payment is received and any applicable interest or fees shall continue to accrue.
(b)    Date. Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
(c)    Late Payments. If any amounts required to be paid by either Borrower under this Agreement or the other Financing Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to the Administrative Agent, the Issuing Banks, any Lender or any other Secured Party) remain unpaid after such amounts are due (after giving effect to any applicable cure period hereunder or thereunder) the Borrowers shall pay interest on the aggregate, outstanding balance of such overdue amounts from the date the Administrative Agent (acting at the direction of the Majority Lenders) provides notice to the Borrowers of the failure of the applicable Borrower to pay such amounts on the due date until those amounts are paid in full at a per annum rate equal to the Default Rate.
(d)    Net of Taxes, Etc.
(i)    Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Legal Requirements. If any Applicable Legal Requirements (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.4(d)(i)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(ii)    The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Legal Requirements, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(iii)    The Borrowers shall indemnify each Recipient [REDACTED] after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.4(d)(iii)) payable or paid by such Recipient or required to be withheld or
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deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(iv)    Each Lender shall severally indemnify the Administrative Agent, [REDACTED] after demand therefor, for (A) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.12 relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.4(d)(iv).
(v)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.4(d)(v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.4(d)(v), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.4(d)(v) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.4(d)(v) shall not be construed to require any indemnified party to
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make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(vi)    As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.4(d), the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(vii)    Each party’s obligations under this Section 2.4(d) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.
(viii)    For purposes of this Section 2.4(d) and Section 2.4(e), the term “Lender” includes any Issuing Bank and the term “Applicable Legal Requirements” includes FATCA.
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Legal Requirements or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.4(e)(ii)(A), 2.4(e)(ii)(B) and 2.4(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent),
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executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
i.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii.    executed copies of IRS Form W-8ECI;
iii.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
iv.    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
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(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Legal Requirements to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Benchmark, Daily Simple SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions
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that affect the calculation of the Base Rate, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to either Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to either Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Daily Simple SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Daily Simple SOFR.
(g)    Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Credit Extension made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 10.13. The entries made in the records maintained pursuant to this Section 2.4(g) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of either Borrower under this Agreement and the other Financing Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
2.5    Pro Rata Treatment.
(a)    Borrowing, Etc. Except as otherwise expressly provided herein, each Borrowing of (i) Construction Loans shall be made by or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Construction Loan Commitment, (ii) Bridge Loans shall be made by or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Bridge Loan Commitment, (iii) Term Loans made as of the Term Conversion Date shall be made by or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Term Loan Commitment, and (iv) LC Loans made hereunder shall be made by or allocated to the applicable Issuing Bank. Each payment of principal of and interest on the (A) Construction Loans shall be made to or shared among the Lenders pro rata according to the respective unpaid principal amounts of the Construction Loans held by such Lenders; (B) Bridge Loans shall be made to or shared among the Lenders pro rata according to the respective unpaid principal amounts of the Bridge Loans
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held by such Lenders; (C) Term Loans shall be made to or shared among the Lenders pro rata according to the respective unpaid principal amounts of the Term Loans held by such Lenders, and (D) LC Loans shall be made to the applicable Issuing Bank as set forth in Section 2.1(h) above. Each termination or reduction of (i) Construction Loan Commitments shall be made or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Construction Loan Commitment, (ii) Bridge Loan Commitments shall be made or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Bridge Loan Commitment and (iii) Term Loan Commitments shall be made or allocated among the Lenders pro rata according to their respective Proportionate Share of the Total Term Loan Commitment.
(b)    Sharing of Payments, Etc. If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, other than pursuant to Section 2.6(a) or Section 2.6(b), in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; and if after taking into account such participations the Benefited Lender continues to have access to additional funds of the Borrowers for application on account of its debt, then the Benefited Lender shall use such funds to reduce indebtedness of the Borrowers held by it and share such payments with the other Lenders; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
2.6    Change of Circumstances.
(a)    Temporary Inability to Determine Rates. Excluding the Interest Rate Agreements:
(i)    Subject to Section 2.6(a)(ii), if, as of any date, (A) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR cannot be determined pursuant to the definition thereof or (B) the Majority Lenders determine that for any reason in connection with any SOFR Loan, any request therefor or a conversion thereto or a continuation thereof that Daily Simple SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided
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notice of such determination to the Administrative Agent, then in each case, the Administrative Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by the Administrative Agent to the Borrowers, (1) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (with respect to clause (B), at the instruction of the Majority Lenders) revokes such notice and (2) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.7. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(ii)    Permanent Inability to Determine Rate; Benchmark Replacement.
(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.6(a)(ii)(A) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this Section 2.6(a)(ii)(A), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 2.6(a)(i). No Interest Rate Agreements shall constitute a “Financing Document” for the purposes of this Section 2.6(a)(ii).
(B)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a
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Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.
(C)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(a)(ii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6(a)(ii)(C), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section 2.6(a)(ii)(C).
(D)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
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(E)    Benchmark Unavailability Period. Upon each Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. During a SOFR Unavailability Period, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(b)    Illegality. If, after the date of this Agreement, the Administrative Agent or any Lender determines that the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation, implementation or administration of any Governmental Rule by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (a “Change of Law,” provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law” in all instances under this Agreement and the other Financing Documents, regardless of the date enacted, adopted or issued (even if such date is prior to the date hereof)) shall make it unlawful or impossible for the Administrative Agent or any Lender or its applicable lending office to (i) perform any of its obligations hereunder or under any other Financing Document, (ii) to make, maintain or fund any Loan whose interest is determined by reference to SOFR or Daily Simple SOFR, or (iii) to determine or charge interest based upon SOFR or Daily Simple SOFR, then the Administrative Agent or such Lender, as applicable, shall promptly notify the Borrowers and, in the case of such Lender, the Administrative Agent, of such Change of Law.
(c)    Upon receipt of such notice and until the Administrative Agent and each affected Lender notifies the Borrowers and, in the case of such affected Lender, the Administrative Agent that the circumstances giving rise to such determination no longer exist (i) the Borrowers’ right to request the making of, and the Lenders’ obligations to make or continue to make SOFR Loans shall be suspended for so long as such condition shall exist; and (ii) the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the
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definition of “Base Rate”), on the following Interest Payment Date, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day). Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.7. Thereafter, the Borrowers may replace any such Lender so affected pursuant to Section 10.11.
(d)    Increased Costs. If, after the date of this Agreement, any Change of Law:
(i)    shall impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or
(ii)    shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    shall impose any other condition, cost or expense (other than Taxes) on any Lender affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Recipient the Borrowers will promptly pay upon demand to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered (accompanied by a certificate from such Lender or Recipient setting forth the amount or amounts necessary to compensate such Lender, Issuing Lender or other Recipient, which shall be conclusive absent manifest error). Thereafter, the Borrowers may replace any such Recipient to the extent provided in Section 10.11.
(e)    Capital Requirements. If any Lender determines that any Change of Law affecting such Lender or any lending office of such Lender, or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if
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any, as a consequence of this Agreement, the Commitments of such Lender, or the Loans made by such Lender, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), the Borrowers shall promptly pay to the Administrative Agent on behalf of such Lender upon demand of the Administrative Agent on behalf of such Lender (accompanied by a certificate from such Lender setting forth the incurred costs, which shall be conclusive absent manifest error), such amounts as such Lender shall reasonably determine are necessary to compensate such Lender for such increased costs to such Lender of such increased capital or liquidity or reduced returns. Thereafter, the Borrowers may replace any such Lender so affected pursuant to Section 10.11.
(f)    COF Supplemental Charge. If, with respect to any Borrowing, any Lender (the “Affected Lender”) notifies the Administrative Agent that the interest rate applicable to any SOFR Loan for such advance related to such Borrowing will not adequately reflect the cost to such Affected Lender of making, funding or maintaining such SOFR Loan, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon the interest rate applicable for such Affected Lender will be (i) the Base Rate (as in effect from time to time) plus (ii) the Applicable Margin. Thereafter, the Borrowers may replace any such Lender so affected pursuant to Section 10.11.
(g)    Notice. Each Lender and other Recipient will notify the Borrowers and the Administrative Agent of any event occurring after the date of this Agreement that will entitle such Lender or other Recipient to compensation pursuant to this Section 2.6, as promptly as is practicable. Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided that, the Borrowers shall not be required to compensate a Lender or other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than [REDACTED] to the date that such Lender or other Recipient, as the case may be, notifies the Borrowers of the Change of Law giving rise to such increased costs or reductions, and of such Lender’s or other Recipient’s intention to claim compensation therefor (except that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the [REDACTED] period referred to above shall be extended to include the period of retroactive effect thereof). Such additional amounts requiring compensation pursuant to this Section 2.6 shall be payable by the Borrowers directly to each such Lender [REDACTED] after its receipt of such notice. No Person purchasing from a Lender a participation in any Commitment shall be entitled to any payment from or on behalf of the Borrowers pursuant to Section 2.6(d), 2.6(e) or 2.6(f) which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment.
2.7    Funding Losses.
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If the Borrowers shall (a) repay or prepay or Convert any SOFR Loans on any day other than the Interest Payment Date for such SOFR Loans (whether an optional prepayment or a mandatory prepayment, and including as a result of an Event of Default); (b) fail to borrow, Convert or Continue any SOFR Loans in accordance with a Notice of Construction Loan Borrowing, a Notice of Bridge Loan Borrowing or a Notice of Term Loan Borrowing or any notice of Conversion or Continuation delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by a Lender); (c) fail to make any prepayment of any SOFR Loan in accordance with any notice of prepayment previously delivered to the Administrative Agent; (d) fail to make any payment when due of any amount due hereunder in connection with any SOFR Loan; or (e) the assignment of any SOFR Loan other than on the Interest Payment Date therefor as a result of a request by the Borrowers pursuant to Section 10.11; then, in any such event, the Borrowers shall indemnify each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expenses arising from the liquidation or redeployment of funds or from any fees payable (“Liquidation Costs”). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.7 shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate [REDACTED] after receipt thereof.
The provisions of Sections 2.6 (other than Section 2.6(a)) and 2.7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
2.8    Alternate Office; Minimization of Costs.
(a)    To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its Loans and otherwise take any reasonable actions to reduce any liability of the Borrowers to such Lender under Section 2.4(d), Section 2.6(e), or Section 2.6(f), or to avoid the unavailability of any Loans or a conversion under Section 2.6(a) or Section 2.6(b) so long as such Lender, in its sole discretion, does not determine that such designation is disadvantageous to such Lender.
(b)    Any Lender may designate a Lending Office other than that set forth on Exhibit I and may assign all of its interests under the Financing Documents, and its Notes, to such Lending Office; provided that, such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrowers under Section 2.4(d), Section 2.6(e) or Section 2.6(f), or make Loans or a conversion unavailable pursuant to Section 2.6(a) or Section 2.6(b).
(c)    Each Lender shall use commercially reasonable efforts to avoid or minimize any additional costs, taxes, expense or obligation which might otherwise be imposed
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on the Borrowers pursuant to Section 2.4(d), Section 2.6(e), or Section 2.6(f), or as a result of such Lender being subject to a Reserve Requirement or to avoid the unavailability of Loans or a conversion under Section 2.6(a) or Section 2.6(b); provided that, such efforts shall not cause the imposition on any Lender of any material additional costs or legal or regulatory burdens unless the Borrowers shall provide such Lender with an indemnification for such additional costs in form and substance reasonably satisfactory to such Lender and shall not in any respect other than such indemnified costs or burdens be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
2.9    Interest Rate Protection.
(a)    Interest Rate Agreements. On the Closing Date, or within [REDACTED] thereafter, the ProjectCo Borrower shall have entered into with one or more Hedge Counterparties, and shall thereafter maintain in full force and effect at all times, one or more hedge transactions to hedge the Borrowers’ interest rate exposure relating to the Term Loans, in each case pursuant to an ISDA Master Agreement or similar master agreement (such transactions, the “Hedge Transactions” and such master agreements (including the schedules thereto), as the same may be amended, modified or supplemented, including by any confirmation evidencing the terms of a Hedge Transaction being, individually, an “Interest Rate Agreement” and, collectively, the “Interest Rate Agreements”). The aggregate notional amount of the Hedge Transactions in respect of Term Loans shall equal at least [REDACTED] and no more than [REDACTED], of the aggregate principal amount of the Term Loans projected to be outstanding at any time during the period between the projected Term Conversion Date and the Term Loan Maturity Date, and with respect to the notional Term Loan balances which extend beyond the Term Loan Maturity Date through the full scheduled amortization of the balloon payment, all as reflected, prior to the Term Conversion Date, in the Base Case Forecast as of the Closing Date and, on and after the Term Conversion Date, in accordance with the Amortization Schedule (or the Term Conversion Base Case Forecast, as applicable). Each such Interest Rate Agreement shall be in form and substance reasonably satisfactory to the applicable Hedge Counterparty and the Borrowers.
(b)    Hedge Fix Fees. To the extent that, at any Interest Payment Date, the aggregate notional amount at such date of all Hedge Transactions in respect of the Term Loans exceeds [REDACTED] of the then outstanding principal amount of the Term Loans at such date (the amount of such excess being an “Excess Hedge Amount”), there shall be a partial termination of such Hedge Transactions, ratably among the Hedge Counterparties, to reduce the Excess Hedge Amount to zero (0). The Borrowers shall pay all reasonable costs, fees and expenses incurred by the Hedge Counterparty to the extent and in the manner provided in the relevant Interest Rate Agreement, including, without limitation and without duplication, any termination or Close-out Amount (as such term is defined in the relevant Interest Rate Agreement) incurred in connection with any unwinding or termination of Hedge Transactions (collectively, the “Hedge Fix Fees”). If any Hedge Fix Fees are payable to a Hedge Counterparty pursuant to the terms of the related Interest Rate Agreement, such Hedge Counterparty shall give
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prompt notice thereof to the ProjectCo Borrower in accordance with the terms of the Interest Rate Agreement (with a copy to the Administrative Agent).
(c)    Security. The obligations of the ProjectCo Borrower under each Interest Rate Agreement between the ProjectCo Borrower and each Hedge Counterparty, including all associated Hedge Fix Fees thereunder, shall be secured by the Collateral Documents, and shall rank pari passu with the other Obligations of the Borrowers to repay accrued interest (with respect to scheduled amounts under each such Interest Rate Agreement and excluding any Hedge Fix Fees payable thereunder) and to repay principal (with respect to Hedge Fix Fees and any other amounts not paid pursuant to the foregoing, in each case under each Interest Rate Agreement) under the Loans.
(d)    Termination of Hedge Transactions. The ProjectCo Borrower shall not be permitted to terminate any Hedge Transaction entered into with respect to any Term Loans, whether in whole or in part other than in compliance with Section 2.9(b) and on a pro rata basis with respect to each Hedge Counterparty’s allocation of its respective portion of the aggregate notional amount of all Hedge Transactions.
2.10    Security Agreements.
(a)    On the Closing Date (or as otherwise provided hereunder) and ending on the Discharge Date (or the applicable termination date if otherwise described therein), all Obligations shall be secured by, and the Borrowers shall deliver or cause to be delivered to the Collateral Agent on the Closing Date (or as otherwise provided hereunder) the following Collateral Documents duly executed by each party thereto:
(i)    the Project Company Pledge and Security Agreement;
(ii)    the Land Company Pledge and Security Agreement;
(iii)    the HoldCo Guarantee, Pledge and Security Agreement;
(iv)    the Parent I Guarantee, Pledge and Security Agreement;
(v)    the Parent II Guarantee, Pledge and Security Agreement;
(vi)    the [REDACTED];
(vii)    the [REDACTED];
(viii)    the Parent Pledgor Pledge Agreement;
(ix)    (1) the Site Owner Estoppels, and (2) the consents to the collateral assignment of (x) the following Material Project Documents in effect as of the Closing Date: (A) the EPC Contract, (B) the Module Supply Agreement, (C) the BESS Supply Agreement, (D) the BESS LTSA, (E) the Facilities Management Agreement, (F) the Development Management Agreement, (G) the Transformer Supply Agreement, (H) the
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Scheduling Coordinator Services Agreement, (I) the O&M Agreement, (J) the Power Purchase Agreement, (K) the Shared Facilities Agreement, and (N) the Tax Credit Transfer Documentation (during the period commencing on the TCT Documentation Effective Date and ending on the Term Conversion Date, if any) and (y) each Additional Project Document in effect thereafter (such consents referred to in this clause (y), the “Post-Closing Consents”) (collectively, the “Consents”), in each case in form and substance reasonably satisfactory to the Majority Lenders;
(x)    the Project Company Deed of Trust;
(xi)    the Land Company Deed of Trust;
(xii)    the Account Control Agreement;
(xiii)    the Project Company Local Account Control Agreement;
(xiv)    the [REDACTED];
(xv)    the [REDACTED];
(xvi)    the [REDACTED];
(xvii)    the TCT Interparty Agreement (solely on and from the TCT Documentation Effective Date);
(xviii)    the [REDACTED]; and
(xix)    all other security documents, financing statements and other documentation filed or recorded in connection with the documents set forth in clauses (i) through(xvi).
(b)    For the avoidance of doubt, on the earlier of the expiration of the [REDACTED] Term and the Discharge Date, the [REDACTED] shall no longer guarantee any [REDACTED] and [REDACTED] and [REDACTED] shall no longer guarantee, secure or purport to secure, as applicable, [REDACTED] and any interest of the Lenders or any other Secured Party in the Collateral subject thereto shall terminate. All other Collateral Documents shall remain in full force and effect until the Discharge Date as otherwise described in this Section 2.10.
(c)    Further Assurances. The Borrowers shall deliver to the Collateral Agent each of the foregoing and such other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings and landlord waivers) as the Collateral Agent may reasonably request to perfect and maintain the Liens granted to the Collateral Agent by the foregoing prior to the Liens or other interests of any Person other than Collateral Agent (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by the Collateral Documents). The Borrowers shall fully
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cooperate with the Agents and perform all additional acts necessary or reasonably requested by the Agents to effect the purposes of the foregoing. Each party shall, at the expense of the Borrowers, take such actions as may be necessary to fully effectuate the termination and release of those Collateral Documents (and the Liens constituted thereby), which are to be terminated and released on such date described above in accordance with Section 2.10(b) above.
2.11    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
2.12    Acknowledgment Regarding Any Supported QFCs.
(a)    To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Interest Rate Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing
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Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(c)    As used in this Section 2.12, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
i.    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
ii.    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
iii.    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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2.13    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:
(a)    commitment fees shall cease to accrue on any Commitment of such Defaulting Lender pursuant to Section 2.3(b) (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for such period); and
(b)    the Commitment(s) and Loan(s) of such Defaulting Lender shall not be included in determining whether the Majority Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Financing Documents (including any consent to any amendment, waiver or other modification pursuant to Section 10.9, except as expressly provided therein).
In the event that the Administrative Agent and each Borrower agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall cease to be a Defaulting Lender (but shall not be entitled to receive any commitment fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 10.9 and this Section 2.13 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.13 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Lender or the Borrowers may at any time have against, or with respect to, such Defaulting Lender.
ARTICLE 3    CONDITIONS PRECEDENT
3.1    Conditions Precedent to the Closing Date.
The occurrence of the Closing Date, the obligation of the Lenders to make the initial Construction Loans and the initial Bridge Loans and to issue any Letter of Credit under this Agreement is subject to the prior satisfaction by the Borrowers of each of the following conditions to the satisfaction of the Administrative Agent and the Lenders (unless waived in writing by the Administrative Agent with the consent of all the Lenders):
(a)    Representations and Warranties. Each representation and warranty set forth in Article 4 and in the other Financing Documents is true and correct in all material respects on the Closing Date (unless such representation or warranty (i) is already qualified by “materiality” or “Material Adverse Effect”, in which case it shall be true and correct in all respects or (ii) relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or if clause (i) is applicable, all respects) as of such earlier date).
(b)    No Default or Event of Default. No Default or Event of Default has occurred and is continuing as of the Closing Date or would result from this Agreement becoming effective in accordance with its terms.
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(c)    Promissory Notes. Delivery to (i) each Lender, upon request, of an original Construction Loan Note and an original Bridge Loan Note and (ii) each Issuing Bank, upon request, of an original LC Loan Note, each as duly authorized, executed and delivered by a Responsible Officer of the Borrowers.
(d)    Organizational Documents. Delivery to the Administrative Agent of a certificate of a Responsible Officer, Secretary or Assistant Secretary, or, if applicable, a managing member or general partner, of each of the Credit Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of one or more resolutions or other authorizations of each of the Credit Parties, duly adopted by the appropriate governing entity or body of such entity authorizing the execution, delivery and performance of the Operative Documents to which such entity is a party and, if applicable, the borrowings hereunder and the granting of the Liens contemplated to be granted by the applicable Credit Party under the Collateral Documents (if any), and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) that attached thereto is a copy of the certificate of formation, certificate of limited partnership or other formation documents, including all amendments thereto, of each of the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent, and certified as of a recent date by the Secretary of State of the State of such entity’s formation; (C) that attached thereto is a true and complete copy of the limited liability company operating agreement, limited partnership agreement or other governing document of each of the Credit Parties (which shall be in form and substance reasonably satisfactory to the Administrative Agent, the other Agents and the Lenders), as in effect on the Closing Date and the date of the resolutions described in clause (A) above; and (D) as to the incumbency and specimen signature of the natural persons authorized to execute and deliver the Operative Documents to which such Credit Party is a party or any other document delivered in connection herewith on behalf of such Credit Party.
(e)    Good Standing. Delivery to the Administrative Agent of (i) certificates issued by the Secretary of State or other appropriate state entity of the jurisdiction of organization of each Credit Party, in each case, dated as of a recent date and certifying that each Credit Party, as applicable, that is organized in the United States is in good standing and has paid all annual taxes due to such State, if reasonably available, and (ii) certificates issued by the Secretary of State of the State of California or other appropriate state entity, in each case, dated as of a recent date and certifying that each of the Project Company and the Land Company is in good standing and is qualified to do business in and has paid all annual taxes due to such State, if reasonably available.
(f)    Know Your Customer Information. The Borrowers shall have delivered to the Administrative Agent and each Secured Party all such documentation and information requested by the Administrative Agent or such Secured Party that are necessary (including the names and addresses of each Borrower and the other Credit Parties) for the Administrative Agent and the Secured Parties to identify each Borrower and each such Credit Party in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder) or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws. At least [REDACTED], any Borrower Entity that qualifies as a “legal entity customer” under the
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Beneficial Ownership Regulation shall deliver to the Administrative Agent and each Secured Party a Beneficial Ownership Certification in relation to such party.
(g)    Permits. Delivery to the Administrative Agent of (i) Schedule 4.1(x) to the Disclosure Letter, containing the schedule of Applicable Permits described in Section 4.1(x) and (ii) copies of all Applicable Permits required or obtained as of the Closing Date to own, develop, construct and operate the Project and copies of all Applicable Permits, if any, required by HoldCo for the ownership of its interests in the Project Company and Parent Pledgor for the ownership of its interests in the Land Company, together with a certificate of the Borrowers signed by a Responsible Officer of such entity certifying that the representation in Section 4.1(x) hereof is true and correct and the Applicable Permits delivered to the Administrative Agent are true and correct.
(h)    Opinions of Counsel. Delivery to the Administrative Agent of opinions (each of which shall be dated as of the Closing Date) of:
(i)    Akin Gump Strauss Hauer & Feld LLP, New York counsel to the Credit Parties, addressing such matters as the Administrative Agent may reasonably request, including customary enforceability of the Financing Documents against the Credit Parties;
(ii)    Akin Gump Strauss Hauer & Feld LLP, California counsel to the Credit Parties, addressing such matters as the Administrative Agent may reasonably request, including the enforceability of certain Material Project Documents (excluding the Site Agreements);
(iii)    Akin Gump Strauss Hauer & Feld LLP, addressing such matters as the Administrative Agent may reasonably request, including with respect to federal energy regulatory matters;
(iv)    Fragner Seifert Pace & Mintz, LLP, special California counsel to the Credit Parties, addressing such matters as the Administrative Agent may reasonably request, including customary matters relating to the enforceability of each Deed of Trust governed by California law;
(v)    Cox, Castle & Nicholson LLP., special California counsel to the Credit Parties, addressing such matters as the Administrative Agent may reasonably request, including customary federal, state, and local permitting matters; and
(vi)    Biering & Brown LLP, special California counsel to the Credit Parties, addressing such matters as the Administrative Agent may reasonably request, including customary matters relating to California state regulatory matters;
in each case of the foregoing clauses (i) through (iv), in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Lenders.
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(i)    Financing Documents. Delivery to the Administrative Agent of duly executed copies of this Agreement and each other Financing Document entered into on the Closing Date.
(j)    Material Project Documents. Delivery to the Administrative Agent of certified true and correct copies of each Material Project Document entered into on or prior to the Closing Date and any existing supplements or amendments thereto, each of which have been duly authorized, executed and delivered by the parties thereto, and all such Material Project Documents and any existing supplements or amendments thereto shall be certified by a Responsible Officer of each Borrower as being true, complete and correct, duly authorized, executed and delivered by the Borrower Entities party thereto, and in full force and effect as of the Closing Date in the Closing Certificate (in the form of Exhibit G-1). The Material Project Documents and supplements or amendments thereto shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and the Independent Engineer.
(k)    Notice to Proceed. The Administrative Agent shall have received a copy of the FNTP (as defined in the EPC Contract) issued by the Project Company to EPC Contractor under the EPC Contract.
(l)    Credit Support. The applicable Borrower Entity shall have delivered to each applicable Key Project Participant all credit support required to be delivered as of the Closing Date under each applicable Material Project Document.
(m)    Lien and Litigation Search Results. The Administrative Agent shall have received a UCC search report of a recent date before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements, the fixture filings and each Deed of Trust are intended to be filed in respect of the Collateral being granted as of the Closing Date, showing that upon due filing (assuming such filing occurred on the date of such respective reports), the security interests created under the relevant Collateral Documents will have a first priority interest over all other financing statements in respect of such Collateral (subject only to the Permitted Liens that, pursuant to Applicable Legal Requirements, are entitled to a higher priority than the Liens granted by the Collateral Documents). The Administrative Agent shall have received litigation, judgment, state tax lien, federal tax lien and bankruptcy search reports, of a recent date before the Closing Date, satisfactory to the Administrative Agent and the Secured Parties for each Credit Party in each jurisdiction reasonably requested by the Administrative Agent.
(n)    Collateral Documents, Filings and Pledged Collateral. All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent as of the Closing Date pursuant to the Collateral Documents shall have been perfected, recorded (or deemed recorded) and filed in the appropriate jurisdictions, or adequate arrangements therefor acceptable to the Collateral Agent shall have been agreed to, and, upon proper filing thereof on or prior to the Closing Date, shall be in full force and effect and shall constitute valid and enforceable first-priority Liens (subject only to Permitted Liens that, pursuant to Applicable Legal Requirements, are entitled to a higher priority than the Liens
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granted by the Collateral Documents). Each Deed of Trust creating a Lien on the portion of the Collateral that consists of real property shall have been duly recorded (or delivered in recordable form to Title Insurer with authorization to record) within the land records of Kings County, California and, upon proper filing thereof on or prior to the Closing Date, the security interests in the portion of the Collateral that consists of real property and fixtures shall have been properly perfected (or deemed properly perfected). The Collateral Agent shall have received the original membership interest certificate in (i) the Project Company issued to HoldCo, (ii) the Land Company issued to Parent Pledgor (iii) HoldCo issued to the Parents, (iv) Parent I issued to the Parent Pledgor and (v) Parent II issued to the Parent Pledgor, in each case, with blank membership interest power and an irrevocable proxy with respect to such membership interests. The Collateral Agent shall have received each letter of credit in an amount equal to or greater [REDACTED], if any, issued for the benefit of the Parents, HoldCo or the Borrowers as the beneficiary thereof.
(o)    Closing Certificate. The Administrative Agent shall have received the Closing Certificate substantially in the form of Exhibit G-1 dated as of the Closing Date.
(p)    Solvency Certificates. The Administrative Agent shall have received (i) a certificate signed by a Responsible Officer of each Borrower with respect to the solvency of each Borrower Entity in substantially the form of Exhibit E-1 and (ii) a certificate signed by a Responsible Officer of the Sponsor with respect to the solvency of itself in substantially the form of Exhibit E-2.
(q)    Financial Statements. The Borrowers shall have delivered to the Administrative Agent the most recent annual (audited if available) and quarterly unaudited financial statements from each counterparty to any Material Project Document to the extent obtainable by the Borrowers with the exercise of commercially reasonable efforts (it being understood publicly available financial statements including from any publicly listed company shall be deemed delivered to the Administrative Agent). The Administrative Agent shall have received (i) a copy of Form W-9 duly completed by each Credit Party, (ii) the most recent audited annual and unaudited quarterly financial statements of the Sponsor and (iii) the unaudited pro forma balance sheets of each Borrower and HoldCo, giving effect to the transactions intended to occur on the Closing Date, and in the case of clauses (ii) and (iii), together with a certificate from a Responsible Officer of the applicable Credit Party, stating that no material adverse change in the business, assets, liabilities, operations or financial condition of the Credit Parties has occurred since December 31, 2025.
(r)    Beginning of Construction Certificate. The Administrative Agent shall have received the Beginning of Construction Certificate substantially in the form of Exhibit G-3.
(s)    Collateral Accounts. The Borrowers shall provide evidence to the Administrative Agent that all Accounts required pursuant to Article 7 have been established.
(t)    Independent Engineer Report. Delivery to the Administrative Agent of (i) the Independent Engineer Report, in form and substance acceptable to the Administrative Agent
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and the Lenders, of its satisfactory technical review of the Project and (ii) if the Independent Engineer Report is not addressed to the Administrative Agent and the Lenders, a reliance letter executed by the Independent Engineer, in form and substance acceptable to the Administrative Agent and the Lenders, allowing the Administrative Agent and the Lenders to rely on such report.
(u)    Title Policy. The Administrative Agent shall have received a proforma version of an extended coverage California Loan Policy of Title Insurance, dated as of the Closing Date or recording date of each Deed of Trust with Kings County, California (if occurring after the Closing Date), together with the endorsements and other coverages identified in clause (iii) below, in an amount equal to the sum of the Total Construction Loan Commitment, the Total Bridge Loan Commitment and the Maximum LC Commitment, issued by the Title Insurer, in form and substance reasonably acceptable to the Administrative Agent and the Lenders (such title proforma, the “Title Pro Forma”), and an irrevocable commitment from the Title Insurer (such commitment to be in a closing instruction letter in form and substance reasonably acceptable to the Administrative Agent) to issue a California Loan Policy of Title Insurance in the form and substance of the Title Pro Forma (such title policy, including all endorsements thereto, the “Title Policy”) and insuring (or agreeing to insure) the Collateral Agent that:
(i)    (x) the Project Company has a good and indefeasible fee, leasehold or easement title, as applicable, to or right to control, occupy and use the Property described in Schedule A to the Title Policy, under the Site Agreements, free and clear of liens, encumbrances or other exceptions to title except for Permitted Encumbrances and (y) the Land Company has a good and indefeasible fee title to and/or easement interest in the Property described in Schedule A to the Title Policy free and clear of liens, encumbrances or other exceptions to title except for Permitted Encumbrances;
(ii)    each Deed of Trust is a valid Lien on the leasehold, easement, and other interests in real estate created by the Site Agreements, and the fee, leasehold, easement, and other interests in real estate (including improvements) described in each Deed of Trust are free and clear of all Liens, encumbrances and exceptions to title other than Permitted Liens; and
(iii)    such Title Policy (i) effects full coverage against insurable losses from existing mechanics’ or materialmen’s liens and subsequent mechanics’ and materialmen’s liens which may gain priority over any Deed of Trust either without exception for mechanics’ and materialmen’s liens or with a commitment to issue future endorsements as described above, and (ii) includes such endorsements, modifications and affirmative coverages as reasonably requested by the Administrative Agent and which are reasonably obtainable from the title insurance underwriters in the State of California, including (if reasonably available) but not limited to the following: ALTA 3.2, ALTA 6, ALTA 8.2, ALTA 9.6, ALTA 17 or 17.1, ALTA 17.2, ALTA 18.1, ALTA 19, ALTA 22-06, ALTA 24, ALTA 25, ALTA 26, ALTA 27, ALTA 28-06, ALTA 35.3, ALTA 36.1, ALTA 36.5, ALTA 36.6, ALTA 36.8, ALTA 32, ALTA 33, ALTA 39, ALTA,
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14.2, ALTA 41.3, special measure of loss, patents; and an endorsement deleting the arbitration provisions.
(v)    Insurance. Insurance complying with this Agreement and the Material Project Documents shall be in full force and effect and the Administrative Agent shall have received (i) a certificate from the Borrowers’ placing insurance broker, dated as of the Closing Date stating that the insurance policies required under Section 5.16 are in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such Person, such insurance complies with Section 5.16, (ii) copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), (iii) a final report of the Insurance Consultant and (iv) a compliance and reliance certificate from the Insurance Consultant addressed to the Administrative Agent and the Lenders. All such evidence, certificates and report shall be in form and substance acceptable to the Administrative Agent and the Lenders.
(w)    Environmental Report. Delivery to the Administrative Agent of the Environmental Report [REDACTED] (and the site visit performed thereunder shall have been made [REDACTED], together with a reliance letter from the Environmental Consultant with respect to the Environmental Report, which shall entitle the Administrative Agent and the Lenders to rely upon the Environmental Report, in each such case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(x)    Base Case Forecast. The Administrative Agent shall have received the Base Case Forecast in form and substance satisfactory to the Administrative Agent and the Lenders.
(y)    Schedule and Budget. The Borrowers shall have delivered to the Administrative Agent and the Independent Engineer a reasonably detailed project schedule describing phases of construction and a budget (the “Schedule and Budget”) for all anticipated Project Costs, sources and uses of funds, estimates of revenues and cash flows expected to be generated through the date of expected Completion and such other information as the Administrative Agent may reasonably require. The Schedule and Budget shall be in form and substance satisfactory to the Administrative Agent, the Lenders and the Independent Engineer.
(z)    Survey. The Administrative Agent shall have received an ALTA/ NSPS Land Title Survey (the “Survey”) depicting the land and improvements (including then-existing improvements and site plan overlay) constituting the Project and the Project Site (i) dated no earlier than [REDACTED], (ii) prepared by a land surveyor duly licensed and registered in the State of California that is in form and substance reasonably acceptable to the Administrative Agent and the Title Insurer, (iii) certified to the Title Insurer and the Collateral Agent by a form of certification reasonably acceptable to the Administrative Agent, (iv) prepared in accordance with the “2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys” jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors effective February 23, 2021 and (v) otherwise in form and substance reasonably acceptable to the Administrative Agent and the Lenders.
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(aa)    Cost Segregation Report. Delivery to the Administrative Agent of the Cost Segregation Report, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, together with a reliance letter with respect to such report that shall entitle the Administrative Agent and the Lenders to rely upon such report as of the Closing Date, and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(bb)    Real Property Rights. The Borrowers shall have obtained all titles, leaseholds, easements, rights of way, crossing agreements (to the extent necessary to allow the Title Insurer to issue the applicable enforced removal coverage in the Title Policy), subordination and non-disturbance agreements, mineral accommodation agreements (to the extent necessary to allow the Title Insurer to issue the applicable minerals coverage in the Title Policy) and other real estate property interests necessary as of the Closing Date to develop, construct, own and operate the Project.
(cc)    Consents. Delivery to the Administrative Agent of each Consent except for any Post-Closing Consent, in each case, in form and substance reasonably satisfactory to the Lenders. The Project Company shall also have provided a notice of collateral assignment, in form and substance reasonably satisfactory to the Lenders, in respect of the Interconnection Agreement and the Transmission Service Agreement.
(dd)    Environmental Claims. No action, suit, proceeding or Environmental Claim shall be pending or, to the Borrowers’ Knowledge, threatened in writing, against any Borrower Entity, the Project, or any Governmental Authority in connection with any Borrower Entity, the Project, any Applicable Permit or any Material Project Document, which could reasonably be expected to result in a material liability to any Borrower Entity.
(ee)    [Reserved.]
(ff)    Sufficiency of Material Project Documents and Applicable Permits. Each Material Project Document and Applicable Permit required to own, develop, construct and operate the Project shall be in full force and effect in accordance with its terms and, to the Borrowers’ Knowledge, no material defaults shall have occurred thereunder and no material amendments shall have been entered into with respect thereto.
(gg)    No Proceedings. No enforcement action, suit, proceeding or investigation shall have been instituted or, to Borrowers’ Knowledge, threatened in writing, nor shall any order, judgment or decree have been issued or to the Borrowers’ Knowledge, proposed to be issued by any Governmental Authority that, solely as a result of the siting, construction, ownership or operation of the Project, the generation, charge, discharge or sale of electric energy, RECs, or ancillary services therefrom or the entering into of any Operative Document with respect thereto or any transaction contemplated hereby or thereby (other than the exercise of any remedy provided for in any such Operative Document that would result in a direct or indirect change in ownership of or control over any Borrower Entity or the Project), would cause or deem (1) the Agents, the Issuing Banks, the other Lenders or any Affiliate of any of them to be subject to, or not exempt from, regulation under the FPA or PUHCA or financial, organizational or rate
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regulation as a “public utility” under the California Public Utilities Code; or (2) any Borrower Entity or the Project to be subject to, or not exempt from (A) except with respect to the Project Company, regulation under the FPA, (B) the federal access to books and records provisions of PUHCA, or (C) financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code, provided that, the exercise of remedies under the Financing Documents may cause the Borrower Entities or their Affiliates to become subject to the foregoing regulations.
(hh)    Payment of Fees. All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent or any Secured Party, including under the Fee Letters, or any of their consultants or advisors, and all Taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed under this Section 3.1 shall have been paid in full or shall be paid concurrently with the occurrence of the Closing Date.
(ii)    Flood Determination. The Administrative Agent and each Lender shall have received copies of any required “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination (FEMA Form 81-93) for each parcel which constitutes a portion of the Project Site upon which a Flood Hazard Property will be constructed. No part of the Project shall be contemplated to be Flood Hazard Property. If any Flood Hazard Property is located in a Flood Zone, a notification to the Borrowers shall be delivered and (if applicable) such notice shall include notification to the Borrowers that flood insurance coverage under the National Flood Insurance Program is not available because the community does not participate in such program. The Administrative Agent and each Lender shall have received documentation evidencing the Borrowers’ receipt of the flood notification referred to above. If such flood notice is required to be given and flood insurance is available in the community in which the Project Site is located, the Administrative Agent shall receive a copy of one of the following: the flood insurance policy, the Borrowers’ application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and each Lender.
(jj)    No Material Adverse Effect. No event, condition or circumstance that constitutes or could reasonably be expected to constitute a Material Adverse Effect shall have occurred and be continuing.
(kk)    Equity Contributions.
[REDACTED]
(ll)    Market Consultant’s Report. The Administrative Agent shall have received a copy of (i) the Market Consultant Report and (ii) if the Market Consultant Report is not addressed to the Administrative Agent and the Lenders, a reliance letter dated as of the Closing Date (A) duly executed by the Market Consultant and (B) addressed to the Administrative Agent and the Lenders allowing such parties to rely on such report, in each case
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of clauses (i) and, if applicable, (ii), in form and substance reasonably acceptable to the Administrative Agent and the Lenders.
(mm)    Funds Flow Memorandum. Delivery to the Administrative Agent of the Funds Flow Memorandum, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(nn)    Land Company Arrangements. [REDACTED].
3.2    Conditions Precedent to Construction Loans and Bridge Loans. The obligation of the Lenders to make Construction Loans (including the initial Construction Loan) and Bridge Loans (including the initial Bridge Loan) under this Agreement is subject to the prior satisfaction by the Borrowers of each of the following conditions to the reasonable satisfaction of the Administrative Agent, except as otherwise set forth below (unless waived in writing by the Administrative Agent with the consent of the Majority Lenders, except as otherwise set forth below):
(a)    Notice of Borrowing. The Administrative Agent shall have received the Notice of Construction Loan Borrowing or Notice of Bridge Loan Borrowing, as applicable, in accordance with Section 1.1, along with a certificate executed by a Responsible Officer of the Borrowers dated the date such Construction Loans or Bridge Loans, as applicable, are due to be made, certifying that:
(i)    No Default or Event of Default has occurred and is continuing or would result from the making of such Loan or the application of proceeds of such Borrowing; and
(ii)    Each representation and warranty set forth in Article 4 and in the other Financing Documents is true and correct in all material respects as if made on such date (unless such representation or warranty (A) is already qualified by “materiality” or “Material Adverse Effect”, in which case it shall be true and correct in all respects or (B) relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or if clause (A) is applicable, all respects) as of such earlier date).
(b)    Borrowing Date Certificate and Independent Engineer’s Drawdown Certificate. (1) The Borrowers shall have delivered to the Administrative Agent a certificate (in the form of Exhibit G-4), to be dated as of the date of the requested Borrowing of Construction Loans or Bridge Loans, as applicable, duly executed by the Borrowers, attaching the most recent Construction Report (for Borrowings occurring after the Closing Date) addressed to the Borrowers and the relevant invoices in excess of [REDACTED], in each case with respect to the payments requested to be made out of the proceeds of such Construction Loans or Bridge Loans, as applicable or payments made out of proceeds in the Disbursement Account or Project Company Revenue Account since the immediately preceding Borrowing. Such certificate and Construction Report of the Borrowers shall certify that Completion is anticipated to occur on or before the Date Certain; and (2) the Independent Engineer shall have reviewed (A) such certificate of the Borrowers, (B) the most recent Construction Report, (C) the relevant invoices
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provided above and (D) all other information obtained from the Borrowers upon the reasonable request of the Administrative Agent, and shall have provided the Administrative Agent with a certificate of the Independent Engineer, substantially in the form of Exhibit G-2, confirming its review of the foregoing documentation and (x) that the Borrowers are in material compliance with the Schedule and Budget and that (y) there has been no failure to achieve any Major Milestones set forth in the Schedule and Budget that would be reasonably likely to impact the Borrowers’ ability to cause Completion to occur on or before the Date Certain.
(c)    Lien Waivers. Subject to the each Borrower’s right to contest any Liens as described in the definition of “Permitted Liens,” the Borrowers shall have delivered to the Administrative Agent duly executed acknowledgements of payments (for any payments that were to be made using previously released proceeds of Construction Loans or Bridge Loans, as applicable) and conditional releases/waivers of mechanics’ and materialmen’s liens upon progress payments, in the required applicable statutory form enforceable in the State of California or otherwise in form and substance reasonably satisfactory to Administrative Agent, from all direct contractors of the Project Company under the EPC Contract, the Module Supply Agreement, the Transformer Supply Agreement, the BESS Supply Agreement, the BESS LTSA and any other contractors and subcontractors, vendors or suppliers that are Major Subcontractors under and as defined in the EPC Contract and that performed work at the Project Site.
(d)    Permits. All Applicable Permits required to have been obtained by the date of such Borrowing from any Governmental Authority for the ownership, development, construction, operation (including the generation and wholesale sale of electric energy, RECs and ancillary services therefrom) and routine maintenance of the Project are set forth in Part I of Schedule 4.1(x) to the Disclosure Letter and have been issued and are final and in full force and effect, are not subject to any unsatisfied conditions to their effectiveness and are not subject to any pending challenge, appeal or further proceedings that could reasonably be expected to result in material modification, suspension, termination or revocation of any Permit and if there are limitations on the periods for judicial or administrative appeals specified by the statutes pursuant to which such Permit was issued, such appeals periods have expired except as specifically noted on Schedule 4.1(x) to the Disclosure Letter. Each Applicable Permit set forth in Part I of Schedule 4.1(x) is held in the name of, was issued to, applies to, or was obtained by or for the benefit of the Project Company. Each of the Project Company and the Land Company (as applicable) shall be in material compliance with such Applicable Permits. With respect to any of the Permits not yet required and listed in Part II of Schedule 4.1(x) to the Disclosure Letter, the Borrowers shall have reasonably concluded that such Permits may be obtained on reasonable terms and without undue delay on or prior to the date such Permits become Applicable Permits.
(e)    Operative Documents. All of the Operative Documents then required to be in full force and effect shall be in full force and effect without material change or amendment since the respective dates of their execution and delivery in a form which was approved by the Administrative Agent, except as consented to in writing by the Administrative Agent (and, if a Material Project Document, as consented to in writing by the Administrative Agent on instructions of the Majority Lenders) or as otherwise permitted pursuant to Section 6.12; and
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with respect to any Borrowing made after the date that is [REDACTED], all of the confirmations under the Interest Rate Agreements shall be in full force and effect.
(f)    Closing Date. The Closing Date shall have occurred.
(g)    Additional Project Documents and Applicable Permits. With respect to Additional Project Documents and Applicable Permits entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Project or otherwise) since the Closing Date, copies of such Additional Project Documents and Applicable Permits shall have been delivered to the Administrative Agent, and, if reasonably requested by the Administrative Agent, the Borrowers shall have delivered to the Administrative Agent consents to the collateral assignment of such Additional Project Documents to the extent provided under Section 2.10(a)(ix).
(h)    Casualty Event. If, at the time of making the requested Construction Loans or Bridge Loans, as applicable, the Project shall have been materially damaged by flood, fire or other casualty, the Person entitled thereto pursuant to the Financing Documents shall have received insurance proceeds or money or other assurances sufficient in the reasonable judgment of the Administrative Agent and the applicable Independent Consultants to assure restoration and Completion in material compliance with the Schedule and Budget.
(i)    No Default. There has not been any material default under any Material Project Document, Applicable Permit, insurance policy, or any other similar approval or agreement which remains uncured. No Default or Event of Default shall have occurred and be continuing.
(j)    Title Endorsements. Receipt by the Administrative Agent of an ALTA 33 date down endorsement to the Title Policy (the “Date Down Endorsement”) after delivery by the Project Company and the Land Company to the Title Insurer of all deliverables and any other items required by the Title Insurer to issue such endorsement. Each Date Down Endorsement shall (i) show that, since the effective date of the Title Policy (or the effective date of the last such Date Down Endorsement, if any), there has been no change in the status of the Project Company’s or the Land Company’s first priority lien of the applicable Deed of Trust or the status of the Project Company’s or the Land Company’s title to the Project Site and no new Lien thereon other than matters constituting Permitted Liens, (ii) state the amount of coverage then existing under the Title Policy which shall not be less than the total of all disbursements of the Loans, including the disbursement which is being made concurrently with the issuance of such Date Down Endorsement, (iii) update the date of coverage to the date of such disbursement and (iv) otherwise be in form and substance reasonably acceptable to the Administrative Agent and the Lenders. Notwithstanding anything foregoing to the contrary, this Section 3.2(j) shall not be a condition precedent to the borrowing of Construction Loans or Bridge Loans on the Closing Date.
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(k)    TCT Documentation Effective Date. In the case of a Borrowing of Bridge Loans after the TCT Documentation Sunset Date, the TCT Documentation Effective Date shall have occurred.
(l)    No Environmental Claim. No action, suit, proceeding or Environmental Claim shall be pending or, to the Borrowers’ Knowledge, threatened, against any Borrower Entity, the Project, or any Governmental Authority in connection with any Borrower Entity, the Project, any Applicable Permit, or any Material Project Document, which could reasonably be expected to result in a Material Adverse Effect on the Project or any Borrower Entity.
(m)    [Reserved.]
(n)    Utilization of Bridge Loan Commitments. Solely with respect to the initial borrowing of Construction Loans and the initial borrowing of Construction Loans after the Initial TCT Documentation Effective Date, the Total Bridge Loan Commitments that remain available at such time (giving effect to the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date) shall have been fully utilized.
(o)    [Reserved.]
(p)    Change in Tax Law; Proposed Change in Tax Law. [REDACTED].
(q)    Sufficient Funds. After taking into consideration the Borrowing being requested, Available Construction Funds for the Project shall not be less than the aggregate unpaid amount of Project Costs reasonably expected to be required to achieve Completion in accordance with Applicable Legal Requirements and the Material Project Documents, on or before the Date Certain; [REDACTED].
(r)    No Proceedings. No action, suit, proceeding or investigation shall have been instituted or, to the Borrowers’ Knowledge, threatened in writing, nor shall any order, judgment or decree have been issued or to the Borrowers’ Knowledge, proposed to be issued by any Governmental Authority that, solely as a result of the siting, construction, ownership or operation of the Project, the sale of electric energy, RECs, capacity or ancillary services therefrom or the entering into of any Operative Document with respect thereto or any transaction contemplated hereby or thereby (other than the exercise of any remedy provided for in any such Operative Document that would result in a direct or indirect change in ownership of or control over any Borrower Entity or the Project), would cause or deem (1) the Agents, the Issuing Banks, the other Lenders or any Affiliate of any of them to be subject to, or not exempt from, regulation under the FPA or PUHCA, or financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code or (2) any Borrower Entity to be subject to, or not exempt from (A) except for the Project Company, regulation under the FPA, (B) the federal access to books and records provisions of PUHCA, or (C) financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code, provided that, the exercise of remedies under the Financing Documents may cause the Borrower Entities or their Affiliates to become subject to the foregoing regulations.
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3.3    Conditions Precedent to the Term Loan.
The obligation of the Lenders to effect the Term Conversion under this Agreement and to make Term Loans hereunder is subject to the prior satisfaction of each of the following conditions precedent by the Borrowers to the reasonable satisfaction of the Administrative Agent and the Lenders, except as otherwise set forth below (unless waived in writing by the Administrative Agent with the consent of all Lenders):
(a)    Term Conversion Certificate. Delivery to the Administrative Agent of a certificate of a Responsible Officer of each Borrower in the form of Exhibit G-5 (the “Borrowers’ Term Conversion Certificate”) dated the date such Construction Loans are proposed to be Term Converted, certifying that:
(i)    each representation and warranty set forth in Article 4 and in the other Financing Documents is true and correct in all material respects (unless such representation or warranty (i) is already qualified by “materiality” or “Material Adverse Effect”, in which case it shall be true and correct in all respects or (ii) relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or if clause (i) is applicable, all respects) as of such earlier date); and
(ii)    no Default or Event of Default has occurred and is continuing or will result from the Term Conversion of the Construction Loans.
(b)    Notice of Term Loan Borrowing. Delivery of the Notice of Term Loan Borrowing in accordance with Section 2.1(a)(ii). Upon request by a Lender, delivery to such Lender of its Term Loan Note, duly authorized, executed and delivered by a Responsible Officer of the Borrowers.
(c)    Loan Repayment. The Borrowers shall have repaid (or shall simultaneously repay on the Term Conversion Date) all Construction Loans that are not being converted to Term Loans. The Borrowers shall have repaid (or shall simultaneously repay on the Term Conversion Date) any LC Loans and Unreimbursed Obligations that are outstanding. The Borrowers shall have repaid (or shall simultaneously repay on the Term Conversion Date) any Bridge Loans that are outstanding.
(d)    Resolutions. Without duplication of any documents previously delivered under Sections 3.1 and 3.2, delivery to the Administrative Agent of a copy of one or more date-down resolutions or other authorizations of the Credit Parties, as applicable, certified by a Responsible Officer of each such Credit Party as being in full force and effect on the Term Conversion Date, authorizing the execution, delivery and performance of the Operative Documents required to be executed as of the Term Conversion Date to which such Credit Party is a party.
(e)    Incumbency. Without duplication of any documents previously delivered under Sections 3.1 and 3.2, delivery to the Administrative Agent of a date-down certificate from the Credit Parties, as applicable, signed by a Responsible Officer of each such Credit Party and
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dated as of the Term Conversion Date, as to the incumbency of the natural persons authorized to execute and deliver the Operative Documents required to be executed as of the Term Conversion Date to which such Credit Party is a party.
(f)    Liens. All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been perfected, recorded and filed (or deemed to have been recorded and filed) in the appropriate jurisdictions, shall be in full force and effect and shall constitute enforceable first priority Liens (subject to Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the Liens granted by the Collateral Documents), or adequate arrangements therefor acceptable to the Collateral Agent shall have been agreed to.
(g)    Funding of Reserves. Funds on deposit in (i) the Debt Service Reserve Account are equal to the then-applicable Minimum Debt Service Reserve Requirement or, the DSR Letters of Credit shall be issued concurrently with Term Conversion and each have a stated amount at such time equal to (x) such DSR LC Issuing Bank’s LC Commitment in respect of the DSR Letters of Credit and (y) the then-required Minimum Debt Service Reserve Requirement in the aggregate for all DSR Letters of Credit and (ii) the BESS Augmentation Reserve Account are equal to the then-applicable BESS Minimum Augmentation Reserve Requirement.
(h)    Opinions of Counsel. Delivery to the Administrative Agent of bringdowns of each opinion delivered pursuant to Section 3.1(h)(ii) (but, with respect to the permitting opinion, only if the prior permitting opinion identified any outstanding actions (such as obtaining any Permits) or there has been a material change in fact or Governmental Rules), in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and dated as of the Term Conversion Date.
(i)    Financial Statements. The Administrative Agent shall have received the most recent audited and unaudited financial statements of the Borrowers, HoldCo, the Parents [REDACTED], in each case, consisting of a balance sheet and statement of income, each in form and substance reasonably satisfactory to the Administrative Agent.
(j)    Operative Documents. Unless previously delivered pursuant to Section 3.1(j), Section 3.2(g) and Section 3.2(m), delivery to the Administrative Agent of (x) duly executed and delivered Financing Documents and (y) certified true and correct copies of each Material Project Document, in each case, required to be executed as of the Term Conversion Date and any existing supplements or amendments thereto, each of which has been duly authorized, executed and delivered by the parties thereto and all such Material Project Documents and any existing supplements or amendments thereto shall be certified in the Borrowers’ Term Conversion Certificate by a Responsible Officer of each Borrower as being true, complete and correct and in full force and effect on the Term Conversion Date and that no material default has occurred and is continuing thereunder.
(k)    Insurance Deliverables. Insurance complying with Section 5.16(a) and Schedule 5.16 shall be in full force and effect, and the Administrative Agent shall have received
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(i) a certificate of the Insurance Consultant or the Borrower Entities’ insurance broker, dated as of the Term Conversion Date, as applicable, stating that such insurance policies are in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such Person, such insurance complies with Section 5.16 for the policy period during which such Term Conversion Date occurs, (ii) copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) and (iii) a date-down of the reliance certificate and the report of the Insurance Consultant delivered under Section 3.1(v), in form and substance reasonably acceptable to the Administrative Agent, certifying that all required insurance policies are in full force and effect.
(l)    Applicable Permits. Delivery to the Administrative Agent of an updated Schedule 4.1(x) to the Disclosure Letter and copies of all Applicable Permits not previously delivered to the Administrative Agent and then required by the Project Company and the Land Company to develop, construct, own and operate the Project, together with a certificate of the Borrowers signed by a Responsible Officer of each entity certifying that all Applicable Permits then required to develop, construct, own and operate the Project have been obtained, are in full force and effect and are not subject to any unsatisfied conditions to their effectiveness and are not subject to any pending challenge, appeal or further proceedings that could reasonably be expected to result in material modification, suspension, termination or revocation of any Permits.
(m)    Term Conversion Base Case Forecast. The Administrative Agent shall have received the Term Conversion Base Case Forecast updating the Closing Date Base Case Forecast (as previously updated in accordance with this Agreement) to take into account only (i) the updated Independent Engineer’s report delivered pursuant to Section 3.3(p) (which updated Independent Engineer’s report would reflect any material deviations from the original specifications and design of the Project from the Closing Date, as determined by the Administrative Agent (in consultation with the Independent Engineer and the Lenders)), (ii) any relevant changes to the updated Environmental Report delivered pursuant to Section 3.3(t), (iii) solely to the extent a bring-down of the Market Consultant Report is delivered pursuant to Section 3.3(bb), any changes to such report, (iv) any relevant changes to the updated report of the Insurance Consultant delivered pursuant to Section 3.3(k), (v) the final size and capacity of the Project and the date that Substantial Completion – Facility (as defined in the EPC Contract) occurred, and (vi) if the aggregate notional amount of the Hedge Transactions in respect of the Term Loans on Term Conversion is less than 100% of the aggregate Term Loans, any updates to forward curve for the unhedged portion of the Term Loans and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Lenders. The Term Conversion Base Case Forecast shall demonstrate that sufficient Term Loan Commitments are available to fully repay the Obligations in respect of the Construction Loans outstanding as of the Term Conversion Date, or else the Borrowers shall have prepaid the excess amount of the Construction Loans on the Term Conversion Date in accordance with Section 2.1(a)(iii).
(n)    [Reserved.]
(o)    Initial Annual Operating Budget. Delivery to the Administrative Agent of the first Annual Operating Budget (covering the remainder of the year in which Term
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Conversion occurs) with respect to the Project in compliance with the Term Conversion Base Case Forecast.
(p)    Independent Engineer Report and Certificate. Delivery to the Administrative Agent of (i) a bring-down of the Independent Engineer’s report, with respect to the technical review of the Project and the Material Project Documents (including a review of the compliance of the Project with the applicable grid requirements), which shall contain no material deviations from the Independent Engineer’s report delivered to the Administrative Agent as of the Closing Date (other than those reasonably satisfactory to the Lenders) and shall otherwise be in form and substance reasonably satisfactory to the Lenders, (ii) if the bring-down of the Independent Engineer’s report is not addressed to the Administrative Agent and the Lenders, a reliance letter executed by the Independent Engineer, substantially in the form of the reliance letter delivered under Section 3.1(t) or otherwise in form and substance reasonably acceptable to the Administrative Agent and the Lenders, allowing the Administrative Agent and the Lenders to rely on such bring-down report and (iii) a copy of the certificate of the Independent Engineer dated as of the Term Conversion Date, addressed to the Administrative Agent and otherwise substantially in the form of Exhibit G-6.
(q)    No Environmental Claims. No action, suit, proceeding or Environmental Claim shall be pending or, to the Borrowers’ Knowledge, threatened, against any Borrower Entity, the Project or any Governmental Authority, in connection with any Borrower Entity, the Project, any Applicable Permit or any Material Project Document, which in each such case, could reasonably be expected to result in a Material Adverse Effect.
(r)    No Proceedings. No action, suit, proceeding or investigation shall have been instituted or, to the Borrowers’ Knowledge, threatened in writing, nor shall any order, judgment or decree have been issued or to the Borrowers’ Knowledge, proposed to be issued by any Governmental Authority that, solely as a result of the siting, construction, ownership or operation of the Project, the sale of electric energy, RECs, capacity or ancillary services therefrom or the entering into of any Operative Document with respect thereto or any transaction contemplated hereby or thereby (other than the exercise of any remedy provided for in any such Operative Document that would result in a direct or indirect change in ownership of or control over any Borrower Entity or the Project), would cause or deem (1) the Agents, the Issuing Banks, the other Lenders or any Affiliate of any of them to be subject to, or not exempt from, regulation under the FPA or PUHCA, or financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code or (2) any Borrower Entity to be subject to, or not exempt from (A) except for the Project Company, regulation under the FPA, (B) the federal access to books and records provisions of PUHCA, or (C) financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code, provided that, the exercise of remedies under the Financing Documents may cause the Borrower Entities or their Affiliates to become subject to the foregoing regulations.
(s)    Payment of Fees. All amounts required to be paid to or deposited with the Administrative Agent, Collateral Agent or any Secured Party (including under the Fee Letters), or any of their consultants or advisors, and all Taxes, fees and other costs then due and payable
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in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed under this Section 3.3, shall have been paid in full or provided for.
(t)    Environmental Report Bringdown. If the Environmental Report is dated more than [REDACTED], delivery to the Administrative Agent of an updated Environmental Report, dated no earlier than [REDACTED] by the Environmental Consultant showing no material adverse changes from the Environmental Report delivered on the Closing Date, which shall be in form and substance reasonably satisfactory to Administrative Agent and the Lenders and, together with a reliance letter from the Environmental Consultant dated as of the Term Conversion Date permitting Administrative Agent and the Lenders to rely on such report, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(u)    Completion. Delivery by the Borrowers to the Administrative Agent of (i) a certificate certifying (x) the occurrence of Completion and (y) that the Project has been placed in service for U.S. federal income tax purposes, (ii) a copy of the Certificate of Substantial Completion – Facility (as defined in the EPC Contract) delivered by the Project Company to the EPC Contractor under Section 10.5.2 of the EPC Contract and (iii) a copy of the Completion Notice (as defined in the Power Purchase Agreement) delivered by the Project Company to the Power Purchaser under Section 3.2 of the Power Purchase Agreement and if available, a copy of the written documentation (which may be in the form of an email) delivered by the Power Purchaser confirming its acceptance of the achievement of Commercial Operation.
(v)    Term Conversion Date. (i) The Term Conversion Date shall occur no later than the Date Certain and (ii) if the TCT Documentation Effective Date has occurred, the TC Final Funding Date shall occur on or before the Term Conversion Date.
(w)    Punch List Items. The Borrowers shall have provided to the Administrative Agent and the Independent Engineer (i) a list of all punch list work to be performed under and pursuant to the EPC Contract and the Major Equipment Supply Agreements after Completion and all liquidated damages payable to the Power Purchaser under the Power Purchase Agreement after Completion, if any and (ii) a certification specifying that an amount equal to the Completion Reserve Requirement is on deposit in the Final Completion Account (or will be funded into the Final Completion Account on the Term Conversion Date), each to the reasonable satisfaction of the Administrative Agent, in consultation with the Independent Engineer.
(x)    Amortization Schedule. Delivery to the Administrative Agent of an Amortization Schedule based on the Term Conversion Base Case Forecast.
(y)    Governmental Approvals. Evidence reasonably satisfactory to the Administrative Agent shall have been received by the Administrative Agent that all material work in connection with the Project requiring inspection by any Governmental Authorities having jurisdiction has been duly inspected and approved in all material respects by such
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authorities and that any certificates or notices required by Governmental Rules to be issued in connection therewith have been issued by such Governmental Authorities in each case, other than with respect to work that is not required by the applicable Governmental Authority to be inspected prior to or at Completion in the ordinary course of business.
(z)    Title Endorsements. Receipt by the Administrative Agent of a copy of an ALTA 33 date down endorsement to the owner’s policy of title insurance issued to the Project Company and the Land Company with an effective date of the Term Conversion Date in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received (i) an as-built Survey of the Project Site if required by the Title Insurer in a form required by the Title Insurer in order to issue the date down endorsement referred to above or (ii) if the as-built referred to in clause (i) above is not required to be delivered or is not available, a then current Survey of the Project Site in form and substance reasonably satisfactory to the Administrative Agent and Title Insurer, current within [REDACTED] and certified to the Administrative Agent, Collateral Agent and Title Insurer showing (i) as to the Project Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all Project improvements are located and all encroachments thereon; (ii) the location of all plottable Schedule B exceptions in the Title Policy, Project improvements, houses, material structures or easement encroachments of Project improvements located in or on the Project Site; (iii) that the location of the Project improvements are in compliance with all applicable building and setback lines unless noted otherwise and for which setback waivers have been obtained, and that the Project improvements do not encroach on or interfere with adjacent property or existing easements or other rights (whether on, above or below ground other than underground utility lines) unless noted otherwise and for which crossing or encroachment agreements have been obtained; (iv) that, other than as indicated on the Survey and/or the contiguity maps for the Project delivered in connection with the Closing Date, the Project Site is internally contiguous without break, gap or interruption; (v) whether the Project Site or any portion thereof is located in a flood hazard zone or is an area that has not been mapped by the Federal Emergency Management Agency; and (vi) that there are no other visible encroachments or easements affecting Project improvements other than Permitted Liens.
(aa)    Lien Waivers. Subject to each Borrower’s right to contest any Liens as described in the definition of “Permitted Liens”, the Borrowers shall deliver duly executed acknowledgments of payments and releases of mechanics’ and materialmen’s liens or such other documentation as in each case would be required pursuant to Section 3.2(c) in a form reasonably satisfactory to the Administrative Agent.
(bb)    Bringdown Market Consultant Report. A bring-down of the Market Consultant Report, delivery of such report to the Administrative Agent, together, if such report is not addressed to the Administrative Agent and the Lenders, with a reliance letter in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, dated as of the Term Conversion Date, for the benefit of the Administrative Agent and the Lenders.
(cc)    [REDACTED].
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(dd)    Survey. The Borrowers shall have delivered to the Administrative Agent the As-Built Survey for the Project Site if such As-Built Survey has been completed by the Term Conversion Date.
3.4    Conditions Precedent to Issuance or Amendment of any Letter of Credit.
The obligation of any Issuing Bank to issue, amend or reinstate the stated amount of any Letter of Credit is subject to the satisfaction by the Borrowers, or waiver by the applicable Issuing Bank, of each of the following conditions precedent:
(a)    Closing Date. With respect to the issuance of the Letters of Credit, the Closing Date shall have occurred and all of the conditions precedent to the initial Borrowing Date set forth in Section 3.2 shall have been satisfied; provided, however, with respect to any DSR Letter of Credit, the Term Conversion Date shall have occurred.
(b)    Notice of LC Activity. Receipt by such Issuing Bank of (i) a Notice of LC Activity (in the form of Exhibit D-2) and (ii) any letter of credit applications required by such Issuing Bank, in each such case, in respect of each requested Letter of Credit at [REDACTED] to the requested date of issuance or amendment of each such Letter of Credit; provided that in the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit application, the terms hereof shall control.
(c)    Borrowers’ Certificate. The Borrowers shall have certified as of the date such Letter of Credit is to be issued that:
(i)    Each representation and warranty set forth in Article 4 and in the other Financing Documents is true and correct in all material respects as of the date of such requested issuance or amendment (unless such representation or warranty (i) is already qualified by “materiality” or “Material Adverse Effect”, in which case it shall be true and correct in all respects or (ii) relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or if clause (i) is applicable, all respects) as of such earlier date).
(ii)    No Default or Event of Default shall have occurred and be continuing or will result from the issuance of such Letter of Credit.
(d)    Reinstatement. With respect to the reinstatement of the stated amount of any Letter of Credit, the Borrowers shall have repaid any LC Loans and Unreimbursed Obligations related to a draw on such Letter of Credit, in an amount at least equal to the amount then being requested to be reinstated. Any reinstatement shall be in the form of an amendment to the Letter of Credit.
3.5    No Approval of Work.
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The making of any Loan hereunder shall not be deemed an approval or acceptance by the Administrative Agent, the Collateral Agent, the Lenders or any Secured Party of any work, labor, supplies, materials or equipment furnished or supplied.
ARTICLE 4    REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties.
Each of the Borrowers, HoldCo and the Parents makes the following representations and warranties to, and in favor of, the Agents and the Secured Parties as of the Closing Date, as of each Borrowing Date, as of the date of the issuance or amendment of any Letter of Credit and as of the Term Conversion Date (except that any representation or warranty in this Article 4 which relates expressly to an earlier date, by direct reference or by reference to a document dated a certain date, shall be deemed made only as of such date); provided that, any representation and warranty made by the Borrowers, HoldCo or the Parents stated to be made only as of the Term Conversion Date shall only be provided as of the Term Conversion Date. All of such representations and warranties shall survive the Closing Date and the making of the Loans and the issuance of the Letters of Credit.
(a)    Organization.
(i)    The Project Company is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party.
(ii)    The Land Company is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party.
(iii)    HoldCo is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where
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the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party and (D) has all requisite limited liability company power and authority to own or hold its interest in the Project Company.
(iv)    Parent I is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party and (D) has all requisite limited liability company power and authority to own or hold its interest in HoldCo.
(v)    Parent II is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party and (D) has all requisite limited liability company power and authority to own or hold its interest in HoldCo.
(vi)    Parent Pledgor is a limited liability company and (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (C) has all requisite limited liability company power and authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party and (D) has all requisite limited liability company power and authority to own or hold its interests in each Parent and the Land Company.
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(vii)    (A) The only holder of all issued and outstanding membership interests in the Project Company is HoldCo, (B) the only holder of all issued and outstanding membership interests in the Land Company is Parent Pledgor, (C) the only holder of all issued and outstanding Class B Units in HoldCo is Parent I, (D) the only holder of all issued and outstanding Class A Units in HoldCo is Parent II, (E) the only holder of all issued and outstanding membership interests in Parent I is Parent Pledgor and (F) the only holder of all issued and outstanding membership interests in Parent II is Parent Pledgor. None of HoldCo, any Borrower or any Parent has any contract, arrangement or commitment to issue or sell any of its membership interests or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its membership interests and no such securities or obligations are issued or outstanding.
(b)    Power; Authorization; No Conflict. Each Borrower, the other Borrower Entities and the other Credit Parties has the power and authority, and the legal right, to make, deliver and perform the Operative Documents to which it is a party and to consummate the transactions contemplated thereby and, in the case of each Borrower, to obtain extensions of credit hereunder. Each Borrower, the other Borrower Entities and the other Credit Parties has duly authorized, executed and delivered each Operative Document to which it is a party as of the date of determination, the consummation of the transactions contemplated thereby, and, in the case of each Borrower, the extensions of credit on the terms and conditions of this Agreement, and neither such entity’s execution and delivery thereof nor the performance thereof, as of the date of determination, (i) is in conflict with or results in a breach of such entity’s organizational documents; (ii) violates any other Legal Requirement applicable to or binding on such Person or any of their respective properties, except for any such violation of a Legal Requirement that would not reasonably be expected to have a Material Adverse Effect; (iii) results in any breach of or constitutes any default under (except for such breach or default that could not be reasonably expected to have a Material Adverse Effect), or results in or requires the creation of any Lien (other than Permitted Liens) upon any of the Collateral under, any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) requires the material consent or approval of any Person, which has not already been obtained.
(c)    Enforceability. Assuming the due authorization, execution and delivery thereof by each other party thereto, each Operative Document to which each Borrower, any other Borrower Entity or any other Credit Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which either Borrower, any other Borrower Entity or any other Credit Party is a party has been amended or modified since the Closing Date or the immediately preceding Borrowing Date, as applicable, except in accordance with, this Agreement.
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(d)    Governmental Approvals. Except as set forth in Schedule 4.1(x) to the Disclosure Letter, no action, consent or approval of, registration or filing with, or Permit from any Governmental Authority is or will be required in connection with (a) the due execution, delivery and performance by any Borrower Entity of the Financing Documents to which it is a party, (b) the consummation of the transactions contemplated by the Financing Documents by the Borrower Entities or (c) the grant by the Borrower Entities of the Liens granted under the Collateral Documents or the validity, perfection and enforceability thereof, except, in each case, (i) the filing of UCC financing statements and the filing and recording of each Deed of Trust, (ii) such as have been made or obtained and are in full force and effect, (iii) such as are required by securities, regulatory, applicable law or otherwise in connection with an exercise of remedies, (iv) in the case of clause (c) above, routine compliance filings and (v) in the case of clauses (b) and (c), consents, authorizations, filings and notices which, if not obtained or made, would not reasonably be expected to result in a Material Adverse Effect.
(e)    ERISA. No Borrower Entity has any employees. There are no Pension Plans sponsored by any Borrower Entity that provide benefits to any employee of any Borrower Entity and no Borrower Entity has maintained, contributed, or been obligated to contribute to any Pension Plan at any time within the five years preceding the Closing Date. No member of the ERISA Group maintains, contributes to or has within the five years preceding the Closing Date, maintained or been required to contribute to any Plan, Pension Plan or Multiemployer Plan.
(f)    Taxes. Each of the Borrower Entities has timely filed (giving effect to all valid extensions), or has caused to be so filed, all federal, state and local Tax returns such Person is required to file, and all such Tax returns are accurate and complete in all material respects. Each of the Borrower Entities has paid or has caused to be paid all Taxes payable, other than those Taxes that such Person is contesting in good faith and by appropriate proceedings, with adequate reserves established for such Taxes in accordance with GAAP, and as of the date hereof, there are no such Taxes being contested. No Borrower Entity is a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement other than customary tax indemnification provisions in the Material Project Documents. All Taxes that are required to be withheld or collected by Borrower Entities have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority or properly deposited as required by Applicable Legal Requirements ([REDACTED]). Each of [REDACTED], Westlands Electric Power Company Holdings, LLC, Parent Pledgor, Parent I, Parent II, HoldCo, LandCo Borrower, ProjectCo Borrower and each other Subsidiary of the Sponsor that indirectly owns the Project Company is, and has been treated since its formation, properly treated as a “disregarded entity” within the meaning of Treasury Regulations Section 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from Sponsor, which is properly treated as a partnership for U.S. federal income tax purposes. [REDACTED]. Neither the execution and delivery of the Operative Documents nor the consummation of any of the transactions contemplated by the Operative Documents will affect such status of the Borrower Entities. There are no Liens for Taxes against any assets or properties of any Borrower Entity, other than Permitted Liens. No Tax return of any Borrower Entity is under audit or examination by any Governmental Authority, and no notice of any material audit or examination or any assertion of any material claim for Taxes against either Borrower or any Borrower Entity has
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been given or made by any Governmental Authority, in each case other than audits being contested in good faith by appropriate proceedings. No material claim has been made by any Governmental Authority, in a jurisdiction where any Borrower Entity does not file Tax returns that such Borrower Entity is or may be subject to taxation by that jurisdiction, in each case other than audits being contested in good faith by appropriate proceedings. None of the Borrower Entities has engaged in any transaction which is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4. None of the Parents, HoldCo or the Borrowers has or will have any obligation to withhold under Section 1445 or Section 1446 of the Code with respect to any direct or indirect beneficial owner. There are no outstanding agreements or waivers or other documents extending (or having the effect of extending) the applicable statutory periods of limitation for Taxes in respect of the Tax returns of any Borrower Entity. No Borrower Entity (i) has entered into any agreement with any Governmental Authority that would affect the amount of Taxes due by it, (ii) has any liability for the Taxes of any other Person (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign tax law) or (B) as a transferee or successor, by contract, or otherwise. No Borrower Entity has joined in any consolidated, combined, unitary or similar tax return with any other Person. No Person has applied to the IRS for a private letter ruling, closing agreement or similar item with respect to any Borrower Entity or the Project, including any application for such item that has been withdrawn. As of the date hereof, no power of attorney has been granted or is in effect with respect to any Taxes of the Borrower Entities. The Base Case Forecast reflects all sales, use, property, ad valorem, franchise and similar Taxes currently contemplated to be imposed on (or otherwise payable by or required to be collected by) any Borrower Entity, in each case, based on current law and, in each case, except to the extent the Power Purchaser is required to pay or reimburse such Borrower Entity for such Taxes. No property Tax exemption, abatement or reduction could reasonably be expected to be lost (in whole or in part) upon a transfer (direct or indirect) of an interest in a Borrower Entity. Prior to the date any portion of the Project is placed in service, no Borrower Entity is or will be subject (under current law) to Taxes based solely upon a transfer (direct or indirect) of any interest or interests in a Borrower Entity (including an order of sale by the court in any mortgage, deed of trust, or lien foreclosure proceeding to satisfy a mortgage or deed of trust, or any transfer resulting from or in connection with a nonjudicial foreclosure).
(g)    Business. Parent I has not conducted any business other than (i) the acquisition and ownership of HoldCo and (ii) the business contemplated in the Operative Documents with respect to the Project in effect from time to time. Parent II has not conducted any business other than (i) the acquisition and ownership of HoldCo and (ii) the business contemplated in the Operative Documents with respect to the Project in effect from time to time. HoldCo has not conducted any business other than (A) the acquisition and ownership of the Project Company and causing the Project Company to acquire, develop, construct, operate, maintain and repair the Project and (B) the business contemplated in the Operative Documents with respect to the Project in effect from time to time. The Land Company has not conducted any business other than the business contemplated by the Operative Documents with respect to the Project in effect from time to time. The Project Company has not conducted any business other than the business contemplated by the Operative Documents with respect to the Project in effect from time to time. No Borrower Entity has any outstanding debt or other material liabilities
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except as contemplated by the Operative Documents and except for Permitted Debt and as disclosed in Schedule 4.1(g) of the Disclosure Letter or is a party to or bound by any material contract having a value over its term in excess of [REDACTED] other than the Operative Documents to which it is a party.
(h)    Title and Collateral.
(i)    The Project Company has caused the Title Company to issue as of the Closing Date the Title Policy confirming that the Project Company has good and indefeasible (subject to the applicable terms of the Site Agreements) marketable title to, or a good and indefeasible (subject to the applicable terms of the Site Agreements) leasehold, easement or other interest, as applicable, in, the real property described in Schedule A to the Title Policy, free and clear of all Liens except Permitted Liens. To the Borrowers’ Knowledge, the Project Company has good and indefeasible title to all personal property and other assets comprising the Project, free and clear of all Liens except, Permitted Liens. To the Borrowers’ Knowledge, the Land Company has good and indefeasible (subject to the applicable terms of the Site Agreements) marketable title to, or a good and indefeasible (subject to the applicable terms of the Site Agreements) fee ownership or other interest, as applicable, in, the real property described in Schedule A to the Title Policy, free and clear of all Liens except Permitted Liens. No Borrower Entity has received any written notice from any Site Owners as to any claims of third parties to the Project Site, or any portion thereof, that would take priority over or have a materially adverse effect on the Project Company, the Land Company or their respective interests in the Project Site.
(ii)    Each Deed of Trust is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the real property described therein and the proceeds thereof. Subject to the provisions of the applicable Deed of Trust, when each Deed of Trust is duly recorded in the Kings County, California county clerk’s office, such Deed of Trust shall constitute a first-priority Lien of record on all real property described in such Deed of Trust and the proceeds thereof subject to Permitted Liens and, as to the priority of such Liens, except for Permitted Liens that, pursuant to Applicable Legal Requirements, are entitled to a higher priority than, or equal priority to, the Liens granted by the Collateral Documents.
(iii)    The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral that may be perfected by filing (A) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first-priority perfected security interest and Lien under each applicable UCC subject to no other Liens except Permitted Liens and, as to the priority of such Liens, except for Permitted Liens that, pursuant to Applicable Legal Requirements, are entitled to a higher priority than, or equal priority to, the Liens granted by the Collateral Documents; and (B) are, and, with respect to such subsequently acquired property, will be superior and prior to the rights of all third-party Persons, as to such Collateral perfected under each
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applicable UCC and subject to no other Liens except Permitted Liens and, as to the priority of such Liens, except for Permitted Liens that, pursuant to Applicable Legal Requirements, are entitled to a higher priority than or equal to the Liens granted by the Collateral Documents. The Collateral Documents relating to such Collateral and the financing statements relating thereto have been duly filed (or will be duly filed as of the Closing Date) in each office and in each jurisdiction where required in order to create and perfect the first-priority Lien and security interests described above. Each Borrower Entity has properly delivered or caused to be delivered to the Collateral Agent all such Collateral that requires perfection of the Lien and security interest described above by possession or control (including all “certificated securities” (as defined in Article 8 of the UCC) in the Project Company owned by HoldCo, in the Land Company owned by Parent Pledgor, in HoldCo owned by the Parents, in Parent I owned by the Parent Pledgor and in Parent II owned by the Parent Pledgor. On the Closing Date, the Collateral Agent has received all original certificates representing all issued and outstanding membership interests in the Parents, HoldCo and the Borrowers, together with a properly completed and signed irrevocable proxy with respect to such membership interests. The applicable Borrower Entities have taken all the steps necessary pursuant to the Account Control Agreement and the Project Company Local Account Control Agreement to give “control” (as such term is defined in Section 9-104(a) of the UCC of the State of New York) to the Collateral Agent over the Accounts and the Project Company Local Account, as applicable.
(iv)    The Parent Pledgor has title to, and is the sole holder of record and beneficial title to, all issued and outstanding membership interests in each Parent and the Land Company, free and clear of Liens, except Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties under the Parent Pledgor Pledge Agreement and except Permitted Liens. Parent I has title to, and is the sole holder of record and beneficial title to, all issued and outstanding Class B Units in HoldCo, free and clear of Liens, except Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties under the Parent I Guarantee, Pledge and Security Agreement and except Permitted Liens. Parent II has title to, and is the sole holder of record and beneficial title to, all issued and outstanding Class A Units in HoldCo, free and clear of Liens, except Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties under the Parent II Guarantee, Pledge and Security Agreement and except Permitted Liens. HoldCo has title to, and is the sole holder of record and beneficial title to, all issued and outstanding membership interests in the Project Company free and clear of Liens, except Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties under the HoldCo Guarantee, Pledge and Security Agreement and except Permitted Liens and, as to the priority of such Liens, except for Permitted Liens.
(v)    The Project Site includes all of the land, and the estate or interest in such land described in Schedule A of the Title Policy and the Project Site as so described, when taken together with the rights described in Schedule 4.1(h) to the Disclosure Letter, is sufficient to site, develop, construct, build and operate the Project.
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(i)    Interconnection Matters. [REDACTED]. As of the Closing Date, to the Borrowers’ Knowledge, (i) no re-study of the Project’s interconnection studies or with respect to the Project’s interconnection facilities, including interconnection to the transmission grid operated by CAISO, has been requested or required by the Participating TO (as such term is defined in the Interconnection Agreement), any Affected System (as such term is defined in the Interconnection Agreement) or CAISO.
(j)    Investment Company Act. No Credit Party is (a) an “investment company” within the meaning of, or is regulated under, the Investment Company Act of 1940, as amended, and the applicable rules and regulations thereunder, or (b) a “covered fund” as that term has been given meaning in final regulations implementing Section 13 of the U.S. Bank Holding Company Act of 1956, as amended.
(k)    Energy Regulatory Status.
(i)    The Project Company is an EWG and has obtained all energy regulatory approvals, authorizations and exemptions for the Project and the Borrowers set forth in Schedule 4.1(x) to the Disclosure Letter.
(ii)    The Project Company is subject to regulation as a “public utility,” as such term is defined in Section 201(e) of the FPA [REDACTED].
(iii)    The Project Company is registered, or will be registered at the time required pursuant to Section 5.10, with NERC.
(iv)    Except for the Project Company, no Borrower Entity will become subject to regulation as a “public utility” under the FPA.
(v)    No Borrower Entity is subject to, or not exempt from, regulation under PUHCA, except, with respect to the Parents, Parent Pledgor, and HoldCo, as a “holding company” as that term is defined in PUHCA that is a holding company solely with respect to EWGs, Qualifying Small Power Production Facilities and/or Foreign Utility Companies, as contemplated by 18 C.F.R. § 366.3(a), and, with respect to the Project Company, as an EWG.
(vi)    No Borrower Entity, except for the Project Company, is subject to or not exempt from regulation under any Governmental Rule, including Section 204 of the FPA as to securities, rates or financial or organizational matters that would preclude the incurrence or repayment of the principal of or interest on any Loans, or the incurrence by any Borrower Entity of any of the Obligations or the execution, delivery and performance by any Borrower Entity of the Operative Documents to which it is party.
(vii)    No Borrower Entity is or will become or be deemed subject to, or not exempt from, financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code, or an “electrical corporation” as such term is defined in the California Public Utilities Code Section 218.
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(viii)    Except as set forth on Schedule 4.1(x) to the Disclosure Letter, no authorization from FERC or the CPUC is required for the execution and delivery of the Financing Documents, the consummation of the transactions contemplated by the Financing Documents or the performance of obligations under the Financing Documents; provided, however, that, in the event of the exercise of remedies in which Administrative Agent, a Secured Party or an “affiliate” (as that term is defined in Section 1262(1) of PUHCA) of any of them directly or indirectly owns or controls the Project or the Project Company, such exercise may require authorization from FERC or any applicable state regulatory authority.
(ix)    None of the Administrative Agent, any Secured Party, or any “affiliate” (as that term is defined in Section 1262(1) of PUHCA) of any of them will, solely as a result of the siting, construction, ownership, leasing or operation of the Project, the sale of electric energy, RECs, or ancillary services from the Project, the execution and delivery of any Operative Document, the consummation of the transactions contemplated by any Operative Document, or the performance of obligations under any Operative Document, be subject to, or not exempt from, regulation under the FPA or PUHCA or financial, organizational, or rate regulation by the CPUC as a “public utility” under the California Public Utilities Code;  provided, however, that, (A) upon exercise by a Secured Party of certain remedies allowed under the Financing Documents, such Secured Party and its “affiliates” (as that term is defined in Section 1262(1) of PUHCA) may become subject to regulation under PUHCA, to the extent such entity becomes an owner (whether directly or indirectly) or operator of, or controls, any Borrower Entity or the Project’s facilities or contracts, if any, and (B) the exercise of any remedy provided for under the Financing Documents by a Secured Party or any of their successors or assigns may require prior approval of the FERC or any applicable state regulatory authority.
(l)    Regulations T, U, X, Etc. None of the Parents, HoldCo or the Borrowers are engaged principally, or as one of its principal activities, in the business of “purchasing” or “carrying” “margin stock” (for purposes of this Section 4.1(l) and Section 6.9, as each such term, as defined or used in Regulations T, U or X of the Federal Reserve Board) or extending credit for such purposes, and no part of the proceeds of the Loans or any extension of credit hereunder will be used to “purchase” or “carry” any such “margin stock” as so defined, or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Federal Reserve Board.
(m)    Financial Statements. The most recent financial statements delivered in respect of each applicable Credit Party pursuant to Section 3.1(q) and Section 5.4, in each case, prior to the relevant dates when this representation is made or deemed made hereunder, fairly present in all material respects the financial condition of such Person (and its subsidiaries) covered by such financial statement as of the date thereof, subject to normal year-end audit adjustments. The most recent financial statements of such Person delivered under Section 5.4 have been prepared in accordance with GAAP. No such Person has any material liabilities required to be disclosed in accordance with GAAP, except as has been disclosed in such
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financial statements or otherwise disclosed in writing to the Administrative Agent prior to the date hereof.
(n)    Existing Defaults. No Borrower Entity is in default under any material term of any Material Project Document to which it is a party, and, to the Borrowers’ Knowledge, no counterparty to any Material Project Document is in default under any material term of any Material Project Document.
(o)    No Default. No Default or Event of Default has occurred and is continuing.
(p)    No Material Adverse Effect.
(i)    As of the Closing Date, no Material Adverse Effect has occurred and is continuing since December 31, 2025.
(ii)    As of any Borrowing Date, any date of the issuance or amendment of any Letter of Credit and the Term Conversion Date, no Material Adverse Effect has occurred and is continuing since the Closing Date.
(q)    Litigation.
(i)    [REDACTED].
(ii)    [REDACTED].
(iii)    [REDACTED].
(r)    Disclosure. No report, financial statement, certificate or other written statement furnished in writing to the Administrative Agent or the Lenders, by or on behalf of any Credit Party in connection with the transactions contemplated by the Operative Documents or delivered hereunder or under any other Financing Document (other than projections and other forward looking information), at the Closing Date or at the time furnished, when taken as a whole, contains any material misstatement of fact or omits to state any material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to the Base Case Forecast, the Schedule and Budget and any projections and other forward-looking information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
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(s)    No Other Subsidiaries. Neither Borrower has any subsidiaries; the Parent Pledgor has no subsidiaries other than the Parents and the Land Company and indirectly, HoldCo and the Project Company; neither Parent has any subsidiaries other than HoldCo and indirectly, the Project Company; and HoldCo has no subsidiaries other than the Project Company.
(t)    Compliance with Law. [REDACTED].
(u)    No Other Bank Accounts. No Borrower Entity has any “account” with a “bank” (within the meaning of Sections 4-104(a)(1) and 4-105(1) of the UCC, respectively) or any “securities account” other than the Collateral Accounts established in accordance with this Agreement and the Account Control Agreement, the Project Company Local Account established in accordance with this Agreement and the Project Company Local Account Control Agreement and, upon the opening thereof, the Final Completion Account.
(v)    TCT Documentation Effective Date. If the TCT Documentation Effective Date has occurred, neither Borrower has been notified, and is not otherwise aware, of any event, condition or circumstance that could reasonably be expected to result in the expected aggregate Tax Credit Transfer Proceeds being less than the outstanding Bridge Loans at such time (including any Bridge Loan requested in such Notice of Bridge Loan Borrowing, if applicable) plus the amount of any Bridge Loans the Borrowers reasonably expect to request on and prior to the Term Conversion Date.
(w)    Land Not in a Special Flood Hazard Zone. None of the Collateral or the Project Site includes improved real property that is or will be located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.
(x)    Permits.
(i)    All Permits required to be obtained under applicable Governmental Rules for the construction, operation (including the generation and wholesale sale of electric energy, RECs, and ancillary services therefrom), routine maintenance and ownership of the Project on the Project Site, other than Permits that are ministerial in nature and able to be obtained in the ordinary course of business, are identified on Schedule 4.1(x) to the Disclosure Letter. Except as set forth on Schedule 4.1(x) to the Disclosure Letter, each Applicable Permit listed in Part I of Schedule 4.1(x) to the Disclosure Letter is final and in full force and effect and if a limitation on the period for judicial or administrative appeals is specified by the statute pursuant to which each such Permit was issued, such periods have expired. No Permit listed in Part I of Schedule 4.1(x) to the Disclosure Letter is subject to any pending judicial or administrative proceeding, challenge or claims that could reasonably be expected to result in any material modification, suspension, termination or revocation of any such Permit. None of the Applicable Permits listed in Part I of Schedule 4.1(x) to the Disclosure Letter has been materially modified, amended or supplemented except as otherwise permitted
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under this Agreement or noted in Schedule 4.1(x) to the Disclosure Letter. Each Permit listed in Part II of Schedule 4.1(x) to the Disclosure Letter has not yet been obtained, and as of the date this representation is made, is not required to be obtained for the construction, ownership, operation (including the generation and wholesale sale of electric energy, RECs, and ancillary services therefrom), or routine maintenance of the Project for the current state of development of the Project. No Borrower Entity has any reason to believe that each Permit listed in Part II of Schedule 4.1(x) to the Disclosure Letter will not be obtained in due course before it becomes an Applicable Permit, when required pursuant to any Governmental Rule. Neither the Borrower Entities or their Affiliates, nor, to the Borrowers’ Knowledge, the EPC Contractor or the O&M Contractor, is in material violation of any requirement of any Applicable Permit. Except as set forth in Part I of Schedule 4.1(x) to the Disclosure Letter, each Permit listed in Part I of Schedule 4.1(x) to the Disclosure Letter is held in the name of, was issued to, applies to, or was obtained by or for the benefit of the Project Company. The Project Company is in material compliance with all Applicable Permits held for the Project in such Person’s name or as otherwise listed on Part I of Schedule 4.1(x) to the Disclosure Letter, and, to the Borrowers’ Knowledge, third parties holding Applicable Permits for the benefit of the Project, including the EPC Contractor, are in material compliance with Applicable Permits held for the benefit of the Project.
(ii)    To the Borrowers’ Knowledge, as of the Closing Date, each Borrowing Date and the Term Conversion Date, except as set forth in Schedule 4.1(x) to the Disclosure Letter, each of the other Key Project Participants possesses all Permits, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties as of such date under the Operative Documents to which it is a party, and such party is not in material violation of any valid rights of others with respect to any of the foregoing.
(y)    Environmental Matters.
(i)    None of the Borrower Entities is or, except as has been fully resolved, has in the past, been in violation of any Environmental Law or any Permit issued under any Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect.
(ii)    None of the Borrower Entities or, to Borrowers’ Knowledge, the EPC Contractor or any other Key Project Participant, has used, Released, discharged, generated, manufactured, produced, treated, handled, stored, or disposed of, Hazardous Substances at, in, on, under, about, or from the Project Site or the improvements with respect to the Project, or transported, arranged or permitted the disposal thereto or therefrom, of any Hazardous Substances that would reasonably be expected to subject the Borrower Entities or the Administrative Agent or the other Secured Parties to a material liability under any Environmental Law or that would reasonably be expected to constitute a Material Adverse Effect on the Borrower Entities.
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(iii)    There are no aboveground or, to the Borrowers’ Knowledge, underground tanks, or surface impoundments whether operative or temporarily or permanently closed, located on the Project Site or the improvements with respect to the Project, the presence of which would reasonably be expected to constitute a Material Adverse Effect.
(iv)    To the Borrowers’ Knowledge, there is no condition at the Project Site that could reasonably form the basis of any obligation or liability or any curtailment or other limitation on the operation of the Project as contemplated by the Financing Documents under any Environmental Law except as would not reasonably be expected to have a Material Adverse Effect.
(v)    There is no Environmental Claim pending or, to the Borrowers’ Knowledge, threatened with respect to the Project, the Project Site or the improvements with respect to the Project that, if adversely determined against such Person, could reasonably be expected to have a Material Adverse Effect.
(z)    Utilities; Roads. All utility services, roadway access and power connection services reasonably necessary for the construction or operation of the Project for its intended purposes are available or will be so available under the Material Project Documents as and when reasonably required upon commercially reasonable terms. All easements, rights of way, agreements and other rights necessary for the interconnection and utilization of feeder lines and for access to the Project have been acquired, or are reasonably expected to be acquired, as and when reasonably required for the construction of the Project in accordance with the Schedule and Budget. All of the easements, rights of way, agreements and other rights of the Project Company and the Land Company, provide the Project Company and the Land Company with indefeasible (subject to the terms of the applicable Site Agreements) title thereto free and clear of all Liens, encumbrances and other exceptions to title other than Permitted Liens, and all such easements and rights provide adequate ingress and egress in connection with the construction, operation, routine maintenance and utilization of the Project under the Material Project Documents.
(aa)    Sufficiency of Material Project Documents. As of the Closing Date and each Borrowing Date, the services to be performed, the materials to be supplied, the real property interests and the other rights granted pursuant to the Material Project Documents, together with all other property, services and other contractual or permit rights reasonably expected to be available to the Borrowers, the Parents and HoldCo as and when required on commercially reasonable terms, are sufficient to enable the Project to be constructed, operated and routinely maintained in such manner as is assumed in the Base Case Forecast and contemplated by the Material Project Documents. As of the Term Conversion Date, the services to be performed, the materials to be supplied, the real property interests and the other rights granted pursuant to the Material Project Documents are sufficient to enable the Project to be owned, operated and maintained in the manner required by the Material Project Documents, except for those that can be reasonably expected to be commercially available when and as required. The Material Project Documents are the only material agreements (other than contracts or agreements for consulting,
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accounting or legal services, including contracts with the Independent Consultants) in existence as of the Closing Date with respect to the construction and operation of the Project.
(bb)    Material Project Documents.
(i)    The Borrowers have delivered to the Administrative Agent a complete and correct copy of the Material Project Documents in effect, including any amendments, supplements or modifications with respect thereto. None of the Material Project Documents to which any Credit Party or any of their Subsidiaries is a party has been amended or modified since the Closing Date, except in accordance with this Agreement.
(ii)    As of the Closing Date and as of each date upon which this representation is made, each of the Material Project Documents then in effect is in full force and effect and constitutes the legal, valid and binding obligation of each Credit Party party thereto, and, to the Borrowers’ Knowledge, the other parties thereto.
(cc)    Insurance. All insurance policies to the extent required to be maintained by such Borrower Entity under Section 5.16 and represented by a detailed insurance policy summary provided to the Administrative Agent pursuant to Section 3.1(v) have been obtained and are in full force and effect, all premiums due thereon have been paid or are not in arrears and such Borrower Entity has not received any notice of cancellation or material reduction in coverage from the relevant insurers with respect to such policies.
(dd)    Bankruptcy Event. No Bankruptcy Event has occurred and is continuing with respect to either Borrower or any other Credit Party, or, to the Borrowers’ Knowledge, with respect to any Key Project Participant.
(ee)    Tax Matters.
(i)    No part of the assets, property or equipment included in the Project is (A) “imported property” within the meaning of Section 168(g)(1)(D) of the Code or as defined in Section 168(g)(6) of the Code, (B) “tax exempt use property” within the meaning of Section 168(g)(1)(B) of the Code or as defined in Section 168(h) of the Code, (C) “tax-exempt bond financed property” within the meaning of Section 168(g)(1)(C) of the Code or as defined in Section 168(g)(5) of the Code, (D) “public utility property” within the meaning of Section 168(i)(10) of the Code, or (E) “used predominantly outside the United States” within the meaning of Section 168(g) of the Code.
(ii)    No portion of the real property comprising the Project Site is currently enrolled in the U.S. Department of Agriculture’s Conservation Reserve Program.
(iii)    No portion of the Project was placed in service prior to the Closing Date.
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(iv)    The Project is treated as a single project within the meaning of Treasury Regulations Section 1.48-13(d) and IRS Notices 2013-29 and 2016-31.
(v)    No Credit Party is a Disqualified Person to the extent that such status or identity would result in a loss or disallowance of the ITC Tax Credits reasonably expected to be claimed with respect to the Project.
(vi)    The PV Project is designed to use, and if placed in service will use as of such placed-in-service date, solar resources to generate electricity within the meaning of Section 48 of the Code, and there is no plan or intention to take, or omit to take, any action that would lead to an outcome inconsistent with the foregoing.
(vii)    The Sponsor (A) is and will be properly treated as the “eligible taxpayer” within the meaning of Section 6418 of the Code and Treasury Regulations Section 1.6418-1(b) with respect to the Project’s ITC Tax Credits and (B) absent an election to transfer such ITC Tax Credits under Section 6418 of the Code, would be entitled to claim such ITC Tax Credits on its U.S. federal income tax return.
(viii)    No portion of the basis of the Project is (or, as of the date the Project is placed in service, will be) attributable to “qualified rehabilitation expenditures” within the meaning of Section 47(c)(2)(A) of the Code, and there is no plan or intention to take, or omit to take, any action that would lead to an outcome inconsistent with the foregoing.
(ix)    As of the date the Project is placed in service, the Project’s ITC Tax Credits will be “eligible credits” as defined in Section 6418(f)(1) of the Code, and there is no plan or intention to take, or omit to take, any action that would lead to an outcome inconsistent with the foregoing.
(x)    The Project is in compliance with the prevailing wage and apprenticeship requirements set forth in Sections 48(a)(10) and 48(a)(11) of the Code, taking into account for this purpose the correction and penalty provisions described in Section 48(a)(10)(B) of the Code and the correction and penalty provisions incorporated in Section 48(a)(11) of the Code, and there is no plan or intention to take, or omit to take, any action that would lead to an outcome inconsistent with the foregoing.
(xi)    Not more than five percent (5%) of the fair market value of the equipment, parts and materials constituting ITC-Eligible Property furnished in connection with the construction and installation of the Project that is or will become a component of the Project consists of property that has previously been placed into service by any Person other than the Project Company or the Land Company (other than in connection with the construction, start-up, testing, and commissioning of the Project).
(xii)    As of the date the Project is “placed in service” for federal income tax purposes, adjusted basis of the portion of the Project comprising “energy property” within the meaning of Section 48(a)(3)(A)(i) of the Code shall be no less than the
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amounts reflected in the report of the Appraiser, as such report may be updated in connection with future changes to the Project.
(xiii)    The Project began construction for U.S. federal income tax purposes on or after January 1, 2023 and on or prior to December 31, 2024.
(xiv)    All representations, warranties and covenants with respect to U.S. federal income tax matters made by the Sponsor in the Tax Credit Transfer Documentation were true in all material respects when given and will be true in all material respects as of any date such representation, warranty or covenant is required to be made under the Tax Credit Transfer Documentation.
(ff)    Additional Matters.
(i)    No Borrower Entity has received a notice of any actual or threatened condemnation or eminent domain proceedings by any Governmental Authority with respect to any portion of the Project or the Project Site that is material for ownership, use or operation of the Project.
(ii)    The proceeds of the Loans shall be used for business or commercial purposes and not for personal, family or household purposes.
(iii)    The Project and all Project-related improvements constructed as of the date this representation is made, lie within the boundaries of the land described in each Deed of Trust.
(gg)    Sanctions, Anti-Corruption and Anti-Money Laundering.
(i)    Since [REDACTED], no Borrower Entity nor their Subsidiaries, nor the Sponsor [REDACTED], nor any of their respective directors, officers or employees, nor to the Borrowers’ Knowledge, any agent, representative or Affiliate of any Borrower Entity or their Subsidiaries, in each case, that acts in any capacity in connection with or benefits from the Commitments, (A) is or has been a Sanctioned Person or the subject or target of any Sanctions, (B) currently has or has had its assets located in a Sanctioned Country, (C) has been under administrative, civil or criminal sanctions or, to Borrowers’ Knowledge, investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by a Governmental Authority that enforces Sanctions, or (D) has to Borrowers’ Knowledge been engaged, is engaged or intends to engage in the future in any dealings or transactions, directly or indirectly with or involving or for the benefit of any Sanctioned Person, or in any Sanctioned Country. Each Borrower Entity and the Sponsor [REDACTED] has implemented, maintains in effect, and enforces policies and procedures reasonably designed to ensure compliance by the Sponsor [REDACTED], Borrower Entities and their Subsidiaries as well as their respective directors, officers, employees, and agents, with all Anti-Corruption Laws, Anti-Money Laundering Laws,
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and applicable Sanctions. Each of the Borrower Entities and their Subsidiaries, the [REDACTED] and to the Borrowers’ Knowledge, each director, officer, employee, agent and Affiliate of each Borrower Entity, is in compliance with all Anti-Money Laundering Laws, Anti-Corruption Laws, and all applicable Sanctions.
(ii)    The operations of each Borrower Entity and, to the Borrowers’ Knowledge, the Sponsor [REDACTED] and their respective subsidiaries are and have been conducted during the past five years in compliance with the requirements of all Anti-Money Laundering Laws, and no investigation, action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Borrower Entity or the Sponsor ([REDACTED]) or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any Borrower Entity, threatened.
(iii)    Neither any Borrower Entity nor, to the Borrowers’ Knowledge, the Sponsor [REDACTED] nor any of their respective directors, officers or employees or, to the Borrowers’ Knowledge, their agents has during the past five years, directly or indirectly violated any Anti-Corruption Laws. Each of the Borrower Entities and, to the Borrowers’ Knowledge, the Sponsor [REDACTED] and their respective officers, employees, directors, and agents are in compliance with all Anti-Corruption Laws. Each of the Borrower Entities and, to the Borrowers’ Knowledge, the Sponsor [REDACTED] have implemented, maintain in effect, and enforce policies and procedures designed to ensure compliance by such Person and its respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.
(hh)    Solvency. Each Borrower Entity on a consolidated basis, and the Sponsor [REDACTED], are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.
(ii)    Sales Tax Exemption; Resale Certificate. The Schedule and Budget accurately represents the Borrowers’ estimated anticipated sales and use taxes taxable to the Project Company for the construction of the Project. The Project Company has obtained, or will have obtained when required by and to the extent available under applicable law, all necessary resale certificates, sales tax permits, itemized invoices or other applicable documentation to support exemption from applicable sales and use taxes in all relevant jurisdictions.
ARTICLE 5    AFFIRMATIVE COVENANTS
Each of the Borrowers, HoldCo and the Parents covenant and agree, and shall cause each other Borrower Entity, unless the Administrative Agent (acting at the direction of the Majority Lenders) waives compliance in writing, to comply with each of the covenants set forth in this Article 5:
5.1    Use of Proceeds.
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(a)    The Borrowers shall use the proceeds of the Construction Loans and Bridge Loans to, without duplication, [REDACTED] (ii) fund Project Costs as necessary to achieve the Completion of the Project, including payments for equipment, construction, engineering, working capital, materials, supplies and other services in connection with the implementation of the Project [REDACTED], and (iii) pay interest, fees, costs and expenses as required under this Agreement (including pursuant to Sections 1.3, 2.3 and 12.4) and the other Financing Documents.
(b)    The Borrowers shall use the proceeds of the Term Loans to (i) repay the Construction Loans, including any interest, fees, other amounts or other Obligations then accrued with respect thereto, and (ii) to make the Term Conversion Date Distribution [REDACTED], in each case, if applicable, on the Term Conversion Date.
(c)    The Borrowers shall use the Letters of Credit solely to support the Project Company’s obligations under the Power Purchase Agreement and, from and after the Term Conversion Date, to fund the Minimum Debt Service Reserve Requirement under the Financing Documents.
5.2    Project Revenues; Obligations.
(a)    Each Borrower shall pay all sums due and payable by it under this Agreement and the other Financing Documents according to the terms hereof and thereof. Unless otherwise set forth in this Agreement, (i) each Borrower shall direct that all Project Revenues be deposited, and shall promptly deposit all other Project Revenues received by such Borrower or its Affiliates for application pursuant to Article 7 and the Account Control Agreement and (ii) [REDACTED].
(b)    Each Borrower Entity shall pay all of its obligations as and when due and payable, including trade payables in the ordinary course of business and Taxes and claims, except such obligations as may be contested in good faith by any Borrower Entity, or as to which a bona fide dispute may exist; provided that (i) the non-payment of such obligation pending the resolution of such contest or dispute could not reasonably be expected to have a material and adverse effect on any Borrower Entity; or (ii) provision is made to the reasonable satisfaction of the Administrative Agent in its reasonable discretion for the posting of security (other than the Collateral) for, or the bonding of, such obligations.
(c)    Either Borrower may, at its option (as determined in its sole discretion), cause Additional Equity Contributions to be funded to such Borrower in order to pay Project Costs necessary to achieve Completion by depositing such equity into the Disbursement Account for application for the payment of Project Costs pursuant to Section 7.2(b).
5.3    Notices.
The Borrowers shall promptly, upon acquiring written notice or giving written notice, as the case may be, or any Borrower Entity obtaining knowledge thereof, give written notice to the Administrative Agent, who will make available to each Lender, of:
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(a)    Any litigation, action or proceeding pending or, to the Borrowers’ Knowledge, threatened in writing against any Borrower Entity (i) involving claims against any Borrower Entity or the Project in excess of [REDACTED] (ii) seeking any material injunctive, declaratory or other equitable relief, (iii) instituted for the purpose of, or otherwise involving, revoking, terminating, suspending, withdrawing, materially adversely modifying or withholding any Applicable Permit or any Material Project Document or (iv) that could otherwise be reasonably expected to have a Material Adverse Effect;
(b)    Any Default or Event of Default, together with such notice and as soon as thereafter as possible, a description of the action that any Borrower or other Credit Party has taken or proposes to take with respect to such Default or Event of Default;
(c)    Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, if such casualty, damage or loss affects it or the Project, involving a probable total loss, or probable total losses over [REDACTED] and the Borrowers shall keep the Administrative Agent timely apprised of any insurance claim proceedings related to such casualties or losses, including any notice received from any insurance company indicating that it is not obligated to pay any named insured, or that it is withholding any amounts that any Borrower Entity is claiming are due and payable under any insurance policy maintained by any such Person;
(d)    Any matter which has or, in either Borrower’s reasonable judgment, would reasonably be expected to have, a Material Adverse Effect;
(e)    The occurrence of an Event of Eminent Domain;
(f)    Any contractual obligations incurred by any Borrower Entity for the Project exceeding [REDACTED], not including any obligations incurred pursuant to the Operative Documents or any obligation contemplated in the Annual Operating Budget;
(g)    Any intentional withholding of compensation due and payable to the EPC Contractor, the Transformer Supplier, the BESS Supplier or the Module Supplier other than retention provided or allowed by the express terms of the EPC Contract, the Transformer Supply Agreement, the BESS Supply Agreement or the Module Supply Agreement, as applicable;
(h)    Any notice of material event of default, suspension or termination given or received under any Material Project Document then in effect and, to the Borrowers’ Knowledge, the occurrence of any material breach or default under any Material Project Document then in effect;
(i)    Any (i) fact, circumstance, condition or occurrence at, on, or arising from, the Project Site or with respect to the Project, that results or would reasonably be expected to result in material noncompliance with any Environmental Law or a material liability or material obligation under any Environmental Law, (ii) Release of Hazardous Substances at, in, on, under, about or from the Project Site that has resulted in or would reasonably be expected to result in personal injury or material property damage or (iii) pending or, to the Borrowers’ Knowledge,
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threatened material Environmental Claim against it or arising in connection with the Project (including transport or disposal of Hazardous Substances from the Project) or occupying or conducting operations on or at the Project Site;
(j)    (i) All material notices or correspondence received by any Borrower Entity (x) from FERC relating to or arising out of the Project Company’s EWG status or MBR Authority and/or (y) relating to any dispute with a Governmental Authority that involves (1) claims against any Borrower Entity that exceed [REDACTED] in any fiscal year of such Borrower Entity or (2) the actual termination, revocation, suspension or material adverse modification of any material Applicable Permit or the commencement of any action or proceeding that would reasonably be expected to result in the same (including a description of such event or circumstance and the actions the Borrowers propose to take with respect thereto or any material additional curtailment or operating restrictions required under any Applicable Permit in excess of any curtailment or operating restrictions required on the date hereof) and (ii) copies of any documents and reports furnished to any Borrower Entity by a Governmental Authority or by any counterparty to a Material Project Document, or furnished by any Borrower Entity to such Governmental Authority or such counterparty, in any case if the same could be reasonably expected to be material to the Project or any Borrower Entity;
(k)    The execution of an Additional Project Document; provided that, it shall deliver a copy of such Additional Project Document and related Post-Closing Consent, if applicable, promptly upon receipt of a copy thereof, but in no event later than [REDACTED] after it has received a copy thereof;
(l)    Any claim of force majeure under any Material Project Document that actually has any adverse effect on the performance of the party claiming force majeure under the applicable Material Project Document;
(m)    Promptly, but in no event later than [REDACTED] after the Borrowers’ Knowledge thereof: (x) with respect to a Reportable Event that has occurred or is reasonably likely to occur with respect to a Pension Plan or Multiemployer Plan that would reasonably be expected to constitute a Material Adverse Effect, written notice of such Reportable Event describing in reasonable detail the facts which constitute the Reportable Event and (y) any Borrower’s or any other Credit Party’s adoption of or participation in any Pension Plan, or Multiemployer Plan, or formal intention to adopt or participate in any Plan;
(n)    The execution of any amendment, modification, supplement or waiver to any Material Project Document that is not subject to the prior approval of the Majority Lenders under Section 6.12; provided, however, that, the Borrowers shall deliver a copy of any amendment, modification, supplement or a waiver with respect to such Material Project Document to the Administrative Agent promptly upon any Borrower receiving a copy thereof, but in no event later than [REDACTED] after it has received a copy thereof;
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(o)    Such other information regarding the operations, business affairs and financial condition of it or compliance with the terms of this Agreement and the other Operative Documents as the Administrative Agent may reasonably request;
(p)    Any event or condition reasonably likely to require the incurrence of major maintenance items in an aggregate amount that is at [REDACTED] than the corresponding aggregate amount set forth with respect to such items in the effective Annual Operating Budget for such year, within [REDACTED] of the date when any Borrower obtains such knowledge;
(q)    (A) A materialman’s, mechanic’s or other like Lien in an amount in excess of [REDACTED] or (B) multiple Liens as described in clause (A) above in an aggregate amount in excess of [REDACTED] in each case have been recorded against any Borrower Entity or the Project Site, a notice of such recordation describing the reasons for such Lien in reasonable detail, and attaching a copy of any documentation or correspondence relevant to such Lien;
(r)    All material written notices or correspondence, received by, or given by, any Borrower Entity (i) from or to, as applicable, FERC, CPUC, CAISO or NERC alleging a violation of the FPA, California Public Utilities Code, or any regulations, tariffs or rules of FERC, CPUC, CAISO or NERC relating to the Project or the Project Site, (ii) asserting jurisdiction over any Borrower Entity under the FPA or PUHCA (except with respect to the Project Company obtaining and maintaining MBR Authority, EWG status and Section 1265 of PUHCA), (iii) asserting jurisdiction over any Borrower Entity as a “public utility” under the California Public Utilities Code or applicable California State law or (iv) relating to the Project’s TPD allocation or Net Qualifying Capacity (“NQC”), including but not limited to, the Project’s Interim Deliverability Status (“IDS”), Partial Capacity Deliverability Status (“PCDC”) or Full Capacity Deliverability Status (“FCDS”);
(s)    Notice of any cancellation or material change in the terms, coverages or amounts of any insurance described in Section 5.16;
(t)    Any change in the information provided on or before the Closing Date that would result in a change to (i) the “beneficial owners” of any Borrower Entity as contemplated by the Beneficial Ownership Regulation, (ii) the addresses of any such “beneficial owners” of any Borrower Entity or (iii) the control parties identified in any Beneficial Ownership Certification in relation to any Borrower Entity; provided that, in the case of any such change identified in the foregoing clauses (i) – (iii), the Borrowers shall deliver to the Administrative Agent, in addition to the notice required pursuant to this Section 5.3, an updated Beneficial Ownership Certification;
(u)    Copies of all material written notices and material written periodic reports received or provided by any Borrower Entity under the Material Project Documents to which it is a party (including the progress reports delivered by the Project Company to the Power Purchaser pursuant to Section 3.1 of the Power Purchase Agreement);
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(v)    Any written notice, demands or inquiries delivered to any Borrower Entity by any Governmental Authority with respect to any federal income tax benefits (including the ITC Tax Credits);
(w)    Any Forced Outage for which the Power Purchaser is notified (or is required to be notified under the Power Purchase Agreement);
(x)    Any material update regarding the status of any litigation for which notice is required under Section 5.3(a);
(y)    Any NERC “Find, Fix, Track and Report” notice or “Notice of Penalty”;
(z)    [REDACTED].
5.4    Financial Statements; Reporting. The Borrowers shall deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent), who will make available to each Lender:
(a)    As soon as available but no later than [REDACTED] after the close of each one of the first three (3) quarterly periods of its fiscal year, year-to-date unaudited financial statements of the [REDACTED], the Borrowers, HoldCo and the Parents as of the end of such period consisting of (A) a balance sheet showing such Person’s financial position as of the end of such period and (B) related statement of income, stockholders’ or member’s equity and cash flows, for each Person specified in this Section 5.4(a), [REDACTED], and may be separate or combined in the case of the Borrowers, Holdco and the Parents, in each case setting forth comparative figures for the same year-to-date or period for the previous fiscal year, to the extent available;
(b)    As soon as available but no later than one hundred and [REDACTED] the close of each applicable fiscal year, audited financial statements of each of the Sponsor, the Borrowers and the Parent Pledgor consisting of (A) a balance sheet showing the such Person’s financial position as of the end of such fiscal year and (B) related statement of income, stockholders’ or members’ equity and cash flows for such Person, setting forth comparative figures for the previous fiscal year, to the extent available; provided that the audited consolidated financial statements of the Parent Pledgor shall be accompanied by a reconciliation to unaudited entry-level statements; all prepared in accordance with GAAP and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and reasonably satisfactory to the Administrative Agent (with the consent of the Majority Lenders, not to be unreasonably withheld, conditioned or delayed). Such certificate shall not be qualified, or limited, because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person;
(c)    Each time the financial statements described above are delivered under Sections 5.4(a) or (b), a certificate signed by a Responsible Officer of the Person whose financial statements are being delivered shall be delivered along with such financial statements, certifying that such Responsible Officer has made or caused to be made a review of the transactions and
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financial condition of the applicable Person during the relevant fiscal period is consistent with GAAP, as applicable, and that, to the knowledge of the Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto; and
(d)    The Borrowers shall use commercially reasonable efforts to deliver as soon as available, but no later than [REDACTED] after the close of each applicable fiscal year, the most recent annual audited financial statements of the Power Purchaser, the EPC Contractor, the Module Supplier, the O&M Contractor, the BESS Supplier, the Scheduling Coordinator and the Tax Credit Buyer (after the TCT Documentation Effective Date and prior to the TC Final Funding Date), in each case, so long as such Person is and remains a Key Project Participant; provided, however, that, so long as the Borrowers have used commercially reasonable efforts during such [REDACTED], failure to obtain such financial statements within such [REDACTED] shall not constitute an Event of Default, and provided further that, publicly available financial statements including from any publicly listed company shall be deemed delivered to the Administrative Agent.
5.5    Reports.
(a)    During the period commencing after the Closing Date and ending upon the Term Conversion Date (i) deliver to the Administrative Agent and the Independent Engineer no later than [REDACTED], a report of a Responsible Officer of the Borrowers (such report, a “Construction Report”) in the form of Exhibit M and (ii) [REDACTED] deliver to the Administrative Agent a monthly report of the status of construction, which shall be in form and substance reasonably acceptable to the Administrative Agent.
(b)    During the period commencing on the first Quarterly Date after the Closing Date and ending upon the Initial TCT Documentation Effective Date, deliver to the Administrative Agent, [REDACTED] a reasonably detailed current report of the Borrowers’ discussions and progress with prospective Tax Credit Buyers which may be delivered via email correspondence.
(c)    The Borrowers shall deliver to the Administrative Agent copies of any material written notices, documents or reports furnished to it by any Governmental Authority (including any notices, documents or reports furnished to it by CAISO).
(d)    The Borrowers shall deliver to the Administrative Agent promptly, and in any event not later than [REDACTED] following completion thereof, the results of any performance and capacity testing performed under, and in accordance with the terms of, the BESS Supply Agreement. Notwithstanding the foregoing, after the Term Conversion Date, the results of any annual capacity and performance testing may be provided in quarterly operating report delivered pursuant to Section 5.6(f) for the quarterly period in which such capacity and performance testing was completed.
5.6    Operation of Project; Operating Reports and Annual Operating Budget.
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(a)    On and after the Term Conversion Date, the Borrower Entities shall cause the Project Company to, (i) keep and operate the Project, or cause the same to be kept and operated, in good operating condition (ordinary wear and tear excepted) consistent in all material respects with Prudent Industry Practices, all Applicable Permits, Legal Requirements and all applicable requirements of the Operative Documents, [REDACTED]and (ii) make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate the Project in such condition, [REDACTED]. The Borrowers shall from time to time consider the reasonable recommendations of the Independent Engineer in connection with the operation of the Project.
(b)    The Borrower Entities shall cause the Project Company to cause the Project to be operated and maintained in all material respects in accordance with the Annual Operating Budget; provided, however, that, the Borrower Entities may, without approval of the Administrative Agent and the Majority Lenders (acting in consultation with the Independent Engineer), [REDACTED].
(c)    On or prior to the Term Conversion Date, the Borrowers shall prepare and deliver or shall cause to be prepared and delivered to the Administrative Agent and the Independent Engineer (in form and substance to be reasonably acceptable to the Administrative Agent, in consultation with the Independent Engineer) an annual operating budget for the remainder of such calendar year.
(d)    Commencing in the year that Term Conversion occurs, on or before [REDACTED] of such year (if Term Conversion occurs prior to such date) and annually thereafter, the Borrowers shall prepare and deliver or shall cause to be prepared and delivered to the Administrative Agent and the Independent Engineer a draft operating budget for the ensuing calendar year in the form of Exhibit N. Such draft operating budget shall be consistent with the methodology set forth in the Base Case Forecast. The draft operating budget shall become the Annual Operating Budget for the purposes of this Agreement after the Administrative Agent (acting in consultation with the Independent Engineer) has approved the draft annual operating budget; provided, however, if the draft annual operating budget is within [REDACTED] of the annual operating budget set forth in the most recent Base Case Forecast, it shall be deemed approved. Until any draft operating budget becomes the Annual Operating Budget as provided herein, the Annual Operating Budget most recently in effect shall continue to apply subject to escalation for any increase in the Consumer Price Index from the prior year.
(e)    If the Administrative Agent disapproves a draft annual operating budget under circumstances where its approval is required under Section 5.6(d), the Administrative Agent shall notify the Borrowers of the items that are disapproved and the reason for such disapproval. The Borrowers shall be entitled to revise such draft annual operating budget and deliver such draft to the Administrative Agent, whereupon the provisions in Section 5.6(d) shall apply. Until any draft annual operating budget becomes the Annual Operating Budget as provided in this Section 5.6, the Annual Operating Budget most recently in effect shall continue to apply [REDACTED] except that any items of the then-proposed draft annual operating budget
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that have been approved by the Administrative Agent shall be given effect in substitution of the corresponding items in the Annual Operating Budget most recently in effect.
(f)    On and following the Term Conversion Date, as soon as practicable but no later than [REDACTED] after the end of each calendar quarter, the Borrowers shall deliver to the Administrative Agent a summary operating report, in substantially the form of Exhibit O.
(g)    The Borrowers shall provide to the Administrative Agent, promptly upon reasonable request, such information concerning the Project and the Borrower Entities and reasonably available to the Borrowers at such times as such the Administrative Agent (or the Administrative Agent acting on behalf of any Lender) shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.
5.7    Debt Service Coverage Ratio.
The Borrowers shall deliver the Borrowers’ calculation of the Debt Service Coverage Ratio as of each applicable Scheduled Payment Date no later than [REDACTED] after such Scheduled Payment Date, together with a certificate of a Responsible Officers of the Borrowers certifying such Debt Service Coverage Ratio as of such Scheduled Payment Date. The Administrative Agent shall notify the Borrowers in writing no later than [REDACTED] following receipt thereof of any suggested corrections, changes or adjustments of the Administrative Agent (the “Agent DSCR Comments”) and provide a reasonable basis for such Agent DSCR Comments. The Borrowers shall incorporate all timely received Agent DSCR Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent such revised Debt Service Coverage Ratio calculations on or before the date that [REDACTED] following the date of the Borrowers’ receipt of the applicable Agent DSCR Comments. The calculations of the Debt Service Coverage Ratio hereunder shall be used in determining deposits to and releases from the Project Company Revenue Account and the Distribution Reserve Account, as applicable, pursuant to this Agreement and the Account Control Agreement. No funds shall be released from the Project Company Revenue Account to any Borrower pursuant to Section 7.3(c) or from the Distribution Reserve Account to any Borrower, pursuant to Section 7.10, as applicable, until the Borrowers deliver the information required by this Section 5.7 and the process contemplated by this Section 5.7 is completed.
5.8    Existence, Conduct of Business, Properties, Permits, Etc.

Except as otherwise expressly permitted under this Agreement, each Borrower Entity shall (a) maintain and preserve its existence as a limited liability company, in its jurisdiction of organization and all material rights, privileges and franchises necessary or desirable in the normal conduct of its respective business; (b) perform all of its material contractual obligations under the Operative Documents and all material other agreements and contracts by which it is bound; (c) maintain its properties and assets in good repair and working order and condition (ordinary wear and tear excepted) in accordance with Prudent Industry Practice; (d) maintain in full force and effect all Applicable Permits, which are necessary (i) to conduct the business of
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each Borrower Entity and (ii) to own, develop, construct, operate and maintain the Project, in each case of clauses (i) and (ii), in the manner contemplated by the Material Project Documents; (e) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit; (f) in the case of a change of name or corporate organization involving any Borrower Entity, take such actions as required by Applicable Legal Requirements, including the filing of appropriate notices with such Governmental Authorities that have issued Applicable Permits that require notice of change of name or corporate organization, to maintain in full force and effect each Applicable Permit; and (g) engage only in the business contemplated by the Operative Documents with respect to the Project to which it is a party.
5.9    Books, Records, Access.
Each Borrower Entity shall, and shall cause each other Borrower Entity to, maintain adequate books, financial statements, accounts and records in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees, consultants, advisers or agents of the Administrative Agent or any Lender at any reasonable time during normal business hours and upon reasonable prior notice to it to inspect all of its properties to examine or audit all of its books, accounts, financial statements and records and make copies and memoranda thereof or to inspect the Project Site, at all times in reasonable compliance with the applicable Borrower Entity’s health, safety and environmental policies (assuming that such policies have been adequately disclosed to the Administrative Agent) and in each case subject to the provisions of Section 12.18. The Independent Engineer shall have the right, subject to the health, safety and environmental policies (assuming that such policies have been adequately disclosed to the Administrative Agent in advance) in effect at the Project Site and upon reasonable notice [REDACTED], to visit and inspect the Project and the books, records and documents of the Borrower Entities from time to time, as may be necessary for the Independent Engineer to perform its services, to witness the construction, installation, testing, start-up, commissioning and operation of the Project; [REDACTED]. The Borrowers shall at all times maintain and preserve a complete set of the Plans and Specifications relating to the design, engineering, construction and equipping of the Project and available for inspection by the Independent Engineer, the Administrative Agent and any Secured Party upon reasonable notice as provided above.
5.10    Energy Regulatory Status.
(a)    The Project Company shall maintain its EWG status, or it shall have obtained an exemption from regulation under PUHCA equivalent to that provided by having EWG status, and provided an opinion of counsel reasonably satisfactory to the Administrative Agent that EWG status is no longer required. The Project Company shall not make any retail sales or engage in any other activities that would adversely affect the Project Company’s EWG status.
(b)    The Project Company shall take or cause to be taken all necessary or appropriate actions so that it will be registered with NERC on or prior to the date required by applicable law and will remain registered with NERC until the Discharge Date, or it shall have
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obtained an exemption from registration with NERC, and provided an opinion of counsel reasonably satisfactory to the Administrative Agent that registration with NERC is no longer required.
(c)    [REDACTED].
(d)    [REDACTED].
5.11    Preservation of Rights; Further Assurances.
(a)    Each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, to preserve, protect and defend its material rights under each Material Project Document, including where prudent and reasonable, prosecution of suits to enforce any of its material rights thereunder and enforcement of any claims with respect thereto.
(b)    From time to time as reasonably requested by the Administrative Agent, each Borrower Entity shall execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) relating to the Loans and its other Obligations hereunder stating the interest and charges then due, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all Applicable Legal Requirements the Liens and priorities of the Administrative Agent and the Secured Parties with respect to the Collateral, in each case in such form and at such times as shall be reasonably satisfactory to the Administrative Agent. Each Borrower Entity shall promptly discharge, at such Person’s cost and expense, any Lien (other than Permitted Liens) on the Collateral.
(c)    If the Project Company or the Land Company shall, at any time acquire any real property or leasehold, subleasehold, easement or other interest in real property not covered by the applicable Deed of Trust, promptly upon such acquisition, the Project Company and the Land Company shall (i) execute, deliver and record a supplement or amendment to the applicable Deed of Trust, reasonably satisfactory in form and substance to Administrative Agent and the Majority Lenders, subjecting such real property or leasehold, subleasehold, easement or other interest in real property to the Lien and security interest created by the applicable Deed of Trust and (ii) execute, deliver and otherwise provide such documents, instruments, agreements, opinions and certificates with respect to such real property, leasehold, subleasehold, easement or other interest in real property that Administrative Agent or any Lender shall reasonably request. Furthermore, prior to acquisition by the Project Company or the Land Company, at any time of any real property or leasehold, subleasehold, easement or other interest in real property not covered by the applicable Deed of Trust, (A) the Project Company and the Land Company shall give the Administrative Agent at least [REDACTED] written notice of such proposed acquisition and shall certify in such notice whether or not there is or will be any Flood Hazard Property on such applicable parcel, and (B) to the extent there is or will be a Flood Hazard Property located on such parcel, (1) the Administrative Agent shall have received copies of any required “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination (FEMA Form 81-93) for such parcel, (2) a notification to the Borrowers shall be delivered and (if
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applicable) such notice shall include notification to the Borrowers that flood insurance coverage under the National Flood Insurance Program is not available because the community does not participate in such program, (3) the Administrative Agent shall have received documentation evidencing the Borrowers’ receipt of the flood notification referred to above, and (4) if such flood notice is required to be given and flood insurance is available in the community in which the Project Site is located, the Administrative Agent shall receive a copy of one of the following: the flood insurance policy, the Borrowers’ application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and each Lender.
5.12    Taxes and Other Government Charges.
(a)    Each Borrower Entity shall pay, or cause to be paid, as and when due and prior to delinquency, all Taxes (or payments in lieu thereof), assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Borrower Entity, all utility and other charges incurred in the construction, operation, routine maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Project; provided, however, any Borrower Entity may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Borrower Entity is in good faith contesting the same, so long as, with respect to any such dispute in an amount greater than [REDACTED] (i) adequate reserves reasonably satisfactory to the Administrative Agent in accordance with GAAP have been established in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon, potential penalties, additions to Tax or other costs relating thereto, or other adequate provision for the payment thereof shall have been made; (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest; and (iii) any Tax, assessment or other charge determined to be due, together with any interest, additions to Tax or penalties thereon, is paid when due after resolution of such contest by final non-appealable judgment.
(b)    Each Borrower Entity shall remain a “disregarded entity” within the meaning of Treasury Regulations Section 301.7701-3 for U.S. federal income Tax purposes. No Borrower Entity shall make an affirmative election to treat any Borrower Entity as an association taxable as a corporation for income Tax purposes. No Borrower Entity shall allow any transfer of its interests that would cause it or its indirect owners (other than Sponsor) to be treated as a partnership for U.S. federal income tax purposes (including a publicly traded partnership under Section 7704 of the Code (or any successor laws or regulations)).
(c)    Each Borrower Entity shall remain a U.S. Person not subject to withholding under Section 1445 and Section 1446 of the Code.
(d)    The Project will satisfy the prevailing wage and apprenticeship requirements set forth in Sections 48(a)(10)-(11) of the Code. The Borrower shall,
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[REDACTED], deliver to the Lenders and the Administrative Agent the PWA Compliance Report with respect to such calendar quarter.
5.13    Compliance With Laws, Instruments, Etc.

At their expense, each Borrower Entity shall, and shall cause each other Borrower Entity to, except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect, comply, or cause compliance, with all Legal Requirements relating to the Project and such Borrower Entity. The Borrowers may, at their expense, contest by appropriate proceedings conducted in good faith the validity or application of Legal Requirements or Permits; provided, however, that, (a) none of the Agents, the Secured Parties or the Borrower Entities would reasonably be likely to be subjected to any criminal liability and none of the Agents or Secured Parties would reasonably be likely to be subjected to any other material liability for failure to comply therewith; (b) all proceedings to enforce such Legal Requirements or Permits against the Agents, the Secured Parties, the Borrower Entities or the Project, shall have been duly and effectively stayed during the entire pendency of such contest; and (c) neither the Borrower Entities nor the Project would be subject to a Lien (other than a Permitted Lien) being imposed on the Borrower Entities or the Project as a result of such contest, unless a bond or other security reasonably satisfactory to the Administrative Agent has been provided. The Borrowers shall promptly pay and perform any requirements and conditions contained in any valid, final non-appealable judgment rendered upon the conclusion of the relevant contest.
5.14    Title. Each Borrower Entity shall, and shall cause each other Borrower Entity to, as applicable, to maintain (a) good and indefeasible title to, or a good and indefeasible leasehold, easement, fee simple or other interest in, the Project Site, subject only to Permitted Liens; and (b) good and indefeasible title to, or a good and indefeasible leasehold, easement, fee simple or other interest in, all of their other respective material properties and assets (other than properties and assets disposed of in accordance with Section 6.4), subject only to Permitted Liens.
5.15    Indemnification.
(a)    Without duplication of its obligations under Section 2.4(d) or Section 2.6 (and excluding any items or events specifically excluded from either Borrower’s obligations thereunder), the Borrowers shall indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, the Coordinating Lead Arrangers, the Syndication and Structuring Agents, the Documentation Agents, the Issuing Banks, the Depositary, each Lender and each other Secured Party and each Affiliate of each of the foregoing entities and in their capacities as such, their respective officers, directors, shareholders, partners, trustees, controlling persons, administrators, managers, advisors, representatives employees, agents and servants (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:
(i)    any and all claims, whether brought by a third party or by a Credit Party, obligations, liabilities, losses, damages, injuries (to person, property, the environment, or natural resources), penalties, stamp or other similar taxes, actions, suits,
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judgments, investigations or other proceedings and the prosecution and defense thereof, costs and expenses (including reasonable and documented attorney’s fees) of whatever kind or nature, demanded, asserted or claimed against any such Indemnitee in any way relating to, or arising out of or in connection with this Agreement, the other Operative Documents, or the Project (collectively, “Claims”); and
(ii)    any and all Claims asserted against any Indemnitee and arising in connection with the Project pursuant to Environmental Laws, any Applicable Permit or the Release, threatened Release, or presence of any Hazardous Substances at the Project Site, whether foreseeable or unforeseeable, including all such Claims for the costs of removal and disposal of such Hazardous Substances, all reasonable costs required by Governmental Authorities or under any Environmental Law or Governmental Rule to be incurred in (A) determining whether the Project is in compliance with all Environmental Laws, Governmental Rules, Legal Requirements, and Applicable Permits and (B) causing the Project to be in compliance with all Environmental Laws, Governmental Rules, Legal Requirements and Applicable Permits; and
(iii)    any and all reasonable costs, including attorneys’ and consultants’ fees and court costs, associated with all Claims, in all cases, regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation or proceeding is brought by a Borrower, its equity holders, its affiliates, its creditors or any other Person; [REDACTED].
(b)    The foregoing indemnities shall not apply with respect to an Indemnitee or its officers, directors, shareholders, controlling persons, employees, agents or servants (collectively, its “Affiliated Indemnitees”) to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee or its Affiliated Indemnitees as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees.
(c)    The provisions of this Section 5.15 shall survive foreclosure of the Collateral Documents and the Discharge Date, the resignation or removal of any Agent, and shall be in addition to any other rights and remedies of the Lenders.
(d)    In case any action, suit or proceeding subject to the indemnity of this Section 5.15 shall be brought against any Indemnitee, such Indemnitee shall notify the Borrowers of the commencement thereof, and the Borrowers shall be entitled, at their expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Borrowers desire, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Borrowers. Notwithstanding the foregoing, the Borrowers shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a
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potential or actual conflict of interest between such Indemnitee and any Borrower (unless such conflict of interest is waived in writing by such Indemnitee), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee or an Affiliated Indemnitee) the Borrowers shall pay the reasonable and documented expenses of such Indemnitee in such defense; provided that, the Borrowers shall not be required to pay any such expenses of more than one (1) local counsel in California (if necessary), one (1) lead counsel for all Agents (other than the Collateral Agent), one (1) lead counsel for the Collateral Agent and one (1) lead counsel for the Lenders.
(e)    The Borrowers shall deliver to such Indemnitee a copy of each material document filed or served on any party in such action, suit or proceeding, and each material document which it possesses relating to such action, suit or proceeding.
(f)    Notwithstanding any Borrower’s rights hereunder to control certain actions, suits or proceedings, unless the Borrowers have provided the Indemnitee such security as is adequate, in such Indemnitee’s reasonable judgment (taking into account the cover available under the insurance maintained by or on behalf of the Borrowers), to cover any potential unfavorable determination of any such action, suit or proceeding, any Indemnitee against whom any Claim is made shall be entitled to compromise or settle any such Claim if such Indemnitee determines in its reasonable judgment that failure to compromise or settle such Claim is reasonably likely to have a material adverse effect on such Indemnitee, or such Indemnitee’s interest in the Project. Any such compromise or settlement shall be binding upon the Borrowers for purposes of this Section 5.15.
(g)    Upon payment of any Claim by either Borrower pursuant to this Section 5.15, the Borrowers, without any further action, shall be subrogated to any and all claims that such Indemnitee may have against any third party relating thereto, and such Indemnitee shall cooperate with it and give such further assurances as are necessary or reasonably advisable to enable it vigorously to pursue such claims.
(h)    Any amounts payable by either Borrower pursuant to this Section 5.15 shall be payable on the date such amount is required to be paid by the applicable Indemnitee and in no event later than [REDACTED] after it receives an invoice for such amounts from any applicable Indemnitee. If such amounts are not paid within such [REDACTED], then such amounts shall bear interest at the Default Rate.
5.16    Insurance; Loss Proceeds.
(a)    Each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, without cost to the Lenders, to, maintain at all times any and all insurance coverage required pursuant to Schedule 5.16 and to perform all of their obligations under the terms of each policy of insurance listed on Schedule 5.16 with respect to the Project and, without duplication, to maintain at all times any and all insurance coverage required under the Material Project Documents. If prior to the Discharge Date, all or a portion of the Project Site is determined to lie in a Flood Zone, the Borrowers shall promptly obtain flood insurance for such property in form
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and substance reasonably satisfactory to the Majority Lenders (in consultation with the Insurance Consultant). Each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, to use commercially reasonable efforts to enforce the obligations of all Key Project Participants with respect to insurance requirements applicable to such Persons under the respective Material Project Documents.
(b)    All Loss Proceeds and Eminent Domain Proceeds received by any Borrower Entity, the Collateral Agent or the Administrative Agent in respect of all or any part of the Project shall be deposited in the Loss Proceeds Account; and the amounts on deposit in the Loss Proceeds Account will be applied as described below and in accordance with Section 7.8.
(c)    If the applicable Event of Loss or Event of Eminent Domain is a Total Loss, all such Loss Proceeds and Eminent Domain Proceeds shall be promptly applied to a mandatory prepayment of the Loans in accordance with Section 2.1(g).
(d)    If such Event of Loss or Event of Eminent Domain is not a Total Loss and the aggregate amount of such Loss Proceeds or Eminent Domain Proceeds is equal to or less than [REDACTED], such amounts shall be made available to the Borrowers from time to time at their request (i) to be applied by the Borrowers to rebuild, repair, restore or replace (herein, to “restore”) the affected portion of the Project or (ii) to reimburse the Sponsor for the costs of restoring the affected portion of the Project; provided that the Administrative Agent shall have received a certificate of the Independent Engineer confirming its review of the relevant invoices in excess of [REDACTED] with respect to the payments requested to be reimbursed with such funds.
(e)    If such Event of Loss or Event of Eminent Domain is not a Total Loss and the aggregate amount of Loss Proceeds or Eminent Domain Proceeds exceeds [REDACTED] and the Borrowers wish to restore the affected property, then the Borrowers shall promptly deliver to the Administrative Agent a Restoration Plan and, upon approval of such Restoration Plan by the Administrative Agent (acting at the direction of the Majority Lenders) in consultation with the Independent Engineer, such approval and direction not to be unreasonably withheld, conditioned or delayed the Borrowers shall commence and diligently pursue the restoration work in accordance with such Restoration Plan.
(f)    If, with respect to an Event of Loss or Event of Eminent Domain, (i) the Borrowers do not promptly notify the Administrative Agent of an intent to restore the affected property, (ii) the plan of restoration does not qualify as a Restoration Plan or is not approved as provided above, (iii) the Borrowers voluntarily abandon restoration work for a period of [REDACTED] or (iv) the restoration work is not completed in all material respects by the deadline therefor under the Restoration Plan (as such deadline may be extended with the consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed), then all such Loss Proceeds or Eminent Domain Proceeds, as applicable, shall be promptly applied to a mandatory prepayment of the Loans in accordance with Section 2.1(g)(iii).
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(g)    Funds on deposit in the Loss Proceeds Account that are to be made available for restoration work pursuant to a Restoration Plan as set forth in Section 5.16(e) will be disbursed as follows: the Borrowers shall submit to the Administrative Agent a request for payment and a certificate of its Responsible Officer to the effect that (i) all of the restoration work already completed was done substantially in compliance with the approved Restoration Plan, (ii) the sum requested is required to pay for costs incurred in connection with such restoration work (giving a description of the services and materials provided in connection with such restoration work), (iii) the sum requested, when added to all amounts with respect to the relevant casualty event previously paid out from the Loss Proceeds Account, does not exceed the aggregate amount then due and payable with respect to the restoration work done as of the date of such certificate, (iv) the amount of net insurance proceeds with respect to the relevant casualty event remaining in the Loss Proceeds Account, together with any other amounts deposited in the Loss Proceeds Account by the Borrowers or any other Person for the purpose of such restoration are anticipated to be sufficient to complete the restoration work in accordance with the Restoration Plan, and (v) no Default or Event of Default has occurred and is continuing on such date other than any Default or Event of Default which results solely from the Event of Loss or Event of Eminent Domain. The Borrowers’ certificate must be approved by the Administrative Agent acting in consultation with the Independent Engineer, such approval not to be unreasonably withheld, conditioned or delayed (it being acknowledged that to the extent any such approval requires the consent or approval of any other Secured Party, such consent or approval shall not be unreasonably withheld, conditioned or delayed).
(h)    Funds on deposit in the Loss Proceeds Account that are to be made available for restoration work as set forth in Sections 5.16(d) and 5.16(g) above will be disbursed to the Borrowers upon receipt of the Borrowers’ request for payment and a certificate of a Responsible Officer of the Borrowers to the effect that the amounts requested are required to pay for costs incurred or to be incurred in connection with restoration work.
(i)    Excess Loss Proceeds and Eminent Domain Proceeds remaining in the Loss Proceeds Account after completion of all restoration work (and adequate provision for any remaining payments) will be promptly transferred to the Disbursement Account.
(j)    The Borrowers shall furnish the Administrative Agent with evidence that no mechanics’ or similar Liens on the Collateral exist as a result of any restoration work other than Permitted Liens, or if such Liens exist, they will be fully discharged with proceeds of disbursements made as described above from the Loss Proceeds Account.
(k)    No provision of this Section 5.16 or any other provision of any Financing Document shall impose on the Administrative Agent or any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by any Borrower Entity (nor shall any action taken, or not taken, by the Administrative Agent, the Collateral Agent or the Lenders to verify the existence or adequacy of the insurance coverage maintained by such Borrower Entity affect the obligations of either Borrower pursuant to this Section 5.16), nor shall the Administrative Agent or any Secured Party be responsible for any representations or
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warranties made by or on behalf of any Borrower Entity to any insurance company or underwriter.
5.17    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other credit support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement and otherwise under the Financing Documents in respect of Swap Obligations (provided, however, that, each Qualified ECP Guarantor shall only be liable under this Section 5.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.17, as it relates to such Credit Party, or otherwise under this Agreement and otherwise under the Financing Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 5.17 shall remain in full force and effect until the Discharge Date. Each Qualified ECP Guarantor intends that this Section 5.17 constitute, and this Section 5.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
5.18    Final Completion.
(a)    The Borrower Entities shall use commercially reasonable efforts to cause Final Completion under the EPC Contract to occur no later than the date that is [REDACTED] after Substantial Completion under and as defined in the EPC Contract.
(b)    The amounts on deposit in the Final Completion Account shall be used solely for the payment of Project Costs required to be paid under the Material Project Documents to achieve Final Completion, and no such funds shall be distributed to any Affiliate of the Borrowers until achievement of Final Completion.
5.19    Environmental Matters. Each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, to develop, construct, use and operate the Project and use and occupy the Project Site in material compliance with all Environmental Laws, keep all Applicable Permits required under Environmental Laws in full force and effect and remain in material compliance therewith, handle all Hazardous Substances in material compliance with all applicable Environmental Laws, and promptly respond to any actual or threatened spills, discharges or other Releases of Hazardous Substances where such Releases could reasonably be expected to give rise to a material liability or material obligation of any Borrower Entity under any Environmental Laws, and promptly resolve any non-compliance, liability or obligation (except to the extent that such non-compliance, liability or obligation is currently being contested in good faith by appropriate proceedings) and keep the Project free of any Lien (other than Permitted Liens) imposed by any Environmental Law.
5.20    Completion. The Borrowers shall ensure that all work done on the Project is done in a good and workmanlike manner and in all material respects in accordance with the Material Project Documents. The Borrowers shall make or cause to be made all contracts and do or cause to be done all things reasonably necessary for the Completion, (i) in accordance in all material respects with the EPC Contract, the Module Supply Agreement, the Transformer Supply
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Agreement, the BESS Supply Agreement, the Plans and Specifications, technical specifications under the Power Purchase Agreement and the Interconnection Agreement and (ii) in accordance with the Schedule and Budget. Without limiting the generality of the foregoing, the Borrowers shall (and shall cause each Borrower Entity, as applicable, to) diligently pursue and enforce all of its material rights and remedies under the EPC Contract, the Module Supply Agreement and any Material Project Documents related to the construction of the Project and shall use commercially reasonable efforts to ensure that the Project is constructed substantially in accordance with all such Material Project Documents, to the extent applicable.
5.21    Separateness Provisions.
(a)    To the extent each Borrower Entity has bank accounts, each such entity shall maintain separate bank accounts and separate books of account from the Parent Pledgor and any Affiliate of the Parent Pledgor. Each Borrower Entity shall cause the liabilities of such Borrower Entity to be readily distinguishable from the liabilities of the Parent Pledgor and any Affiliate of the Parent Pledgor.
(b)    Each Borrower Entity shall conduct its business solely in its own respective name in a manner not misleading to other Persons as to its identity.
(c)    Each Borrower Entity shall comply with the separateness requirements set forth on Schedule 5.21.
5.22    Event of Eminent Domain.
(a)    If an Event of Eminent Domain shall be threatened in writing or occur with respect to any material portion of the Collateral, each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, to, (i) promptly upon discovery or receipt of notice of any such threat or occurrence provide written notice thereof to the Administrative Agent; (ii) diligently pursue all of its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain; (iii) not, without the written consent of the Administrative Agent (with the consent of the Majority Lenders whose consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority; and (iv) pay or apply all Eminent Domain Proceeds to the Loss Proceeds Account for application in accordance with Section 5.16. If any Borrower Entity shall receive Eminent Domain Proceeds, it shall hold such payments in trust for the Depositary and shall promptly remit such payments to the Depositary for deposit in the Loss Proceeds Account, in the form received, with any necessary endorsements.
(b)    Each of Borrower Entity consents to the participation of the Administrative Agent in any proceedings resulting from an Event of Eminent Domain, and the Borrowers shall from time to time deliver to the Administrative Agent all documents and instruments reasonably requested by it to permit such participation.
5.23    Compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
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(a)    Each Borrower shall, and shall cause each other Borrower Entity to, comply at all times with the requirements of all applicable Anti-Money Laundering Laws.
(b)    Each Borrower shall, and shall cause each other Borrower Entity to, provide the Administrative Agent (on behalf of the Secured Parties) promptly upon reasonable written request with any information regarding each Borrower, any Borrower Entity and the other Credit Parties necessary for the Lenders to comply, and to assess compliance with, with all Anti-Money Laundering Laws.
(c)    Each Borrower shall, and shall cause each other Borrower Entity to, comply at all times with the requirements of all applicable Anti-Corruption Laws.
(d)    Each Borrower shall, and shall cause each other Borrower Entity to, comply at all times with the requirements of all applicable Sanctions.
(e)    Each Borrower shall not, and shall cause each other Borrower Entity and Credit Party to not, conduct business with or engage in any transaction with or involving any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in a violation of Sanctions applicable to any party hereto.
(f)    If any Borrower Entity obtains knowledge or receives any written notice from a Governmental Authority that any Credit Party, any Borrower Entity, or any Person holding a greater than 50% legal or beneficial interest therein (whether directly or indirectly) is the target of Sanctions (such occurrence, a “Sanctions Violation”), the Borrowers shall as promptly as practicable (i) give written notice to the Administrative Agent of such Sanctions Violation, and (ii) comply with all Applicable Legal Requirements with respect to such Sanctions Violation (regardless of whether the party that is the target of such Sanctions is located within the jurisdiction of the United States of America), and the Borrowers hereby authorize and consent to the Administrative Agent taking any and all steps that are necessary to comply with all Applicable Legal Requirements with respect to any such Sanctions Violation.
(g)    The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by each Credit Party and each of their respective directors, officers, employees, and agents, with applicable Sanctions, Anti-Money-Laundering Laws, and Anti-Corruption Laws.
(h)    Upon the Administrative Agent’s written request from time to time, the Borrowers shall deliver a certification confirming its compliance with the covenants set forth in this Section 5.23.
5.24    Liquidated Damages.
(a)    Each Borrower shall direct all the Key Project Participants, if applicable, to remit to the Liquidated Damages Account any and all Liquidated Damages that they owe to the Project Company or any other Borrower Entity.
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(b)    To the extent that an aggregate amount of Liquidated Damages caused by a single event or condition represents [REDACTED] or less, such amount shall be remitted from the Liquidated Damages Account to the Disbursement Account prior to the Term Conversion Date and the Project Company Revenue Account on and following the Term Conversion Date and shall be applied pursuant to Section 7.2 or Section 7.3(c), as applicable.
(c)    To the extent that an aggregate amount of Liquidated Damages caused by a single event or condition exceeds [REDACTED], then the Borrowers may submit a Completion Plan (as defined below) for the Project and a revised Schedule and Budget to the Administrative Agent and the Independent Engineer. “Completion Plan” means a plan, certified by a Responsible Officer of the Borrowers, for the Completion or restoration of the Project, demonstrating that: (i)  the aggregate amounts of Liquidated Damages in respect of such delay or defect deposited in the Liquidated Damages Account and the sum of (A) the undrawn Construction Loan Commitments and (B) undrawn Bridge Loan Commitments, are anticipated to be sufficient to achieve the Completion by no later than the Construction Loan Maturity Date or, if after the Term Conversion Date, within [REDACTED] after the event with respect to which such Liquidated Damages or warranty payments were made, (ii) the Plans and Specifications and the schedule for such completion is technically feasible and can be completed prior to the Construction Loan Maturity Date or, if after the Term Conversion Date, within [REDACTED] after the event with respect to which such Liquidated Damages or warranty payments were made, (iii) all Permits for the completion or restoration work have been obtained or can be expected to be obtained in due course and are, or can be expected to be, free of any burdensome conditions, and (iv) such completion or restoration work will not result in a termination, cancellation, revocation or other invalidity or impairment of any Applicable Permit or any Material Project Documents then in effect.
(d)    If the Administrative Agent (acting at the direction of the Majority Lenders and upon consultation with the Independent Engineer) allows the Borrowers to proceed with the completion or restoration of the Project pursuant to such Completion Plan and the revised Schedule and Budget, such allowance and direction not to be unreasonably withheld or delayed, an amount equal to the Liquidated Damages arising under any Material Project Document as a result of the same circumstances that caused such amounts to be payable to the Borrowers shall be remitted from the Liquidated Damages Account to, prior to the Term Conversion Date, the Disbursement Account and shall be applied pursuant to Section 7.2, and after the Term Conversion Date, the Project Company Revenue Account.
(e)    If (i) the Administrative Agent (acting at the direction of the Majority Lenders and upon consultation with the Independent Engineer) does not allow the Borrowers to proceed further with the completion or restoration of the Project pursuant to such Completion Plan and the revised Schedule and Budget or (ii) the Borrowers do not submit a Completion Plan, such amount shall be promptly prepaid to Lenders pursuant to Section 2.1(g)(iii).
5.25    Applicable Equator Principles. Each Borrower Entity shall, and shall cause each other Borrower Entity, as applicable, to comply in all material respects with the Applicable Equator Principles.
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5.26    [Reserved].
5.27    Energy Regulation. Each Borrower Entity shall, and shall cause each other Borrower Entity to, take or cause to be taken all necessary or appropriate actions so that each Borrower Entity will be in compliance in all material respects with, or maintain all requisite exemptions from, the applicable requirements of the FPA, PUHCA, California Public Utilities Code, to the extent applicable, CPUC, CAISO, FERC and NERC.
5.28    Tax Credit Transfer Documentation.
(a)    On or prior to TCT Documentation Sunset Date, but subject in all respects to the Lender review and consent rights set forth in clause (b) of this Section 5.28, the Sponsor shall have entered into (i) an agreement to sell the ITC Tax Credits generated by the Project to a Tax Credit Buyer pursuant to Section 6418 of the Code, pursuant to documentation which (x) may be in the form of a tax credit transfer agreement [REDACTED] and (y) shall be on terms whereby the proceeds of all amounts committed to be paid for the ITC Tax Credits by the Tax Credit Buyer [REDACTED], the TCT Interparty Agreement and the [REDACTED] (the “Initial Tax Credit Transfer Agreement”), (ii) a TCT Interparty Agreement from the Tax Credit Buyer, and (iii) any guarantee and any indemnity relating to the foregoing and any other documents identified as such in connection with the Lender consent under clause (b) of this Section 5.28 (collectively, the “Initial Tax Credit Transfer Documentation”). The date on which the Initial Tax Credit Transfer Documentation is executed and delivered by the parties thereto is referred to herein as the “Initial TCT Documentation Effective Date”.
(b)    Not less than [REDACTED] prior to the proposed Initial TCT Documentation Effective Date, the Borrowers shall provide substantially final drafts of the Initial Tax Credit Transfer Documentation to the Administrative Agent (for distribution to the Lenders), and none of the Credit Parties shall enter into any Initial Tax Credit Transfer Documentation without the prior written consent of the Supermajority Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
(c)    Subject to the requirements of Section 5.28(b), on the Initial TCT Documentation Effective Date, the Borrowers shall deliver to the Administrative Agent true, complete and correct executed copies of the Initial Tax Credit Transfer Documentation, each of which shall be in full force and effect, as certified by the Borrowers.
(d)    In connection with the execution of the Initial Tax Credit Transfer Documentation, the documents provided to the Administrative Agent and the Lenders shall include (i) such documentation as is provided by any of the Credit Parties to the Tax Credit Buyer to satisfy the conditions precedent to the effectiveness of the Initial Tax Credit Transfer Documentation, and (ii) such other documents (including customary corporate legal opinions addressed to the Administrative Agent and the Lenders [REDACTED] reasonably required by any of the Lenders in connection with the granting of any consent under this Section 5.28.
(e)    On the Initial TCT Documentation Effective Date, the Borrowers shall deliver to the Lenders a Base Case Forecast updated solely to take into account the Initial Tax Credit Transfer Documentation, and the Total Bridge Loan Commitment shall automatically be
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adjusted to an amount equal to the difference between (1) the lesser of (I) the Total Bridge Loan Commitment as of the Closing Date and (II) the sum of [REDACTED] of the amount committed to be paid for the ITC Tax Credits under the Initial Tax Credit Transfer Documentation, the proceeds of which are to be paid to [REDACTED] in accordance with the Initial Tax Credit Transfer Agreement, the TCT Interparty Agreement and the [REDACTED] (the amount determined pursuant to this clause (1), the “Resized Bridge Loan Commitment”) minus (2) the outstanding principal amount of Bridge Loans. To the extent that the outstanding principal amount of the Bridge Loans exceeds the Resized Bridge Loan Commitment (the amount of such excess, the “Bridge Loan Reduction Amount”), the Borrowers shall prepay Bridge Loans in a principal amount equal to the Bridge Loan Reduction Amount on the Initial TCT Documentation Effective Date.
(f)    [REDACTED]
(g)    [REDACTED]
(h)    At any time following the Initial TCT Documentation Effective Date but prior to the earlier of the scheduled payment date and the Tax Credit Commitment Expiration Date under the Initial Tax Credit Transfer Agreement, but subject in all respects to the Lender review and consent rights set forth in clause (i) of this Section 5.28, the Sponsor may cancel the Initial Tax Credit Transfer Documentation in accordance with its terms and concurrently enter into (i) a replacement agreement to sell the ITC Tax Credits generated by the Project to a Tax Credit Buyer pursuant to Section 6418 of the Code, pursuant to documentation which is on terms whereby (x) the purchase price to be paid for such ITC Tax Credits by the Tax Credit Buyer shall be an amount equal to or greater than the purchase price to be paid for such ITC Tax Credits by the Tax Credit Buyer under the Initial Tax Credit Transfer Documentation, (y) the tax credit transfer agreement shall not be cancellable and (z) the proceeds of the amount committed to be paid for the ITC Tax Credits by the Tax Credit Buyer shall be paid to the [REDACTED] by being directly deposited into the [REDACTED] in accordance with the Replacement Tax Credit Transfer Agreement, the TCT Interparty Agreement and the [REDACTED] (the “Replacement Tax Credit Transfer Agreement”), (ii) a TCT Interparty Agreement from the Tax Credit Buyer and (iii) [REDACTED] and any other documents identified as such in connection with the Lender consent under this Section 5.28 (collectively, the “Replacement Tax Credit Transfer Documentation”). In connection with the execution of the Replacement Tax Credit Transfer Documentation, the documents provided to the Administrative Agent and the Lenders shall include (A) such documentation as is provided by any of the Credit Parties to the Tax Credit Buyer to satisfy the conditions precedent to the effectiveness of the Replacement Tax Credit Transfer Documentation, and (B) such other documents (including legal opinions addressed to the Administrative Agent and the Lenders) reasonably required by any of the Lenders in connection with the granting of any consent under this Section 5.28(h). The date on which the Replacement Tax Credit Transfer Documentation is executed and delivered by the parties thereto is referred to herein as the “Replacement TCT Documentation Effective Date”.
(i)    Not less than [REDACTED] prior to the proposed Replacement TCT Documentation Effective Date, the Borrowers shall provide substantially final drafts of the
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Replacement Tax Credit Transfer Documentation to the Administrative Agent (for distribution to the Lenders), and none of the Credit Parties shall enter into any Replacement Tax Credit Transfer Documentation without the prior written consent of the Supermajority Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
(j)    Subject to the requirements of Section 5.28(i), on the Replacement TCT Documentation Effective Date, the Borrowers shall deliver to the Administrative Agent true, complete and correct executed copies of the Replacement Tax Credit Transfer Documentation, each of which shall be in full force and effect, as certified by the Borrowers.
5.29    [REDACTED].
5.30    Change in Tax Law.
(a)    The Borrowers shall notify the Lenders of any change in tax law, proposed change in tax law or executive order that could reasonably be expected to become a Change in Tax Law or Proposed Change in Tax Law, in any case, within [REDACTED] of the Borrowers’ obtaining knowledge thereof.
(b)    [REDACTED].
(c)    [REDACTED]:
(i)    [REDACTED]; or
(ii)    [REDACTED].
5.31    ITC Election. No Borrower Entity shall, and shall cause each of their direct or indirect owners not to (i) elect to claim any investment tax credit under Section 48E of the Code, or (ii) elect to claim any production tax credit under Section 45 or 45Y of the Code, in each case, with respect to the Project or any property that is part of the Project.
ARTICLE 6    NEGATIVE COVENANTS
Each of the Borrowers, HoldCo and the Parents covenant and agree, and shall cause each other Borrower Entity, unless the Administrative Agent (acting at the direction of the Majority Lenders) waives compliance in writing, to comply, as applicable, with each of the covenants set forth in this Article 6:
6.1    Contingent Liabilities. Except as otherwise permitted or required under the Operative Documents, no Borrower Entity shall become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or, otherwise create, incur, assume or suffer to exist any other contingent obligation in excess of [REDACTED] in the aggregate; provided, however, that, this Section 6.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies, services or merchandise in the normal course of business on normal trade credit; (b) the endorsement of negotiable instruments received in the
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normal course of its business; (c) incurrence, creation, assumption or existence of Permitted Debt or (d) any contingent liabilities under any Additional Project Document approved pursuant to Section 6.12.
6.2    Limitations on Liens. No Borrower Entity shall create, incur, permit, assume or suffer to exist (a) any Lien on any of its Property (including any Collateral) or the Project Site (as applicable) with respect to itself or the Project, whether now owned or hereafter acquired, except for Permitted Liens or (b) except with respect to the Capital Stock in Parent Pledgor, any Lien on its Capital Stock, except the Lien granted under the Collateral Documents.
6.3    Indebtedness. No Borrower Entity shall incur, create, assume or suffer to exist or permit to exist any Indebtedness, except for Permitted Debt or contingent liabilities (in accordance with and subject to Section 6.1).
6.4    Sale or Lease of Assets. No Borrower Entity shall sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except for (a) pursuant to the Operative Documents, other than in connection with sales pursuant to clauses (b) or (c) below, (b) obsolete, worn-out, damaged, salvaged or replaced property not used or useful in its business and (c) sales of Power, RECs, resource adequacy, “green tags” or other like environmental credits or benefits, sold in accordance with the Power Purchase Agreement. Any proceeds from sales permitted by Section 6.4(a) and Section 6.4(b) (other than any of the proceeds from sales of property referenced in Section 6.4(b) which are used to purchase replacement property or assets which will be incorporated into the Project or used to restore the Project within (i) prior to the Term Conversion Date, [REDACTED] after receipt thereof, and (ii) on and after the Term Conversion Date, [REDACTED] after receipt thereof, which shall be promptly deposited into the Additional Payment Account for application in accordance with the terms of Section 7.11.
6.5    Changes. No Borrower Entity shall change the nature of its business or materially expand its respective business beyond the business contemplated in the Operative Documents with respect to the Project.
6.6    Distributions.
(a)    Except as specifically contemplated in Section 5.1, Section 5.16(d), Section 7.3(b), Section 7.3(c), Section 7.10(d), Section 7.12(d) and Section 7.13(c), no Borrower Entity, shall directly or indirectly: (a) make or declare any dividend or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in the Parents, HoldCo or the Borrowers or their Affiliates; (b) make any payment of principal or interest in respect of any Indebtedness to a Person other than the Secured Parties; or (c) make any payment in respect of any management (or other) fee to the Sponsor or any of its Affiliates (unless such fees are included in a Material Project Document, including the Development Management Agreement and the Facilities Management Agreement).
(b)    [REDACTED].
(c)    [REDACTED].
(d)    On the Term Conversion Date, notwithstanding anything to the contrary set forth herein, if, (A) the principal amount of Term Loans determined pursuant to
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Section 2.1(a)(i) exceeds the sum of (i) the aggregate outstanding amount of Construction Loans and (ii) all other amounts as to which such proceeds are required to be applied on the Term Conversion Date pursuant to Section 7.3(b) and (B) the Bridge Loans have been fully repaid, the Borrowers may distribute such excess funds to any account of any Person (including any Affiliate of the Borrowers) designated by the Borrowers in an amount that shall not exceed the difference between (x) the Existing Equity Contributions, as verified by the Independent Engineer (in consultation with the Lenders), and (y) [REDACTED]; provided that, all other conditions to Term Conversion have been satisfied or waived as of such date (the “Term Conversion Date Distribution”); [REDACTED].
6.7    Investments. No Borrower Entity shall make or permit to remain outstanding any advances or loans or extensions of credit (by way of guaranty or otherwise) to, or purchase, redeem or own any stock, bonds, notes, debentures or other securities of, any Person, except for (a) Permitted Investments or (b) investments by any Borrower Entity in any of its subsidiaries solely comprised of funds contributed to such Borrower Entity from any direct or indirect owner of the relevant Borrower (other than another Borrower Entity) (“Permitted Intercompany Investments”).
6.8    Transactions with Affiliates. Except as contemplated in any Operative Documents in existence on the Closing Date or Permitted Intercompany Investments, no Borrower Entity shall directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate without the prior written consent of the Administrative Agent (acting on behalf of the Majority Lenders) unless such Borrower Entity is otherwise allowed to enter into such agreement with requisite Lender consent pursuant to Section 6.12, if applicable, and such transaction or agreement is entered into in the ordinary course of business on fair and reasonable terms with respect to such Person no less favorable to such Person than what such Person would obtain in an arm’s length transaction with a counterparty that is not an Affiliate.
6.9    Regulations. No Borrower Entity shall directly or indirectly apply any part of the proceeds of any Loan, any extension of credit hereunder or Project Revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, or to extend credit to, or refund indebtedness incurred by, others for such purposes.
6.10    Partnerships. No Borrower Entity shall become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any limited liability company or otherwise form any subsidiaries other than any joint venture or partnership in existence as of the Closing Date between Parent I and Parent II with respect to HoldCo.
6.11    Dissolution. No Borrower Entity shall liquidate or dissolve, divide, file a plan of division or sell or lease or otherwise transfer or dispose of, or permit itself to liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its respective property, assets or business, or combine, merge or consolidate, or permit itself to combine, merge or consolidate, with or into any other entity.
6.12     Amendments and Additional Project Documents. The Borrowers shall not, and shall cause each Borrower Entity, as applicable, not to do any of the following:
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(a)    (i) terminate or cancel or to the extent that such Person’s consent or acceptance is required under such Material Project Document for the cancellation or termination of such Material Project Document by the counterparty thereto, consent to or accept any cancellation or termination of any Material Project Document, other than (A) in the case of the Initial Tax Credit Transfer Documentation, any termination or cancellation by the Sponsor in accordance with Section 5.28 and (B) in the case of the Replacement Tax Credit Transfer Documentation, any termination or cancellation by the Sponsor thereof shall require the prior written consent of the Supermajority Lenders, (ii) amend, modify or supplement in any material respect or provide any material consent under, or assign or consent to any assignment of, (iii) sell, assign (other than pursuant to the Financing Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in, or (iv) waive any material default under, or material breach of, or the performance of a material obligation by any other Person under, any Material Project Document, in each case to which it is a party without first obtaining the prior written consent of the Majority Lenders (or, in the case of any Tax Credit Transfer Documentation, the prior written consent of the Supermajority Lenders); provided that no consent of the Administrative Agent or the Majority Lenders shall be required for any amendment to extend the term of the Master Purchase Agreement, the O&M Agreement or the Facilities Management Agreement on substantially similar or more favorable terms for the applicable Borrower or Borrower Entity with the same counterparty or a Replacement Obligor. [REDACTED];
(b)    enter into any Additional Project Documents without the prior written approval of the Majority Lenders (or in the case of any Tax Credit Transfer Documentation, the prior written consent of the Supermajority Lenders in accordance with the procedure set forth in Section 5.28), which consent shall not be unreasonably withheld, conditioned or delayed, [REDACTED] and, to the extent the Majority Lenders approve the execution of each such Additional Project Document (or, in the case of the Replacement Tax Credit Transfer Documentation, the Supermajority Lenders approve the execution thereof in accordance with Section 5.28), the Borrowers shall also deliver to the Administrative Agent a consent to the collateral assignment of each such Additional Project Document to the extent provided under Section 2.10(a)(ix) in form reasonably acceptable to the Majority Lenders (such approval and acceptance not to be unreasonably withheld, conditioned or delayed); or
(c)    with respect to the Power Purchase Agreement (i) change any payment instructions to the Power Purchaser or (ii) if the Collateral Agent has instructed the Power Purchaser to make any payments to any Person or account, direct the Power Purchaser to make payment to any recipient other than such Person or account instructed by the Collateral Agent.
6.13    Name and Location; Fiscal Year. No Borrower Entity shall change its name, its principal place of business, its limited liability company structure, its jurisdiction of organization, its federal employer identification number (if applicable) or its organizational number or change its fiscal year; provided that, a Borrower Entity (i) may change its principal place of business upon [REDACTED] prior written notice to the Administrative Agent and (ii) may change its name so long as it has given the Administrative Agent not less [REDACTED] prior written notice of its intention to do so, clearly specifying such new name and with respect to such new
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name, it shall have taken all action necessary to maintain the Liens of the Collateral Agent granted under the Collateral Documents remain at all times fully perfected and in full force and effect.
6.14    Hedging. Neither Borrower shall enter into any interest rate agreements or any other hedging or protection agreement or arrangement, other than the Hedge Transactions under Interest Rate Agreements entered into by the ProjectCo Borrower pursuant to Section 2.9(a).
6.15    Abandonment of the Project. No Borrower Entity shall abandon the Project or its activities to develop, construct, operate or maintain the Project for a continuous period of more [REDACTED] days (which period shall not include delays to the extent caused by (a) any force majeure events, (b) forced or scheduled outage of the Project, (c) an Event of Loss, (d) ordinary course repairs, maintenance or restoration work), or (e) temporary suspension or nonpermanent cessation of the development or construction or operation of the Project required by Legal Requirements (including as a result of an Event of Loss or an Event of Eminent Domain).
6.16    Environmental Matters. No Borrower Entity shall Release any Hazardous Substances in a manner that could reasonably be expected to have a Material Adverse Effect or engage in any other action or omission in violation of any Environmental Laws, Governmental Rules, Legal Requirements or Applicable Permits that could reasonably be expected to have a Material Adverse Effect.
6.17    Federal Tax Benefit Matters.
(a)    No Borrower Entity shall agree to any arrangement, or fail to take any action in compliance with its obligations set forth in the Tax Credit Transfer Documentation, that would result in the amounts required to be paid by the Tax Credit Buyer thereunder, together with any payments received under [REDACTED], being less than the sum of the amount of (i) the outstanding Bridge Loans and (ii) the unused Total Bridge Loan Commitment, to the extent that such action or omission is not corrected by the earlier of the Bridge Loan Maturity Date and [REDACTED] after such breach of this Section 6.17 in a manner reasonably acceptable to the Administrative Agent (acting at the direction of the Majority Lenders) and whereby the Tax Credit Buyer confirms in writing that the action taken or the omission (after taking into account the curative action taken) will not result in any decrease in the Tax Credit Transfer Proceeds.
(b)    Each Borrower Entity shall remain a U.S. Person not subject to withholding under Section 1445 and Section 1446 of the Code;
(c)    No Borrower Entity shall (i) apply for any grants from the United States, a state, a political subdivision of a state, or any other Governmental Authority for use in constructing or financing all or a portion of the Project or with respect to which a Borrower Entity or the Project is the beneficiary, in each case, that would cause a reduction in the amount of the ITC Tax Credit for the Project; or (ii) claim any U.S. federal tax credit (other than ITC Tax Credits) with respect to any property that is part of the Project.
(d)    No Borrower Entity will be included in a consolidated, combined, unitary or other group tax return.
(e)    [REDACTED].
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(f)    No Borrower Entity shall become a “related person” to any Person treated for federal income tax purposes as purchasing electricity generated by the Project for the purposes of Sections 267(b), 7701(e)(4) or 707(b)(1) of the Code.
(g)    None of the Borrower Entities or Sponsor shall become a “related person” within the meaning of Section 267(b) or 707(b)(1) of the Code to any transferee of ITC Tax Credits for purposes of Section 6418 of the Code during the recapture period pursuant to Section 50 of the Code.
(h)    [REDACTED].
(i)    In the event Sponsor receives a notice of final partnership adjustment under Section 6231(a)(3) of the Code that would, with the passing of time, result in an “imputed underpayment” imposed on the Sponsor as that term is defined in Section 6225 of the Code [REDACTED] the Borrower Entities shall cause, make, suffer, permit or consent to, or cause or permit the Sponsor to (x) timely elect pursuant to Section 6226 of the Code to make inapplicable to Sponsor the requirements in Section 6225 of the Code to pay such “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to the Administrative Agent.
(j)    [REDACTED].
6.18    As-Built Survey. If the As-Built Survey for the Project Site is not available as of the Term Conversion Date, such As-Built Survey shall be delivered by the Project Company within [REDACTED].
6.19    Use of Proceeds - Sanctions, Anti-Money Laundering, and Anti-Corruption. No Borrower shall request any Borrowing, and no Borrower shall use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or (to the Borrowers’ Knowledge) indirectly, the proceeds of any Loan, lend, contribute, or otherwise make available such proceeds to any other Credit Party, or lend, contribute, or otherwise make available such proceeds to any other Person (i) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, including any Government Official, in violation of any Anti-Corruption Law, or for any illegal or improper bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, (ii) in any manner that would result in the violation of any Anti-Money Laundering Laws, (iii) to fund, finance, or facilitate any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iv) in any other manner that would constitute or give rise to a violation of any Sanctions applicable to any Person (including any Person participating in the Loans, whether as Administrative Agent, Coordinating Lead Arranger, Lender, underwriter, advisor, investor, or otherwise).
6.20    Recapture; Loss of ITC Tax Credits. Neither Borrower shall, and neither Borrower shall permit (x) any Borrower Entity or (y) [REDACTED] (i) transfer or permit any transfer of any direct or indirect ownership interest in any Borrower Entity that would cause the ITC Tax Credit applicable to the Project to be subject to recapture pursuant to Section 50 of the
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Code (or other disallowance claim), including the issuance, sale, assignment or transfer of any direct or indirect ownership interest in any Borrower Entity to any Disqualified Person or (ii) take any action that could reasonably be expected to result in any reduction or disallowance of, or lack of the right to claim all or any portion of, any ITC Tax Credits with respect to the Project.
6.21    Regulation of Parties. In no event shall any Borrower Entity take or cause to be taken any actions that could reasonably be expected to result in either (a) the Project Company or the Land Company becoming subject to, or not exempt from, CPUC financial, organizational or rate regulation under applicable California State law or regulation as a “public utility” under the California Public Utilities Code, or (b) the Secured Parties or any “affiliate” (as that term is defined in Section 1262(1) of PUHCA) of any of them, solely as a result of the actions of any Borrower Entity or an affiliate entity relating to the ownership, leasing, routine maintenance or operation of the Project, the generation and sale of electricity, RECs, capacity or ancillary services therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, becoming subject to, or not exempt from, regulation under PUHCA, the FPA, or state laws and regulations respecting the financial, organizational or rate regulation as a “public utility” under the California Public Utilities Code; provided that, in the event of the exercise of remedies in which the Secured Parties or any “affiliate” of them, as defined above, owns or controls the Project Company, the Land Company or operates the Project, it or they may become subject to such regulation.
6.22    Accounts.
(a)    The Project Company Local Account shall not at any time prior to Term Conversion have an aggregate amount on deposit therein or credited thereto in excess [REDACTED] (the “Project Company Local Account Cap Amount”) and the amounts on deposit in the Project Company Local Account may be applied to pay only (a) Project Costs, (b) O&M Expenses and (c) pursuant to Section 7.2, and not for any other uses.
(b)    No Borrower Entity Temporary Account shall hold any deposit of funds and no later than [REDACTED], all Borrower Entity Temporary Accounts shall be closed and the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent of such closure. Except with respect to the Borrower Entity Temporary Accounts [REDACTED], the Project Company shall not have any “deposit accounts” with a “bank” (within the meaning of Section 9-102 of the UCC) other than the Project Company Local Account, established in accordance with this Agreement, the Project Company Local Account Control Agreement and the other Financing Documents, and, on and after the Term Conversion Date, other customary operating and reserve accounts. Except with respect to the Borrower Entity Temporary Accounts [REDACTED], no Borrower Entity shall have any “deposit accounts” with a “bank” (within the meaning of Section 9-102 of the UCC) or “securities accounts” with a “securities intermediary” (within the meaning of Sections 8-501 and 8-102, respectively, of the UCC) other than (x) the Project Company Local Account established in accordance with the Project Company Local Account Control Agreement and the [REDACTED] established in accordance with the [REDACTED] and (y) the applicable Collateral Accounts established in accordance with this Agreement and the other Financing Documents and, upon the opening thereof, the Final Completion Account, established in accordance with this Agreement and the other Financing Documents.
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6.23    Employees. No Borrower Entity shall hire, or become the employer of, or permit any other Borrower Entity to hire or become the employer of, any employees.
6.24    Tax Documents. Prior to the Bridge Loan Discharge Date, no Borrower Entity shall cause, make, suffer, permit or consent to, or cause or permit the Sponsor to enter into any tax credit sale, tax credit transfer or similar agreement under Section 6418 of the Code in respect of the ITC Tax Credits generated by the Project other than Tax Credit Transfer Documentation entered into in accordance with Section 5.28.
6.25    Land Company. [REDACTED].
ARTICLE 7    APPLICATION OF FUNDS
7.1    Establishment of Collateral Accounts. On or prior to the Closing Date, the Borrowers, HoldCo and the Parents, as applicable, shall cause to be established in accordance with the Account Control Agreement at the Depositary the Project Company Revenue Account, the Land Company Revenue Account, the Disbursement Account, the Distribution Reserve Account, the Liquidated Damages Account, the BESS Augmentation Reserve Account, the Debt Service Reserve Account, the Final Completion Account, the Additional Payment Account, the Loss Proceeds Account, [REDACTED] and the Project Company TCT Proceeds Account. Each Collateral Account shall be a “securities account” within the meaning of Section 8-501 of the UCC in effect in the State of New York. In accordance with the terms of the Collateral Documents, each Borrower, and the other applicable Borrower Entities, have pledged, assigned and transferred to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and have granted to the Collateral Agent for the equal and ratable benefit of the Secured Parties a first-priority, perfected lien on and security interest in, all of their right, title and interest in, to and under the Collateral Accounts and any cash held in or credited to the Collateral Accounts. Each Borrower hereby irrevocably confirms the authority of the Collateral Agent and the Administrative Agent to (and to the extent required by any Operative Document directs and authorizes the Collateral Agent and the Administrative Agent, as applicable, to) instruct the Depositary to deposit into and remit funds from such Collateral Accounts in accordance with the terms and conditions of this Agreement and the Collateral Documents. The Secured Parties and each Borrower acknowledge and agree that neither the Collateral Agent nor the Administrative Agent shall be required to instruct the Depositary to transfer, withdraw or otherwise deal with any funds on deposit or credited to any of the Collateral Accounts except upon written instructions (to be provided in the form prescribed for the applicable purpose in the Financing Documents, such as a Withdrawal Transfer Certificate) to do so from the Administrative Agent, and, if expressly so provided herein, either or both Borrowers.
7.2    Disbursement Account.
(a)    The Project Company has established in accordance with the Account Control Agreement with the Depositary an account entitled the “Disbursement Account” (account number [REDACTED]) (the “Disbursement Account”). During the period commencing on the Closing Date and ending on the Term Conversion Date, (i) the proceeds of the Construction Loans and the Bridge Loans (except with respect to disbursements of the Construction Loans on the Closing Date, which shall be made in accordance with the Funds Flow Memorandum), (ii) Additional Equity Contributions, (iii) amounts subject to
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Sections 5.16(i), 5.24(b), 5.24(c), 5.24(d) and 5.28(f), (iv) amounts paid to it under the Hedge Transactions, (v) Pre-COD Revenue and (vi) amounts received by the Project Company under the Consents, that are not Project Revenues (except for the Loss Proceeds, Eminent Domain Proceeds, Tax Credit Transfer Proceeds, Liquidated Damages and amounts deposited in the Project Company Revenue Account as such funds are specifically required to be disbursed or deposited, in accordance with the terms hereof) or that are not required or permitted in accordance with the terms of this Agreement to be deposited in another Collateral Account shall be deposited in the Disbursement Account. Subject to the satisfaction of the conditions precedent set forth in Article 3, the funds on deposit in the Disbursement Account shall be applied by the Depositary in accordance with the Notices of Construction Loan Borrowing and Notices of Bridge Loan Borrowing delivered by the Borrowers to the payment of the Project Costs; provided, however, that, the ProjectCo Borrower may request an amount to be transferred from the Disbursement Account to the Project Company Local Account solely for the payment of Project Costs so long as the sum of such requested amount and the amounts on deposit in the Project Company Local Account (prior to giving effect to the requested transfer) does not exceed the Project Company Local Account Cap Amount and the ProjectCo Borrower shall provide the Administrative Agent with [REDACTED] bank statements for the Project Company Local Account that evidence that the funds requested pursuant to this sentence and deposited into the Project Company Local Account were solely used for Project Costs.
(b)    Amounts on deposit in the Disbursement Account pursuant to Section 5.2(c) shall be applied by Depositary in accordance with an Executed Withdrawal Transfer Certificate delivered by the Borrowers to the payment of the Project Costs once each of the following conditions shall have been satisfied to the reasonable satisfaction of the Administrative Agent (unless waived in writing by the Administrative Agent with the consent of the Majority Lenders):
(i)    The Administrative Agent shall have received a certificate of the Independent Engineer confirming its review of the relevant invoices in excess of [REDACTED] with respect to the payments requested to be made with such funds and that the Borrower are in material compliance with the Schedule and Budget.
(ii)    The Administrative Agent shall have received acknowledgements of payments and conditional releases of mechanics’ and materialmen’s liens upon progress payments as described in Section 3.2(c) and to the extent required thereunder.
(c)    Upon receipt of a duly completed and executed Notice of Term Loan Borrowing from the Borrowers, the Administrative Agent shall provide a copy of such notice to the Depositary and upon receipt by the Depositary of an Executed Withdrawal Transfer Certificate at [REDACTED] prior to the Term Conversion Date setting forth the amount to be withdrawn from the Disbursement Account and transferred pursuant to this Section 7.2(c), the Depositary shall withdraw and transfer such amount on the Term Conversion Date (via wire transfer or by internal transfer between Collateral Accounts, if applicable) from the Disbursement Account to the Project Company Revenue Account in accordance with the Executed Withdrawal Transfer Certificate and this Agreement and shall then close the
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Disbursement Account. The withdrawal and transfer effected pursuant to this Section 7.2(c) shall occur prior to effecting any withdrawals or transfers on the Term Conversion Date pursuant to Section 7.3(b).
(d)    [REDACTED].
7.3    Project Company Revenue Account.
(a)    The Project Company has established with the Depositary an account entitled the “Project Company Revenue Account” (account number [REDACTED]) (the “Project Company Revenue Account”).
(b)    Prior to and on the Term Conversion Date, each Borrower shall deposit or direct or cause to be deposited all Project Revenues (other than Pre-COD Revenue), and all other payments (other than amounts paid to it under the Hedge Transactions) paid to the Project Company, the Parents and HoldCo under any Material Project Documents (except for the Loss Proceeds, Eminent Domain Proceeds, Tax Credit Transfer Proceeds, any proceeds of the Term Loans in excess of the outstanding principal amount of the Construction Loans as of the Term Conversion Date, Liquidated Damages under the Material Project Documents (including under the EPC Contract and the Major Equipment Supply Agreements) and amounts deposited in the Disbursement Account) or otherwise received by the Project Company, the Parents and HoldCo in the Project Company Revenue Account. So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, funds in the Project Company Revenue Account shall be applied in accordance with the Executed Withdrawal Transfer Certificate delivered by the Borrowers to the Depositary pursuant to the Account Control Agreement prior to and on the Term Conversion Date, in each case at the following times and in the following order of priority:
(i)    First, on each Monthly Transfer Date or such other date as the same may be payable, to the (A) payment of the Project Costs as approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed ; provided that, no such approval shall be required as long as such costs are set forth in the Schedule and Budget, (B) payment [REDACTED] then due and payable as approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed; provided that, no such approval shall be required as long as such costs are set forth in the Schedule and Budget and (C) payment of any and all fees, costs and expenses due and payable to the Administrative Agent, the Lenders and the other Secured Parties, in connection with this Agreement and the other Financing Documents;
(ii)    Second, on each Interest Payment Date, as applicable, after making each withdrawal and transfer specified in clause (ii) of Section 7.4(b), to the payment of remaining amounts due and payable to the Secured Parties with respect to accrued interest and fees on all outstanding Loans and Unreimbursed Obligations due and payable hereunder and to remaining scheduled amounts (excluding Hedge Fix Fees) due and
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payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements, on a pro rata basis;
(iii)    Third, on the Term Conversion Date, to the payment of any remaining Project Costs [REDACTED] then due and payable;
(iv)    Fourth, on the Term Conversion Date, to the extent that funds on deposit in the Final Completion Account are not equal to the Completion Reserve Requirement, to the Final Completion Account, in an amount necessary to ensure that the total amount then on deposit in the Final Completion Account is equal to the Completion Reserve Requirement;
(v)    Fifth, on the Construction Loan Maturity Date, after making each withdrawal and transfer specified in clause (iii) of Section 7.4(b), to the payment of (A) the remaining principal due and payable to the Administrative Agent (for the account of the applicable Lenders) (x) pursuant to Section 1.1(d), and (y) with respect to any LC Loans or Unreimbursed Obligations outstanding on such date, and (B) any remaining Hedge Fix Fees and all other amounts due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements not otherwise paid pursuant to clause (ii) above, in each case, on a pro rata basis;
(vi)    Sixth, on the Construction Loan Maturity Date, after making each withdrawal and transfer specified in clause (iv) of Section 7.4(b), to the prepayment of Term Loans to the extent required by Section 2.1(a)(iii) in an amount equal to the remaining Term Loan Resizing Prepayment Amount (if any) to be applied as a mandatory prepayment of the Construction Loans that are not Term Converted in accordance with Section 2.1(a)(iii);
(vii)    Seventh, on the Construction Loan Maturity Date, to the extent that funds on deposit in the Debt Service Reserve Account are not equal to the then-applicable Minimum Debt Service Reserve Requirement, or if the DSR Letters of Credit have not been issued or do not have stated amounts in the aggregate at such time equal to the then required Minimum Debt Service Reserve Requirement, the Debt Service Reserve Account in an amount necessary to ensure that the total amount then on deposit in the Debt Service Reserve Account is equal to the then-applicable Minimum Debt Service Reserve Requirement;
(viii)    Eighth, on the Term Conversion Date, to the extent there are funds remaining in the Project Company Revenue Account as of such date after application of payments set forth in Sections 7.3(b)(i)-(vii), to an unrestricted account designated by the Borrowers to make the Term Conversion Date Distribution in accordance with Section 6.6(d); and
(ix)    Ninth, any remaining amounts on deposit in the Project Company Revenue Account on the Term Conversion Date shall remain on deposit in the Project Company Revenue Account for distribution in accordance with Section 7.3(c).
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(c)    Upon the occurrence of the Term Conversion Date and thereafter, all Project Revenues received by the Project Company, the Parents and HoldCo and all other amounts received by the Project Company, the Parents and HoldCo shall be deposited in the Project Company Revenue Account (except if expressly required under Article 7 to be deposited into another Collateral Account). So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, funds in the Project Company Revenue Account shall be applied by the Depositary pursuant to an Executed Withdrawal Transfer Certificate delivered by the Borrowers to the Depositary pursuant to the Account Control Agreement, in each case at the following times and in the following order of priority:
(i)    [REDACTED];
(ii)    Second, on each Quarterly Date or such other date as the same may be payable, as applicable, after making each withdrawal and transfer specified in clause (i) of Section 7.4(c), to the payment of any and all remaining fees, costs and expenses due and payable to the Agents, the Depositary and the other Secured Parties in connection with this Agreement and the other Financing Documents;
(iii)    Third, on each Interest Payment Date, as applicable, after making each withdrawal and transfer specified in clause (ii) of Section 7.4(c), to (A) the payment of remaining amounts due and payable to the Lenders with respect to accrued interest on all outstanding Loans and Unreimbursed Obligations due and payable hereunder; and (B) remaining scheduled amounts (excluding any Hedge Fix Fees), if any, then due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements pro rata among clauses (A) and (B) above;
(iv)    Fourth, on each Scheduled Payment Date, as applicable, after making each withdrawal and transfer specified in clause (iii) of Section 7.4(c), to (A) the payment of any remaining outstanding principal of Term Loans in the Scheduled Repayment Amount and (B) any remaining Hedge Fix Fees (and other amounts not paid pursuant to clause (ii) above) due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements pro rata among clauses (A) and (B) above;
(v)    Fifth, on each Scheduled Payment Date, after making each withdrawal and transfer specified in clause (iv) of Section 7.4(c), to the payment of the remaining outstanding aggregate principal amount of LC Loans and Unreimbursed Obligations outstanding related to the Letters of Credit, on a pro rata basis;
(vi)    Sixth, on each Scheduled Payment Date, to the Debt Service Reserve Account in an amount necessary to ensure that the sum of (1) the total amount then on deposit in the Debt Service Reserve Account plus (2) the stated amount of any DSR Letters of Credit in the aggregate equal to the Minimum Debt Service Reserve Requirement calculated as of such Scheduled Payment Date;
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(vii)    Seventh, on each Scheduled Payment Date, after making each withdrawal and transfer specified in clause (v) of Section 7.4(c), to the extent a mandatory prepayment required to be made at such time is not payable from a different Collateral Account at such time, to any remaining mandatory prepayment then required pursuant to Section 2.1(g)(iii) (together with associated amounts referred to in Section 2.1(g)(iii) in connection with such prepayment), pro rata among amounts then due and owing;
(viii)    Eighth, on each Scheduled Payment Date, at the Borrowers’ election, after making each withdrawal and transfer specified in clause (vi) of Section 7.4(c), any amount set forth in the related Executed Withdrawal Transfer Certificate for application to any remaining optional prepayment pursuant to Section 2.1(g)(ii) (together with associated amounts referred to in Section 2.1(g)(ii) in connection with such prepayment);
(ix)    [REDACTED];
(x)    Tenth, on each Distribution Date, to the extent there are funds remaining in the Project Company Revenue Account as of such date after application of payments set forth in Sections 7.3(c)(i)-(ix), and (y) solely if the Distribution Conditions have been satisfied (as certified to by the Borrowers in a Distribution Certificate), to an unrestricted account designated by the Borrowers or (z) if the Distribution Conditions have not been satisfied, to the Distribution Reserve Account.
7.4    Land Company Revenue Account.
(a)    The Land Company has established with the Depositary an account entitled the “Land Company Revenue Account” (account number [REDACTED]) (the “Land Company Revenue Account”).
(b)    Prior to and on the Term Conversion Date, [REDACTED] all other amounts received by the Land Company shall be deposited in the Land Company Revenue Account (except if expressly required under Article 7 to be deposited into another Collateral Account). So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, funds in the Land Company Revenue Account shall be applied by the Depositary pursuant to an Executed Withdrawal Transfer Certificate delivered by the LandCo Borrower to the Depositary pursuant to the Account Control Agreement prior to and on the Term Conversion Date, in each case at the following times and in the following order of priority:
(i)    First, on each Monthly Transfer Date or such other date as the same may be payable, to the payment of any and all fees, costs and expenses due and payable to the Administrative Agent, the Lenders and the other Secured Parties, in connection with this Agreement and the other Financing Documents;
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(ii)    Second, on each Interest Payment Date, as applicable, to the payment of amounts due and payable to the Secured Parties with respect to accrued interest and fees on all outstanding Loans and Unreimbursed Obligations due and payable hereunder and to scheduled amounts (excluding Hedge Fix Fees) due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements, on a pro rata basis;
(iii)    Third, on the Construction Loan Maturity Date, to the payment of (A) the principal due and payable to the Administrative Agent (for the account of the applicable Lenders) (x) pursuant to Section 1.1(d), and (y) with respect to any LC Loans or Unreimbursed Obligations outstanding on such date, and (B) any Hedge Fix Fees and all other amounts due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements not otherwise paid pursuant to clause (ii) above, in each case, on a pro rata basis;
(iv)    Fourth, on the Construction Loan Maturity Date, to the prepayment of Term Loans to the extent required by Section 2.1(a)(iii) in an amount equal to the Term Loan Resizing Prepayment Amount (if any) to be applied as a mandatory prepayment of the Construction Loans that are not Term Converted in accordance with Section 2.1(a)(iii); and
(v)    Fifth, on each date the payments set forth in Sections 7.4(b)(i)-(iv) are made, to the extent there are funds remaining in the Land Company Revenue Account as of such date after application of payments set forth in Sections 7.4(b)(i)-(iv), to the Project Company Revenue Account, so long as no Event of Default has occurred and is continuing and such transfer will not result in an Event of Default.
(c)    Upon the occurrence of the Term Conversion Date and thereafter, [REDACTED] all other amounts received by the Land Company shall be deposited in the Land Company Revenue Account (except if expressly required under Article 7 to be deposited into another Collateral Account). So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, funds in the Land Company Revenue Account shall be applied by the Depositary pursuant to an Executed Withdrawal Transfer Certificate delivered by the LandCo Borrower to the Depositary pursuant to the Account Control Agreement, in each case at the following times and in the following order of priority:
(i)    First, on each Quarterly Date or such other date as the same may be payable, as applicable, to the payment of any and all fees, costs and expenses due and payable to the Agents, the Depositary and the other Secured Parties in connection with this Agreement and the other Financing Documents;
(ii)    Second, on each Interest Payment Date, as applicable, to (A) the payment of amounts due and payable to the Lenders with respect to accrued interest on all outstanding Loans and Unreimbursed Obligations due and payable hereunder; and
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(B) scheduled amounts (excluding any Hedge Fix Fees), if any, then due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements pro rata among clauses (A) and (B) above;
(iii)    Third, on each Scheduled Payment Date, to (A) the payment of any outstanding principal of Term Loans in the Scheduled Repayment Amount and (B) any Hedge Fix Fees (and other amounts not paid pursuant to clause (ii) above) due and payable to the Hedge Counterparties pursuant to the Hedge Transactions and the related Interest Rate Agreements pro rata among clauses (A) and (B) above;
(iv)    Fourth, on each Scheduled Payment Date, to the payment of the outstanding aggregate principal amount of LC Loans and Unreimbursed Obligations outstanding related to the Letters of Credit, on a pro rata basis;
(v)    Fifth, on each Scheduled Payment Date, to the extent a mandatory prepayment required to be made at such time is not payable from a different Collateral Account at such time, to any mandatory prepayment then required pursuant to Section 2.1(g)(iii) (together with associated amounts referred to in Section 2.1(g)(iii) in connection with such prepayment), pro rata among amounts then due and owing;
(vi)    Sixth, on each Scheduled Payment Date, at the Borrowers’ election, any amount set forth in the related Executed Withdrawal Transfer Certificate for application to any optional prepayment pursuant to Section 2.1(g)(ii) (together with associated amounts referred to in Section 2.1(g)(ii) in connection with such prepayment); and
(vii)    Seventh, on each date the payments set forth in Sections 7.4(c)(i)-(vi) are made, to the extent there are funds remaining in the Land Company Revenue Account as of such date after application of payments set forth in Sections 7.4(c)(i)-(vi), to the Project Company Revenue Account, so long as no Event of Default has occurred and is continuing and such transfer will not result in an Event of Default.
(d)    The withdrawals and transfers effected pursuant to Section 7.4(b) shall occur after effecting any withdrawals or transfers from the Project Company Revenue Account pursuant to Section 7.3(b)(i), but prior to effecting any withdrawals or transfers from the Project Company Revenue Account pursuant to Section 7.3(b)(ii)-(viii). The withdrawals and transfers effected pursuant to Section 7.4(c) shall occur after effecting any withdrawals or transfers from the Project Company Revenue Account pursuant to Section 7.3(c)(i), but prior to effecting any withdrawals or transfers from the Project Company Revenue Account pursuant to Section 7.3(c)(ii)-(ix).
7.5    BESS Augmentation Reserve Account.
(a)    The Project Company has established with the Depositary an account entitled the “BESS Augmentation Reserve Account” (account number [REDACTED]) (the “BESS Augmentation Reserve Account”). Upon the occurrence of the Term Conversion Date
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and thereafter, the Project Company shall deposit or cause to be deposited into the BESS Augmentation Reserve Account from the Project Company Revenue Account pursuant to Section 7.3(c)(i) in an amount such that, on each Scheduled Payment Date, after giving effect to such deposit, the funds on deposit in the BESS Augmentation Reserve Account equal the then-applicable BESS Minimum Augmentation Reserve Requirement. If on any Scheduled Payment Date, the funds on deposit in the BESS Augmentation Reserve Account are greater than the then-required BESS Minimum Augmentation Reserve Requirement, such excess funds shall be transferred by the Depositary pursuant to a direction from the Borrowers and the Administrative Agent to the Project Company Revenue Account for application pursuant to Section 7.3(c).
(b)    Any amounts deposited into the BESS Augmentation Reserve Account shall be applied by Depositary to the payment of BESS Augmentation Costs pursuant to an Executed Withdrawal Transfer Certificate delivered by the Borrowers to the Depositary (so long as no Event of Default has occurred and is continuing). Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may direct the Depositary (in writing) to disburse all amounts that are then on deposit in the BESS Augmentation Reserve Account to the payment of BESS Augmentation Costs.
7.6    Debt Service Reserve Account.
(a)    The Borrowers have established with the Depositary an account entitled the “Debt Service Reserve Account” (account number [REDACTED]) (the “Debt Service Reserve Account”). No later than the Term Conversion Date, the Borrowers shall deposit or cause to be deposited into the Debt Service Reserve Account (from the Project Company Revenue Account pursuant to Section 7.3(b) or otherwise) an amount equal to the Minimum Debt Service Reserve Requirement calculated as of the Term Conversion Date. On each Scheduled Payment Date thereafter, the Administrative Agent shall instruct the Depositary (i) if the funds on deposit in the Debt Service Reserve Account are less than the then-required Minimum Debt Service Reserve Requirement, to transfer from the Project Company Revenue Account to the Debt Service Reserve Account, from the funds remaining in the Project Company Revenue Account after application of funds in accordance with Section 7.3(c)(vi), an amount which, together with the funds on deposit in the Debt Service Reserve Account plus the aggregate stated amount of any DSR Letters of Credit, equals the Minimum Debt Service Reserve Requirement then in effect with respect to such Scheduled Payment Date, and (ii) if the funds on deposit in the Debt Service Reserve Account are greater than the then-required Minimum Debt Service Reserve Requirement, to transfer such excess from the Debt Service Reserve Account to the Project Company Revenue Account for application in accordance with Section 7.3(c). The Borrowers may, from time to time, in lieu of depositing funds into the Debt Service Reserve Account, request the DSR LC Issuing Banks to issue the applicable DSR Letters of Credit, pursuant to the terms and conditions of this Agreement, and cause the DSR LC Issuing Banks to deliver to the Administrative Agent such DSR Letters of Credit, in the applicable form attached hereto as Exhibit H-4, provided that, each such DSR Letter of Credit shall provide that upon the occurrence and continuation of an Event of Default, the Administrative Agent may draw upon such DSR Letters of Credit on a pro rata basis with all other DSR Letters of Credit issued and then in effect and the proceeds thereof shall be deposited into the Debt Service
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Reserve Account in any amount up to the amount of the Minimum Debt Service Reserve Requirement in support of its obligations to fund the Debt Service Reserve Account. If such DSR Letters of Credit are provided to the Administrative Agent, funds on deposit in the Debt Service Reserve Account shall be used by the Administrative Agent prior to making a draw upon such DSR Letters of Credit. All proceeds of any draw on such DSR Letters of Credit shall be deposited into the Debt Service Reserve Account. If the funds on deposit in the Debt Service Reserve Account plus the aggregate stated amount of the DSR Letters of Credit are greater than the then-required Minimum Debt Service Reserve Requirement, such excess funds shall be transferred by the Depositary pursuant to a direction from the Borrowers and the Administrative Agent to the Project Company Revenue Account for application pursuant to Section 7.3(c).
(b)    So long as no Event of Default has occurred and is continuing, funds in the Debt Service Reserve Account shall be applied to the Project Company Revenue Account by the Depositary at the direction of the Administrative Agent, as and to the extent necessary to pay Debt Service due and payable under Section 7.3(c)(i) through Section 7.3(c)(v), in each such case, in the event that the amounts on deposit in the Project Company Revenue Account are at any time insufficient for such purpose.
(c)    If the Debt Service Reserve Account is funded with any DSR Letter of Credit, the Administrative Agent shall make a drawing upon the applicable DSR Letter of Credit if (i) the Issuing Bank of such DSR Letter of Credit is not an Acceptable LC Issuer and [REDACTED] have elapsed since such issuer ceased to be an Acceptable LC Issuer; or (ii) such DSR Letter of Credit has not been renewed, extended or replaced not less than [REDACTED] prior to the stated expiration date thereof.
(d)    Any such drawing shall be in an amount equal to the lesser of (A) the Minimum Debt Service Reserve Requirement at such time minus the sum of (x) the amount of cash on deposit in the Debt Service Reserve Account at such time and (y) the remaining amount available to be drawn of any other DSR Letter of Credit (to the extent such DSR Letter of Credit is issued by an Acceptable LC Issuer and will not expire [REDACTED] (unless the issuer thereof has provided written evidence to the Administrative Agent and the Depositary that such DSR Letter of Credit will be extended or replaced upon or prior to its stated expiration date)), and (B) the remaining amount available to be drawn under such DSR Letter of Credit, and the proceeds of such drawing shall be deposited into the Debt Service Reserve Account by the Depositary. Upon the Borrowers providing any DSR Letter of Credit, the Depositary shall credit such DSR Letter of Credit to the Debt Service Reserve Account and such DSR Letter of Credit shall be subject to all of the terms of this Section 7.6.
(e)    In the event there is more than one (1) DSR Letter of Credit credited to the Debt Service Reserve Account and the Administrative Agent is entitled to draw upon the DSR Letters of Credit pursuant to the terms hereof, the Administrative Agent shall draw on all such DSR Letters of Credit on a pro rata basis.
7.7    Liquidated Damages Account. The Project Company has established with the Depositary an account entitled the “Liquidated Damages Account” (account
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number [REDACTED]) (the “Liquidated Damages Account”). All Liquidated Damages paid to or for the account of any Borrower Entity (other than the Parent Pledgor) under the Material Project Documents (including under the EPC Contract and the other Major Equipment Supply Agreements) shall be deposited in the Liquidated Damages Account. From time to time, the funds on deposit in the Liquidated Damages Account shall be applied pursuant to Section 5.24.
7.8    Loss Proceeds Account. The Project Company has established with the Depositary an account entitled the “Loss Proceeds Account” (account number [REDACTED]) (the “Loss Proceeds Account”). All Loss Proceeds and Eminent Domain Proceeds paid to or for the account of any Borrower Entity (other than the Parent Pledgor) shall be deposited in the Loss Proceeds Account. From time to time, the funds on deposit in the Loss Proceeds Account shall be applied pursuant to Section 5.16.
7.9    Final Completion Account.
(a)    The Project Company has established with the Depositary an account entitled the “Final Completion Account” (account number [REDACTED]) (the “Final Completion Account”). No later than the Term Conversion Date, the Borrowers shall deposit or cause to be deposited into the Final Completion Account (from the Project Revenue Account on the Term Conversion Date or from the Project Company Revenue Account on or following the Term Conversion Date pursuant to Section 7.3(b) or otherwise) an amount equal to the Completion Reserve Requirement calculated as of the Term Conversion Date.
(b)    So long as no Event of Default has occurred and is continuing), funds in the Final Completion Account shall be applied solely to the payment of the Project Costs required to be paid under the Material Project Documents to achieve Final Completion.
(c)    Upon achievement of Final Completion and so long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application of funds as of such date, to the extent there are funds remaining in the Final Completion Account as of such date after application of payments set forth in Section 7.9(b), funds remaining in the Final Completion Account shall be applied by the Depositary pursuant to an Executed Withdrawal Transfer Certificate delivered by the Borrowers to the Depositary pursuant to the Account Control Agreement to the Project Company Revenue Account.
7.10    Distribution Reserve Account.
(a)    The Borrowers have established with the Depositary an account entitled the “Distribution Reserve Account” (account number [REDACTED]) (the “Distribution Reserve Account”).
(b)    If, on any Distribution Date, the Debt Service Coverage Ratio calculated by the Borrowers as of the Scheduled Payment Date immediately preceding such Distribution Date pursuant to Section 5.7 is less than 1.20:1.0 or if any other Distribution Conditions are not satisfied, all amounts in excess of the amounts applied in accordance with waterfall levels First through Seventh set forth in Section 7.3(c) shall be promptly transferred by the Depositary into the Distribution Reserve Account pursuant to instructions by the Administrative Agent (each
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Distribution Date when such transfers are made to the Distribution Reserve Account, a “Distribution Reserve Date”).
(c)    If, on the fourth consecutive Scheduled Payment Date immediately following any Distribution Reserve Date, (X) the Debt Service Coverage Ratio calculated as of each such Scheduled Payment Date is below [REDACTED] or (Y) any of the other Distribution Conditions are not satisfied, on each such Scheduled Payment Date, the Administrative Agent may direct the Depositary (in writing) to disburse all amounts that are then on deposit in the Distribution Reserve Account to Administrative Agent for application as a mandatory prepayment in accordance with Section 2.1(g)(iii). Administrative Agent shall, as soon as reasonably practicable, provide a copy of any such direction to the Borrowers regarding any such withdrawals or payments.
(d)    Further, if on any Scheduled Payment Date, the Debt Service Coverage Ratio calculated as of such Scheduled Payment Date equals or exceeds [REDACTED] and all other Distribution Conditions are satisfied on such date, the Borrowers and the Administrative Agent shall direct the Depositary to transfer from the Distribution Reserve Account to an unrestricted account designated by the Borrowers all amounts on deposit in the Distribution Reserve Account.
7.11    Additional Payment Account. The Borrowers have established with the Depositary an account entitled the “Additional Payment Account” (account number [REDACTED]) (the “Additional Payment Account”). The Borrowers shall, and, shall cause each other Borrower Entity to, deposit into the Additional Payment Account all proceeds from the sale or lease of assets of such Borrower Entity other than sale of assets of such Borrower Entity as permitted pursuant to Section 6.4(c). All amounts deposited into the Additional Payment Account shall be immediately, in any event, within one (1) Business Day following the deposit thereof, transferred from the Additional Payment Account to the Administrative Agent, for application as a mandatory prepayment in accordance with Section 2.1(g)(iii); provided, however, that, solely with respect to the proceeds of sales of assets permitted only under Section 6.4(b) and referenced in the parenthesis in the last sentence of Section 6.4 and deposited into the Additional Payment Account, so long as no Event of Default shall have occurred and be continuing, the Borrowers may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrowers to the effect that the Borrowers intend to invest such asset sale proceeds (or a portion thereof specified in such certificate), (a) prior to the Term Conversion Date, within [REDACTED] days following deposit thereof and (b) on and after the Term Conversion Date, within one hundred [REDACTED] after deposit thereof, to purchase replacement property or assets which will be incorporated into the Project or used to restore the Project, and certifying that no Event of Default shall have occurred and be continuing, in which case, the Borrowers may so reinvest such asset sale proceeds within such period; provided further that, any such asset sale proceeds that are not so reinvested by the end of such period (or that are in excess of the amount that is certified to be reinvested pursuant to the immediately preceding proviso in this sentence) may not be so reinvested and shall be applied to a mandatory prepayment in accordance with Section 2.1(g)(iii).
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7.12    [REDACTED].
(a)    [REDACTED].
(b)    [REDACTED].
(c)    [REDACTED].
(d)    [REDACTED].
7.13    Project Company TCT Proceeds Account.
(a)    The Project Company has established with the Depositary an account entitled the “Project Company TCT Proceeds Account” (account number [REDACTED]) (the “Project Company TCT Proceeds Account”).
(b)    The following amounts shall be deposited directly into the Project Company TCT Proceeds Account:
(i)    [REDACTED]; and
(ii)    [REDACTED].
(c)    Any amounts deposited into the Project Company TCT Proceeds Account in accordance with Section 7.13(b), shall be (i) transferred to the Administrative Agent for application to the prepayment of the Bridge Loans or (ii) transferred to the Disbursement Account to be applied to pay Project Costs, in each case, as contemplated in the [REDACTED]. Upon Term Conversion or any later receipt of funds in the Project Company TCT Proceeds Account, and to the extent that no Bridge Loans remain outstanding and no Default or Event of Default has occurred and is continuing, any amounts remaining in the Project Company TCT Proceeds Account may be distributed to an unrestricted account designated by the Borrowers.
7.14    Interest in Collateral Accounts. In accordance with the terms of the Collateral Documents, each Borrower has pledged, assigned and transferred to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and has granted to the Collateral Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of such Borrower’s right, title and interest in, to and under the Collateral Accounts, as applicable and any funds held in or credited to the Collateral Accounts. Until the Discharge Date, each Borrower hereby irrevocably confirms the authority of the Collateral Agent to (and directs and authorizes the Collateral Agent to) instruct the Depositary to deposit into and remit funds from such Borrower’s Collateral Accounts in accordance with the terms and conditions of this Agreement and the Collateral Documents. Each Borrower shall not have any rights or powers with respect to any Collateral Account except as expressly provided herein and to have funds on deposit therein applied in accordance with this Agreement and the Account Control Agreement. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have all rights and powers with respect to the Collateral Accounts as it has with respect to any
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other Collateral and may apply funds on deposit in the Collateral Accounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to the Agents, the Depositary or the Secured Parties with respect to the Loans and the other Obligations in such order as the Majority Lenders may elect in their sole discretion. Any funds on deposit in the Collateral Accounts following repayment of all outstanding Obligations and the occurrence of the Discharge Date shall be disbursed to or at the direction of the Borrowers.
7.15    [REDACTED].
7.16    Event of Default.
(a)    Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the direction of the Majority Lenders) shall have the right to instruct the Depositary (i) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Collateral Accounts except to the Collateral Agent and (ii) to take such action or refrain from taking such action as the Collateral Agent specifies.
(b)    Upon the receipt of notice of occurrence of any Event of Default from the Administrative Agent, at the Administrative Agent’s request the Depositary shall render an accounting to the Administrative Agent, the Collateral Agent and the Borrowers of all monies in the Collateral Accounts as of the date of such Event of Default (such accounting may be satisfied by delivery to the Administrative Agent and the Borrowers of the most recently available bank statements for such Collateral Accounts, including any electronically available statements). During the continuation of any Event of Default, the Collateral Agent shall have the right to exercise such remedies as are then available to it under the Financing Documents and any Applicable Legal Requirements.
7.17    Disbursement to the Borrowers. Upon the occurrence of the Discharge Date, the Collateral Agent (acting at the direction of the Administrative Agent) shall instruct the Depositary to disburse or cause to be disbursed any amounts on deposit in the Collateral Accounts to or at the direction of the Borrowers or any other Person lawfully entitled thereto.
ARTICLE 8    EVENTS OF DEFAULT; REMEDIES
8.1    Events of Default. The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and, collectively, the “Events of Default”) hereunder:
(a)    Failure to Make Payments. (i) The Borrowers shall fail to pay, in accordance with the terms of this Agreement or any Financing Document, any principal with respect to any Loan or Unreimbursed Obligation when such sum is due (including, but not limited to, mandatory prepayments payable); (ii) the Borrowers shall fail to pay, in accordance with the terms of this Agreement or any Financing Document, any interest on any Loan or Unreimbursed Obligation [REDACTED] after the date that such sum is due (including, but not limited to, prepayments payable hereunder); (iii) any Credit Party shall fail to pay any other fee,
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cost, charge or other sum due under this Agreement or any other Financing Document, including amounts in respect of Liquidation Costs (other than Interest Rate Agreements) [REDACTED] after the date the applicable Credit Party receives written notice that such sum is due; or (iv) any Credit Party shall fail to pay any Hedge Fix Fees due under an Interest Rate Agreement within the time period specified therein (after giving effect to any applicable notice requirement or grace period).
(b)    Judgments. A final judgment or judgments for the payment of money (if such payments are not covered by insurance or by a surety bond reasonably satisfactory to the Administrative Agent in consultation with the Insurance Consultant) shall be entered against any Borrower Entity (1) in the aggregate amount of [REDACTED] or more or (2) which involves injunctive or equitable relief that will materially impair or inhibit construction or use of the Project by any Borrower Entity (other than (i) a judgment which is discharged within [REDACTED] after its entry or (ii) a judgment the execution of which is effectively stayed within [REDACTED] after its entry but only for [REDACTED] after the date on which such stay is terminated or expires); provided, however, that, any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 8.1 if and for so long as (A) within [REDACTED] after the judgment is entered, the amount of such judgment order is covered by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and (B) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.
(c)    Misrepresentation. Any (i) representation or warranty made or deemed made by either Borrower or any other Credit Party or any other Borrower Entity in the Financing Documents or any financial statement furnished pursuant thereto or (ii) certificate or any financial statement made or prepared by, under the control of or on behalf of either Borrower or any other Credit Party or any other Borrower Entity and furnished to the Administrative Agent or any Secured Party pursuant to this Agreement or any other Financing Document shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that, if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrowers may cure such misstatement by delivering a written correction of such misstatement to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, and curing or otherwise eliminating any adverse effect of such misstatement, within [REDACTED] after obtaining knowledge of such misstatement.
(d)    Cross-Defaults. Any Borrower Entity shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement (other than the Financing Documents) involving the borrowing of money or Indebtedness and the outstanding amount or amounts payable under all such agreements equals or [REDACTED], or (ii) in the performance of any other covenant or agreement under any guaranty or other agreement relating to Indebtedness (other than the Financing Documents), in each case if the effect of such default is to cause, or permit to cause, the holder of the obligation (or an agent or trustee thereof) to exercise its right to declare the Indebtedness which [REDACTED], and any cure period or grace period for such default shall have expired.
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(e)    Bankruptcy; Insolvency. (i) Either Borrower, (ii) any other Credit Party or Borrower Entity or, (iii) during the term of the Material Project Document or Financing Document, as applicable, to which it is a party, any Key Project Participant (as long as such Person remains a Key Project Participant hereunder, each such Person, the “Subject Person”) shall become subject to a Bankruptcy Event; provided, however, the Borrowers [REDACTED] following any Bankruptcy Event (except with respect to a Bankruptcy Event of the Tax Credit Buyer (for so long as any Bridge Loans remain outstanding and prior to payment in full being made under the Tax Credit Transfer Documentation), either Borrower, any other Credit Party or any other Borrower Entity, the Power Purchaser or the EPC Contractor) to replace such Subject Person with a Replacement Obligor; provided further that, after the Term Conversion Date, if the Borrowers are diligently proceeding to replace such Subject Person (except the Tax Credit Buyer, either Borrower or any other Credit Party or Borrower Entity), the Borrowers shall have an additional thirty (30) days [REDACTED] following a Bankruptcy Event to replace such Subject Person with a Replacement Obligor.
(f)    ERISA. (i) Either Borrower or any other Borrower Entity shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any ERISA Plan of any Borrower Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to, administer or to terminate any Single Employer Plan of any Borrower Entity, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan of either Borrower, any other Borrower Entity or any member of their Controlled Group shall terminate for purposes of Title IV of ERISA, (v) withdrawal of any Borrower Entity from any Multiemployer Plan or (vi) there is a failure to timely make contributions to any ERISA Plan or a Multiemployer Plan, and in each case, with respect to events under subclauses (i), (ii), (iii), (iv), (v) and (vi), such event or condition, together with all other such events of conditions, if any, would reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien.
(g)    Breach of Terms of Financing Documents.
(i)    Any Borrower Entity shall fail to perform or observe any of the covenants set forth in Section 2.9(d), Section 5.1, Section 5.3(b), Section 5.8(a), Section 5.8(a), Section 5.28, Section 5.30 or Article 6.
(ii)    Either Borrower, any Borrower Entity or any other Credit Party shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any other Financing Document and not otherwise specifically provided for elsewhere in this Article 8, and such failure shall continue unremedied for [REDACTED]; provided, however, that, upon notice from the Borrowers to the Administrative Agent, such cure period shall be extended to such longer period of time as is reasonably necessary to effect a cure so long as (x) such default could reasonably be
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expected to be susceptible of a cure [REDACTED], (y) the applicable Person is diligently proceeding to cure, or cause the cure of, such default and so certifies in such notice and (z) no Material Adverse Effect has occurred and is continuing; provided further that, [REDACTED].
(h)    Breach of Material Project Documents. Subject to Section 8.1(i), any Credit Party or any Key Project Participant shall be in material breach of, or in material default under, any Material Project Document and any applicable cure period thereunder shall have expired with respect to such breach or default (or, if such breach or default is capable of cure and no cure period is stipulated for such breach or default, the cure period for such default [REDACTED]; provided that, (A) if (i) the applicable defaulting party is proceeding with diligence and in good faith to cure such breach, and (ii) the existence of such breach or default has not resulted in a termination by the counterparty to the Material Project Document which is subject to the breach or to otherwise have a Material Adverse Effect, then, so long as no Material Adverse Effect occurs, such cure period shall be extended to such date not to exceed an [REDACTED], as shall be necessary for such defaulting party to cure such breach and (B) (except with respect to the Tax Credit Transfer Documentation and the Power Purchase Agreement) such Event of Default shall not be deemed to have occurred if, [REDACTED] of the expiration of any applicable cure period with respect to such breach or default which has not resulted in a termination by the counterparty to the Material Project Document which is subject to the breach and which does not otherwise have a Material Adverse Effect under such Material Project Document (including during the cure period set forth in this clause (B)), such Material Project Document has been replaced with a replacement Material Project Document with a Replacement Obligor, in form and substance reasonably acceptable to the Majority Lenders, and such replacement is permitted (including by granting of any consent thereunder) by the Tax Credit Transfer Documentation (on and after the TCT Documentation Effective Date and until repayment in full of the Bridge Loans).
(i)    Loss of Material Project Document. Notwithstanding Section 8.1(h), if any Material Project Document shall terminate or cease for any reason to be in full force and effect except if such cessation is due to expiration or termination of such Material Project Document by its terms and not due to a breach or default thereunder; provided, however, except with respect to the Tax Credit Transfer Documentation and the Power Purchase Agreement, the Borrowers shall have, prior to Term Conversion, [REDACTED] and, on and after Term Conversion, [REDACTED] following such event to cure such event or to enter into a replacement Material Project Document with a Replacement Obligor, in form and substance reasonably acceptable to the Majority Lenders, and such replacement is permitted (including by granting of any consent thereunder) by the Tax Credit Transfer Documentation (on and after the TCT Documentation Effective Date and until repayment in full of the Bridge Loans).
(j)    Financing Documents. (i) Any of the Financing Documents, once executed and delivered (except as the result solely of the acts of the Administrative Agent or the Lenders or pursuant to the terms thereof), (A) shall cease to be in full force and effect, or (B) in the case of any of the Collateral Documents, shall fail to provide the Secured Parties a first-priority perfected security interest in any Liens (as to priority, other than Permitted Liens that,
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pursuant to Applicable Legal Requirements, are entitled to a higher priority than the Liens granted by the Collateral Documents), security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby.
(k)    Loss of Collateral. Any material portion of any Borrower Entity’s property or any material portion of the Collateral is seized or appropriated without fair value being paid therefor such as to allow replacement of such property and/or prepayment in full of all Obligations and to allow the Borrowers to continue satisfying its obligations hereunder and under the other relevant Operative Documents.
(l)    Loss of Applicable Permits. (i) Any Applicable Permit necessary for the construction, operation (including the generation and wholesale sale of electric energy, RECs, capacity and ancillary services therefrom), use or routine maintenance of the Project shall be materially and adversely modified, suspended, terminated, revoked or cancelled by the issuing agency or other Governmental Authority having jurisdiction, and such material and adverse modification, suspension, revocation, termination or cancellation shall continue for, prior to Term Conversion, [REDACTED] and, on and after Term Conversion, [REDACTED] from such material and adverse modification, suspension, revocation or cancellation; or (ii) any Borrower Entity shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit and such failure would reasonably be expected to have a Material Adverse Effect.
(m)    Loss of EWG Status or MBR Authority. (i) The Project Company shall no longer be an EWG and (A) shall not have obtained the same or equivalent exemptions from PUHCA or (B) the same or equivalent exemptions from PUHCA shall not have been obtained, in the case of clause (B) such that the Parents, the Sponsor, HoldCo or the Land Company are no longer (1) exempt from PUHCA, or (2) subject to PUHCA solely as a “holding company” (as that term is defined in PUHCA) with respect to EWGs, Qualifying Small Power Production Facilities, and/or Foreign Utility Companies, as contemplated by 18 C.F.R. § 366.3(a) or (ii) the Project Company shall no longer [REDACTED].
(n)    [REDACTED].
(o)    Change of Control. A Change of Control shall have occurred.
(p)    Term Conversion. Term Conversion shall not have occurred on or prior to the Date Certain.
(q)    Tax Credit Buyer Breaches.
(i)    From and after the TCT Documentation Effective Date, the Tax Credit Buyer shall fail to make any payment as and when required to be made by it under the Tax Credit Transfer Documentation and the Bridge Loans shall not have been repaid in full within one (1) Business Day after the Tax Credit Buyer is required to make such payment under the Tax Credit Transfer Documentation.
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(ii)    From and after the TCT Documentation Effective Date, the Tax Credit Buyer (or its guarantor) shall be in breach of any material obligation under the Tax Credit Transfer Documentation to which it is a party, and such breach shall not be remediable or, if remediable, shall not be remedied for a period equal to the lesser of the cure period provided under such Tax Credit Transfer Documentation and [REDACTED] after the Tax Credit Buyer receives notice of such breach.
(r)    [REDACTED].
(s)    [REDACTED].
8.2    Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Collateral Agent may, and at the direction of the Majority Lenders shall, exercise any or all of the following rights and remedies (without notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived), in any combination or order that the Administrative Agent, the Collateral Agent or the Majority Lenders may elect, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:
(a)    No Further Loans. Terminate all unused Commitments, refuse, and the Lenders shall not be obligated, to make any additional Loans or make any payments from any Collateral Account or any Loss Proceeds, Eminent Domain Proceeds or other funds held by the Administrative Agent, the Collateral Agent or the Depositary under the Financing Documents or on behalf of the Borrower Entities; provided, that, if an Event of Default occurs and is continuing under Section 8.1(e) with respect to a Credit Party, all such unused Commitments shall be immediately terminated without any further act of the Agents, any Secured Party or any other Person.
(b)    Cure by Administrative Agent. Without any obligation to do so, make disbursements or Loans to or on behalf of the Borrowers to cure any Event of Default hereunder and to cure any default and render any performance required of any Credit Party under any Material Project Documents to which any of them is a party as the Majority Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate) shall be repaid by the Borrowers to the Administrative Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Total Construction Loan Commitment, the Total Bridge Loan Commitment or the Total Term Loan Commitment, as applicable; provided that, in no event shall any Lender be required to fund any Loan or participate in any Loan without its prior written consent if such funding or participation would cause the total outstanding amount of Loans owed to such Lender or in which such Lender participates to exceed its applicable Commitment.
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(c)    Acceleration. Declare and make all sums of accrued and outstanding principal of the Loans and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs), charges, amounts and all other Obligations due hereunder or under any other Financing Document, immediately due and payable; provided, however, that, if an Event of Default occurs and is continuing under Section 8.1(e) with respect to any Credit Party, all such amounts shall become immediately due and payable without further act of the Agents, any Secured Party or any other Person.
(d)    Cash Collateral. (i) Apply or execute upon, subject to sharing provisions, any amounts on deposit in any Collateral Account, or any other moneys of the Credit Parties on deposit with the Administrative Agent, the Depositary or any Lender in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral and/or (ii) draw upon or make a demand under any Collateral Document or any Material Project Document collaterally assigned to the Collateral Agent by any Credit Party; provided, however, that, if an Event of Default occurs and is continuing under Section 8.1(e) with respect to any Credit Party, all such amounts shall become immediately due and payable without further act of the Agents, any Secured Party or any other Person.
(e)    [REDACTED].
(f)    Remedies Under Financing Documents. Exercise any and all rights and remedies available at law or in equity and available to it under any of the Financing Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents, making a demand under any Material Project Document collaterally assigned to the Collateral Agent by any Credit Party, and sending any notices under the Collateral Documents to any Credit Party that permit the Collateral Agent to exercise all voting, consensual and other powers of ownership pertaining to any equity ownership interests included in the Collateral.
(g)    Possession of the Project. Prior to the Term Conversion Date, to the maximum extent permitted under Applicable Legal Requirements, enter into possession of the Project, perform any and all work necessary to complete the Project or operate and maintain the Project, and all sums expended by the Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by the Borrowers to the Administrative Agent upon demand and shall be secured by the Financing Documents to the extent provided therein, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Total Construction Loan Commitment, the Total Bridge Loan Commitment or the Total Term Loan Commitment, as applicable.
ARTICLE 9    SCOPE OF LIABILITY
Notwithstanding anything to the contrary in this Agreement or other Financing Documents (but subject to the penultimate sentence in this Article 9), the Administrative Agent, the Collateral Agent and the Secured Parties (collectively, the “Non-Company Parties”) agree that all obligations of the Credit Parties to the Administrative Agent, the Collateral Agent and to
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the Secured Parties under the respective Financing Documents to which each such Person is party shall be obligations solely of the respective Credit Parties fully secured by the relevant Collateral granted by such Credit Party, if any, and each Non-Company Party shall have recourse only to the Credit Parties (including all Collateral granted by the Credit Parties, if any, but excluding any distributions received by, or payments allowed to, the Parent Pledgor pursuant to the terms of this Agreement or any other Financing Document) in enforcing such obligations to the extent, and subject to the terms of any other relevant Financing Document. In no event shall the Sponsor or the Parent Pledgor be personally liable or obligated for any liabilities or obligations of any other Credit Party, except as may be specifically provided in any Financing Document to which it is a party. Without releasing any Credit Party from any of its obligations expressly provided for in any Financing Document to which it is a party (it being acknowledged and agreed that this Article 9 shall not limit in any respect the enforceability of any Operative Document against the Persons that are party thereto) [REDACTED] each Non-Company Party hereby acknowledges and agrees that none of the members, partners or shareholders of any of the Credit Parties (other than the Borrower Entities), their respective Affiliates and their past, present or future officers, directors, employees, shareholders, agents or representatives (collectively, the “Non-Recourse Parties”) shall have any liability to any Non-Company Party for the payment of any sums now or hereafter owing by the Credit Parties under the Financing Documents or for the performance of any of the obligations of the Credit Parties contained therein or shall otherwise be liable or responsible with respect thereto (such liability, including such as may arise by operation of law, being hereby expressly waived), except as may be specifically provided in any Financing Document to which it is a party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Article 9 shall be deemed to (a) limit or restrict any right or remedy of the Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to, and each Borrower and all of the other Non-Recourse Parties described above shall remain fully liable to the extent that such Borrower or such Person would otherwise be liable for its own actions with respect to, any fraud, willful misconduct, gross negligence or willful misrepresentation or (b) limit in any respect the enforceability against the parties thereto (including any Non-Recourse Parties) of any Financing Documents or any Material Project Documents to which such Person (including any Non-Recourse Party) is a party in accordance with their respective terms. The foregoing acknowledgments, agreements and waiver shall be enforceable by any Non-Recourse Party.
ARTICLE 10    AGENTS; SUBSTITUTION
10.1    Appointment, Powers and Immunities; Force Majeure.
(a)    Appointment of Agents. Each Secured Party (other than the Collateral Agent and the Depositary) hereby appoints and authorizes each Agent to act as its agent hereunder and under the other Financing Documents with such powers as are expressly delegated to such Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. Without limiting the foregoing, each Secured Party (other than the Collateral Agent and the Depositary), as a principal, specifically appoints the Collateral Agent as such Secured Party’s agent for purposes of acting as beneficiary under each Deed of Trust, for itself and on behalf of each Secured Party, and taking all actions
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that such Secured Party could take in such capacity were such Secured Party itself named directly as a beneficiary of each Deed of Trust (including but not limited to appointing a successor trustee under each Deed of Trust, directing the trustee under each Deed of Trust to exercise the power of sale thereunder, and/or foreclosing each Deed of Trust judicially as a mortgage). All references in Section 8.2 to the Administrative Agent shall be deemed to include the Collateral Agent in connection with the exercise of its rights and remedies under each Deed of Trust. No Agent shall have any duties or responsibilities other than those expressly set forth in this Agreement or in any other Financing Document, and shall not be a trustee for, or fiduciary of, any Secured Party. For the avoidance of doubt, the permissive rights of any Agent or the Depositary to do things enumerated in this Agreement or the Account Control Agreement (in the case of the Depositary) shall not be construed as a duty. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed to impose any duties or responsibilities on the Depositary other than those expressly set forth in the Account Control Agreement. Notwithstanding anything to the contrary contained herein, no Agent shall be required to take any action which is contrary to this Agreement or any other Financing Documents or any Legal Requirement or exposes such Agent to any liability. Each of the Agents, the other Secured Parties and any of their respective Affiliates shall not be responsible to any other Secured Party for any recitals, statements, representations or warranties made by either Borrower or any Affiliate of either Borrower contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by such Agent, or any other Secured Party under this Agreement or any other Financing Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, any other Financing Document or any other document referred to or provided for herein or for any failure by either Borrower, any Borrower Entity or any other Credit Party to perform their respective obligations hereunder or thereunder.
(b)    Powers and Immunities of Agents. Each Agent and its respective Affiliates, directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, such Agent (i) may treat the Lenders listed on the Register as the Lenders of the Loans hereunder until such Agent receives written notice of the assignment or transfer by any Lender in accordance with Section 10.13; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any other Secured Party for any statements, warranties or representations made in or in connection with any Operative Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document or any other agreement, instrument, or document on the part of any party thereto or to inspect the property (including the books and records) of either Borrower or any other Person; and (v) shall not be responsible to any other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto
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or thereto. Except as otherwise provided under this Agreement, the Agents shall take such action with respect to the Financing Documents as shall be directed by the Majority Lenders. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. [REDACTED].
(c)    In furtherance of the foregoing, each of Administrative Agent, each Lender and each Issuing Bank hereby irrevocably appoints and authorizes Collateral Agent to act as the agent of (and to hold any security interest and other Liens created by certain of the Collateral Documents for and on behalf of or as agent for) Administrative Agent, the Lenders, the Issuing Banks and the other Secured Parties for purposes of acquiring, holding, perfecting and enforcing any and all Liens on certain Collateral granted by the Credit Parties (in each case to the extent directed by Administrative Agent) to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Collateral Agent, in such capacity (and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent or Collateral Agent for purposes of holding or enforcing any Lien on any Collateral granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent or Collateral Agent), shall be entitled to the benefits of all provisions of Section 5.15, this Article 10 and Sections 12.4, 12.6 and 12.15 (including, for avoidance of doubt, all of the rights, protections, privileges, immunities and exculpations provided for therein) to the same extent as “Administrative Agent” thereunder as if set forth in full herein with respect thereto (and such provisions shall, as the context may require, inure to the benefit thereof). Additionally, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Financing Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to any applicable Collateral shall be exercisable by and vest in Collateral Agent to the extent, and only to the extent, necessary to enable Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Financing Documents and necessary to the exercise or performance thereof by Collateral Agent shall run to and be enforceable by any of Administrative Agent or Collateral Agent. Should any instrument in writing from any Credit Party be required by Collateral Agent or any such co-agents, sub-agents and attorneys-in-fact for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Credit Party shall execute, acknowledge (or shall cause to be executed and acknowledged) and deliver any and all such instruments promptly upon request by Administrative Agent or Collateral Agent, as applicable. Except as otherwise provided under this Agreement, Collateral Agent shall take such action with respect to the Financing Documents as shall be directed by Administrative Agent (acting at the direction of the applicable Lenders) or the Majority Lenders.
(d)    Neither the Administrative Agent nor the Collateral Agent shall be responsible or liable for (i) the environmental condition or any contamination of the Project Site or for any diminution in value of the Project Site as a result of any environmental condition or contamination of the Project Site by any Hazardous Substance, or (ii) any claims, including any Environmental Claims, by or on behalf of either Borrower or the Lenders or any other Person
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arising from contamination of the Project Site by any Hazardous Substance, and shall have no duty or obligation to assess the environmental condition of the Project Site or with respect to compliance of the Project Site under Environmental Laws or any Permits issued under Environmental Laws.
(e)    Neither the Administrative Agent nor the Collateral Agent shall be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Administrative Agent or Collateral Agent would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of CERCLA unless the Administrative Agent has previously determined, based upon a report prepared by a Person who regularly conducts environmental audits, that (i) such property is in compliance with applicable Environmental Law or, if not, that it has determined that adequate indemnity or other security has been provided to it by the Lenders and (ii) there are not circumstances present at such property relating to the use, management, Release or disposal of any Hazardous Substances for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be expected to be required under any Environmental Law or, if any such Hazardous Substances are present for which such action could reasonably be expected to be required, that it has determined that adequate indemnity or other security has been provided to it by the Lenders. Notwithstanding the foregoing, before taking any such action, the Administrative Agent and the Collateral Agent may require that Lenders furnish a satisfactory indemnity bond or environmental impairment insurance for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action. Nothing in the foregoing shall modify any of either Borrower’s rights or obligations under this Agreement.
(f)    Force Majeure. In no event shall any Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, epidemic, pandemic, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents (but in the case of such laws, ordinances, regulations or the like, only to the extent that such Agent has timely complied in full with all its obligations thereunder and the adverse impact of such laws, ordinances, regulations or the like is not a result of any action or omission of such Agent), or the unavailability of communications or computer facilities (other than due to the failure of such Agent to procure such facilities), the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other similar wire or communication facility.
(g)    [REDACTED].
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(h)    [REDACTED].
10.2    Reliance by Agents. The Agents shall be entitled to request and conclusively rely without investigation upon any certificate, notice, direction or other document (including any telecopy or telex, electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and to request and conclusively rely upon advice and statements of legal counsel (including opinions of counsel), independent accountants and other experts selected by such Agent, [REDACTED]. As to any other matters not expressly provided for by this Agreement, the Agents shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Lenders or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof (except that such Agent shall not be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Financing Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Financing Document in accordance with the instructions of the Majority Lenders or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof, and such instructions of the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Notwithstanding anything herein or elsewhere to the contrary, the Administrative Agent shall be entitled to refrain from any act or the taking of any act (including the failure to take an action) in connection herewith or any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (including, without limitation, any release of Collateral) unless and until the Administrative Agent shall have received written instructions in respect thereof from the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof) and, upon receipt of such instructions from the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof), the Administrative Agent shall be entitled to act or (where so expressly instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. None of the Lenders or any Borrower Entity or Credit Party (or any of their respective Affiliates) shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so expressly instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the instructions of the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof). Except as expressly provided herein or in any other Financing Document, the Collateral Agent shall be entitled to refrain from any act or the taking of any act (including the failure to take an action) in connection herewith or with any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (including, without limitation, any release of Collateral) unless and until the Collateral Agent shall have received written instructions in respect thereof from the Administrative Agent or the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof) and, upon receipt of such instructions from the
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Administrative Agent or the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof), the Collateral Agent shall be entitled to act or (where so expressly instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. The Collateral Agent shall be entitled to request and receive written instructions from the Administrative Agent (at the direction of the Majority Lenders), as applicable and none of the Administrative Agent, the Lenders or the Borrowers (or any of their respective Affiliates) shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so expressly instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the written instructions of the Administrative Agent or the Majority Lenders (or such other Lenders or others as may be required to give such instructions in accordance with the express provisions hereof).
10.3    Non-Reliance. Each Lender and Issuing Bank represents that it has, independently and without reliance on the Agents or any other Lender or Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, creditworthiness, financial and other condition and affairs of the Credit Parties and the Project, all applicable bank or other regulatory Applicable Legal Requirements relating to the transactions contemplated by this Agreement and the other Financing Documents and decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Agents, or any other Lender or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Agents, nor any Lender nor any Issuing Bank shall be required to keep informed as to the performance or observance by the Borrowers or any of their Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of the Borrowers or any of their Affiliates. The Collateral Agent shall not be responsible for and does not make any representation as to the existence, genuineness, ownership, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Collateral Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations. For the avoidance of doubt, nothing herein or in any Collateral Document shall require the Collateral Agent to file, deliver, record, execute or obtain financing statements or continuation statements, or be responsible for maintaining, perfecting or validating the security interests purported to be created as described herein or in any other Financing Document and such responsibility shall be solely that of Borrowers. Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent that (a) the Financing Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Financing Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of any Credit Party or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security and (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial
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loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, and (d) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans and other extensions of credit required to be made by it hereunder and it will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Lender and each Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Affiliates or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Administrative Agent or any other Lender or their respective Affiliates (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Credit Parties and the Project and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 10.3.
10.4    Defaults. No Agent (acting in its capacity as an Agent and not in any other capacity) shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless an officer of such Agent with direct responsibility for the administration of this Agreement has received a written notice from a Secured Party or a Borrower, referring to this Agreement, describing such Default or Event of Default and indicating that such notice is a “notice of default.” If such Agent receives such a notice of the occurrence of a Default or Event of Default, such Agent shall give notice thereof to the Secured Parties. The Agents shall take such action with respect to such Default or Event of Default as is provided in Article 8 or if not provided for in Article 8, as the Agents shall be reasonably directed by the Majority Lenders; provided, however, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties.
10.5    Indemnification. Without limiting the obligations (including, but not limited to, the Obligations) of the Borrowers hereunder, to the extent the Borrowers do not otherwise indemnify the Agents hereunder or the Depositary under the Account Control Agreement, as applicable, each Secured Party (other than the Agents and the Depositary) agrees to indemnify the Agents and the Depositary, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agents or the Depositary in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that, no Secured Party shall be liable for any of the foregoing to the extent they arise solely from an Agent’s or the Depositary’s gross negligence
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or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The provisions of this Section 10.5 shall survive the termination of this Agreement or any related agreement or the earlier of the resignation or removal of any Agent or the Depositary. The Agents and the Depositary shall be fully justified in refusing to take or to continue to take any action hereunder (in the case of the Agents) or under the Account Control Agreement (in the case of the Depositary) unless it shall first be indemnified or provided security to its satisfaction by the Borrowers or the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Secured Party (other than the Agents and the Depositary) agrees to reimburse an Agent and the Depositary promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent or Depositary, as applicable, in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent or Depositary is not reimbursed promptly for such expenses by the Borrowers. For the avoidance of doubt, any amounts paid by any Lender under this Section 10.5 shall be reimbursed to such Lender by the Borrowers. The Depositary is a third party beneficiary of this Section 10.5, and any modification to or waiver of this Section 10.5 which directly or adversely affects the Depositary shall not be effective insofar as it relates to the Depositary unless the Depositary has given its written consent to such modification or waiver.
10.6    Successor Agent. Each Agent may resign at any time by giving written notice thereof to the Secured Parties and the Borrowers, such resignation to be effective whether or not a successor has been appointed [REDACTED] after the retiring Agent’s giving of notice of resignation. Furthermore, such Agent may assign its duties and rights as Administrative Agent or Collateral Agent, as applicable, to any Affiliate of the Administrative Agent or the Collateral Agent satisfying the requirements set forth below upon [REDACTED] to the Secured Parties and the Borrowers. Upon the occurrence of such assignment, all rights and obligations of Administrative Agent or Collateral Agent as such Agent under the Financing Documents shall be transferred to such assignee, and the parties hereto shall execute in conjunction therewith assignment documentation and such other documentation as shall be necessary or desirable to preserve the transactions contemplated hereby and to preserve the Agents’ respective security interests in the Collateral, all as shall be reasonably satisfactory to such assignee. Each Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Financing Documents or for gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction in connection with the performance of its duties hereunder or under the other Financing Documents and then only upon the affirmative vote of the Majority Lenders (excluding such Agent from such vote and such Agent’s Proportionate Share of the Loans from the amounts used to determine the portion of the Loans necessary to constitute the required Proportionate Share of the remaining Lenders). Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, [REDACTED] after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Agent, the retiring Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Agent, which shall be (a) a Lender (or any entity directly owned by
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a parent of a Lender), if any Lender (or such Lender Affiliate) shall be willing to serve or (b) otherwise, a financial institution having a combined capital and surplus of at least [REDACTED]. Upon the acceptance of any appointment as Collateral Agent or Administrative Agent, as applicable, under the Operative Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as such Agent only under the Financing Documents. After any retiring Agent’s resignation or removal hereunder as such Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Operative Documents. Any entity into which any Agent may be merged or converted or with which it may be consolidated, any entity resulting from any merger, conversion or consolidation to which an Agent shall be a party or any entity succeeding to all or substantially all of the business of any Agent shall, in each case, be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
10.7    Authorization. The Administrative Agent is hereby authorized by the Lenders and Issuing Banks to execute, deliver and perform each of the Financing Documents to which such the Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents.
10.8    Other Rights and Powers of Administrative Agent. With respect to its Commitment, the Loans made by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under the Operative Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender”, or “Lenders”, shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with each Borrower or any other Person, without any duty to account therefor to the Lenders.
10.9    Amendments. Except as otherwise expressly set forth in this Agreement (including Section 2.4(f) and Section 2.6(a)), subject to the provisions of this Section 10.9, neither this Agreement nor any other Financing Documents (other than the Interest Rate Agreements and the Fee Letters) shall be amended, supplemented or modified, and no Defaults or Events of Default shall be waived, in each case, without the prior written consent of the Majority Lenders (or the Administrative Agent with the consent in writing of the Majority Lenders), or if the Account Control Agreement, without the consent in writing of the Depositary; provided that, at the request of the Borrowers but without seeking the consent of the Majority Lenders, the Administrative Agent (x) may amend or supplement the Financing Documents (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Secured Parties; (iii) to make, complete or confirm any grant of Collateral that is otherwise permitted under the terms of this Agreement and the Collateral Documents or (iv) to grant waivers of a ministerial nature, which, in each case, shall be binding upon the Secured Parties and (y) shall promptly provide the other Secured Parties an executed copy of such Financing Document amendment; provided, further, that, no such supplemental agreement shall:
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(a)    (i) extend the Construction Loan Maturity Date, the Bridge Loan Maturity Date, the Term Loan Maturity Date, the Date Certain, the maturity of any of the Loans or Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of any interest due on any Loan or any Notes, in each case, without the consent of all Lenders or (ii) reduce the amount of any fees or other amounts payable to any Secured Parties under the Financing Documents, without the consent of each Secured Party adversely affected thereby; or
(b)    modify Section 2.3, Section 2.4, Section 2.5, Section 5.1, Section 5.15, Section 6.6 or Article 7 without the consent of all Lenders; or
(c)    reduce the amount or extend the payment date for any amount due under Article 2 without the consent of all Lenders; or
(d)    increase the amount of the Commitments of any Lender hereunder without the consent of all Lenders; or
(e)    reduce or change the time or amount of payment of any fee or any other amount due or payable hereunder or under any Financing Document or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the consent of all Lenders; or
(f)    reduce the percentage specified in the definition of Majority Lenders or Supermajority Lenders without the consent of all Lenders; or
(g)    permit either Borrower to assign its rights under this Agreement without the consent of all Lenders; or
(h)    amend this Section 10.9 or Section 12.4 without the consent of all Lenders; or
(i)    amend, modify or waive any provision of Section 6.05 of the HoldCo Guarantee, Pledge and Security Agreement, Section 6.05 of the Parent I Guarantee, Pledge and Security Agreement, Section 6.05 of the Parent II Guarantee, Pledge and Security Agreement, Section 5.03 of the Parent Pledgor Pledge Agreement, [REDACTED] Section 5.05 of the Project Company Pledge and Security Agreement and Section 5.05 of the Land Company Pledge and Security Agreement without the consent of all Lenders; or
(j)    change the provisions of any Financing Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; or
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(k)    amend, modify or waive any provision of any Financing Document (other than any Interest Rate Agreement) that adversely affects any Hedge Counterparty without the consent of such Hedge Counterparty and the Administrative Agent; or
(l)    [REDACTED].
(m)    amend, waive or modify any provision of any Financing Document that has the effect, directly or indirectly, or subordinating the Obligations to any other Indebtedness for borrowed money or subordinating any Lien securing the Obligations on a material portion of the Collateral to any other Lien securing any other Indebtedness of any Person, in each case, except any “debtor-in-possession” facility without the consent of each Lender and each Issuing Bank; or
(n)    amend or modify any provision of Section 5.28 without the consent of all of the Lenders; or
(o)    release all or substantially all of the Collateral from the Lien of any of the Collateral Documents or release any guarantees or undertakings under any of the Collateral Documents or allow release of any funds from any Collateral Account otherwise than in each case in accordance with the terms hereof and thereof without the consent of all of the Lenders; or
(p)    amend the definition of Tax Credit Buyer without the consent of all of the Lenders.
Notwithstanding anything to the contrary in this Section 10.9, (i) no amendment, supplement, waiver or modification of any provision of this Agreement relating to the Administrative Agent, the Collateral Agent or any Issuing Bank shall be effective without the written consent of the Administrative Agent, the Collateral Agent or any Issuing Bank, as applicable, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) no Commitment of any Defaulting Lender may be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects Defaulting Lenders in a discriminatory manner shall require the consent of such Defaulting Lender, and (iii) any Interest Rate Agreement may be amended by the Borrowers and the related Hedge Counterparty in accordance with its terms.
Notwithstanding anything to the contrary in this Section 10.9, if a sale, assignment or other disposal of an asset is permitted under this Agreement, the Collateral Agent shall, and is irrevocably authorized to, (at the cost and request of the Borrowers and without any consent, sanction, authority or further confirmation from any other Secured Party), (A) release the Liens under the Collateral Documents and any other claim (relating to a Financing Document) over that asset, and (B) execute and deliver or enter into any release of any such Lien or claim
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described in the immediately preceding clause (A) above and any consent to dealing that is necessary or desirable in connection therewith; provided that, such release shall be contemporaneous with such sale, assignment or other disposal.
10.10    General Provisions as to Payments. The Administrative Agent shall promptly distribute to each Lender its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by the Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of its Lending Office.
10.11    Substitution of Lender.
(a)    Should any Lender (a) become a Defaulting Lender or Non-Consenting Lender, (b) be unable to make SOFR Loans due to an event occurring under Section 2.6(a) or be unable to make Loans due to an event occurring under Section 2.6(b), or (c) claim increased costs or additional amounts under Section 2.4(d), Section 2.6(e) or Section 2.6(f) (a “Substitutable Lender”), the Borrowers may, at their sole expense and to the extent a Default or Event of Default has not occurred and is not continuing, upon notice to such Substitutable Lender and the Administrative Agent, require such Substitutable Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.13 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Assignee, approved by the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, (A) such Substitutable Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Substitutable Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to the terms hereof), from such Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts, including any Liquidation Costs), (B) if such Substitutable Lender or its Affiliate is an Issuing Bank, such Eligible Assignee shall have caused the applicable outstanding Letter of Credit to be returned to the applicable Issuing Bank or cash collateral in an amount equal to the stated amount of such Letter of Credit shall have been provided to such Issuing Bank and (C) in the case of a Non-Consenting Lender, such Eligible Assignee shall grant the applicable consent. A Substitutable Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Substitutable Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by the Borrowers, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.
(b)    [REDACTED].
10.12    Participations. Nothing herein provided shall prevent any Lender from selling a participation in its Loans (including such Lender’s LC Commitments) to any Person (other than a
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natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, either Borrower or any of either Borrower’s Affiliates or subsidiaries) (a “Participant”) without the prior written consent of the Borrowers; provided that, (a) no such sale of a participation shall alter such Lender’s obligations hereunder, (b) the recipient of such participation is a bank, insurance company or other financial institution and (c) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Loans shall provide that, with respect to such Loans, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of the Borrowers relating to such Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document and the right to take action to have the Notes declared due and payable pursuant to Article 8; provided that, such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.9 and (2) directly affects such Participant. No recipient of a participation in any Loans of any Lender shall have any rights under this Agreement, including direct rights against any Borrower Entity nor rights to any remedies hereunder and shall not be considered for any purpose to be party to this Agreement. In no event shall any Borrower Entity be responsible for any costs or expenses of any counsel engaged by a recipient of a participation in any Loans of a Lender hereunder. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.4 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.4(e) (it being understood that the documentation required under Section 2.4(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.13; provided that, such Participant shall not be entitled to receive any greater payment under Section 2.4 or 2.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Treasury Proposed Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
10.13    Assignments.
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(a)    Assignments. (i) Notwithstanding anything else herein to the contrary, any Lender may from time to time, at its option, with the consent of the Administrative Agent, the applicable Issuing Bank with respect to any transfer of such Issuing Bank’s Loans or Commitments and, prior to the occurrence and continuation of any Event of Default, with the consent of the Borrowers; provided that, the Borrowers shall be deemed to have consented to any assignment unless they shall object thereto by written notice to the Administrative Agent [REDACTED] after having received notice thereof), in each such case such consent not to be unreasonably withheld, conditioned or delayed, sell, assign, transfer, negotiate or otherwise dispose of a portion of its Loans made hereunder and undrawn Commitments (including the Lender’s interest in this Agreement and the other Financing Documents) to any bank, insurance company or other financial institution (other than any Credit Party or any Affiliate of any Credit Party); provided that, (a) there shall be no assignment of less [REDACTED] (or any lower amount if it represents the remainder of such Lender’s Loans and undrawn Commitments); (b) there shall be no partial assignment that leaves the assigning Lender with Loans and undrawn Commitments of [REDACTED] (c) no Lender (including any assignee of any Lender) may assign any portion of its Loans and undrawn Commitments to either Borrower or any Affiliate of either Borrower, (d) [REDACTED] (e) in no event shall the consent of either Borrower be required in respect of any such assignments, transfers or other dispositions described above from a Lender to a Lender, an Affiliate of such Lender, or any funds owned or managed by any Lender or an Affiliate of such Lender. In the event of any such assignment, (w) the assigning Lender’s Proportionate Share shall be reduced by the amount of the Proportionate Share assigned to the new lender; (x) the parties to such assignment shall execute and deliver an appropriate assignment and assumption agreement (in the form reasonably satisfactory to the Administrative Agent) evidencing such sale, assignment, transfer or other disposition; (y) the assigning Lender shall pay to the Administrative Agent a processing fee of [REDACTED] and (z) at the assigning Lender’s option, the Borrowers shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit B-4, as the case may be, in a principal amount equal to its Proportionate Share of the Loans and undrawn Commitments being assigned, and the Borrowers shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to the Proportionate Share of the Loans and undrawn Commitments retained by the Lender, if any. Thereafter, such new lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 10), in accordance with its Proportionate Share, under each of the Financing Documents.
(ii) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a copy of each assignment and assumption agreement referred to in clause (x) above delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment and the principal amount of (and stated interest on) the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and each Borrower, each Lender and the Administrative Agent shall treat each Person whose name is recorded in the Register as a Lender and the owner of its portion of the Loans for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
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(b)    [REDACTED].
10.14    Laws. Notwithstanding the foregoing provisions of this Article 10, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Financing Documents shall be allowed if it would require registration under the Securities Act of 1933, as amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. The Borrowers shall, from time to time at the request and expense of the Administrative Agent, execute and deliver to the Administrative Agent, or to such party or parties as the Administrative Agent may designate, any and all further instruments and take such further actions as may in the opinion of the Administrative Agent be reasonably necessary or advisable to give full force and effect to such disposition.
10.15    Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank, the United States Treasury or any other regulatory entity acting as a regulatory agency with oversight responsibility of a Lender as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or any other central bank; provided that, any payment in respect of such assigned Loans or Notes made by either Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy each Borrower’s obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder and in no event shall such Federal Reserve Bank or central bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
10.16    Response to the Borrowers’ Requests. The Administrative Agent and each Lender shall endeavor to act as diligently as practicable in the review of documents, the making of determinations or the consideration of requests for consents, approvals, waivers or amendments required to be reviewed, made or considered by the Administrative Agent or the Lenders, as the case may be, as contemplated by and in accordance with the provisions of this Agreement and the other Operative Documents. Each Borrower shall provide the Administrative Agent with reasonable advance written notice of the expected occurrence of any such requirements, and at the reasonable request of any Borrower and to the extent required by this Agreement, the Administrative Agent shall so advise the Lenders. Each Borrower shall provide such documents and information to any Lender (through the Administrative Agent) as the Administrative Agent may reasonably consider necessary or advisable, and shall otherwise cooperate with the Administrative Agent and the Lenders to permit the Administrative Agent and the Lenders to effectively review such documents, make such determinations or consider such requests for consents, approvals, waivers or amendments.
10.17    Exercise of Discretion. To the extent that the Administrative Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Administrative Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Administrative Agent receives written instructions from the Majority Lenders (or from the Supermajority Lenders or from all Lenders, where instructions from the Supermajority
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Lenders or all Lenders (which may be referenced as “the Lenders”) respectively are expressly contemplated in this Agreement or the other Financing Documents), the Administrative Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions from Majority Lenders (or of the Supermajority Lenders or of all Lenders, as the case may be) in such instance with respect to the exercising of such discretion or the making of such determination. Notwithstanding the foregoing and without limiting Article 8, the Secured Parties agree that until the Administrative Agent receives written instructions from Majority Lenders (or of the Supermajority Lenders or of all Lenders, as the case may be), the Administrative Agent may reasonably exercise discretion, make determinations and take actions and that the Administrative Agent shall have no obligation to seek any such written instructions. To the extent the Administrative Agent acts, or refrains from acting, in good faith in accordance with any written instruction of the Majority Lenders (or of the Supermajority Lenders or of all Lenders, as the case may be), the Administrative Agent shall not be liable on account of such action to any Person.
10.18    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.18 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than [REDACTED] thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 10.18(a) shall be conclusive, absent manifest error.
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(b)    Without limiting Section 10.18(a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank, Secured Party or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    It acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    Such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.18(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Financing Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 10.18(a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such
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Lender, Issuing Bank or Secured Party, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Borrower Entity; provided that, this Section 10.18 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided further that, for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Financing Document), the Borrowers or any other Borrower Entity for the purpose of making a payment on the Obligations.
(e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
10.19    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers or either Borrower is made to any Agent, any Issuing Bank or any Lender, or any Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to the applicable Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by applicable Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the Discharge Date and any termination of this Agreement.
10.20    Certain ERISA Matters10.21    .
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(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower Entity, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more ERISA Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower Entity that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to
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the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related to hereto or thereto).
ARTICLE 11    INDEPENDENT CONSULTANTS
11.1    Removal and Fees. The Administrative Agent (acting upon the instruction of the Majority Lenders) may from time to time appoint Independent Consultants for such limited purposes as the Administrative Agent shall reasonably require; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the appointment of such Independent Consultants shall require the prior written consent of the Borrowers. Provided no Default or Event of Default shall have occurred and be continuing the Administrative Agent and Majority Lenders may only remove any Independent Consultant and appoint replacements with the prior written consent of the Borrowers. Following any such replacement, notice of such replacement Independent Consultant shall be given by the Administrative Agent to the Borrowers, the Secured Parties and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements which are consented to by the Borrowers) shall be paid by the Borrowers; provided, however, that, unless an Event of Default or Default shall have occurred and be continuing, the Administrative Agent shall be required to obtain the prior written approval of the Borrowers for the proposed scope of work prior to the commencement of its work and proposed budget therefor. By their execution hereof, the Lenders authorize the Administrative Agent to enter into the documents approved by counsel to the Lenders as are necessary to receive reports and information from the Independent Engineer.
11.2    Duties. Each Independent Consultant shall be contractually obligated to carry out the activities required of it in this Agreement and as otherwise requested by the Administrative Agent and shall be responsible solely to the Administrative Agent. Each Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to the Administrative Agent hereunder, except to the extent arising from such Independent Consultant’s gross negligence or willful misconduct.
11.3    Independent Consultants’ Certificates. The Borrowers shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for the Independent Consultants to deliver such information and certification as the Administrative Agent may reasonably require from time to time.
11.4    Certification of Dates. The Administrative Agent shall request that the Independent Consultants act diligently in the issuance of all certificates and reports required to be delivered by the Independent Consultants hereunder or under any other Financing Document, if their issuance is appropriate. The Borrowers shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events that would require certificates or other actions of such Independent Consultants hereunder.
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ARTICLE 12    MISCELLANEOUS
12.1    Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:
To the ProjectCo Borrower, the LandCo Borrower, HoldCo, Parent I or Parent II:
[REDACTED]
To the Administrative Agent:

[REDACTED]

To the Collateral Agent:

[REDACTED]

With a copy to:

[REDACTED]
To the Lenders and the Issuing Banks:
At such address and facsimile number as set forth in Exhibit I or as each Lender or such Issuing Bank may provide in writing to the Borrowers and the Administrative Agent.
All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person; (b) if sent by a nationally recognized overnight delivery service; (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; (d) if sent pursuant to other means of electronic communications, as set forth below; or (e) if posted to the Data Room with a confirmation of receipt. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 2:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided that, if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving [REDACTED] notice of such change to the other parties in the manner set forth hereinabove.
Notices and other communications required or permitted to be given hereunder may be delivered or furnished by electronic communication accepted by the other party. Unless the parties
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otherwise agree in writing (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
12.2    Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from the Secured Parties to the Borrowers and any Project Revenues, securities or other property of the Borrowers in the possession of the Administrative Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other Obligations of the Borrowers to the Secured Parties under this Agreement and the other Financing Documents, and the Borrowers’ entire right, title and interest in such deposits and other property have been pledged and assigned as collateral security to the Secured Parties pursuant to the Collateral Documents. Regardless of the adequacy of any other collateral, the Administrative Agent and only the Administrative Agent may execute or realize on the Secured Parties’ security interest in any such deposits or other sums credited by or due from the Secured Parties to the Borrowers, and may apply any such deposits or other sums to or set them off against the Borrowers’ obligations to the Secured Parties under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.
12.3    Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Administrative Agent or the Secured Parties upon the occurrence of any Default or Event of Default or any breach or default of any Credit Party under this Agreement or any other Financing Document shall impair any such right, power or remedy of the Administrative Agent or the Secured Parties, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Default or other breach or default be deemed a waiver of any other Event of Default, Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of the Administrative Agent and/or the Secured Parties of any Event of Default, Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of the Administrative Agent and/or the Secured Parties of any provision or condition of this Agreement or any other Financing Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to the Administrative Agent and the Secured Parties, shall be cumulative and not exclusive.
12.4    Costs, Expenses and Attorneys’ Fees. The Borrowers shall, upon the execution of this Agreement and the occurrence of the Closing Date, pay to the Agents all of their reasonable costs and expenses in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents contemplated hereby,
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including the reasonable documented fees, expenses and disbursements of Latham & Watkins LLP and Holland & Knight LLP and other attorneys retained by the Agents (subject to the prior written consent of the Borrowers, not to be unreasonably withheld or delayed) in connection with conducting due diligence with respect to the Project and the Borrower Entities, the preparation of the Financing Documents and any amendments hereof or thereof, or the negotiation, syndication, closing and administration of this Agreement and the other Financing Documents after the Closing Date, the reasonable documented fees, expenses and disbursements of the Collateral Agent and the Depositary incurred in connection with the negotiation, closing and administration of this Agreement and the other Financing Documents and the reasonable documented fees, expenses and disbursements of the Independent Consultants incurred in connection with this Agreement, Financing Documents or the Loans or Commitments including the reasonable documented travel and out-of-pocket costs and expenses of such Persons. The Borrowers shall reimburse the Agents and the Secured Parties for all costs and expenses, including all attorneys’ fees, expended or incurred by any Agent and/or any Secured Party in enforcing this Agreement or the other Financing Documents in connection with a Default or Event of Default, in actions for declaratory relief in any way related to this Agreement, in collecting any sum which becomes due to any Agent and/or any Secured Party on the Notes or under the Financing Documents, or in connection with the participation by any Administrative Agent, any Secured Party and/or the Independent Engineer in any arbitration proceedings under any Material Project Documents. Notwithstanding anything to the contrary in any Financing Document, no Agent shall have any obligation to incur or pay any out-of-pocket expenses in connection with the Financing Documents or the transactions contemplated thereby, and, without prejudice to any right of any Agent to receive any reimbursement or indemnification, any such out-of-pocket expenses incurred or paid by any Agent shall be at such Agent’s sole discretion.
12.5    Attorney-in-Fact.
(a)    For the purpose of allowing the Agents to exercise their rights and remedies provided in Article 8 following the occurrence and during the continuation of an Event of Default, each Borrower, with respect to Section 12.5(a)(i) through Section 12.5(a)(v), and Credit Party, with respect to Section 12.5(a)(vi), hereby constitutes and appoints each Agent as its true and lawful attorney-in-fact, with full power of substitution, with respect to the Collateral, and hereby empowers such attorney or attorneys as follows:
(i)    To use any funds contained in the Collateral Accounts to pay, settle or compromise all bills and claims which may be or become Liens or security interests against the Project or the Collateral, or any part thereof, unless a bond or other security satisfactory to such Agent has been provided;
(ii)    To execute applications and certificates in the name of either Borrower which reasonably may be required by the Financing Documents or any other agreement or instrument executed by or on behalf of either Borrower in connection with the Collateral;
(iii)    To prosecute and defend all actions or proceedings in connection with any or all the Collateral or any part thereof and to take such action and require such
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performance as such attorney reasonably deems necessary under any performance and payment bond and the Financing Documents;
(iv)    To do any and every act which either Borrower might do on their behalf with respect to the Collateral or any part thereof and to exercise any or all of their rights and remedies under any or all of the Material Project Documents;
(v)    To use any funds contained in any Collateral Account, including without limitation the Debt Service Reserve Account and the Distribution Reserve Account to pay interest and principal on the Loans as accrued from time to time; and
(vi)    To enter into agreements, on terms determined in its sole discretion (acting at the direction of the Majority Lenders), on behalf of the applicable Credit Party for the sale of the ITC Tax Credits generated by the Project;
(b)    This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.
(c)    The provisions of Section 12.5(a)(vi) shall survive and remain in full force and effect until all Bridge Loans, together with all interest, fees, other amounts and all other Obligations then accrued but unpaid in respect of such Bridge Loans, have been paid in full.
12.6    Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Financing Documents may only be amended or modified by an instrument in writing signed by each Borrower, each Agent, the requisite Lenders and any other parties to be charged (in each case, to the extent party thereto) and in accordance with the terms of this Agreement.
12.7    Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), AND ALL CLAIMS, CONTROVERSIES, OR DISPUTES ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
12.8    Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good-faith negotiations to replace the invalid, illegal or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the
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foregoing provisions of this Section 12.8, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent and the Issuing Banks, then such provisions shall be deemed to be in effect only to the extent not so limited.
12.9    Headings. Paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
12.10    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Credit Parties to the Administrative Agent, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.
12.11    Additional Financing. The parties hereto acknowledge that the Lenders have made no agreement or commitment to provide any financing except as set forth herein.
12.12    No Partnership, Etc. The Administrative Agent, the Secured Parties and the Borrowers intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Administrative Agent, the Secured Parties and the Borrowers or any other Person. Neither the Administrative Agent nor the Secured Parties shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrowers or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations under other agreements and contracts relating to the Project shall be the sole responsibility of the Borrowers.
12.13    Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, LOSS OF PROFITS OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL, LOSS OF PROFITS OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT, THE LENDERS, AGENTS AND ISSUING BANKS PARTY HERETO MAY MAKE CLAIMS FOR SUCH DAMAGES AGAINST A BORROWER ENTITY IN RESPECT OF THIRD-PARTY CLAIMS AGAINST WHICH SUCH
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BORROWER ENTITY IS REQUIRED TO INDEMNIFY SUCH LENDER, AGENT OR ISSUING BANK, IN ACCORDANCE WITH ANY FINANCING DOCUMENT.
12.14    Waiver of Jury Trial. THE AGENTS, THE SECURED PARTIES, EACH BORROWER AND EACH OTHER BORROWER ENTITY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE SECURED PARTIES, EITHER BORROWER OR ANY OTHER BORROWER ENTITY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.
12.15    Consent to Jurisdiction. Each of the Agents, the Secured Parties, each Borrower and each other Borrower Entity each agrees that any legal action or proceeding by or against such Person or with respect to or arising out of this Agreement, the Notes or any other Financing Document may be brought in or removed to the courts of the State of New York or of the United States of America for the Southern District of New York, each sitting in New York County, as the Administrative Agent may elect. By execution and delivery of this Agreement, each of the Agents, the Secured Parties, each Borrower and each other Borrower Entity each accepts, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Agents, the Secured Parties, each Borrower and each other Borrower Entity each irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such Person at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of the Administrative Agent or any Secured Party to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of either Deed of Trust in the State of California. Each of the Agents, the Secured Parties, each Borrower and each other Borrower Entity each further agrees that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrowers based upon the assertion that the rate of interest charged by the Administrative Agent or the Secured Parties on or under this Agreement, the Loans and/or the other Financing Documents is usurious. Each of the Agents, the Secured Parties, each Borrower and each other Borrower Entity each hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non conveniens.
12.16    Usury. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by the either Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws. In the event that the holders of the Notes shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that
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permitted to be charged by Applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the holder of the Notes, be returned to the Borrowers or credited against the principal balance of the Notes then outstanding.
12.17    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and shall also inure to the benefit of the Persons entitled to indemnification or cost reimbursement under the express terms of this Agreement. Neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender.
12.18    Confidentiality. The Administrative Agent and the Secured Parties agree to use best efforts to maintain the confidential nature of, and shall not use or disclose either Borrower’s financial information or confidential information identified in writing by either Borrower as such without first obtaining such Borrower’s prior written consent; provided that, nothing in this Section 12.18 shall require the Administrative Agent or any Secured Party to obtain any consent of either Borrower in connection with (and each Borrower hereby authorizes the Administrative Agent and each Secured Party to freely disclose any financial information or confidential information with respect to each Credit Party, the Project, any Material Project Document or any Financing Document or the parties thereto without any consent of either Borrower, to the extent otherwise required, in connection with): (a) exercising or protecting any of their respective rights under the Financing Documents, including those exercisable upon the occurrence of an Event of Default; (b) providing information about any Credit Party, the Project, any Material Project Document or any Financing Document or the parties thereto to (i) any other Lender or prospective Lender or any Participant or prospective Participant or any Person acquiring, or potentially acquiring, any interest of the Lenders under this Agreement and any such Person’s directors, officers, employees, professional or investment advisors, agents and consultants in connection with their credit evaluation of either Borrower or otherwise (if, in the case of any such Person potentially acquiring such an interest from any Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 12.18), (ii) to credit insurers, reinsurers, and any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to either Borrower and its obligations, this Agreement or payments hereunder or (iii) such Secured Party’s Affiliates and the Related Parties of such Secured Party and of such Secured Party’s Affiliate (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (c) any situation in which the Administrative Agent or any Secured Party or any of the Related Parties (i) is required by law, regulation, deposition, subpoena or similar legal process (provided that, in each instance under this clause (i), such Person uses commercially reasonable efforts to maintain confidentiality of the information disclosed) or (ii) required or requested by any Governmental Authority or any self-regulatory authority or supervisory authority (such as the National Association of Insurance Commissioners to disclose information); (d) providing information to counsel to the Administrative Agent or any Secured Party in connection with the transactions contemplated by any of the Financing Documents (if such Person informs such counsel of the confidential nature of such information and requires that it be kept confidential
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except as permitted herein); (e) providing information to independent auditors or other expert consultants retained by the Administrative Agent or any Secured Party (if the Administrative Agent or such Secured Party informs such auditors or consultants of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (f) any information that is in or becomes part of the public domain other than as a result of a breach of this Section 12.18; (g) any information that is in the possession of the Administrative Agent or any Secured Party prior to receipt thereof from either Borrower or any other Person known to the Administrative Agent or the Secured Parties to be acting on behalf of either Borrower; (h) any information that is independently developed by the Administrative Agent or any Secured Party; and (i) any information that is disclosed to the Administrative Agent or any Secured Party by a third party that has no obligation of confidentiality with respect to the information disclosed. Notwithstanding the foregoing, the parties hereto and their officers, directors, employees and agents are authorized to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of this transaction (as defined in Treasury Regulations Section 1.6011-4) and all materials of any kind which are related to such structure and tax aspects. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Financing Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
12.19    Counterparts. This Agreement may be executed in one or more duplicate counterparts and by facsimile or electronic mail and when signed by all of the parties listed below shall constitute a single binding agreement. A facsimile or portable document format (“pdf”) signature page shall constitute an original for purposes hereof. The words “execution”, “signed”, “signature” and words of like import in this Agreement and the other Financing Documents, including any assignment and assumption agreement delivered under Section 10.13, shall be deemed to include electronic signature or electronic records, each of which shall be of the same effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.20    Patriot Act Compliance. The Administrative Agent hereby notifies the parties hereto that, pursuant to the requirements of the Patriot Act, it and any other Agent and any Secured Party shall be required to obtain, verify and record information that identifies the party, which information includes the names and addresses and other information that will allow it, any other Agent or any Secured Party to identify the party in accordance with the requirements of the Patriot Act. The party shall promptly deliver information described in the immediately preceding sentence when requested by any Agent or any Secured Party in writing pursuant to the requirements of the Patriot Act.
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12.21    Nature of Duties. Each party hereto recognizes and agrees that none of the Coordinating Lead Arrangers, the Syndication and Structuring Agents, the Documentation Agents nor the Hedge Coordinators, in their capacity as such, shall have any duties or responsibilities under this Agreement or any other Financing Document, no fiduciary relationship with any Lender, and no functions, responsibilities, duties, obligations or liabilities for acting in such capacity hereunder.
12.22    Electronic Systems.
(a)    Each Credit Party agrees that the Administrative Agent shall (and the Administrative Agent hereby agrees to) make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System (as defined below). The Administrative Agent hereby acknowledges and agrees that when it receives a Communication it shall make available all such Communications to the Lenders by posting such Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System (as defined below).
(b)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR ANY ELECTRONIC SYSTEM. In no event shall the Administrative Agent or any of its employees, agents, officers and other representatives (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Credit Party’s or the Administrative Agent’s or any other Person’s transmission of communications through an Electronic System.
(c)    For purposes of this Section 12.22: (i) “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of a Credit Party or any related Person pursuant to this Agreement, any Financing Document or the transactions contemplated hereby or therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System; and (ii) “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Agent Parties or any other Person, providing for access to data protected by passcodes or other security system.
12.23    Acknowledgments. Each Borrower Entity hereby acknowledges that none of the Administrative Agent, Collateral Agent, any Coordinating Lead Arranger, Depositary or any Lender has any fiduciary relationship with or fiduciary duty to any Credit Party arising out of or
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in connection with this Agreement or any of the other Financing Documents, and the relationship between the Administrative Agent, the Collateral Agent and the Lenders, on the one hand, and the Borrower Entities, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.
12.24    Co-Borrower Relationship.
(a)    Each Borrower is accepting joint and several liability as a “Borrower” hereunder and under the other Financing Documents in consideration of the financial accommodations to be provided by the Secured Parties under the Financing Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 12.24), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction between them. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make, without duplication, payment of any unpaid amount with respect to, or perform, such Obligations.
(b)    The Obligations of each Borrower under the provisions of this Section 12.24 constitute the absolute and unconditional, full recourse obligations of each Borrower enforceable against each, irrespective of the validity or enforceability of this Agreement or any other circumstance whatsoever.
(c)    Except as otherwise expressly provided in this Agreement or the other Financing Documents, (i) each Borrower hereby waives notice of acceptance of its joint and several liability, and (ii) (A) any notice of the occurrence of any Default, Event of Default, or of any demand for any payment under the Financing Documents, (B) any notice of any action at any time taken or omitted by any Secured Party under or in respect of any of the Obligations, and (C) all demands, notices and other formalities of every kind in connection with any Financing Documents (except as otherwise provided in the Financing Documents) that, in the case of each of clauses (a) through (c) are delivered to any Borrower shall be deemed to be given to all Borrowers. Any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Secured Party at any time or times in respect of any default by any other Borrower in the performance or satisfaction of any term, covenant, condition or provision of any Financing Document, any and all other indulgences whatsoever by any Secured Party in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations of any other Person or the addition, substitution or release, in whole or in part, of any Borrower, in the case of each of the foregoing granted to, made by, agreed to by or accepted by any Borrower shall be deemed to be granted to, made by, agreed to or accepted by all Borrowers. The obligations of each Borrower under the Financing Documents
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(including this Section 12.24) shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Borrower.
(d)    Each Borrower agrees that its obligations under the Financing Documents shall be primary, absolute and unconditional, irrespective of, and unaffected by, and hereby waives any defenses it may now have or hereafter acquire in any way relating to, any of the following:
(i)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, any Financing Document or any other agreement, document or instrument to which such Borrower, any other Borrower Entity, any of their respective Subsidiaries or Affiliates is or may become a party;
(ii)    the absence of any action to enforce any Financing Document or the waiver or consent by any Secured Party with respect to any of the provisions of any Financing Document;
(iii)    the existence, value or condition of, or failure to perfect a Lien against, any security for or other guaranty of the Obligations or any action, or the absence of any action, by any Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);
(iv)    any structural change in, restructuring of or other similar organizational change of any Borrower, any other Borrower Entities, any other guarantors or any of their respective Subsidiaries or Affiliates;
(v)    any failure of any Secured Party to disclose to such Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, the Borrower Entities and their respective Subsidiaries now or hereafter known to such Secured Party; or
(vi)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety, co-borrower or guarantor (other than payment and performance in full of the Obligations).
(e)    To the extent permitted by Applicable Legal Requirements, each Borrower expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
(i)    any and all rights, claims or defenses with respect to the validity or enforceability of the Financing Documents, any of the Obligations or any guarantee or right of offset with respect thereto at any time from time to time held by any Secured Party;
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(ii)    any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel any Secured Party to proceed in respect of the Obligations against any other Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower;
(iii)    any defense based upon the failure of any Secured Party to commence an action in respect of the Obligations against such Borrower, any other co-borrower or guarantor or any other Person or any security for the payment and performance of the Obligations;
(iv)    any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Borrower of its obligations under, or the enforcement by the Secured Parties of the Financing Documents;
(v)    any right of diligence, presentment, demand, protest, demand for payment, notice of dishonor, notice of default, notice of nonpayment and any other notice (except as specifically required herein or in the other Financing Documents) of whatever kind or nature to or upon such Borrower with respect to any of the Obligations and waives, to the fullest extent permitted by Applicable Legal Requirements, the benefit of all provisions of Applicable Legal Requirements which are or might be in conflict with the terms of the Financing Documents;
(vi)    any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon, or acceptance of, this Agreement or any other Financing Document; and
(vii)    except as expressly set forth in this Agreement, any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, any other Borrower or any other Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.
(f)    Each Borrower represents and warrants to the Secured Parties that it is currently informed of the financial condition of the other Borrower. Each Borrower hereby assumes all responsibility for keeping itself informed of each other Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)    Each Borrower agrees that if any certificate is executed and delivered by one or more of them in its capacity as a “Borrower” hereunder, but not all Borrowers, such
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certificate may be relied upon by the Secured Parties, and shall bind all Borrowers, as if it were executed by all of them.
(h)    The provisions of this Section 12.24 are made for the benefit of the Secured Parties and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Secured Party first to marshal any of its or their claims or to exercise any of its or their rights against any other Borrower or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.
(i)    Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it under any Financing Document, any payments made by it to any Secured Party with respect to any of the Obligations or any collateral security therefor until the termination of this Agreement and the repayment of the Obligations. Any claims that any Borrower may have against any other Borrower with respect to any payments to any Secured Party under any Financing Document are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, this Agreement shall have terminated before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(j)    Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, it will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to it until the termination of this Agreement and the repayment of the Obligations. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Secured Parties, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with this Agreement if such Default or Event of Default is continuing.
(k)    Notwithstanding anything to the contrary set forth in this Section 12.24, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrower (and any Lien granted by each Borrower to secure such Obligations or its joint and several liability in respect thereof) not constitute a fraudulent conveyance under Section 548 of Title 11 of the United States Code or a fraudulent conveyance or fraudulent transfer under the provisions of any Applicable Legal Requirements of any state or other governmental unit as determined by final and non-appealable order of a court of competent jurisdiction (“Fraudulent Conveyance”). Consequently, each Borrower and each Secured Party
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hereby agree that, if a court of competent jurisdiction finally determines that the incurrence of liability by any Borrower in respect of the Obligations (or any Liens granted by such Borrower to secure such Obligations or its joint and several liability in respect thereof) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance.
12.25    Anti-Boycott Laws. [REDACTED].

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IN WITNESS WHEREOF, the parties have caused this Financing Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.
WESTLANDS GRAPE, LLC,
a Delaware limited liability company,
as ProjectCo Borrower
By:    /s/ David Thompson
    Name:    David Thompson
    Title: Vice President and Chief Financial Officer
WESTLANDS GRAPE LANDCO, LLC,
a Delaware limited liability company,
as LandCo Borrower
By:    /s/ David Thompson
    Name:    David Thompson
    Title: Vice President and Chief Financial Officer
WESTLANDS GRAPE OWNER, LLC,
a Delaware limited liability company,
as HoldCo
By:    /s/ David Thompson
    Name:    David Thompson
    Title: Vice President and Chief Financial Officer

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WESTLANDS GRAPE HOLDINGS I, LLC,
a Delaware limited liability company,
as Parent I
By:    /s/ David Thompson
    Name:    David Thompson
    Title: Vice President and Chief Financial Officer
WESTLANDS GRAPE HOLDINGS II, LLC,
a Delaware limited liability company,
as Parent II
By:    /s/ David Thompson
    Name:    David Thompson
    Title: Vice President and Chief Financial Officer

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[REDACTED]
as a Lender and an Issuing Bank
By:    /s/ [REDACTED]
    Name:    [REDACTED]
    Title: [REDACTED]

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[REDACTED]
as a Lender and an Issuing Bank
By:    /s/ [REDACTED]
    Name:    [REDACTED]
    Title: [REDACTED]

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[REDACTED]
as a Lender and an Issuing Bank
By:    /s/ [REDACTED]
    Name:    [REDACTED]
    Title: [REDACTED]
By:    /s/ [REDACTED]
    Name:    [REDACTED]
    Title: [REDACTED]

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WELLS FARGO BANK, N.A.
as Administrative Agent
By:    /s/ Bobby Ausman
    Name:    Bobby Ausman
    Title: Managing Director

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TRUIST BANK,
as Collateral Agent
By:    /s/ Biko L. Burt
    Name:    Biko L. Burt
    Title: Vice President

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EXHIBIT A

TO FINANCING AGREEMENT

DEFINITIONS AND RULES OF INTERPRETATION
“Acceptable LC Issuer” means (i) solely for the purposes of any DSR Letter of Credit, each Coordinating Lead Arranger or Affiliate thereof or (ii) a commercial bank with a long-term unsecured unsubordinated indebtedness is rated not less than A- from S&P or A3 from Moody’s, which has capital, surplus and undivided profits of at least [REDACTED].
“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, by and among the Collateral Agent, the Administrative Agent, the Depositary, the Land Company and the Project Company.
“Accounts” means the Collateral Accounts.
“Additional Equity Contributions” means [REDACTED].
“Additional Payment Account” has the meaning assigned to such term in Section 7.11.
“Additional Project Document” means each contract or agreement entered into by any Borrower Entity or the Sponsor (with respect to any Tax Credit Transfer Documentation) and any other Person subsequent to the Closing Date that (a) replaces or substitutes for an existing Material Project Document, and any further replacement or substitution thereof, (b) has expenditures, liabilities or revenues reasonably expected to exceed [REDACTED] or (c) could reasonably be expected to have a Material Adverse Effect.
“Administrative Agency Fee Letter” means that certain Administrative Agency Fee Letter, dated as of the Closing Date, by and among the Borrowers and the Administrative Agent.
“Administrative Agent” has the meaning given to such term in the introductory paragraph of this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning assigned to such term in Section 2.6(f).
“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns fifty percent (50%) or more of the equity interests in the Person specified or fifty percent (50%) or more of any class of voting securities of the Person specified; provided, however, that, when used with respect to either Borrower, “Affiliate” shall include each Credit Party.
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“Affiliated Indemnitees” has the meaning assigned to such term in Section 5.15(b).
“Agent DSCR Comments” has the meaning assigned to such term in Section 5.7.
“Agent Parties” has the meaning assigned to such term in Section 12.22(b).
“Agents” means the Administrative Agent, the Collateral Agent and the Depositary.
“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Amortization Schedule” means the Amortization Schedule to be prepared by the Administrative Agent and the Borrowers as of the Term Conversion Date, in form and substance satisfactory to each Lender, substantially in the form of Exhibit J hereto.
“Annual Operating Budget” refers to the operating plan and budget detailed by month adopted by the Borrowers in accordance with this Agreement, setting forth projected Project Revenues, all other amounts received by the Project Company and the Land Company (including revenue of the Project Company and the Land Company), maintenance, repair and operation expenses (including reasonable allowance for contingencies and working capital), maintenance reserves and all other anticipated O&M Expenses for (with respect to the first Annual Operating Budget) the period from the Completion (or Term Conversion if Term Conversion occurs prior to Completion) to the conclusion of the calendar year in which the Completion or Term Conversion, as applicable, occurs and (with respect to each subsequent Annual Operating Budget) for each twelve (12) month period thereafter.
“Anti-Boycott Laws” [REDACTED].
“Anti-Corruption Laws” means all applicable laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act 2010 and (c) any other applicable anti-corruption or anti-bribery laws.
“Anti-Money Laundering Laws” means any applicable laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Patriot Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; any similar laws or regulations currently in force or hereafter enacted; and the anti-money laundering and counter-terrorism financing laws, rules, and regulations of the various jurisdictions in which the Borrower Entities or any of their subsidiaries conduct business, and any related or similar laws, rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory body or agency.
“Applicable Equator Principles” means those principles so entitled and described in “The Equator Principles - A financial industry benchmark for determining, assessing and
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managing environmental and social risk in projects” (July 2020) and available at: https://equator-principles.com/app/uploads/The-Equator-Principles_EP4_July2020.pdf, as adopted in such form by certain financial institutions and as applicable to borrowers with respect to projects of the applicable category of the Project.
“Applicable Legal Requirements” means, collectively, as to any Person, any law, treaty, rule or regulation, including any Governmental Rule, any requirement under a Permit, and any determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Applicable Margin” means:
(a)    as of any date of determination, with respect to Construction Loans, (i) 1.75% per annum for SOFR Loans; and (ii) 0.75% for Base Rate Loans;
(b)    as of any date of determination, with respect to Bridge Loans, (i) 2.25% per annum for SOFR Loans (provided that, from and after the Initial TCT Documentation Effective Date, such Applicable Margin shall be 1.75% per annum); and (ii) 1.25% per annum for Base Rate Loans (provided that, from and after the Initial TCT Documentation Effective Date, such Applicable Margin shall be 0.75% per annum);
(c)    as of any date of determination, with respect to Term Loans, (i) 2.125% per annum for SOFR Loans (provided that, from and after the third (3rd) anniversary of the Term Conversion Date, such Applicable Margin shall be 2.25% per annum); and (ii) 1.125% for Base Rate Loans (provided that, from and after the third (3rd) anniversary of the Term Conversion Date, such Applicable Margin shall be 1.25% per annum); and
(d)    with respect to LC Loans, for each Type of LC Loan, the “Applicable Margin” then in effect for Construction Loans (prior to Term Conversion) or Term Loans (from and after Term Conversion) of the same Type.
“Applicable Permit” means, at any time, any Permit, including those related to zoning, land use, environmental, wildlife or natural resources protection, cultural or archeological protection, wetlands, pollution, sanitation, safety, siting or building, importation of technology, equipment and materials, regulation by or under any local, state or federal Governmental Authority including but not limited to U.S. Environmental Protection Agency, Federal Aviation Administration, U.S. Fish and Wildlife Service, Kings County, Kings County Fire Department, California, Kings County Public Health Department, California, FERC, NERC, FPA, PUHCA, California Department of Fish and Wildlife, California Department of Transportation, CPUC, CAISO, CEC, California State Water Resources Control Board, Central Valley Regional Water Quality Control Board, San Joaquin Valley Air Pollution Control District, Westlands Water District, and U.S. Army Corps of Engineers that is material or necessary at any given time in light of the then-current stage of development, construction, ownership or operation of the Project to develop, construct, own, operate, repair, use or maintain the Project as contemplated by the Operative Documents, to sell electric energy, RECs, “green tags” or other like environmental credits or benefits or capacity or ancillary services therefrom exclusively at
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wholesale, and for the Borrower Entities to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.
“Appraiser” means Stout Risius Ross, LLC, or such other Appraiser as appointed pursuant to Section 11.1.
“As-Built Survey” means an ALTA/NSPS survey for the Project Site showing that all final as-built locations of the improvements comprising the Project are located within the boundaries thereof, otherwise substantially similar to the Survey delivered on Closing Date under Section 3.1(z), and in form and substance reasonably satisfactory to the Administrative Agent and the Title Insurer.
“Available Construction Funds” means, at any time, the sum of (a) the total amount of the Construction Loan Commitments that remain available at such time, plus (b) the total amount of the Bridge Loan Commitments that remain available at such time, giving effect to the Bridge Loan Sublimit at any time prior to the Initial TCT Documentation Effective Date, plus (c) any amounts on deposit at such time in the Collateral Accounts which, in each case, are available for payment of Project Costs.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.6(a)(ii)(D).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other Applicable Legal Requirements, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a
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receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other Applicable Legal Requirements and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed [REDACTED]; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated [REDACTED] or (iv) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (h) any other similar relief shall be granted against such Person under any federal, State or other Applicable Legal Requirements.
“Bankruptcy Law” means Title 11, United States Code, and any other State or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.
“Base Case Forecast” means, as of the Closing Date, the preliminary base case financial projections on a quarterly basis for the Project showing compliance with the Debt Sizing Parameters, prepared by the Borrowers in form and substance reasonably acceptable to the Administrative Agent and the Lenders, as such Base Case Forecast is updated pursuant to Section 3.3(m) as of the Term Conversion Date, Section 5.28(e) as of the Initial TCT Documentation Effective Date or as otherwise contemplated herein.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) the Prime Rate in effect on such day, and (c) Daily Simple SOFR in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, Base Rate shall in no event be less than Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR, respectively.
“Base Rate Loan” means any Construction Loan, Bridge Loan, LC Loan or Term Loan, as applicable, that bears interest at rates based upon the Base Rate.
“Basel III” means the capital regulations promulgated by relevant Governmental Authorities implementing the Basel III Global Regulatory Framework for more Resilient Bank and Banking Systems, including transition rules, and any amendments to such regulations adopted.
“Beginning of Construction Certificate” means the Project Company’s beginning of construction certificate, in the form of Exhibit G-3.
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“Benchmark” means, initially, Daily Simple SOFR; provided that, if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6(a)(ii). Any reference to “Benchmark” will include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, with respect to any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.6 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably
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necessary in connection with the administration of this Agreement and the other Financing Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark
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(or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and under any other Financing Document in accordance with Sections 2.6(a) and (b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and under any Financing Document in accordance with Section 2.6(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefited Lender” has the meaning assigned to such term in Section 2.5(b).
“BESS Augmentation Costs” means all costs incurred in accordance with Prudent Industry Practice and due and payable or becoming due and payable for the BESS Project in connection with the augmentation of the BESS (but excluding, for the avoidance of doubt, any
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Project Costs (including costs for civil works completed during the construction of the BESS Project)).
“BESS Augmentation Reserve Account” has the meaning assigned to such term in Section 7.5(a).
“BESS Augmentation Reserve Funding Schedule” means [REDACTED].
“BESS Minimum Augmentation Reserve Requirement” means, as of any applicable Scheduled Payment Date, an amount equal to (a) the aggregate of all amounts scheduled to have been deposited into the BESS Augmentation Reserve Account on or prior to such Scheduled Payment Date as set forth in the BESS Augmentation Reserve Funding Schedule, minus (b) the aggregate amount of all withdrawals from the BESS Augmentation Reserve Account applied towards BESS Augmentation Costs pursuant to Section 7.5 on or prior to such Scheduled Payment Date.
“BESS LTSA” means [REDACTED].
“BESS Project” means an approximately 150 MWAC / 600 MWh AC battery energy storage system located in Kings County, California and owned and developed by the Project Company.
“BESS Supplier” means [REDACTED].
“BESS Supply Agreement” means [REDACTED].
“Borrower Entity” means each of the Borrowers, HoldCo, the Parents and the Parent Pledgor.
“Borrower Entity Temporary Account” means [REDACTED].
“Borrowers” means the ProjectCo Borrower and the LandCo Borrower.
“Borrowers’ Knowledge” means the actual knowledge, after reasonable inquiry, of any Responsible Officer of a Borrower or any other Borrower Entity of a fact, condition or circumstance.
“Borrowers’ Term Conversion Certificate” has the meaning assigned to such term in Section 3.3(a).
“Borrowing” means the borrowing of one or more Construction Loans, Bridge Loans, LC Loans or Term Loans, as applicable, pursuant to this Agreement.
“Borrowing Date” means each date on which a Borrowing occurs.
“Bridge Loan” and “Bridge Loans” has the meaning assigned to such term in Section 1.1(b)(i).
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“Bridge Loan Availability Period” means the period commencing on the Closing Date and ending on the Bridge Loan Maturity Date (unless the Bridge Loan Commitments are fully utilized, cancelled or expire before the Bridge Loan Maturity Date pursuant to this Agreement).
“Bridge Loan Commitments” means, collectively, the commitments of each of the Lenders to make Bridge Loans to each Borrower under, and on the terms of, this Agreement, up to but not exceeding, for each Lender, the aggregate amount of such Lender’s Proportionate Share of the Total Bridge Loan Commitment.
“Bridge Loan Discharge Date” means the date on which the Bridge Loan Commitments shall have been terminated, and the principal of and interest on any Bridge Loans, all fees and all other expenses, amounts and Obligations payable under any Financing Document with respect to any Bridge Loans or Bridge Loan Commitments shall have been paid in full in cash (other than unasserted contingent payment obligations and any indemnification provisions that by their nature expressly survive the termination of this Agreement and the other Financing Documents).
“Bridge Loan Maturity Date” means the earliest of (a) [REDACTED] following the date of the final funding by the Tax Credit Buyer under the Tax Credit Transfer Documentation; [REDACTED] (b) the Date Certain, (c) the Term Conversion Date, (d) the TCT Documentation Sunset Date, unless the Initial TCT Documentation Effective Date has occurred by the TCT Documentation Sunset Date, (e) the outside date for funding under the Tax Credit Transfer Documentation and (f) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement.
“Bridge Loan Note” or “Bridge Loan Notes” has the meaning given in Section 1.1(f)(ii).
“Bridge Loan Reduction Amount” has the meaning assigned to such term in Section 5.28(e).
“Bridge Loan Repayment Plan” means [REDACTED].
“Bridge Loan Sublimit” means One Hundred Forty Three Million Five Hundred Forty Seven Thousand Six Hundred Fifty Nine and 73/100 Dollars ($143,547,659.73).
“Business Day” means (a) any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close and (b) with respect to any matters relating to SOFR Loans, a U.S. Government Securities Business Day.
“CAISO” means the California Independent System Operator.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests
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in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“CEC” means the California Energy Commission, or any successor agency thereof.
“Change of Control” means the occurrence of any of the following: [REDACTED].
“Change of Law” has the meaning assigned to such term in Section 2.6(b).
“Change in Tax Law” means the occurrence of (1) (a) any change in or amendment to the Code or any other applicable federal tax statute; (b) any change in, or issuance of, or promulgation of any temporary or final Treasury Regulations; (c) any decision of the U.S. Tax Court, the U.S. Court of Federal Claims, a U.S. District Court, a U.S. Court of Appeals or the U.S. Supreme Court that applies, advances or articulates a new or different interpretation of analysis of any provision of the Code, any other applicable federal tax statute or any temporary or final Treasury Regulation; or (d) any guidance, advice, statement, notice, announcement, proclamation, revenue ruling, revenue procedure, private letter ruling or other written guidance issued by the IRS, the U.S. Department of the Treasury or any other Governmental Authority that applies, advances or articulates a new or different interpretation or analysis of any provision of the Code, any other applicable federal tax statute or any temporary or final Treasury Regulation, in each case that (x) has been enacted, passed, promulgated or issued, as applicable, since the Closing Date and (y) materially and adversely affects the tax treatment or tax consequences to the Project or any Borrower Entity or (2) from and after the execution of any Tax Credit Transfer Documentation, any “CITL” or “Change in Tax Law” (or similar term) as defined in such Tax Credit Transfer Documentation.
“CIM” means CIM Group, LLC or any successor thereof.
“Claims” has the meaning assigned to such term in Section 5.15(a)(i).
“Class” means, when used in reference to any Loan, whether such Loan is a Construction Loan, Bridge Loan, Term Loan or LC Loan, and, when used in reference to any Commitment, whether such Commitment is a Construction Loan Commitment, Bridge Loan Commitment, Term Loan Commitment or LC Commitment.
“Class A Units” means the number of Class A [REDACTED].
“Class B Units” means the number of Class B [REDACTED].
“Closing Certificate” means the Borrowers’ closing certificate, in the form of Exhibit G-1.
“Closing Date” means the date when each of the conditions set forth in Section 3.1 has been satisfied (or, if not satisfied, as waived in accordance with the terms of this Agreement).
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“Closing Date Base Case Forecast” means the Base Case Forecast delivered under Section 3.1(x).
“[REDACTED]” means [REDACTED].
“CMS” means the SCADA system, and all other computer monitoring systems necessary for the Project to operate as designed, including all computer hardware, fiber optic cable instrumentation, and all related computer software.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor federal tax statute.
“Collateral” means, with respect to a Collateral Document, all property which is subject or is or is intended or required to become subject to the security interests or Liens granted by such Collateral Document.
“Collateral Accounts” means, collectively, the Disbursement Account, the Distribution Reserve Account, the Project Company Revenue Account, the Land Company Revenue Account, the BESS Augmentation Reserve Account, the Debt Service Reserve Account, the Loss Proceeds Account, the Additional Payment Account, the Project Company TCT Proceeds Account, the Final Completion Account, the [REDACTED] and the Liquidated Damages Account, each of which shall be a “securities account” within the meaning of Section 8-501 of the UCC in effect in the State of New York and each of which shall be established and maintained in accordance with Article 7 and the Account Control Agreement.
“Collateral Agency and Depositary Fee Letter” means that certain Schedule of Fees to Act as Depositary and Collateral Agent for Westlands Grape, LLC, dated as of April 22, 2026, by and among the ProjectCo Borrower, the Collateral Agent and the Depositary.
“Collateral Agent” has the meaning given to such term in the introductory paragraph of this Agreement.
“Collateral Documents” means, collectively, the documents set forth in Section 2.10(a) and all other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.
“Commercial Operation” has the meaning assigned to such term in the Power Purchase Agreement.
“Commercial Operation Date” has the meaning assigned to such term in the Power Purchase Agreement.
“Commitments” means, collectively, the Total Construction Loan Commitments, the Total Bridge Loan Commitments, the Total Term Loan Commitments, the Maximum PPA LC Commitment, and the Maximum DSR LC Commitment.
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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Completion” means (a) the Commercial Operation Date has occurred under the Power Purchase Agreement, (b) the Project has achieved the requirements of “Commercial Operation” under, and as defined in, the Interconnection Agreement, (c) the “Substantial Completion Date – Facility” as such term is defined in the EPC Contract, has occurred with respect to the Project under the EPC Contract, and (d) the Project is interconnected and synchronized to the grid, and capable of producing electric energy in commercial quantities from the Project to the Point of Interconnection (as defined in the Interconnection Agreement).
“Completion Reserve Requirement” means an amount equal [REDACTED].
“Completion Plan” has the meaning assigned to such term in Section 5.24(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consents” has the meaning assigned to such term in Section 2.10(a)(ix).
“Construction Loan” and “Construction Loans” have the meaning assigned to such terms in Section 1.1(a)(i).
“Construction Loan Availability Period” means the period commencing on the Closing Date and ending on the Construction Loan Maturity Date (unless the Construction Loan Commitments are fully utilized, cancelled or expire before the Construction Loan Maturity Date pursuant to this Agreement).
“Construction Loan Commitments” means, collectively, the commitments of each of the Lenders to make Construction Loans to the Borrowers under, and on the terms of, this Agreement, up to but not exceeding, for each Lender, the aggregate amount of such Lender’s Proportionate Share of the Total Construction Loan Commitment.
“Construction Loan Maturity Date” means the earliest of (a) the Term Conversion Date, (b) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement; and (c) the Date Certain.
“Construction Loan Notes” has the meaning assigned to such term in Section 1.1(f)(i).
“Construction Period” has the meaning assigned to such term in the definition of “Project Costs.”
“Construction Report” has the meaning assigned to such term in Section 5.5(a).
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“Consumer Price Index” means the Consumer Price Index, “All Urban Consumers; U.S. City Average,” as published by the U.S. Department of Labor, Bureau of Labor Statistics, or if such index shall cease to be published, such other index as shall be reasonably selected by Administrative Agent and the Borrowers.
“Continue”, “Continuation” and “Continued” means the continuation pursuant to Section 1.1(c)(iv), Section 2.1(b)(iv) and Section 2.1(i)(iv) of a SOFR Loan from one Interest Period to the next Interest Period.
“Control”, “Controlled”, and “Controlling” means the possession, directly or indirectly, of any of the following: (a) in the case of a corporation, more than fifty percent (50%) of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than fifty percent (50%) of the distributions (including liquidating distributions) therefrom; (c) in the case of a trust or estate, including a business trust, more than fifty percent (50%) of the beneficial interest therein; (d) in the case of any other entity, more than fifty percent (50%) of the economic or beneficial interest therein or (e) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management or policies of the entity.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.
“Convert”, “Conversion” and “Converted” means a conversion pursuant to Section 1.1(c)(iv), Section 2.1(b)(iv), Section 2.1(i)(iv) and Section 2.1(i)(v) of one Type of Construction Loan into another Type of Construction Loan, one Type of Bridge Loan into another Type of Bridge Loan, one Type of LC Loan into another Type of LC Loan, and one Type of Term Loan into another Type of Term Loan, respectively, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Construction Loan, Bridge Loan, LC Loan and Term Loan, as applicable, from one Lending Office to another.
“Coordinating Lead Arranger” means [REDACTED].
“Coordinating Lead Arranger Fee Letters” means those certain Fee Letters, dated on or prior to the Closing Date, each by and among the Borrowers and any Coordinating Lead Arranger.
“Cost Segregation Report” means the Cost Segregation Report, [REDACTED], prepared by the Appraiser.
“Covered Party” has the meaning assigned to such term in Section 2.12(b).
“CPUC” means the California Public Utilities Commission and any successor agency thereto.
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“Credit Extension” means (a) a Borrowing or (b) an LC Credit Extension.
“Credit Parties” means the [REDACTED] the Borrowers, HoldCo, the Parents and the Parent Pledgor.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Data Room” means [REDACTED].
“Date Certain” means the earliest of [REDACTED].
“Date Down Endorsement” has the meaning given to such term in Section 3.2(j).
“Debt Service” means, for any period and as of any date of determination, (a) all scheduled payments of principal payable by the Borrowers during such period under this Agreement, including all Scheduled Repayment Amounts of the unpaid principal amount of the Term Loans and LC Loans, (b) any scheduled interest and commitment fees accrued on the Loans and Commitments and payable during such period (other than any fees paid on the Closing Date), and (c) all other scheduled Obligations actually payable by the Borrowers under any Financing Documents (including any scheduled Letter of Credit fees, agency, depositary and administrative fees and any scheduled amounts payable by the Borrowers under the Interest Rate Agreements (excluding any termination payments), net of any amounts received by the Borrowers thereunder during the relevant period) during such period.
“Debt Service Coverage Ratio” or “DSCR” means, for any twelve (12)-month period ending on each Scheduled Payment Date (or in the case of the first Scheduled Payment Date for the period commencing on the Term Conversion Date and ending on such Scheduled Payment Date), the ratio of Operating Cash Flow Available for Debt Service for such period to Debt
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Service (other than any scheduled repayment of Loans on the applicable Term Loan Maturity Date) for such period.
“Debt Service Reserve Account” has the meaning assigned to such term in Section 7.6(a).
“Debt Sizing Parameters” means the debt sizing criteria for the Term Loans (including the Debt Service Coverage Ratios, the amortization profile and all other sizing assumptions and parameters) reflected in the Base Case Forecast delivered on or prior to the Closing Date.
“Debtor Relief Law” means any Bankruptcy Law, or any other applicable state, provincial territorial or federal bankruptcy laws and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief statute, law, ordinance, rule or regulation of the United States of America, any state thereof, or the District of Columbia, or other applicable jurisdictions from time to time in effect.
“Deed of Trust” means collectively, the Project Company Deed of Trust and the Land Company Deed of Trust.
“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.
“Default Rate” means, with respect to Loans and all other Obligations under the Financing Documents, the interest rate per annum equal to the rate otherwise applicable to such Loans or other Obligations (or if otherwise not stated, Base Rate) plus 2.00% per annum.
“Defaulting Lender” means any Lender or Issuing Bank that (a) has failed, within [REDACTED] of the date required to be funded, paid or issued, (i) to fund any portion of its Loan, (ii) to issue any Letter of Credit, or (iii) to pay to the Administrative Agent or any other Secured Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) or (ii) above, such Lender or Issuing Bank, as the case may be, notifies the Administrative Agent in writing that such failure is the result of such Lender’s or Issuing Bank’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s or Issuing Bank’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding the Loans or issuing the Letter of Credit, as applicable, cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within [REDACTED] after written request by the Borrowers or the Administrative Agent made in good faith to provide a certification in writing from an authorized officer of such Lender or Issuing Bank that it will comply with its obligations to fund a prospective Loan or issue a prospective Letter of Credit, as the case may be, provided that, such Lender or Issuing Bank shall cease to be a Defaulting
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Lender pursuant to this clause (c) upon receipt by the Borrowers or the Administrative Agent, as applicable, of such certification in form and substance satisfactory to it (and the Administrative Agent if the Administrative Agent shall not have been the requesting party), (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event; provided that, in relation to a Lender, Issuing Bank or their direct or indirect parent company and if such Lender, Issuing Bank or their direct or indirect parent company is Solvent, a Lender or Issuing Bank, as applicable, shall not be a Defaulting Lender solely by virtue of the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender, Issuing Bank or such parent company is subject to home jurisdiction, if Applicable Legal Requirements require that such appointment not be disclosed, in each case so long as such appointment does not result in or provide such Lender or Issuing Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Issuing Bank (or such official) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or Issuing Bank.
“Depositary” means Truist Bank or any other entity appointed pursuant to Section 7(e) of the Account Control Agreement to act as the depositary bank for the Collateral Agent under the Account Control Agreement.
“Development Management Agreement” means that certain Development Management Agreement [REDACTED] by and between the Project Company and the Manager.
“Disbursement Account” has the meaning assigned to such term in Section 7.2(a).
“Discharge Date” means the date on which the Commitments shall have been terminated, all Letters of Credit shall have been returned to each Issuing Bank for cancellation or otherwise terminated in accordance therewith, or cash collateralized pursuant to cash collateral arrangements satisfactory to the applicable Issuing Banks at [REDACTED] of the outstanding stated amounts of all Letters of Credit or pursuant to other arrangements satisfactory to the applicable Issuing Bank, and the principal of and interest on the Loans, all fees and all other expenses, amounts and Obligations payable under any Financing Document shall have been paid in full in cash and all Interest Rate Agreements shall have been terminated and all termination payments and unwinding costs thereunder payable by the Borrower Entities shall have been paid in full in cash.
“Disqualified Institution” means [REDACTED].
“Disclosure Letter” means the schedule of disclosures and information attached to a certificate duly executed by each Borrower on the Closing Date, in form and substance satisfactory to the Administrative Agent and the Lenders.
“Disqualified Person” means (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the
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foregoing; (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code and any tax-exempt controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code if such entity has not made the election provided for in Section 168(h)(6)(F)(ii) of the Code); (c) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity); (d) any mutual savings bank, cooperative bank or domestic building and loan association to which Code Section 593 applies; (e) any regulated investment company or real estate investment trust subject to taxation under subchapter M, chapter 1 of the Code; (f) any cooperative organization described in Code Section 1381(a); (g) any tax-exempt entity described in Code Section 168(h); (h) any Indian tribal government described in Section 7701(a)(40) of the Code; (i) a Person described in Section 50(b)(3) of the Code (unless such Person would be subject to tax under Section 511 of the Code on all income from the Borrowers) or Section 50(b)(4) of the Code and (j) any partnership or other pass-through entity (including a single-member disregarded entity), any direct or indirect partner (or other holder of an equity or profits interest) of which is a Disqualified Person (as set forth in clauses (a) through (i)); provided, however, that, any such Person described in clauses (a)-(i) shall not be considered a Disqualified Person to the extent that (i) the Person is described within clause (a), clause (b), or clause (h) of this definition and the exception under Section 168(h)(1)(D) of the Code applies with respect to the income from the Borrowers for that Person, or (ii) the Person is described within clause (c) of this definition, and the exception under Section 168(h)(2)(B)(i) of the Code applies with respect to the income from the Borrowers for that Person.
“Distribution Conditions” means:
(a)    the Term Conversion Date has occurred;
(b)    the Bridge Loans have been fully repaid;
(c)    the initial Scheduled Payment Date has occurred;
(d)    no Default or Event of Default has occurred and is continuing and such distribution will not result in a Default or Event of Default;
(e)    the funds on deposit in the Debt Service Reserve Account (together with, if any DSR Letter of Credit is outstanding and available to be drawn, the stated amount thereof) as of such date are in an amount necessary to ensure that the total amount then on deposit is equal to or greater than the Minimum Debt Service Reserve Requirement calculated in accordance with Section 7.6;
(f)    the funds on deposit in the BESS Augmentation Reserve Account as of such date are in an amount necessary to ensure that the total amount then on deposit is equal to or greater than the BESS Minimum Augmentation Reserve Requirement calculated in accordance with Section 7.5;
(g)    No LC Loans or Unreimbursed Obligations are outstanding;
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(h)    the Debt Service Coverage Ratio calculated in accordance with Section 5.7 as of the Scheduled Payment Date immediately preceding such Distribution Date (or in the case of the first Scheduled Payment Date, for the period commencing on the Term Conversion Date and ending on such Scheduled Payment Date) is not less than [REDACTED];
(i)    such distribution is made from funds deposited into, and disbursed from, the Project Company Revenue Account in accordance with Section 7.3(c)(ix) or the Distribution Reserve Account in accordance with Section 7.10(d); and
(j)    the Borrowers shall have delivered to Administrative Agent a certificate in the form of Exhibit F (each, a “Distribution Certificate”) certifying to the effect that each of the foregoing conditions shall have been satisfied.
“Distribution Date” means [REDACTED].
“Distribution Reserve Account” has the meaning assigned to such term in Section 7.10(a).
“Distribution Reserve Date” has the meaning assigned to such term in Section 7.10(b).
“Documentation Agent” means each of [REDACTED].
“Dodd-Frank Wall Street Reform and Consumer Protection Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203 (signed into law July 21, 2010)).
“Dollars” and “$” means the lawful currency of the United States of America.
“DSR LC Issuing Bank” means [REDACTED].
“DSR Letter of Credit” and “DSR Letters of Credit” has the meaning assigned to such terms in Section 2.1(h)(i)(B).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
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“Eligible Assignee” means [REDACTED].
“Eminent Domain Proceeds” means the proceeds of any compensation which any Borrower Entity receives as a result of an Event of Eminent Domain.
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, notices of potential liability, investigations, inquiries, proceedings, removal or remedial actions or orders, relating to or arising under any Environmental Law or any Permit issued under any such Environmental Law, including as a result of (a) any and all claims or actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any claims or actions by any third party challenging any Permit issued under any Environmental Law or seeking damages, penalties, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release or threatened Release of Hazardous Substances or arising from alleged injury or threat of injury to natural resources, cultural, archeological, biological, resources, wildlife, species, worker or public health, safety or the environment.
“Environmental Consultant” means Moore Twining Associates, Inc., or such other Environmental Consultant as appointed pursuant to Section 11.1.
“Environmental Law” means any and all applicable federal, state and local statutes, laws, regulations, ordinances, judgments, orders, codes, common law, or Governmental Rules concerning (a) pollution, protection of human health and safety (to the extent relating to exposure to Hazardous Substances), protection of safe and efficient air navigation, or protection of natural resources (including but not limited to surface and ground water), species, wetlands or the environment or (b) the generation, distribution, use, treatment, storage, disposal, arrangement for disposal, cleanup, transport, Release, or handling of Hazardous Substances.
“Environmental Report” means the Phase I Environmental Site Assessment for the Proposed Grape Solar Project, [REDACTED] prepared by the Environmental Consultant.
“EPC Contract” means that certain Engineering, Procurement, and Construction Agreement for the Westlands Grape Project [REDACTED] by and between the Project Company and the EPC Contractor.
“EPC Contractor” means [REDACTED].
“ERISA” means the Employee Retirement Income Security Act of 1974 as amended, and the rules and regulations promulgated thereunder.
“ERISA Group” means each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414(b), (c),
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or solely for purposes of Section 412 of the Code or Section 302 of ERISA, (m) or (o) of the Code.
“ERISA Plan” means any employee benefit plan (a) maintained by any Borrower Entity, or any member of their Controlled Group, or to which any of them contributes or is obligated to contribute or to which they have any liability, (b) covered by Title IV of ERISA or to which Section 412 of the Code applies and (c) that could reasonably be expected to result in material liability to any Borrower Entity.
“Erroneous Payment” has the meaning assigned to such term in Section 10.18(a).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 10.18(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” and “Events of Default” have the meanings assigned to such terms in Section 8.1.
“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of all or any portion of the property or assets of the Borrowers, HoldCo or the Parents by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of California, the United States or another Governmental Authority having jurisdiction.
“Event of Loss” means a single event or a related series of events causing any loss of, destruction of or damage to all or any portion of the property or assets of the Borrowers, HoldCo or the Parents.
“EWG” means an “exempt wholesale generator,” as such term is defined in Section 1262(6) of PUHCA and FERC’s implementing regulations at 18 C.F.R. § 366.1.
“Excess Hedge Amount” has the meaning assigned to such term in Section 2.9(b).
“Excluded Project Costs” means all development fees and related party expenses not incurred pursuant to an executed contract verified by the Independent Engineer to include fair and reasonable terms with respect to the applicable Borrower Entity that are at least as favorable to the applicable Borrower Entity as those obtained in arm’s length transactions; [REDACTED].
“Excluded Swap Obligation” means, with respect to any guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such guarantor of, or the grant by such Person of a security interest to secure, such Swap Obligation (or Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or
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order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation of a guarantor arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantor or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by either Borrower under Section 10.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.4(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executed Withdrawal Transfer Certificate” has the meaning assigned to such term in the Account Control Agreement.
“Existing Equity Contributions” means [REDACTED].
“Facilities Management Agreement” means that certain Facilities Management and Services Agreement, effective as of the “Commercial Operation Date” (as defined therein), by and between the Project Company and the Manager.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the
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Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and any successor thereto.
“Fee Letters” means, collectively, (a) the Administrative Agency Fee Letter, (b) the Collateral Agency and Depositary Fee Letter and (c) the Coordinating Lead Arranger Fee Letters.
“FERC” means the Federal Energy Regulatory Commission and its successors.
“Final Completion” has the meaning assigned to the term “Project Final Completion” under the EPC Contract.
“Final Completion Account” has the meaning set forth in Section 7.9(a).
“Financing Agreement” means this Financing Agreement, dated as of the date hereof, by and among the Borrowers, HoldCo, the Parents, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and any other Person party hereto.
“Financing Documents” means, collectively, this Agreement, the Notes, the Fee Letters, the Letters of Credit, the Collateral Documents, the Interest Rate Agreements entered into in connection with the Financing Agreement, the [REDACTED] and any other documents, agreements or instruments entered into in connection with any of the foregoing and designated by the Borrowers and the Administrative Agent as a “Financing Document”.
“Financing Parties” means the Lenders and the Issuing Banks.
“Fitch” means Fitch Investor’s Service, Inc., or its successors.
“Flood Hazard Property” means a building (i.e., a structure containing at least two walls and a roof) that constitutes all or a portion of the Project improvements on any portion of the Project Site that is located in a Flood Zone.
“Flood Zone” means an area as identified by the Federal Emergency Management Agency as an area having special flood or mud slide hazards.
“Floor” means a rate of interest equal to Zero percent (0%) per annum.
“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
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“Foreign Utility Company” means a foreign utility company as defined in Section 1262(6) of PUHCA, at 42 U.S.C. § 16451(6), and FERC’s implementing regulations thereunder at 18 C.F.R. Part 366.
“FPA” means the Federal Power Act, 16 U.S.C. §§ 791a, et seq., and FERC’s rules and regulations adopted thereunder.
“Forced Outage” has the meaning ascribed to such term in the Power Purchase Agreement.
“Fraudulent Conveyance” has the meaning set forth in Section 12.24(k).
“Funds Flow Memorandum” means the memorandum, dated as of the Closing Date, delivered by the Borrowers to the Administrative Agent with respect to the disbursement of funds on the Closing Date.
“GAAP” means generally accepted accounting principles in the United States of America consistently applied.
“Government Official” means (a) any full- or part-time officer or employee of any Governmental Authority, whether elected or appointed or any department, agency or instrumentality thereof, including state-owned and partially state-owned entities, or of a public organization, (b) any person acting in an official capacity or exercising a public function for or on behalf of any Governmental Authority, or (c) any political parties, political party officials, or candidates for political office.
“Governmental Authority” means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any taxing authority, land use permitting or zoning authority, FERC, NERC, CPUC, CAISO, CEC, the Federal Deposit Insurance Corporation and its successors, any applicable independent system operator, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law; provided that, for the purposes of Section 2.4(d), Section 2.6(b) and Section 2.6(c), including how “Change of Law” is defined and used in Section 2.6(b) and Section 2.6(c), “Governmental Authority” shall include the European Union and the European Central Bank.
“Governmental Rule” means any statute, law, regulation, treaty, tariff, ordinance, rule, judgment, order, decree, directive, code, injunction, guideline, policy (only to the extent that such directive, guideline or policy is mandatory in nature), or any similar form of binding decision or determination by, or any binding interpretation or administration of any of the foregoing, only to the extent that any of the foregoing has the force and effect of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any
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Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that, the term Guarantee shall not include endorsements, for collection or deposit in the ordinary course of business.
“Hazardous Substance” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant”, “flammable substance” or words of similar import under Environmental Law intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity” or “TCLP toxicity”; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas; (c) explosives; (d) any radioactive materials; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (“PCBs”); (h) radon; (i) per- and polyfluoroalkyl substances and (j) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority under Environmental Law or which gives rise to liability or standards of conduct under any Environmental Law.
“Hedge Coordinator” means [REDACTED].
“Hedge Counterparty” means any Lender, or an affiliate thereof (or any Person or an Affiliate of such Person which was a Lender at the time of the execution or assignment of an Interest Rate Agreement), in its capacity as a counterparty to an Interest Rate Agreement.
“Hedge Fix Fees” has the meaning assigned to such term in Section 2.9(b).
“Hedge Transactions” has the meaning assigned to such term in Section 2.9(a).
“HoldCo” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“HoldCo LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of HoldCo, [REDACTED].
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“HoldCo Guarantee, Pledge and Security Agreement” means that certain Guarantee, Pledge and Security Agreement, dated as of the Closing Date, by and between the Collateral Agent and HoldCo.
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
“Improvements” has the meaning given to such term in the applicable Deed of Trust.
“Indebtedness” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and (h) all indebtedness defined in clauses (a) through (g) above of others Guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of either Borrower under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning assigned to such term in Section 5.15(a).
“Independent Consultants” means, collectively, the Insurance Consultant, the Appraiser, the Environmental Consultant, the Market Consultant and the Independent Engineer or their successors appointed pursuant to Section 11.1.
“Independent Engineer” means Luminate, LLC, or such other Independent Engineer as appointed pursuant to Section 11.1.
“Independent Engineer Report” means the Independent Engineer’s Report, [REDACTED] prepared by the Independent Engineer.
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“Initial Tax Credit Transfer Agreement” has the meaning assigned to such term in Section 5.28(a).
“Initial Tax Credit Transfer Documentation” has the meaning assigned to such term in Section 5.28(a).
“Initial TCT Documentation Effective Date” has the meaning assigned to such term in Section 5.28(a).
“Insurance Consultant” means STANCE Renewable Risk Partners Inc., or such other Insurance Consultant as appointed pursuant to Section 11.1.
“Interconnection Agreement” means that certain Large Generator Interconnection Agreement (CAISO Queue Position 1242), [REDACTED], by and between the Project Company, PG&E and CAISO.Bess
“Interest Payment Date” means each date on which interest on Loans is due and payable under Section 1.1(c)(ii), Section 2.1(b)(ii) or Section 2.1(i)(ii).
“Interest Period” means, as to any Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Notice of Borrowing or notice of Conversion or Continuation pursuant to Section 1.1(c)(iv) or Section 2.1(b)(iv); provided that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the final maturity date for the corresponding loan and (iv) no tenor that has been removed from this definition pursuant to Section 2.6(a)(ii)(D) shall be available for specification in such Notice of Borrowing or notice of Conversion or Continuation. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
“Interest Rate Agreements” has the meaning assigned to such term in Section 2.9(a).
“Investment Grade” means, in respect of any Person, that such person has a credit rating of at least BBB by S&P or Fitch or Baa2 by Moody’s.
“IRS” means the United States Internal Revenue Service, or any successor agency.
“Issued LC Fee Rate” means the Applicable Margin with respect to LC Loans.
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“Issuing Banks” means, collectively, the DSR LC Issuing Banks and the PPA LC Issuing Banks.
“ITC Insurance Policy” means any non-cancellable ITC Tax Credit insurance policy delivered in connection with the Tax Credit Transfer Documentation.
“ITC Insurance Proceeds” means any proceeds of a claim on the ITC Insurance Policy received by, (i) the Sponsor, or (ii) the Collateral Agent and not substantially concurrently paid to the Tax Credit Buyer, as required by, and in accordance with, the Tax Credit Transfer Documentation.
“ITC Tax Credits” means the investment tax credit pursuant to Section 48 of the Code.
“ITC-Eligible Property” means property that is “energy property” within the meaning of Section 48(a)(3)(A)(i) and (ix) of the Code.
“Key Project Participants” means (a) the Parent Pledgor, (b) the Parents, (c) the Project Company, (d) the Land Company, (e) HoldCo, (f)  the Manager, (g) Sponsor, (h) the Power Purchaser, (i) the EPC Contractor, (j) the Transformer Supplier, (k) the Module Supplier, (l) O&M Contractor, (m) the BESS Supplier, (n) the Scheduling Coordinator, (o)  the Transmission Service Provider, (p) the Shared Facilities Manager, (q) any Replacement Obligor pursuant to Section 8.1(e), (r) the Tax Credit Buyer (on and following the TCT Documentation Effective Date) and (s) each counterparty to an Additional Project Document; provided, however, that, any Person shall cease to be a Key Project Participant when all material obligations of such Person under all Operative Documents to which it is a party have been fully performed and/or paid in full and in cash.
“LandCo Borrower” has the meaning given to such term in the introductory paragraph of this Agreement.
“Land Company” has the meaning given to such term in the introductory paragraph of this Agreement.
“Land Company Deed of Trust” means that certain Construction Deed of Trust with Power of Sale, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, to be executed by the Land Company in favor of the Title Company, as trustee, for the benefit of the Collateral Agent for the benefit of the Secured Parties.
“Land Company LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement [REDACTED].
“Land Company Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, by and between the Collateral Agent and the Land Company.
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“Land Company Revenue Account” has the meaning assigned to such term in Section 7.4(a).
[REDACTED] means [REDACTED].
“LC Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank, if any, to issue a Letter of Credit in an amount not to exceed the Maximum LC Commitment with respect to the Letter of Credit issued or to be issued by such Issuing Bank.
“LC Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof, the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof.
“LC Loan” has the meaning assigned to such term in Section 2.1(h)(iii)(B).
“LC Loan Maturity Date” means (a) with respect to LC Loans made prior to the Term Conversion Date, the earliest of (i) the Construction Loan Maturity Date, (ii) the Term Conversion Date and (iii) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement and (b) with respect to LC Loans made on or after the Term Conversion Date, the earlier of (i) the Term Loan Maturity Date and (ii) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement.
“LC Loan Note” has the meaning assigned to such term in Section 2.1(j).
“Lease” means [REDACTED].
“Legal Requirements” means, collectively, as to any Person, the articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, including any Governmental Rule, any requirement under a Permit, and any determination of any Governmental Authority (including, for the avoidance of doubt, any judgment), in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Lenders” means the banks or other financial institutions listed as such on Exhibit I, including the Issuing Banks, or as otherwise from time to time party to this Agreement and their successors and assigns.
“Lending Office” means, for each Lender and for each Type of Construction Loan, Bridge Loan, LC Loan or Term Loan, as applicable, the “Lending Office” of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in Exhibit I or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Construction Loans,
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Bridge Loans, LC Loans or Term Loans, as applicable, of such Type are to be made and maintained.
“Letter of Credit Exposure” means with respect to any Issuing Bank at any time, its Proportionate Share at such time of the sum of (a) the aggregate undrawn amount of any Letter of Credit at such time plus (b) the aggregate amount of all Unreimbursed Obligations in respect of any Letter of Credit at such time.
“Letters of Credit” means the PPA Letters of Credit and the DSR Letters of Credit.
“Lien” on any asset means any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest, hypothecation, assignment, deposit arrangement, restrictive covenant by any Borrower Entity or the Project Company, easement or encumbrance of any kind in respect of such asset or priority or other security agreement, whether or not filed, recorded or otherwise perfected or effective under Applicable Legal Requirements, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Liquidated Damages” means liquidated damages and warranty payments paid to or for the account of any Borrower Entity, under the Material Project Documents (including under the EPC Contract and the Major Equipment Supply Agreements).
“Liquidated Damages Account” has the meaning assigned to such term in Section 7.7.
“Liquidation Costs” has the meaning assigned to such term in Section 2.7.
“LLC Agreements” means, collectively (a) the Project Company LLC Agreement, (b) the Land Company LLC Agreement, (c) the HoldCo LLC Agreement, (d) the Parent I LLC Agreement, (e) the Parent II LLC Agreement and (f) the Parent Pledgor LLC Agreement.
“Loan” means, individually or collectively, depending on the context, any of the Construction Loans, Bridge Loans, LC Loans or Term Loans.
“Loss Proceeds” means, collectively, net available insurance proceeds, other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss.
“Loss Proceeds Account” has the meaning assigned to such term in Section 7.8.
“Major Equipment Supply Agreements” means, collectively, (a) the Module Supply Agreement, (b) the BESS Supply Agreement and (c) the Transformer Supply Agreement.
“Major Milestones” means (a) delivery of all Products under (and as defined in) the Module Supply Agreement, (b) Mechanical Completion (as defined in the EPC Contract), and (c) Substantial Completion – Facility (as defined in the EPC Contract).
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“Majority Lenders” means, at any time, Lenders having outstanding (without duplication) Loans, Letter of Credit Exposure and unused Commitments which in the aggregate is at least equal to 51% of the sum of the total outstanding (without duplication) Loans, Letter of Credit Exposure and unused Commitments at such time; provided that, at any time that there is more than one Lender, Majority Lenders means at least two Lenders. In determining Majority Lenders at any time, the Loans, Letter of Credit Exposure and Commitments of any Defaulting Lender solely due to such Lender’s failure to make a Loan shall be disregarded at such time.
“Manager” means [REDACTED].
“Market Consultant” means Aurora Energy Research LLC, or such other Market Consultant as appointed pursuant to Section 11.1.
“Market Consultant Report” means that certain Aurora Central Grape PV and BESS Financing Commercial Due Diligence Report, [REDACTED], prepared by the Market Consultant.
“Master Purchase Agreement” means that certain Master Power Purchase and Sales Agreement, [REDACTED], by and between the Project Company and the Power Purchaser.
“Material Adverse Effect” means (a) with respect to any Borrower, any other Borrower Entity, the Project, the Parent Pledgor [REDACTED], any event, condition or occurrence that has a material adverse effect on (i) the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower Entities or the Project, taken as a whole, the Parent Pledgor [REDACTED] or (ii) the ability of any Borrower Entity, the Project, the Parent Pledgor or the Sponsor to perform its obligations under any Operative Document to which it is a party; provided that, if this Agreement does not specify the Person to whom the Material Adverse Effect shall apply, it shall be deemed to apply to the Borrower Entities and the Project, taken as a whole, the Parent Pledgor [REDACTED] or (b) with respect to the Financing Documents, any material adverse effect on the exercise of the material rights or remedies of the Secured Parties, the validity, perfection or priority of the Secured Parties’ Liens on the Collateral (subject only to Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the Lien of the Collateral Agent), or the continued effectiveness and enforceability of the Financing Documents.
[REDACTED] means [REDACTED].
“Material Project Documents” means, collectively, the (a) Power Purchase Agreement, (b) Interconnection Agreement, (c) EPC Contract, (d) Module Supply Agreement, (e)  BESS Supply Agreement, (f) BESS LTSA, (g) O&M Agreement, (h) Scheduling Coordinator Services Agreement, (i) Transformer Supply Agreement, (j) Transmission Service Agreement, (k) Shared Facilities Agreement, (l) Facilities Management Agreement, (m) Development Management Agreement, (n) Master Purchase Agreement, (o) LLC Agreements, (p) Tax Credit Transfer Documentation, [REDACTED], (r) any agreements set forth on Schedule B and (s) any Additional Project Documents entered into by the Project Company, the Land Company, HoldCo, the Parents or the Sponsor (in the case of the Sponsor, with respect to the Project);
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provided, however, that, any Material Project Document shall cease to be a Material Project Document when all material obligations thereunder have been performed and/or paid in full.
“Maximum DSR LC Commitment” means Nineteen Million Six Hundred Fifty One Thousand Five Hundred Twenty Seven and 93/100 Dollars ($19,651,527.93).
“Maximum LC Commitment” means the sum of the Maximum DSR LC Commitment plus the Maximum PPA LC Commitment.
“Maximum PPA LC Commitment” has the meaning assigned to such term in Section 2.1(h)(i)(A).
“MBR Authority” means an order issued by FERC (a) granting, pursuant to Section 205 of the FPA and FERC’s regulations thereunder, authorization to make wholesale sales of electric energy, capacity and specified ancillary services at negotiated, market based rates, (b) accepting a tariff for filing providing for such sales and (c) granting the regulatory waivers and exemptions, and the blanket authorizations customarily granted to entities with MBR Authority, including blanket authorization for the issuance of securities and assumptions of liabilities under Section 204 of the FPA and FERC’s implementing regulations at 18 C.F.R. Part 34.
“Mechanical Completion” means the date on which Mechanical Completion (as defined in the EPC Contract) has occurred.
“Minimum Debt Service Reserve Requirement” means, as of a given date, the maximum amount of Debt Service due and payable over [REDACTED].
“Module Supplier” means [REDACTED].
“Module Supply Agreement” means that certain Module Supply Agreement, dated as of [REDACTED] and between the Project Company and the Module Supplier, [REDACTED].
“Modules” means, collectively, the photovoltaic solar modules and components manufactured by Module Supplier and to be used for the Project pursuant to the Module Supply Agreement.
“Monthly Transfer Date” means the last Business Day of each calendar month.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgaged Property” means the real property interests as to which the Collateral Agent for the benefit of the Lenders shall be granted a Lien pursuant to each Deed of Trust and any other real property, or interest in real property, of the Project Company and the Land Company that becomes subject to the Liens of the applicable Deed of Trust (which shall be deemed Mortgaged Property when it so becomes subject thereto).
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“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has any liability.
“NERC” means North American Electric Reliability Corporation, any regional entity exercising delegated authority therefrom, or any successor certified by FERC as the electric reliability organization for the United States.
“Non-Company Parties” has the meaning assigned to such term in Article 9.
“Non-Consenting Lender” means any Lender that has failed to consent to a proposed amendment, waiver, discharge or termination which requires the consent of all of the Lenders affected, and with respect to which the Majority Lenders shall have granted their consent.
“Non-Recourse Parties” has the meaning assigned to such term in Article 9.
“Notes” means, collectively, the Construction Loan Notes, the Bridge Loan Notes, the LC Loan Notes and the Term Loan Notes.
“Notice of Borrowing” means a Notice of Construction Loan Borrowing, Notice of Bridge Loan Borrowing or Notice of Term Loan Borrowing.
“Notice of Construction Loan Borrowing” has the meaning assigned to such term in Section 1.1(a)(ii).
“Notice of LC Activity” means a written request by the Borrowers to the applicable Issuing Bank requesting the issuance or amendment of a Letter of Credit, substantially in the form of Exhibit D-2.
“Notice of Bridge Loan Borrowing” has the meaning assigned to such term in Section 1.1(b)(ii).
“Notice of Term Loan Borrowing” has the meaning assigned to such term in Section 2.1(a)(ii).
“O&M Agreement” means that certain Operations and Maintenance Agreement, [REDACTED] by and between the Project Company and the O&M Contractor.
“O&M Contractor” means [REDACTED].
“O&M Expenses” means, for any period, the sum, computed without duplication, of the following (in each case paid by or on behalf of the Borrowers, HoldCo or the Parents and not reimbursed by any other Person, and whether or not budgeted): (a) expenses of managing, administering and operating the Project and of maintaining it in good repair and operating condition payable during such period, including payments under the Material Project Documents plus (b) direct operating and maintenance costs of the Project payable during such period plus (c) insurance costs payable during such period plus (d) applicable sales taxes, excise taxes and Other
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Taxes (if any) payable by the Borrowers, HoldCo or the Parents, as applicable, during such period plus (e) franchise taxes payable by the Borrowers, HoldCo or the Parents, as applicable, during such period plus (f) property, documentary transfer and other taxes (or payments in lieu thereof) payable by the Borrowers, HoldCo or the Parents, as applicable, during such period plus (g) costs and fees attendant to the obtaining, maintaining in effect, transferring, amending, or otherwise incurred in connection with the requirements of, the Governmental Rules (including the Applicable Permits) payable during such period plus (h) federal, state and local income taxes, if any, payable by the Borrowers, HoldCo or the Parents, as applicable, during such period plus (i) reasonable legal, accounting and other professional fees attendant to any of the foregoing items payable during such period plus (k) reasonable general and administrative expenses for such period; provided, [REDACTED]
“Obligations” means, collectively, (a) all Indebtedness, loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of this Agreement and other Financing Documents), letter of credit reimbursement obligations and all other obligations, howsoever arising (including guarantee obligations, the Swap Obligations and the Erroneous Payment Subrogation Rights), whether arising or incurred before or after any Bankruptcy Event of, or owed by, any Credit Party to the Administrative Agent, the Collateral Agent, the Lenders or any other Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement, any Interest Rate Agreement, the Collateral Documents or any of the other Financing Documents or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, liabilities and obligations, including all principal, interest, fees (including commitment fees), charges, expenses, Liquidation Costs, indemnities, Unreimbursed Obligations, attorneys’ fees and accountants fees chargeable to or payable by a Credit Party, (b) any and all sums advanced by the Administrative Agent or the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, including pursuant to the [REDACTED], upon the execution thereof, and the Project Company Local Account Control Agreement, and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent or the Collateral Agent of their rights under the Collateral Documents, together with any necessary attorneys’ fees and court costs; provided that, Obligations shall not include any Excluded Swap Obligations.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“Operating Cash Flow Available for Debt Service” means, for any period, (a) Project Revenues that are received by the Project Company (without duplication) during such period less (b) O&M Expenses due and payable by or on behalf of the Borrowers, if any.
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“Operative Documents” means, collectively, the Financing Documents and the Material Project Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.11).
“Parents” means, collectively, Parent I and Parent II.
“Parent I” has the meaning given to such term in the introductory paragraph of this Agreement.
“Parent I LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement [REDACTED].
“Parent I Guarantee, Pledge and Security Agreement” means that certain Guarantee, Pledge and Security Agreement, dated as of the Closing Date, by and between the Collateral Agent and Parent I.
“Parent II” has the meaning given to such term in the introductory paragraph of this Agreement.
“Parent II LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement [REDACTED].
“Parent II Guarantee, Pledge and Security Agreement” means that certain Guarantee, Pledge and Security Agreement, dated as of the Closing Date, by and between the Collateral Agent and Parent II.
“Parent Pledgor” means Westlands Project Holdings, LLC, a Delaware limited liability company.
“Parent Pledgor LLC Agreement” means that certain Limited Liability Company Agreement of the Parent Pledgor, [REDACTED].
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“Parent Pledgor Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, by and between the Parent Pledgor and the Collateral Agent.
“Participant” has the meaning assigned to such term in Section 10.12.
“Participant Register” has the meaning assigned to such term in Section 10.12.
“Parts” means any material part, appliance, instrument, appurtenance, accessory or other personal property of any nature necessary or useful to the operation, maintenance, service or repair of the Project, including all Parts provided pursuant to the EPC Contract and the Major Equipment Supply Agreements.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107 56.
“Payment Recipient” has the meaning assigned to it in Section 10.18(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.
“Pension Plan” means any single employer “employee pension benefit plan” within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code, which is maintained, contributed to or sponsored in whole or in part by any member of the ERISA Group, or with respect to which any of the foregoing have any liability (whether actual or contingent).
“Permit” means any approval, consent, waiver, exemption, variance, franchise, order, judgment, decree, permit, authorization, determination, registration, qualification, certification or license with or from a Governmental Authority.
“Permitted Debt” means (a) the Loans and the other Obligations; (b) trade or other similar Indebtedness incurred in the ordinary course of business in accordance with the applicable Schedule and Budget (prior to Term Conversion) or the applicable Annual Operating Budget (on and after Term Conversion); (c) [REDACTED] of Indebtedness incurred in the ordinary course of business; and (d) obligations, to the extent constituting Indebtedness, of any Borrower Entity under the Material Project Documents or Applicable Permits, but excluding debt for borrowed money.
“Permitted Encumbrances” means the matters listed on, or referenced in, Schedule B of the Title Policy.
[REDACTED] means [REDACTED].
“Permitted Intercompany Investments” has the meaning assigned to such term in Section 6.7.
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“Permitted Investments” means investments in and agreements reflecting such investments or executed to effectuate the same:
(a)    obligations issued or guaranteed by the United States of America maturing or being due or payable in full not more than one (1) year after acquisition thereof;
(b)    demand deposits, time deposits, certificates of deposit, bankers’ acceptances and other “money market instruments” issued by any Lender or a bank having capital and surplus in an aggregate amount of not less than [REDACTED] and in each case, maturing or being due or payable in full not more than one (1) year after acquisition thereof;
(c)    open market commercial paper having at least the following ratings on the date of acquisition: [REDACTED], and in each case, maturing or being due or payable in full not more than two hundred and seventy (270) days after acquisition thereof;
(d)    collateralized repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than [REDACTED] relating to United States of America government obligations maturing or being due or payable in full not more than ninety (90) days after acquisition thereof; or
(e)    any registered money market fund that meets the Securities and Exchange Commission guideline 2a7 and is rated in any of the two highest long term rating categories by Moody’s or S&P.
“Permitted Liens” means, collectively, with respect to the Collateral, (a) the Liens granted in favor of the Secured Parties under the Collateral Documents, (b) the rights and interests of the Secured Parties as provided in the Financing Documents, as applicable, (c) Liens imposed by any Governmental Authority for any Taxes applicable to a Borrower Entity either secured by a bond or other reasonably acceptable security or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of the Project or the Project Site, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project or the Project Site, or (ii) such bond or other reasonably acceptable security (as reasonably acceptable to the Majority Lenders) has been posted or provided in such manner and amount as to reasonably assure that any Taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (d) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business or, in connection with the construction of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any part of the Project or the Project Site, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project or the Project Site, or (ii) a bond or other reasonably acceptable security in each case in compliance with Applicable Legal Requirements (as reasonably
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acceptable to the Majority Lenders) has been posted or provided in such manner and amount as to reasonably assure the release of such Liens and that any amounts determined to be due will be promptly paid in full when such contest is determined; (e) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Governmental Rules and that do not in the aggregate materially impair the use of the property or assets of any Borrower Entity or the value of the Project; (f) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves have been made in accordance with GAAP or bonds or other reasonably acceptable security (as reasonably acceptable to the Majority Lenders) have been provided or are fully covered by insurance; (g) with respect to the Project Company or Land Company, easements, rights-of-way, restrictions and other similar encumbrances, which do not secure any debt for borrowed money, materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation of the Project as contemplated by the Operative Documents; (h) Liens, surety bonds, deposits or pledges to secure mandatory statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the any Borrower’s business; (i) Permitted Encumbrances; (j) Liens on assets, other than any real property assets, of any Borrower Entity related to the Project, which assets have a fair market value of less than [REDACTED]; (k) involuntary Liens (including a lien of an attachment, judgment or execution) securing a charge or obligation, on any of the property of a Borrower Entity, either real or personal, related to the Project, whether now or hereafter owned in the aggregate sum of [REDACTED], (l) any zoning, building and land use or similar law, ordinance, order, decree, restriction, condition or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property, including easements and rights of way appertaining thereto which do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the construction or operation of the Project as contemplated by the Operative Documents; (m) Liens in favor of a banking institution under the Account Control Agreement arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry; and (n) Liens consented to in writing by the Collateral Agent (acting at the direction of the Majority Lenders).
[REDACTED] means [REDACTED].
“Permitted Tax Distribution” means, a distribution by any Borrower Entity to any of its direct or indirect equity holders for any taxable period in which such Borrower Entity is treated as a disregarded entity for U.S. federal and/or applicable state or local income tax purposes, in the aggregate amount not to exceed the product of (a) the net taxable income (as determined for U.S. federal income tax purposes) of such Borrower Entity (computed as if such Borrower Entity were a partnership), taking into account any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, and the deductibility of state and local income taxes, and (b) the then current combined maximum marginal tax rate (taking into account the character of income) applicable to an individual or corporation (whichever is higher) residing in New York, New York for such taxable period; provided, that in no event shall the aggregate Permitted Tax Distributions for any taxable period
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exceed the actual tax liability of the direct or indirect owners attributable to the applicable Borrower Entity for such taxable period.
“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.
“PG&E” means Pacific Gas and Electric Company, a California corporation.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is maintained by a Borrower, any of the Credit Parties or any of their respective Subsidiaries in whole or in part for current or former employees (or any beneficiary thereof) of a Borrower, any of the Borrower Entities or any of their respective Subsidiaries, as the case may be.
“Plans and Specifications” means, collectively, the plans and specifications for the construction and design of the Project, including any document describing the scope of work performed by any contractor under the EPC Contract, the Major Equipment Supply Agreements, the Interconnection Agreement and any feeder lines and interconnections, all work drawings, engineering and construction schedules, Project schedules, Project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and Project procedures documents, Project design criteria, and any other document referred to in the relevant Material Project Documents or any of the documents referred to in this definition, as the same may be amended to the extent permitted by this Agreement.
“Post-Closing Consents” has the meaning assigned to such term in Section 2.10(a)(ix).
“Power” means electric capacity as measured in MWs, energy as measured in MWh, and/or any other electric related products or services available for sale from the Project.
“Power Purchase Agreement” means that certain Renewable Solar + Storage Power Purchase Agreement, [REDACTED], by and between the Project Company and the Power Purchaser.
“Power Purchaser” means [REDACTED].
“PPA LC Issuing Banks” means [REDACTED].
“PPA Letter of Credit” and “PPA Letters of Credit” has the meaning assigned to such terms in Section 2.1(h)(i)(A).
“Prime Rate” means the floating rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as such bank’s prime rate in effect at its principal office in New York, New York from time to time. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best
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rate actually charged to any customer; provided that if Prime Rate as so determined shall ever be less than the Floor, then Prime Rate shall be deemed to be the Floor. The Administrative Agent or any Issuing Bank or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Pre-COD Revenues” means Project Revenues that are received by the Project Company prior to the Term Conversion Date.
“Prepayment Notice” has the meaning assigned to such term in Section 2.1(g)(ii).
“Prevailing Wage Guidance” means proposed Treasury Regulations Sections 1.45-7, 1.45-8 and 1.45-12, IRS Notice 2022-61, and any future guidance, regulations, instructions, or terms or conditions published or issued by the United States Treasury Department or the IRS in respect of or under Section 45 or Section 48(a) of the Code as it relates to the prevailing wage and apprenticeship requirements therein.
“Project” means, collectively, the PV Project and the BESS Project, each to be developed by the Project Company in Kings County, California, and related structures, facilities, and Parts (including, without limitation, Modules, transformers, inverters and CMS system), and interconnection facilities and electrical interconnections situated in Kings County, California and, including all structures or improvements erected on the applicable portion of the Project Site, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, all other real and tangible and intangible personal property leased or owned by the Project Company and placed upon or used in connection with the generation of electric energy upon the applicable portion of the Project Site, including any right to transmit electricity through the transmission lines related thereto, the Mortgaged Property, the Permits required in connection with (or otherwise related to) the Project, and to the extent not included in the foregoing, all Collateral.
“Project Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Project Company Deed of Trust” means that certain Construction Deed of Trust with Power of Sale, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, to be executed by the Project Company in favor of the Title Company, as trustee, for the benefit of the Collateral Agent for the benefit of the Secured Parties.
“Project Company LLC Agreement” means that certain Limited Liability Company Agreement of the Project Company [REDACTED]
“Project Company Local Account” means the deposit account established by the Project Company with the Depositary entitled “Westlands Grape, LLC – Project Company Local
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Account” (account number [REDACTED]), which account shall be subject to the Lien granted to the Secured Parties and covered by the Project Company Local Account Control Agreement.
“Project Company Local Account Cap Amount” has the meaning assigned to such term in Section 6.22(a).
“Project Company Local Account Control Agreement” means that certain Deposit Account Control Agreement (Non-Blocked), dated as of the Closing Date, by and between the Project Company, the Depositary and the Collateral Agent to establish “control” within the meaning of the UCC over the Project Company Local Account.
“Project Company Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, by and between the Collateral Agent and the Project Company.
“Project Company Revenue Account” has the meaning assigned to such term in Section 7.3(a).
“Project Company TCT Proceeds Account” has the meaning assigned to such term in Section 7.13(a).
“Project Costs” means, collectively, without duplication, (a) the cost of owning, developing (including site and project acquisition and lease, easement, right of way and other real estate interest costs), designing, engineering, equipping, procuring, constructing, starting up, commissioning and testing the Project, including the cost and fees of all labor, services, materials, supplies, equipment, tools, transportation, supervision, storage, training, demolition site preparation, civil works, and remediation in connection therewith during the period prior to the Construction Loan Maturity Date (the “Construction Period”), (b) the cost to the Project Company of constructing the interconnection facilities necessary for the Project and interconnecting and synchronizing the Project during the Construction Period, (c) the cost of acquiring any lease, easement, right of way and any other necessary interest in the Project Site during the Construction Period, (d) real and personal property taxes, documentary transfer taxes, ad valorem taxes, sales, use and excise taxes and insurance (including title insurance) premiums payable with respect to the Project during the Construction Period, (e) interest payable on any Loans and financing-related fees and costs (including any and all fees, interest and other amounts payable by the Borrowers under this Agreement and Interest Rate Agreements) during the Construction Period, (f) costs and fees attendant to the obtaining, maintaining in effect, transferring, amending, or otherwise incurred in connection with the requirements of, the Permits (including the Applicable Permits) during the Construction Period, (g) all development fees and similar costs payable by the Borrowers in respect of the Project under the Development Management Agreement as set forth in the Schedule and Budget, to the extent reviewed by, and reasonably acceptable to, the Independent Engineer (in consultation with the Lenders), (h) all documented general and administrative costs of any Borrower Entity attributable to the Project during the Construction Period, (i) the cost of establishing a spare parts inventory for the Project (if any) during the Construction Period, (j) without duplication, costs, fees and expenses of any
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Borrower Entity contemplated by each Material Project Document and payable during the Construction Period, and (k) other fees and expenses relating to the development, construction and closing of financing of the Project, including the financial, legal and consulting fees, costs and expenses of the Independent Consultants, together with a contingency allowance; provided, [REDACTED]
“Project Revenues” means, collectively, without duplication, all income and receipts received by the Borrowers, HoldCo or the Parents, including, without limitation, Loss Proceeds of any business interruption, delayed start-up or other similar insurance maintained by or on behalf of the Borrowers, all interest or investment income earned with respect to such period on Permitted Investments or funds held in the Collateral Accounts, other income derived from the sale or use of Power and RECs generated by the Project and received by the Borrower, payments paid to the Project Company (or refunds received by the Project Company) under any Material Project Document (including any proceeds from renewable resource credit sales, delay liquidated damages and warranty payments paid to the Project Company under any Material Project Document (excluding any liquidated damages and warranty payments required to be applied as a mandatory prepayment of the Loans pursuant to Section 5.24(e) and any reimbursement of costs provided for under the Interconnection Agreement), and all other operating income, however earned or received during such period); provided, however, that, Project Revenues shall not include (i) any funds contributed to the Borrowers, HoldCo or the Parents by Sponsor or an Affiliate thereof, (ii) the proceeds of the Loans, (iii) Tax Credit Transfer Proceeds, (iv) any proceeds of insurance, including, for the avoidance of doubt, ITC Insurance Proceeds (other than proceeds of business interruption, delayed start-up insurance or similar insurance), [REDACTED] and (vi) payments received by the Borrowers under the Interest Rate Agreements.
“Project Site” means the real property rights and interests included in the Project, as described in Schedule A to the Title Policy and depicted on the Survey.
“ProjectCo Borrower” has the meaning given to such term in the introductory paragraph of this Agreement.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proportionate Share” means the percentages set forth opposite each Lender’s name on Exhibit K, as such Exhibit K may be amended from time to time, as such percentages may be modified from time to time as a result of transfers of Commitments or Loans by a Lender in accordance with this Agreement.
“Proposed Change in Tax Law” means the occurrence of (1) (a) any proposed Treasury Regulation, (b) any proposed change in or amendment to the Code or another federal tax statute under legislation that is (i) enacted or passed by either house in Congress, (ii) included in a bill reported out of the House Ways and Means Committee or Senate Finance Committee, or (iii) included in currently proposed federal legislation from the Executive Branch, the Majority Leader of the United States Senate, or the Speaker of the United States House of Representatives
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[REDACTED] that, in the case of each of the preceding clauses (a) – (b), (A) if it became law or was issued as a final or temporary Treasury Regulation, would be a Change in Tax Law and (B) has a reasonable likelihood of becoming law or being issued as a final or temporary Treasury Regulation, as applicable (taking into account for this purpose any direct, written opposition or support issued, published, announced or otherwise publicly disseminated by the other house of Congress or the Executive Branch) or (2) from and after the execution of any Tax Credit Transfer Documentation, any “PCITL” or “Proposed Change in Tax Law” (or similar term) as defined in such Tax Credit Transfer Documentation.
“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, of which there may be more than one, and as the same may be changed from time to time, as are generally used in the start-up, commissioning, operation, maintenance, repair, improvement and use of solar generated electric power generation and battery storage facilities located in the CAISO region and that are similar to the Project, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the operation and maintenance of solar generation and battery storage facilities located in the CAISO region and that are similar to the Project, with commensurate standards of safety, performance, dependability, efficiency and economy. “Prudent Industry Practices” are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather is intended to include a spectrum of practices, methods or acts generally accepted in the CAISO region.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451 et seq., and all FERC’s implementing regulations promulgated thereunder at 18 C.F.R. Part 366.
“Punch List Holdback” has the meaning assigned to such term in the EPC Contract.
“PURPA” means the Public Utility Regulatory Policies Act of 1978, 16 U.S.C. §§ 2601, et seq., and the implementing regulations of FERC at 18 C.F.R Part 292.
“PV Project” means an approximately 246.4 MWAC photovoltaic solar generating facility, located in Kings County, California and owned by the Project Company.
“PWA Compliance Report” means a report from the PWA Consultant addressing the Project’s compliance with the prevailing wage and apprenticeship requirements set forth in Sections 48(a)(10)-(11) of the Code that either (a) concludes that the Project has satisfied the prevailing wage and apprenticeship requirements set forth in Sections 48(a)(10)-(11) of the Code through the date specified in the report or (b) concludes that it has satisfied the prevailing wage and apprenticeship requirements set forth in Sections 48(a)(10)-(11) of the Code through the date specified in the report except for one or more specified violations and, in the case of each such violation, identifies and explains in reasonable detail each such violation and a remediation plan
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for correcting each such violation, which remediation plan is reasonably satisfactory to the Lenders.
“PWA Consultant” means [REDACTED].
“QFC Credit Support” has the meaning assigned to such term in Section 2.12(a).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding Ten Million Dollars ($10,000,000) at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Small Power Production Facility” means a qualifying small power production facility under Section 210 of PURPA, and FERC’s implementing regulations thereof at 18 C.F.R Part 292, Subpart B, that meets the criteria set forth in 18 C.F.R. §§ 292.203(a) and 292.204.
“Quarterly Date” means a date occurring on the last Business Day of each calendar quarter, occurring after the Closing Date.
“Real Property” means all right, title and interest of the Project Company and the Land Company in and to (1) any and all parcels of real property owned, leased or operated by the Project Company and the Land Company, as applicable, together with (2) all Improvements and appurtenant easements and other interests in real property and rights incidental to the ownership, lease or operation.
“REC” or “RECs” means any renewable energy credits as defined by Public Utilities Code Section 399.12 and in CPUC Decision (D.) 08-08-028 as the generation of electric energy from Eligible Renewable Energy Resources (as each such term is defined in Public Utilities Code Section 399.12 or Section 399.16). RECs are measured in one MWh increments and evidenced by the transfer of one Western Renewable Energy Generation Information System Certificate. The term also includes other environmental attributes such as credit certificates, green tags, allowances, offsets, entitlements or other similar green energy attributes.
“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning assigned to such term in Section 10.13.
“Regulation D, T, U, W or X” means Regulation D, T, U, W or X of the Federal Reserve Board as in effect from time to time.
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“Regulatory Change” means any change after the Closing Date in federal, State, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, State, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, deposit, discharge, emission, leaking, spilling, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, leaching, abandoning, or allowing to escape or migrate, any Hazardous Substances into, onto, under, through, or upon any land or water or air, or otherwise entering into the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Replacement Obligor” means, with respect to any Person party to a Material Project Document, any Person reasonably satisfactory to the Majority Lenders who, pursuant to any definitive agreement or definitive guaranty reasonably satisfactory to the Majority Lenders, assumes the obligation of providing the services and/or products on terms and conditions no less favorable to the Credit Party than those which such Person being replaced is obligated to provide pursuant to the applicable Material Project Document.
“Replacement Tax Credit Transfer Agreement” has the meaning assigned to such term in Section 5.28(h).
“Replacement Tax Credit Transfer Documentation” has the meaning assigned to such term in Section 5.28(h).
“Replacement TCT Documentation Effective Date” has the meaning assigned to such term in Section 5.28(h).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections 13, 14, 16, 1, 19 or 20 or PBGC Reg. Section 2615.
“Reserve Requirement” means, with respect to any Lender, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by such Lender. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lender by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by
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reference to which Daily Simple SOFR on Loans is to be determined, (b) any category of liabilities or extensions of credit or other assets which include Loans or (c) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend, unless such Loans are exempt from this foregoing list.
“Resized Bridge Loan Commitment” has the meaning assigned to such term in Section 5.28(e).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, its president, vice president, chief executive officer, chief financial officer, chief operations officer, general manager, authorized person, managing director, executive director, director secretary or treasurer, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) and any officer or representative holding any of the foregoing positions (or their equivalent) who has been given sufficient powers and authority under such Person’s organizational or governing documents or powers of attorney.
“Restoration Plan” means a plan, certified by a Responsible Officer of the Borrowers, for the restoration or relocation of the affected Property, that (a) demonstrates that (i) the aggregate amounts of Loss Proceeds or Eminent Domain Proceeds in respect of such casualty deposited in the Loss Proceeds Account (plus any other amounts deposited in the Loss Proceeds Account (including in respect to any deductible for which any Borrower is responsible) by any Borrower or any other Persons (or otherwise irrevocably committed, through an instrument reasonably acceptable to the Administrative Agent and the Majority Lenders, to be made available to the Borrowers by any Person that has at least an investment-grade long-term unsecured debt rating) for the purpose of such restoration) are anticipated to be sufficient to restore the affected property to the condition then required or contemplated under the applicable Material Project Document prior to the occurrence of such Event of Loss and, with respect to any Event of Loss occurring prior to the Term Conversion Date, to pay all then unpaid Project Costs as set forth in the Schedule and Budget, (ii) all Applicable Permits required for the restoration work have been obtained or can reasonably be expected to be obtained in due course and (iii) the restoration work will not result in a termination, cancellation, revocation or other invalidity or impairment of any Applicable Permit or any Material Project Documents then in effect and (b) sets forth a deadline for the completion of the restoration work thereunder that is technically feasible; provided that, with respect to any Event of Loss occurring prior to the Term Conversion Date, such deadline shall be no later than the Date Certain.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any comprehensive Sanctions (currently, Cuba,
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Iran, North Korea, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Kherson and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means, at any time, any Person that is the target of Sanctions, including (a) any Person listed in or targeted by any Sanctions-related List of designated Persons maintained by (i) the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), or the U.S. Department of State, (ii) the United Nations Security Council, (iii) the European Union, (iv) any member state of the European Union or (v) the United Kingdom; (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b) to the extent such Person so described is subject to the same restrictions and prohibitions as the Person or Persons described in clauses (a) and (b), including (x) where such ownership interest represents, individually or in the aggregate, 50 percent or more of the shares or other ownership interests in such Person and (y) a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, and anti-terrorism laws imposed, administered or enforced by Sanctions Authorities, including but not limited to those imposed, administered or enforced by (a) the United States government (including OFAC or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any of its member states, and (d) the United Kingdom.
“Sanctions Authorities” means (a) the United Nations; (b) the European Union and its member states; (c) the United States of America; (d) the United Kingdom; and (e) any body, competent governmental authority or other agency of one of the foregoing countries or organizations, (including, without limitation, the United Nations Security Council (UNSC), the “United States Department of Treasury's Office of Foreign Assets Control” (OFAC), the “United States Department of State”, the “United States Department of Commerce” and the “Office of Financial Sanctions Implementation His Majesty's Treasury” (OFSI)).
“Sanctions List” means any Sanctions-related list administered by or any publication of person-related Sanctions by any Sanctions Authority as amended from time to time (including, but not limited to the Specially Designated Nationals and Blocked Persons (SDN) list maintained by OFAC and the UK Sanctions List maintained by the Foreign, Commonwealth & Development Office).
“Schedule and Budget” has the meaning assigned to such term in Section 3.1(y).
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“Scheduled Payment Date” means with respect to any Term Loan or LC Loan made on or after the Term Conversion Date, each Semi-Annual Date commencing on the first Semi-Annual Date to occur after the Term Conversion Date.
“Scheduled Repayment Amount” means the repayment amounts of the Term Loans corresponding to each relevant Scheduled Payment Date, equal, in each case, to the product of (a) the applicable dollar amount as identified in the form Amortization Schedule attached as Exhibit J as of the Term Conversion Date and (b) the aggregate principal amount of the Term Loans outstanding as of the Term Conversion Date.
“Scheduling Coordinator” means [REDACTED].
“Scheduling Coordinator Services Agreement” means that certain Scheduling Coordinator Services Agreement, [REDACTED], by and between the Project Company and the Scheduling Coordinator, [REDACTED]
“Secured Parties” means the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks, the Hedge Counterparties and the Depositary.
“Semi-Annual Date” means each June 30 and December 31.
“Shared Facilities Agreement” means that certain Amended and Restated Share Facilities Agreement, [REDACTED]
“Shared Facilities Manager” means [REDACTED].
“Single Employer Plan” means any ERISA Plan which is not a Multiemployer Plan.
“Site Agreements” means the agreements listed in Schedule A, which provide the Project Company with leasehold and easement interests with respect to the Project Site, between the Project Company and various Site Owners. For the avoidance of doubt, “Site Agreements” does not include encroachment agreements, surface use waivers or accommodation agreements or other agreements not expressly granting an easement or leasehold interest.
“Site Owner” means each fee owner of the Project Site and/or Person that is a counterparty to a Site Agreement with the Project Company.
“Site Owner Estoppels” means those estoppel certificates executed by each Site Owner for the benefit of the Administrative Agent, the Collateral Agent (for the benefit of the Secured Parties) and the Title Insurer and addressing the status of the Site Agreements, in each case dated no earlier than [REDACTED], addressed to the Administrative Agent and the Collateral Agent and otherwise in form and substance satisfactory to the Administrative Agent.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR LC Loan” means an LC Loan that bears interest at a rate based on Daily Simple SOFR.
“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.6(a)(ii) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.6(a)(ii).
“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
[REDACTED] means [REDACTED].
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“Sponsor” means [REDACTED] .
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means that that certain guaranty [REDACTED] favor of the Collateral Agent.
[REDACTED] means [REDACTED].
[REDACTED] means that certain Guaranty [REDACTED] in favor of the Collateral Agent.
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].

“State” means (a) any state of the United States of America or (b) the District of Columbia.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers, or similar governing body, of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Substitutable Lender” has the meaning assigned to such term in Section 10.11.
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“Supermajority Lenders” means, at any time, Lenders having outstanding (without duplication) Loans, Letter of Credit Exposure and unused Commitments which in the aggregate are at least equal to 75% of the sum of the total outstanding (without duplication) Loans, Letter of Credit Exposure and unused Commitments at such time; provided that, at any time that there is more than one Lender, Supermajority Lenders means at least two Lenders. In determining Supermajority Lenders at any time, the Loans, Letter of Credit Exposure and Commitments of any Defaulting Lender solely due to such Lender’s failure to make a Loan shall be disregarded at such time.
“Supported QFC” has the meaning assigned to such term in Section 2.12(a).
“Survey” has the meaning given in Section 3.1(z).
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Syndication and Structuring Agent” means each of [REDACTED].
“Tax Credit Commitment Expiration Date” means the date on which the commitment of the Tax Credit Buyer under the Tax Credit Transfer Documentation expires.
“Tax Credit Buyer” means the purchaser of the ITC Tax Credits generated by the Project pursuant to the Tax Credit Transfer Documentation approved by the Supermajority Lenders, who (a) is Investment Grade or (b) has a parent that is Investment Grade that guarantees the obligations of such ITC Tax Credit purchaser under such Tax Credit Transfer Documentation.
“Tax Credit Transfer Documentation” means, collectively, the Initial Tax Credit Transfer Documentation and the Replacement Tax Credit Transfer Documentation.
“Tax Credit Transfer Proceeds” means all payments in respect of the purchase price for the ITC Tax Credits received by the Sponsor under the Tax Credit Transfer Documentation.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
[REDACTED] means [REDACTED].
“TC Final Funding Date” means, with respect to any Tax Credit Transfer Documentation, if such Tax Credit Transfer Documentation provides for more than one TC Funding Date or has only one TC Funding Date, the final or sole TC Funding Date.
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“TC Funding Date” means each “Payment Date” (or similar term) as defined under any Tax Credit Transfer Documentation providing for any payment by the Tax Credit Buyer under such Tax Credit Transfer Documentation.
[REDACTED] means [REDACTED].
“TCT Documentation Effective Date” means (a) prior to the Replacement TCT Documentation Effective Date, the Initial TCT Documentation Effective Date and (b) thereafter, the Replacement TCT Documentation Effective Date.
“TCT Documentation Sunset Date” means [REDACTED].
“TCT Interparty Agreement” means an interparty agreement regarding, among other things, the administration of the Tax Credit Transfer Proceeds and certain forbearance matters, which shall be entered into on the applicable TCT Documentation Effective Date by and among the Sponsor, the Borrowers, the Tax Credit Buyer, the Collateral Agent and each other Person party thereto, which shall be in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent (acting upon the instruction of the Supermajority Lenders).
“Term Conversion” means, if any Borrower requests the Term Loan, the satisfaction by the Borrowers or waiver by the Administrative Agent (with the consent of the Lenders) of the conditions set forth in Section 3.3. “Term Convert” is the verb form of Term Conversion.
“Term Conversion Base Case Forecast” means the Base Case Forecast delivered pursuant to Section 3.3(m).
“Term Conversion Date” means the date when the Term Conversion occurs.
“Term Conversion Date Distribution” has the meaning assigned to such term in Section 6.6(d).
[REDACTED] means [REDACTED].
[REDACTED] means [REDACTED].
“Term Loan” has the meaning assigned to such term in Section 2.1(a)(i).
“Term Loan Commitment” has the meaning assigned to such term in Section 2.1(a)(i).
“Term Loan Maturity Date” means the earlier to occur of (a) the date upon which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under this Agreement, (b) the fifth (5th) anniversary of the Term Conversion Date and (c) the fifth (5th) anniversary of the Date Certain.
“Term Loan Note” has the meaning assigned to such term in Section 2.1(e).
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“Term Loan Resizing Availability Amount” means the amount, if any, by which the principal amount of Term Loans determined pursuant to Section 2.1(a)(i) exceeds the aggregate unpaid principal amount of the Construction Loans that are outstanding as of the Term Conversion Date before giving effect to any conversion thereof on the Term Conversion Date pursuant to Section 2.1(a)(i).
“Term Loan Resizing Prepayment Amount” means the amount, if any, by which the principal amount of Term Loans determined pursuant to Section 2.1(a)(i) is less than the aggregate unpaid principal amount of the Construction Loans that are outstanding as of the Term Conversion Date before giving effect to any conversion thereof on the Term Conversion Date pursuant to Section 2.1(a)(i)
“Title Insurer” means [REDACTED].
“Title Policy” has the meaning assigned to such term in Section 3.1(u).
“Total Bridge Loan Commitment” has the meaning assigned to such term in Section 1.2(b).
“Total Construction Loan Commitment” has the meaning assigned to such term in Section 1.2(a).
“Total Loss” shall mean a casualty event (or a series of related casualty events) the aggregate net insurance proceeds for which are equal to or exceed the lesser of (i) fifty percent (50%) of the total replacement value of the Project’s physical assets and (ii) the maximum coverage limit of the property related insurance policy covering the Project.
“Total Term Loan Commitment” has the meaning assigned to such term in Section 2.2.
“TPD” means the Transmission Plan Deliverability allocation assigned to the Project pursuant to the CPUC and CAISO’s annual Net Qualifying Capacity allocation process.
“Transformer Supplier” means [REDACTED] .
“Transformer Supply Agreement” means that certain Purchase Order No. [REDACTED] by and between the Project Company [REDACTED] and the Transformer Supplier.
“Transmission Service Agreement” means that certain Third Amended Transmission Service Agreement [REDACTED], by and between the Project Company and the Transmission Service Provider.
“Transmission Service Provider” means [REDACTED].
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Daily Simple SOFR or the Base Rate.
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“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unreimbursed Obligations” has the meaning assigned to such term in Section 2.1(h)(iii)(B).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” or “United States Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 2.12(a).
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.4(e)(ii)(B)iii).
“Withdrawal Transfer Certificate” has the meaning assigned to such term in the Account Control Agreement.
“Withholding Agent” means any Borrower and any Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all
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or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

RULES OF INTERPRETATION
1.    The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.
2.    The word “or” is not exclusive.
3.    A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.
4.    A reference to a Person includes its permitted successors and assigns and permitted replacements thereof.
5.    The words “include,” “includes” and “including” are not limiting.
6.    A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.
7.    References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated or otherwise modified and supplemented from time to time and in effect at any given time.
8.    The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
9.    References to “days” shall mean calendar days, unless the term “Business Days” is used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.
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10.    The Financing Documents are the result of negotiations between, and have been reviewed by each Borrower, the other Credit Parties and the other Borrower Entities, the Administrative Agent, the Collateral Agent, the Depositary, the Coordinating Lead Arrangers, each Lender and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the either Borrower, the other Credit Parties, the other Borrower Entities, the Administrative Agent, the Collateral Agent, the Depositary, the Coordinating Lead Arrangers or any Lender.
11.    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “will” and “shall” shall be construed to have the same meaning and effect.
12.    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
13.    Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.
14.    Unless otherwise specified in this Agreement, whenever a payment is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. Whenever performance of a required action, other than a payment, is due under this Agreement on a day that is not a Business Day, such performance shall be made on the next succeeding Business Day.
15.    If, at any time after the Closing Date, Moody’s, S&P or Fitch shall change its respective system of classifications, then any Moody’s, S&P or Fitch “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.
16.    For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

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